As filed with the Securities and Exchange Commission on June 24, 2021

Registration Nos. 333-253365 and 253365-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 3

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD INFRASTRUCTURE CORPORATION	BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Not Applicable (Translation of Registrant’s name into English)	Not Applicable (Translation of Registrant’s name into English)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Bermuda (State or other jurisdiction of incorporation or organization)

4923 (Primary Standard Industrial Classification Code Numbers)	4911 (Primary Standard Industrial Classification Code Numbers)

Not Applicable (IRS Employer Identification Numbers)	Not Applicable (IRS Employer Identification Numbers)

Brookfield Infrastructure Corporation 250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	Brookfield Infrastructure Partners L.P. 73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Ralph Klatzkin

Brookfield Infrastructure US Holdings I Corporation

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

(212) 417-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service of the Registrants)

Copies to:

Jonathan See Scott Bergen McCarthy Tétrault LLP Suite 5300 TD Bank Tower Box 48, 66 Wellington Street West Toronto ON M5K 1E6 (416) 362-1812	Oliver Brahmst, Esq. David Johansen, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Form F-4

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☒

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus/offer to exchange may be changed. The registrants may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus/offer to exchange is not an offer to sell these securities and the registrants are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

This document does not constitute an offer to buy or the solicitation of an offer to sell in Canada or to or from any person or company in Canada. The offer to persons or companies in Canada is being made pursuant to an offer and take-over bid circular that was sent to such persons and companies on February 22, 2021, as modified by a notice of variation, change and extension of terms of offer to purchase that was sent to such persons and companies on June 4, 2021 and a second notice of variation and extension of terms of offer to purchase that was sent to such persons and companies on June 21, 2021, all in accordance with applicable Canadian securities laws.

No securities tendered to the Offer (as defined below) will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror) have been tendered to the Offer, (b) the minimum deposit period under the applicable securities laws has elapsed, and (c) any and all other conditions of the Offer have been complied with or waived, as applicable. If these criteria are met, the Offeror will take up securities deposited under the Offer in accordance with applicable securities laws and extend the Offer for an additional minimum period of 10 U.S. Business Days to allow for further deposits of securities.

The information contained in this prospectus/offer to exchange may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/offer to exchange is not an offer to sell these securities, and no person is soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Shareholders (as defined below) in the United States should read the “Notice to Shareholders in the United States” on page xii of this prospectus/offer to exchange.

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. If you have any questions or require assistance with tendering your shares, please contact Laurel Hill Advisory Group, the Information Agent and Depositary in connection to the Offer, by telephone at 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com. To keep current with further developments and information about the Offer, visit www.ipl-offer.com.

This prospectus/offer to exchange amends and supersedes information included in the prospectuses/offers to exchange filed with the U.S. Securities and Exchange Commission on February 22, 2021, April 5, 2021 and June 9, 2021.

Neither the U.S. Securities and Exchange Commission nor any U.S. state or Canadian provincial or territorial securities commission has approved or disapproved of the securities to be issued under this prospectus/offer to exchange or determined that this prospectus/offer to exchange is truthful or complete. Any representation to the contrary is a criminal offense.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws (as defined herein) of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

This prospectus/offer to exchange does not constitute a solicitation of proxies for any meeting of shareholders of the Company. We are not asking you for a proxy and you are requested not to send to us a proxy. Any solicitation of proxies that the Offeror or the Company might make will be made only pursuant to separate proxy solicitation materials complying with the requirements of applicable Canadian securities laws.

June 24, 2021

OFFER TO PURCHASE

all of the outstanding Common Shares of

INTER PIPELINE LTD.

by BISON ACQUISITION CORP.

and

BROOKFIELD INFRASTRUCTURE

CORPORATION EXCHANGE LIMITED

PARTNERSHIP

for consideration per Common Share, at the choice of each holder, of

(i) $19.50 in cash (the “Cash Consideration”);

(ii) 0.225 of a Brookfield Infrastructure Corporation (“BIPC”) class A exchangeable subordinate voting share

(the “Share Consideration”); or

(iii) 0.225 of a Brookfield Infrastructure Corporation Exchange Limited Partnership class B exchangeable limited partnership unit (the “Unit Consideration”)

subject, in the case of the Share Consideration

and the Unit Consideration, to pro-ration as set out herein

Bison Acquisition Corp. (the “Offeror”) and Brookfield Infrastructure Corporation Exchange Limited Partnership (“Exchange LP”) hereby offer to purchase (the “Offer” or “Offer to Purchase”), on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (the “Common Shares”) of Inter Pipeline Ltd. (“IPL”), together with the associated rights (the “SRP Rights”) issued and outstanding under the Shareholder Rights Plan (as defined herein) of IPL, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time (as defined herein) upon any exercise, exchange or conversion of securities of IPL into Common Shares (other than pursuant to the SRP Rights).

The Offer is open for acceptance until 5:00 p.m. (Mountain Standard Time) on July 13, 2021 (the “Expiry Time”), unless the Offer is extended, accelerated or withdrawn by the Offeror in accordance with its terms.

The Information Agent for the Offer is:

Laurel Hill Advisory Group

North American Toll Free Phone: 1-877-452-7184

Outside of North America: 1-416-304-0211

E-mail: assistance@laurelhill.com

The Consideration

Under the Offer, each holder of Common Shares (each a “Shareholder” and collectively, the “Shareholders”) may choose to receive either (i) the Cash Consideration for each Common Share held, (ii) the Share Consideration for each Common Share held, or (iii) for Canadian Shareholders who are not exempt from tax under the Tax Act (as defined herein), a class B exchangeable limited partnership unit of Exchange LP (“Exchangeable LP Unit”) for each Common Share held, subject to the Supplementary Election (as defined herein), and subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. The exchange ratio for the Share Consideration has been calculated based on the closing price of the class A exchangeable subordinate voting shares of BIPC (the “BIPC Shares”) on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal (as defined below) to the IPL Board. Shareholders (other than Electing Shareholders (as defined herein)) may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. Electing Shareholders may choose to receive the Unit Consideration for all of their Common Shares or Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out herein and subject to the Supplementary Election. There is no limit on Cash Consideration payable pursuant to the Offer and there are no pro-rating mechanics associated with the Cash Consideration. The total number of BIPC Shares available under the Offer is limited to 23.0 million, subject to any adjustments to account for rounding (based on the number of Common Shares outstanding as disclosed on the Toronto Stock Exchange (“TSX”) website1). The total number of Exchangeable LP Units available under the Offer (other than in respect of the Supplementary Election) is limited to 23.0 million, subject to any adjustments to account for rounding. Up to an additional 8.0 million Exchangeable LP Units are available for issuance under the Offer in connection with any Supplementary Elections. The issuance of the BIPC Shares as the Share Consideration is subject to receipt of customary approvals from the TSX and the New York Stock Exchange (“NYSE”).

An investment in the BIPC Shares offered in the Share Consideration and the Unit Consideration pursuant to the Offer involves certain risks. For a discussion of risk factors you should consider in evaluating the Share Consideration and the Unit Consideration, refer to Section 38 of this prospectus/offer to exchange, “Risk Factors”.

Premium Offer

The BIPC Shares are listed on each of the TSX and the NYSE under the symbol “BIPC”. The closing price of BIPC Shares on February 10, 2021, the last trading day prior to the Offeror announcing its intention to make the Offer, was $79.97 on the TSX and US$62.91 on the NYSE and the closing price of the BIPC Shares on February 19, 2021 was $77.72 on the TSX and US$61.66 on the NYSE. The Common Shares are listed on the TSX under the symbol “IPL”. The closing price of the BIPC Shares on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, was $86.83 on the TSX and US$71.58 on the NYSE. The Offer delivers a 28% premium to IPL’s 30-day volume-weighted average share price of $13.07 as of February 10, 2021, the last trading day prior to the Offeror announcing its intention to make the Offer, and a 23% premium over IPL’s closing price of $13.40 as of that date. The Offer delivers a 10.46% premium to IPL’s 30-day volume-weighted average share price of $17.88 as of May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, and a 11.71% premium over IPL’s closing price of $17.68 as of that date.

[1]	Source: https://www.money.tmx.com/en/quote/IPL as at June 4, 2021.

i

A Shareholder depositing Common Shares will be deemed to have deposited all SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights. See Section 1 of this prospectus/offer to exchange, “The Offer”.

Conditions

The Offer is conditional upon the specified conditions being satisfied or, where permitted, waived at 5:00 p.m. (Mountain Standard Time) on July 13, 2021 or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period, which include: (i) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, representing more than 50% of the outstanding Common Shares, excluding those Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any Non-Independent Shareholder (as defined herein), which is a statutory non-waivable condition; and (ii) the Offeror having determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect (as defined herein). These and other conditions of the Offer are described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”. The Offer is not subject to any due diligence condition, financing condition or Brookfield shareholder approval condition.

Advisors

The Offeror has engaged Laurel Hill Advisory Group to act as information agent (in such capacity, the “Information Agent”) and depositary (in such capacity, the “Depositary”) for the Offer. BMO Nesbitt Burns Inc. (“BMO Capital Markets”) and Barclays Capital Canada Inc. have been engaged to act as financial advisor to the Offeror.

Acceptance of the Offer

Shareholders (other than Electing Shareholders) who have not yet deposited their Common Shares under the Offer and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the original prospectus/offer to purchase dated February 22, 2021 (the “Original Offer to Purchase”) (printed on YELLOW paper) and deposit it, at or prior to the Expiry Time, together with Certificate(s) (as defined herein), including any DRS advices, representing their Common Shares and all other required documents, with the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal. Electing Shareholders who have not yet deposited their Common Shares under the Offer and who wish to accept the Offer and elect the Unit Consideration must properly complete and execute the accompanying Supplemental Letter of Transmittal (printed on BLUE paper) and deposit it, at or prior to the Expiry Time, with the Depositary at its office in Toronto, Ontario specified in the Supplemental Letter of Transmittal, in accordance with the instructions in the Supplemental Letter of Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for: (i) book-entry transfer of Common Shares set out in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, or (ii) guaranteed delivery set out in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery that accompanied the Original Offer to Purchase (printed on PINK paper), a manually executed facsimile thereof or CDS online letter of guarantee option. The Notice of Guaranteed delivery is hereby amended such that all references to “Letter of Transmittal” in the Notice of Guaranteed Delivery are deleted and replaced with “Letter of Transmittal or Supplemental Letter of Transmittal (as applicable)”.

Shareholders who have already validly deposited and not properly withdrawn their Common Shares under the Offer and who wish to elect to receive the Unit Consideration must properly complete and execute the accompanying Supplemental Letter of Transmittal (printed on BLUE paper) and deposit it, at or prior to the Expiry Time, with the Depositary at its office in Toronto, Ontario specified in the Supplemental Letter of Transmittal, in accordance with the instructions in the Supplemental Letter of Transmittal. Upon receipt by the Depositary of a properly completed and executed Supplemental Letter of Transmittal, any Letter of Transmittal previously delivered to the Depositary by the Shareholder in respect of the Common Shares set forth in the Supplemental Letter of Transmittal will be deemed to have been withdrawn by the Shareholder.

All Shareholders who have already validly deposited and not properly withdrawn their Common Shares under the Offer and who do not wish to elect to receive the Unit Consideration do not need to do anything further to receive consideration offered by the Offeror for Common Shares under the Offer.

Shareholders whose Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Questions and requests for assistance may be directed to the Information Agent, whose contact details are provided above and on the back cover of this document. Additional copies of this document, the Original Offer to Purchase, the Letter of Transmittal, the Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent and Depositary and are available at www.ipl-offer.com or on SEDAR at www.sedar.com. Website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites are incorporated by reference herein unless expressly incorporated by reference.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Shareholders should be aware that during the period of the Offer, the Offeror or any of its affiliates may, directly or indirectly, bid for and make purchases of Common Shares as permitted by applicable Law. See Section 12 of this prospectus/offer to exchange, “Market Purchases and Sales of Common Shares”.

All cash payments under the Offer will be made in Canadian dollars.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer (as defined herein), if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom you own your Common Shares may charge a fee to tender any such Common Shares on your behalf. You should consult your investment advisor, stock broker, bank, trust company or other intermediary to determine whether other charges will apply.

This prospectus/offer to exchange incorporates by reference important business and financial information about Brookfield Infrastructure Partners L.P. that is contained in its filings with the U.S. Securities and Exchange Commission (the “SEC”) but which is not included in, or delivered with, this prospectus/offer to exchange. This information is available on the SEC’s website at www.sec.gov and from other sources. Brookfield Infrastructure Partners L.P. will make copies of this information available to you without charge upon your written or oral request to the office of Brookfield Infrastructure Partners L.P.’s Corporate Secretary at 73 Front Street, 5th Floor, Hamilton, HM 12, Bermuda, + 1 441 294 3309. In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the Offer. This deadline is currently July 6, 2021 because the expiration date of the Offer is July 13, 2021, but the actual deadline will be different if the Offer is extended.

Appendices

The appendices hereto form an integral part of the prospectus/offer to exchange. Any statement contained in the prospectus/offer to exchange (including the appendices hereto) will be deemed to be modified or superseded for the purposes of the prospectus/offer to exchange to the extent that a statement contained herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, in its unmodified or non-superseded form, to constitute a part of the prospectus/offer to exchange.

v

SUMMARY

The following is a summary only and is qualified in its entirety by the detailed provisions contained in this prospectus/offer to exchange. Shareholders should read this prospectus/offer to exchange in its entirety. Certain capitalized and other terms used in this Summary are defined in the Glossary.

The Offer

Under the Offer, each Shareholder may choose to receive either (i) the Cash Consideration for each Common Share held, (ii) the Share Consideration for each Common Share held, or (iii) for Electing Shareholders, the Unit Consideration for each Common Share held, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. Shareholders (other than Electing Shareholders) may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. Electing Shareholders may choose to receive the Unit Consideration for all of their Common Shares or Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out herein and subject to the Supplementary Election. There is no limit on Cash Consideration payable pursuant to the Offer and there are no pro-rating mechanics associated with the Cash Consideration. The total number of BIPC Shares available under this Offer is limited to 23.0 million, subject to any adjustments to account for rounding. The total number of Exchangeable LP Units available under the Offer (other than in respect of the Supplementary Election) is limited to 23.0 million, subject to any adjustments to account for rounding. Up to an additional 8.0 million Exchangeable LP Units are available for issuance under the Offer in connection with any Supplementary Elections.

The Offeror

The Offeror has been established by BIF IV, a private fund managed by Brookfield Asset Management Inc., for the purposes of making the Offer as described herein. BIF IV is Brookfield’s latest flagship global infrastructure fund, and has total equity commitments of US$20 billion. Brookfield Infrastructure is the largest limited partner in BIF IV and will participate in the Offer both through its interest in BIF IV and alongside BIF IV on a co-investment basis through contribution of the BIPC Shares.

Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. Investors can access its portfolio either through BIP, a listed Bermuda-based limited partnership, or BIPC, a listed Canadian corporation. Each BIPC Share has been structured with the intention of providing an economic return equivalent to one BIP Unit.

Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management Inc., a global alternative asset manager with over US$600 billion of assets under management.

The principal executive office of BIP is located at 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12. Its telephone number is +1 (441) 294-3309. The principal executive office of BIPC is located at 250 Vesey Street, 15th Floor, New York, New York, USA 10281. Its telephone number is +1 (212) 417-7000.

For further information regarding Brookfield Infrastructure, BIP and BIPC, visit BIP’s website at www.bip.brookfield.com/ or refer to BIP’s or BIPC’s filings with applicable Securities Regulatory Authorities in Canada, which may be obtained through SEDAR at www.sedar.com.

Exchange LP

Exchange LP is an Alberta limited partnership controlled indirectly by BIP. Exchange LP was established for the sole purpose of the Offer and has not carried on any active business since formation other than in connection with the Offer. Exchange LP is governed by a limited partnership agreement (the “Exchange LPA”) pursuant to the Partnership Act (Alberta).

The capital of Exchange LP will be as follows: (i) general partnership units; (ii) class A limited partnership units (“LP Units”); and (iii) Exchangeable LP Units. An indirect newly formed subsidiary of BIP is the general partner (“Exchangeable GP”) of Exchange LP and another indirect subsidiary of BIP (“LP Co”) is the limited partner of Exchange LP. Each of Exchange GP and LP Co will at all times be residents of Canada for the purposes of the Tax Act.

IPL

IPL is a major petroleum transportation, storage and natural gas liquids processing business based in Calgary, Alberta, Canada. The Common Shares are listed on the TSX under the symbol “IPL”. The principal executive office of IPL is located at 3200, 215 — 2nd Street SW, Calgary, Alberta T2P 1M4. Its telephone number is +1 (403) 290-6000.

For further information regarding IPL, refer to IPL’s filings with applicable Securities Regulatory Authorities in Canada, which may be obtained through SEDAR at www.sedar.com.

Reasons to Accept the Offer

Brookfield Infrastructure is confident that the Offer provides superior value to Shareholders, and the highest degree of transaction certainty and speed of execution versus the Alternative Transaction. The Offer enables Shareholders to receive cash consideration or remain invested in BIPC — a well-known Canadian corporation with exposure to Brookfield Infrastructure’s diversified, global, portfolio of infrastructure assets and an established track record of delivering shareholders annual dividend growth of 10% over the past 12 years.

Shareholders should consider the following factors, among others, in determining whether to accept the Offer:

1.	No Limit on Cash Consideration and Certainty of Value to Shareholders

The Offer provides Shareholders the ability to elect to receive 100% Cash Consideration, without being subject to pro-ration. This all-cash option provides superior value and flexibility for Shareholders, as well as enhanced certainty and a clean exit for those institutional and event-driven investors with near-term mandates.

Conversely, the all-share consideration included in the Alternative Transaction does not offer value certainty and is dependent on forward-looking outcomes which include operational synergies, which are inherently uncertain and may prove illusory, as well as exposure to potentially fluctuating capital markets, commodity and broad based business environment factors.

Furthermore, the all-share consideration proposed in the Alternative Transaction would result in a substantial and protracted overhang on Pembina’s share price given monetization considerations for event-driven funds, select institutional shareholders and Brookfield’s economic interest.

2.	Ability to Maximize the Amount of Tax-Deferred Consideration

The Offer includes the opportunity for eligible Shareholders to elect to receive 100% of their consideration in BIPC Shares on a tax-deferred rollover basis, with an ability to maximize the amount of tax-deferred consideration they seek to receive subject to the aggregate limit of 31.0 million BIPC Shares.

This consideration was incorporated to ensure that every eligible shareholder electing to receive 100% of their consideration in BIPC Shares on a tax-deferred, roll-over basis has an ability to maximize the amount of tax-deferred consideration they seek to receive.

3.	Ownership in a Global, Diversified Infrastructure Platform with Long History of Total Returns

Brookfield Infrastructure is a proven and leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. Its business model generates high-quality cash flows and is underpinned by critical infrastructure assets with high barriers to entry, characterized as having:

•	Stable underlying cash flows – 95% regulated or contracted

•	Highly diversified business – 8 asset classes across four continents

•	High margins and strong cash conversion – 85%+ cash conversion

•	Recession resistant attributes – 65% of the business not subject to volume risk

Our Offer benefits Shareholders through the ability to receive BIPC Shares in consideration of their Common Shares and participate in Brookfield’s globally diversified infrastructure company focused on dividend growth and generating total return for shareholders. Over the past decade Brookfield Infrastructure has delivered an average of 10% per annum dividend growth and average annual total shareholder returns of 18%.

4.	Speed to Close and Immediate Liquidity of Shareholders

Our Offer allows Shareholders to receive full payment of their total consideration within 25 days. The Offer is open for Shareholders to tender until 5:00 pm (Mountain Standard Time) on July 13, 2021 with the Offeror taking up and paying for Common Shares tendered under the Offer within three business days following the Expiry Time, provided the Statutory Minimum Condition is satisfied and any remaining conditions to the Offer are satisfied or waived. The Alternative Transaction is not anticipated to close until late Q3 / Q4 2021, further impairing the value of the Alternative Transaction including lost opportunity cost and notable exposure to fluctuating capital markets, commodity and broad business environment factors.

xi

5.	Highest Degree of Transaction Certainty versus the Alternative Transaction

Brookfield Infrastructure has received all key regulatory approvals required in respect of the Offer, thus ensuring a short and efficient timeline to closing.

Based on the Offeror’s review, the Alternative Transaction could face regulatory complications due to potential negative consequences on the competitive nature of the Canadian Energy and Petrochemical Industries given the resulting control of critical infrastructure, key commodities and feedstocks supplies. The Offeror believes that anti-trust approvals required in connection with the Alternative Transaction are unlikely to be straight-forward and could potentially lead to a further protracted completion timeline. Furthermore, the provisions of the Arrangement Agreement transfer the risk of any punitive regulatory or anti-competition rulings or outcomes to Pembina’s shareholders, including IPL shareholders who will become Pembina shareholders and collectively own 28% of the Pembina Shares following closing of the Alternative Transaction as a result of the proposed all-share consideration.

The Alternative Transaction also contains a significant number of conditions and is subject to key approvals including regulatory and anti-trust approvals, majority approval of Pembina’s shareholders, approval of 66 2/3% of Shareholders and other conditions as disclosed on the Arrangement Agreement.

x

6.	Preserves Significant Jobs in Alberta vs. a Cost Reduction-Driven Alternative Transaction

IPL has been one of Alberta’s long-standing, top-tier employers providing rewarding career opportunities and job growth. The Offeror, as a financial investor, is already a well-known and significant real asset owner and employer in Alberta and most major cities in Canada and across the globe. Our objectives for IPL are not based on significant cost synergies, e.g., sourced from the elimination of duplicative job functions, but rather we would seek to support IPL, grow certain segments selectively, and continue to be a large and trusted employer in Alberta. We are long-term owners and operators of essential businesses around the globe – we intend to support IPL’s operations with an aim to further enhance the companies environmental, social, and governance targets and performance.

The industrial rationale of the Alternative Transaction, on the other hand, has been very clearly articulated to be based on targeted $150-200 million of annual synergies, with unfortunately, a significant percentage of this goal likely achieved through headcount reductions resulting in significant job losses in Alberta.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

In connection with the Offer, BIP and BIPC have filed with the SEC a Registration Statement on Form F-4, Amendment No. 1, Amendment No. 2 and this Amendment No. 3 thereto, which contain a prospectus relating to the Offer. SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ SUCH REGISTRATION STATEMENT, AS AMENDED, AND ANY AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE OFFER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS, AS EACH BECOMES AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, IPL AND THE OFFER. Materials filed with the SEC will be available electronically without charge at the SEC’s website at www.sec.gov and the materials will be posted on BIP’s website at www.brookfield.com/infrastructure. The financial statements included herein have been prepared in accordance with IFRS, and thus may not be comparable to financial statements of U.S. companies.

Shareholders in the United States should be aware that the disposition of their Common Shares and the acquisition of BIPC Shares by them as described herein may have tax consequences both in the United States and in Canada. Shareholders should be aware that owning BIPC Shares may subject them to tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of, the United States may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations” and Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”.

The enforcement by Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, BIP, BIPC and IPL is formed under the laws of a non-U.S. jurisdiction, that some or all of their respective officers and directors may reside outside of the United States, that some or all of the experts named herein may reside outside of the United States and that all or a substantial portion of the assets of the Offeror, BIP, BIPC, IPL and such persons may be located outside the United States. Shareholders in the United States may not be able to sue the Offeror, BIP, BIPC or IPL or their respective officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

THE OFFERING OF BIPC SHARES HEREBY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In accordance with applicable law, rules and regulations of the United States, Canada or its provinces or territories, including Rule 14e-5 under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), the Offeror or its affiliates and any advisor, broker or other person acting as the agent for, or on behalf of, or in concert with the Offeror or its affiliates, directly or indirectly, may bid for, make purchases of or make arrangements to purchase Common Shares or certain related securities outside the Offer, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. Such bids, purchases or arrangements to purchase may be made during the period of the Offer and through the expiration of the Offer. Any such purchases will be made in compliance with applicable laws, rules and regulations. To the extent information about such purchases or arrangements to purchase is made public in Canada, such information will be disclosed by means of a press release or other means reasonably calculated to inform Shareholders in the United States of such information.

The Offer is being made for the securities of a Canadian company that does not have securities registered under Section 12 of the U.S. Exchange Act. Accordingly, the Offer is not subject to Section 14(d) of the U.S. Exchange Act, or Regulation 14D promulgated by the SEC thereunder, except for any requirements thereunder applicable to exchange offers commenced before the effectiveness of the related registration statement. The Offer is being conducted in accordance with Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated thereunder.

CURRENCY

All references to “$” in this prospectus/offer to exchange mean Canadian dollars, except where otherwise indicated. On June 23, 2021, the Bank of Canada daily exchange rate for U.S. dollars was $1.00 = US$0.8139.

The following table sets forth, for each of the periods indicated, the end-of-period daily exchange rate, the average daily exchange rate and the high and low daily exchange rates of one Canadian dollar in exchange for one U.S. dollar, as quoted by the Bank of Canada.

		Year Ended December 31,
	March 31, 2021	2020 (US$)	2019 (US$)
High	0.8092	0.7863	0.7699
Low	0.7795	0.6898	0.7353
Average	0.7899	0.7461	0.7537
End of Period	0.7952	0.7854	0.7699

RISK FACTORS

An investment in the Exchangeable LP Units, the BIPC Shares, including the BIPC Shares underlying the Exchangeable LP Units, the BIP Units underlying the BIPC Shares and the acceptance of the Offer are subject to certain risks. In assessing the Offer, Shareholders should carefully consider the risks described in this prospectus/offer to exchange. Such risks may not be the only risks applicable to the Offer, the Offeror, Exchange LP, BIPC or BIP. Additional risks and uncertainties not presently known by the Offeror, Exchange LP, BIPC or BIP or that the Offeror, Exchange LP, BIPC or BIP currently believe are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of each of the Offeror, Exchange LP, BIPC or BIP, respectively. See Section 38 of this prospectus/offer to exchange, “Risk Factors”.

INFORMATION CONTAINED IN THIS PROSPECTUS/OFFER TO EXCHANGE

Certain information contained in this document has been taken from or is based on documents that are expressly referred to in this document. All summaries of, and references to, documents that are specified in this document as having been filed, or that are contained in documents specified as having been filed, on SEDAR or with the SEC are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under the Offeror’s profile at www.sedar.com. Shareholders are urged to read carefully the full text of those documents, which may also be obtained on request without charge from the Information Agent at assistance@laurelhill.com or by telephone: 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America).

As of the date of this Offer, the Offeror has not had access to the non-public books and records of IPL and the Offeror is not in a position to independently assess or verify certain of the information in IPL’s publicly filed documents, including its financial statements. IPL has not reviewed this prospectus/offer to exchange and has not confirmed the accuracy and completeness of the information in respect of IPL contained herein. As a result, all historical information regarding IPL included herein, including all IPL financial information, and all pro forma financial information reflecting the pro forma effects of a combination of the Offeror and IPL, has been derived, by necessity, from IPL’s public reports and securities filings as of June 23, 2021. While the Offeror has no reason to believe that such publicly filed information is inaccurate or incomplete, the Offeror does not assume any responsibility for the accuracy or completeness of any such information. See Section 38 of this prospectus/offer to exchange, “Risk Factors — Risk Factors Related to the Offer and the Offeror — The Offeror has been unable to independently verify the accuracy and completeness of IPL information in this prospectus/offer to exchange”. None of IPL’s public reports or securities filings are or have been incorporated by reference into this prospectus/offer to exchange.

This document does not generally address the income tax consequences of the Offer to Shareholders in any jurisdiction outside Canada or the United States. Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of the Common Shares may have tax consequences which may not be described herein. All Shareholders, including Shareholders outside Canada and the United States, should consult their own tax advisors with respect to tax considerations applicable to them.

Unless the context otherwise requires, all references in this prospectus/offer to exchange to the “Offeror”, “we”, “us” and “our” mean the Offeror, except that in connection with Electing Shareholders, “Offeror” shall be deemed to also include Exchange LP. Certain figures herein may not add due to rounding.

Information contained in this document is given as of June 23, 2021, unless otherwise specifically stated.

AVAILABILITY OF DISCLOSURE DOCUMENTS

Each of BIP and BIPC is a reporting issuer or the equivalent in all of the provinces and territories of Canada and files its continuous disclosure documents with the applicable Securities Regulatory Authorities. Such documents are available under BIP’s and BIPC’s respective profiles at www.sedar.com. BIP and BIPC are also subject to the reporting requirements of the U.S. Exchange Act and file certain documents with the SEC. Such documents may be obtained by visiting the SEC’s website at www.sec.gov.

FORWARD-LOOKING INFORMATION

Certain statements contained in Section 19 of this prospectus/offer to exchange, “Reasons to Accept the Offer”, Section 20 of this prospectus/offer to exchange, “Purpose of the Offer”, Section 23 of this prospectus/offer to exchange, “Source of Funds” and Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited”, in addition to certain statements contained elsewhere in this document, or incorporated by reference herein, contain “forward-looking information” and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events, and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking information. Often, but not always, forward-looking information can be identified by the use of forward-looking words such as “believes”, “plans”, “expects”, “intends” and “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information contained in this prospectus/offer to exchange includes, but is not limited to, statements relating to the following items: the revised terms of the Offer and expectations relating to the Offer; the terms of the Exchangeable Units, and information concerning the Offeror’s plans for IPL in the event the Offer is successful; the satisfaction or waiver of the conditions to consummate the Offer; the results, effects and timing of the Offer and completion of any Compulsory Acquisition (as defined herein); the tax treatment of Shareholders; statements relating to the ASC proceedings; statements relating to Brookfield Infrastructure’s intention to increase the consideration available under the Offer; statements regarding IPL’s transaction with Pembina, including Brookfield Infrastructure’s intention to vote against the Alternative Transaction; statements regarding Brookfield Infrastructure’s intentions with respect to IPL, including in respect of employees; statements regarding the Alternative Transaction (as defined herein); statements regarding Pembina’s (as defined herein) intentions with respect to IPL, including in respect of employees; intentions to amalgamate IPL with the Offeror or a subsidiary of the Offeror following or as part of any Compulsory Acquisition; intentions to delist the Common Shares and to cause IPL to cease to be a reporting issuer if permitted under applicable Law; the anticipated effects of the Offer and expected benefits of tendering to the Offer, both to the Offeror and to the Shareholders; the anticipated strategic, operational and financial benefits that may result from the Offeror’s acquisition of IPL; statements regarding expectations relating to regulatory review; and statements regarding growth plans and opportunities for Brookfield Infrastructure.

Although the Offeror believes that the expectations reflected by the forward-looking statements presented in this prospectus/offer to exchange are reasonable, the Offeror’s forward-looking statements have been based on assumptions and factors concerning future events that may prove to be inaccurate. Those assumptions and factors are based on information currently available to the Offeror about itself and IPL and the businesses in which they operate. Information used in developing forward-looking statements has been acquired from various sources, including third party consultants, suppliers and regulators, among others. The material assumptions used to develop forward-looking statements include, but are not limited to: the remaining conditions of the Offer will be satisfied on a timely basis in accordance with their terms; the anticipated benefits of the Offer will materialize; IPL’s public disclosure is accurate and that IPL has not failed to disclose publicly or in the data room any material information respecting IPL, its business, operations, assets, material agreements, or otherwise; there will be no material changes to government and environmental regulations adversely affecting the Offeror’s or IPL’s operations; and the impact of the current economic climate and financial, political and industry conditions on the Offeror’s operations, including its financial condition and asset value, will remain consistent with the Offeror’s current expectations. All figures and descriptions provided in this prospectus/offer to exchange related to the Offer, including those around consideration, reasons to accept the Offer, the potential benefits to the Shareholders and expected pro forma effects, are based on and assume the following: (a) the Offeror’s and IPL’s respective liquidity, debt, credit ratings, debt costs and assets, will not change from what was the case on June 18, 2021, in the case of the Offeror, and from what the Offeror has ascertained from IPL’s public filings on SEDAR and in the data room up to and including June 18, 2021, in the case of IPL; (b) 429,219,175 Common Shares issued and outstanding immediately prior to the date of this prospectus/offer to exchange; (c) that all of the Common Shares are tendered to the Offer pursuant to the terms thereof; and (d) no other Common Shares or BIPC Shares are issued before the successful completion of the Offer. Assumptions have also been made with respect to the timing of commissioning and start-up of the Offeror’s capital projects and future foreign exchange and interest rates. Although the Offeror believes that the assumptions made and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking statements or information will prove to be accurate.

Because actual results or outcomes will differ, and could differ materially, from those expressed in any forward-looking statements, Shareholders should not place undue reliance on any such forward-looking statements. By their nature, forward-looking statements and information are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements, or industry results, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements and information. In particular, there are certain risks related to the consummation of the Offer and the business and operations of the Offeror (including the business and operations that are currently being conducted and undertaken by the Offeror and those that will be conducted and undertaken by the Offeror upon consummation of the Offer) including, but not limited to, the risk of failure to satisfy the remaining conditions to the Offer and the risk that the anticipated benefits of the Offer may not be realized. In addition, Shareholders are cautioned that the actual results of the Offeror following the successful completion of the Offer, may differ materially from the expectations expressed herein as a result of a number of additional risks and uncertainties. For a further discussion regarding the risks related to the Offer and the Offeror, see Section 38 of this prospectus/offer to exchange, “Risk Factors”. Some of these risks, uncertainties and other factors are similar to those faced by other infrastructure companies and some are unique to the Offeror. The BIPC Annual Report (as defined herein) for the year ended December 31, 2020 and other documents filed by BIPC with the SEC (accessible through the EDGAR website www.sec.gov), and the BIP Annual Report (as defined herein) for the year ended December 31, 2020 and other documents filed by BIP with the SEC (accessible through the EDGAR website www.sec.gov), further describes risks, material assumptions and other factors that could influence actual results and are incorporated herein by reference.

New factors emerge from time to time and it is not possible for management of the Offeror to predict all of such factors and to assess in advance the impact of each such factor on the Offeror’s or IPL’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are dependent upon other factors, and the Offeror’s course of action would depend upon management’s assessment of the future considering all information available to it at the relevant time. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable securities Laws, the Offeror undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE OFFER

The following are some of the questions that you, as a Shareholder, may have about the Offer and the answers to those questions. The information contained in these questions and answers is a summary only and is not meant to be a substitute for the more detailed description and information contained elsewhere in this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery. Shareholders are urged to read this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery in their entirety. Terms defined in the Glossary and not otherwise defined in these questions and answers have the respective meanings given to them in the Glossary, unless the context otherwise requires. Cross-references have been included in these questions and answers to other sections of this prospectus/offer to exchange where you will find more complete descriptions of the topics mentioned below.

Unless otherwise indicated, the information concerning IPL contained herein and in this prospectus/offer to exchange has been taken from or based upon publicly available documents and records on file with the Securities Regulatory Authorities and other public sources. Although the Offeror has no knowledge that would indicate any statements contained herein and in this prospectus/offer to exchange and taken from or based on such information are untrue or incomplete, none of the Offeror or any of its officers or directors assumes any responsibility for the accuracy or completeness of such information or for any failure by IPL to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the Offeror.

Who is making the Offer?

The Offeror has been established by BIF IV, a private fund managed by Brookfield Asset Management Inc., for the purposes of making the Offer as described herein. BIF IV is Brookfield’s latest flagship global infrastructure fund, and has total equity commitments of US$20 billion. Brookfield Infrastructure is the largest limited partner in BIF IV and will participate in the Offer both through its interest in BIF IV and alongside BIF IV on a co-investment basis through contribution of the BIPC Shares.

Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management Inc., a global alternative asset manager with over US$600 billion of assets under management, and is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. Investors can access Brookfield Infrastructure’s portfolio either through BIP, a listed Bermuda-based exempted limited partnership, or BIPC, a listed Canadian corporation.

BIPC is a corporation existing under the laws of the Province of British Columbia. BIPC was established by Brookfield Infrastructure as a vehicle to own and operate certain infrastructure assets on a global basis. Specifically, its operations consist principally of the ownership and operation of a regulated gas transmission system in Brazil and of regulated distribution operations in the United Kingdom, but upon Brookfield’s recommendation and allocation of opportunities to BIPC, it intends to seek acquisition opportunities in other sectors with similar attributes. Brookfield Infrastructure’s current operations consist of utilities, transport, midstream and data businesses in North and South America, Europe and Asia Pacific. BIP’s registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda. BIPC’s head office is located at 250 Vesey Street, 15th Floor, New York NY 10281 and its registered office is located at 1055 West Georgia Street Suite 1500, P.O Box 11117, Vancouver, British Columbia, V6E 4N7.

The BIPC Shares are listed for trading on each of the TSX and the NYSE under the symbol “BIPC” and the BIP Units are listed for trading on the TSX under the symbol “BIP.UN” and on the NYSE under the symbol “BIP”. Each BIPC Share has been structured with the intention of providing an economic return equivalent to one BIP Unit. Each of BIPC and BIP is a reporting issuer or the equivalent in each of the provinces and territories of

Canada. BIPC was created to provide investors with greater flexibility in how they access Brookfield Infrastructure’s globally diversified portfolio of high-quality infrastructure assets.

See Section 1 of this prospectus/offer to exchange, “The Offeror”.

What is the Offeror proposing?

We are offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Shares, together with the associated SRP Rights, including, without limitation, any Common Shares (and the associated SRP Rights) that may become issued and outstanding after the date of the Offer and before the Expiry Time.

A Shareholder depositing Common Shares will be deemed to have deposited all SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

See Section 1 of the Offer to Purchase, “The Offer”.

What would I receive in exchange for each of my Common Shares?

We are offering, at each Shareholder’s choice, (i) the Cash Consideration, which is $19.50 in cash per Common Share, (ii) the Share Consideration, which is 0.225 of a BIPC Share per Common Share or (iii) for Electing Shareholders, the Unit Consideration for each Common Share held, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. The exchange ratio for the Share Consideration has been calculated based on the closing price of the BIPC Shares on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board. Shareholders (other than Electing Shareholders) may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. Electing Shareholders may choose to receive the Unit Consideration for all of their Common Shares or Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out herein and subject to the Supplementary Election. There is no limit on Cash Consideration payable pursuant to the Offer and there are no pro-rating mechanics associated with the Cash Consideration. The total number of BIPC Shares available under the Offer is limited to 23.0 million, subject to any adjustments to account for rounding (based on the number of Common Shares outstanding as disclosed on the TSX website2). The total number of Exchangeable LP Units available under the Offer (other than in respect of the Supplementary Election) is limited to 23.0 million, subject to any adjustments to account for rounding. Up to an additional 8.0 million Exchangeable LP Units are available for issuance under the Offer in connection with any Supplementary Elections.

See Section 1 of this prospectus/offer to exchange, “The Offer”, and U.S. Shareholders should see “Notice to Shareholders in the United States” above.

Why should I accept the Offer?

The Offeror believes that the Offer represents a full and fair price and provides a compelling opportunity for Shareholders to maximize the value of their investment in IPL today. Shareholders will benefit from both (i) the receipt of a premium and (ii) the opportunity to participate in the future growth of Brookfield Infrastructure.

See Section 19 of this prospectus/offer to exchange, “Reasons to Accept the Offer”.

[2]	Source: https://www.money.tmx.com/en/quote/IPL as at June 4, 2021.

What are some of the most significant conditions of the Offer?

The Offer is conditional upon the specified conditions being satisfied or, where permitted, waived at 5:00 p.m. (Mountain Standard Time) on July 13, 2021 or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period, which include: (i) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, representing more than 50% of the outstanding Common Shares, excluding those Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any Non-Independent Shareholder, which is a non-waivable condition; and (ii) the Offeror having determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect.

All conditions of the Offer other than the Statutory Minimum Condition (as defined herein) may be waived by the Offeror.

See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer” for all of the conditions of the Offer. The Offer is not subject to any due diligence condition, financing condition or Brookfield shareholder approval condition. Notwithstanding any other provision of the Offer, but subject to applicable Law, we will have the right to withdraw the Offer or extend the Offer, and shall not be required to take up and pay for any Common Shares deposited under the Offer, unless the conditions described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”, are satisfied or waived at or prior to the Expiry Time.

What is the Offeror’s source of funding for the Cash Consideration?

The Offeror’s obligation to purchase the Common Shares deposited under the Offer is not subject to any financing condition.

There is no limit on Cash Consideration payable pursuant to the Offer. The Offeror will finance the cash payable under the Offer through committed funds available to it as a subsidiary of BIF IV. BIF IV has obtained firm funding commitments through subscription agreements signed by its limited partners.

See Section 23 of this prospectus/offer to exchange, “Source of Funds”.

Why is the Offeror making the Offer?

We are making the Offer because we want to acquire control of IPL and ultimately acquire all of the Common Shares. If the conditions of the Offer are satisfied or waived at the Expiry Time the Offeror will take up and pay for the Common Shares validly deposited under the Offer and intends to acquire any Common Shares not deposited under the Offer through a Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction, in each case for consideration per Common Share equal in value to and in the same form as the consideration paid by the Offeror per Common Share under the Offer. The exact timing and details of any such transaction will depend upon a number of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer.

How long do I have to decide whether to tender into the Offer and can that time be accelerated?

The Offer is open for acceptance until the Expiry Time, which is 5:00 p.m. (Mountain Standard Time) on July 13, 2021, unless we extend, accelerate or withdraw the Offer in accordance with its terms. We will not amend the Offer to cause the Expiry Time to occur earlier than the later of 35 days or 20 U.S. Business Days (as defined in Rule 14d-1(g)(3) under the U.S. Exchange Act) following the date of the Offer. If the Statutory Minimum Condition is satisfied and the conditions of the Offer are satisfied or waived such that we take up the Common Shares deposited under the Offer, we will make a public announcement of the foregoing matters and extend the period during which Common Shares may be deposited and tendered to the Offer for a period of not less than 10 U.S. Business Days after the date of such announcement. See Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”.

The initial deposit period (as defined herein) under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days (or 20 U.S. Business Days, whichever is the later) from the date of the Offer: (i) if IPL issues a deposit period news release (as defined herein) in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, we may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if IPL issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction (as defined herein), we may vary the terms of the Offer to shorten the initial deposit period to at least 35 days (or 20 U.S. Business Days, whichever is the later) from the date of the Offer. We may vary the terms of the Offer by shortening the initial deposit period to a shorter period consistent with applicable Law.

Can the Offer be extended and, if so, under what circumstances?

Yes. We may elect, in our sole discretion, to extend the Offer from time to time. If we take up any Common Shares under the Offer, the Offer will be extended and remain open for the deposit of Common Shares for not less than 10 U.S. Business Days from the date on which Common Shares are first taken up. If IPL issues a deposit period news release or announces that it has agreed to enter into, or determined to effect, an Alternative Transaction, we reserve the right to accelerate the Expiry Time and to shorten the initial deposit period to a shorter period consistent with applicable Law.

In accordance with applicable Law, if we are obligated to take up such Common Shares, we will extend the period during which Common Shares may be deposited under the Offer for a mandatory 10-U.S. Business Day extension period following the expiry of the initial deposit period. We will take up and pay for Common Shares deposited under the Offer during the mandatory 10-U.S. Business Day extension period promptly, and in any event, not later than 3 business days after such deposit. See Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”.

If we extend or accelerate the Offer, we will notify the Depositary and publicly announce such extension or acceleration and, if required by applicable Law, mail you a copy of the notice of variation. See Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”.

How do I tender my Common Shares?

Shareholders (other than Electing Shareholders) who have not yet deposited their Common Shares under the Offer and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer to Purchase (printed on YELLOW paper) and deposit it, at or prior to the Expiry Time, with the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal. Electing Shareholders who have not yet deposited their Common Shares under the Offer and who wish to accept the Offer and elect the Unit Consideration must properly complete and execute the accompanying Supplemental Letter of Transmittal (printed on BLUE paper) and deposit it, at or prior to the Expiry Time, with the Depositary at its office in Toronto, Ontario specified in the Supplemental Letter of Transmittal, in accordance with the instructions in the Supplemental Letter of Transmittal. Manually executed, completed Letters of Transmittal or Supplemental Letter of Transmittal may be email scanned or faxed, if accompanied with DRS advices. Detailed instructions are contained in the Letter of Transmittal that accompanied the Original Offer to Purchase or Supplemental Letter of Transmittal that accompanies this prospectus/offer to exchange. See Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Letter of Transmittal”.

If your Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary, you should immediately contact that intermediary for assistance if you wish to accept the Offer in order to take the necessary steps to be able to deposit such Common Shares under the Offer as they will be different from that noted above. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. You must instruct your broker or other intermediary promptly if you wish to tender.

If you wish to deposit your Common Shares under the Offer and any Certificate(s) representing such Common Shares are not immediately available, or if the Certificate(s) and all other required documents cannot be provided to the Depositary at or prior to the Expiry Time, such Common Shares nevertheless may be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the Notice of Guaranteed Delivery that accompanied the Original Offer to Purchase (printed on PINK paper) or CDS online letter of guarantee option. See Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

You may also accept the Offer by following the procedures for book-entry transfer detailed in this prospectus/offer to exchange and have your Common Shares tendered by your intermediary through CDS, provided such procedures are completed prior to the Expiry Time.

You should contact the Information Agent or a broker or dealer for assistance in accepting the Offer and in depositing your Common Shares with the Depositary. To keep current with further developments and information about the Offer, visit www.ipl-offer.com.

Laurel Hill Advisory Group, the Information Agent and Depositary, can be contacted by telephone at 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com.

Will I have to pay any fees or commissions?

No fee or commission will be payable if you accept the Offer by depositing your Common Shares directly with the Depositary or if you make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom you own your Common Shares may charge a fee to tender any such Common Shares on your behalf. You should consult your investment advisor, stock broker, bank, trust company or other intermediary to determine whether other charges will apply.

When will the Offeror pay for deposited Common Shares?

If all of the conditions of the Offer described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”, have been satisfied or waived by us at or prior to the Expiry Time, we will take up and pay for Common Shares validly deposited under the Offer and not properly withdrawn. Any Common Shares will be taken up immediately after the initial deposit period for the Offer, and we will pay for Common Shares taken up as soon as possible but in any event not later than three business days (as defined herein) after taking up the Common Shares.

In accordance with applicable Law, if we are obligated to take up such Common Shares, we will extend the period during which Common Shares may be deposited under the Offer for a mandatory 10-U.S. Business Day extension period following the expiration of the initial deposit period. We will take up and pay for Common Shares deposited under the Offer during the mandatory 10-U.S. Business Day extension period promptly, and in any event not later than 3 business days after such deposit.

See Section 6 of this prospectus/offer to exchange, “Take-Up of and Payment for Deposited Common Shares”.

Will I be able to withdraw previously tendered Common Shares?

You may withdraw Common Shares you deposit under the Offer:

(a)	at any time before the deposited Common Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Common Shares have not been paid for by the Offeror within three business days after the Common Shares have been taken up by the Offeror under the Offer;

(c)	at any time before the expiration of 10 U.S. Business Days (or a period otherwise consistent with applicable Law) from the date upon which either:

(i)

a notice of change relating to a change which has occurred in the information contained in this prospectus/offer to exchange, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the BIPC Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer, or

(ii)

a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Common Shares under the Offer and an extension of the time for deposit to not later than 10 U.S. Business Days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Common Shares or an extension of the time for deposit to not later than 10 U.S. Business Days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Common Shares have not been taken up by the Offeror at the date of the notice; or

(d)

if deposited Common Shares have not been taken up by the Offeror under the Offer or not otherwise paid for or returned by the Offeror at any time after April 23, 2021, the date that is sixty (60) days from the date of the original prospectus/offer to exchange dated February 22, 2021, pursuant to Section 14(d) (5) under the U.S. Exchange Act.

See Section 7 of this prospectus/offer to exchange “Withdrawal of Deposited Common Shares”.

How do I withdraw previously tendered Common Shares?

To withdraw previously tendered Common Shares, you must send a notice of withdrawal to the Depositary prior to the occurrence of certain events and within the time periods set forth in Section 7 of this prospectus/offer to exchange, “Withdrawal of Deposited Common Shares”. The notice must contain the specific information outlined in Section 7 of this prospectus/offer to exchange.

If your stockbroker, dealer, bank or other intermediary has tendered Common Shares on your behalf and you wish to withdraw such Common Shares, you must arrange for such intermediary to timely withdraw such securities.

What are the IPL Board’s obligations in connection with the Offer?

Under Canadian securities Laws, a directors’ circular must be prepared and sent to Shareholders no later than 15 days from the date of commencement of the Offer. The directors’ circular must include: (i) a recommendation to accept or reject the Offer, and the reasons for the recommendation of the IPL Board; (ii) a statement that the IPL

Board is unable to make or is not making a recommendation, and the reasons for not making a recommendation; or (iii) a statement that the IPL Board is considering the Offer and advising Shareholders not to deposit under the Offer until they receive further information from the IPL Board, provided that the IPL Board must communicate to Shareholders a recommendation to accept or reject the Offer or the decision that it is unable to make, or is not making, a recommendation, together with the reasons for the recommendation or decision, at least seven days before the scheduled expiry of the initial deposit period (as defined herein). On February 18, 2021, the IPL Board formed a special committee to initiate a strategic review process to evaluate a broad range of options, including exploring a possible corporate transaction, while continuing to seek a partner for a material interest in the Heartland Petrochemical Complex pursuant to a process that was commenced in August 2019.

How will Canadian residents and non-residents of Canada be taxed for Canadian income tax purposes?

Generally, a Shareholder who (i) is, or is deemed to be, resident in Canada, (ii) deals at arm’s length with the Offeror and IPL, (iii) is not affiliated with the Offeror or IPL, (iv) holds the Common Shares as capital property, and who sells such shares to the Offeror under the Offer will realize a capital gain (or capital loss) equal to the amount by which the aggregate fair market value of the cash, and/or BIPC Shares received, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate adjusted cost base to the Shareholder of such Common Shares disposed of under the Offer.

Generally, a Shareholder who is not, and is not deemed to be resident in Canada and who does not use or hold, and is not deemed to use or hold, their Common Shares in a business carried on in Canada will not be subject to tax in Canada in respect of any capital gain realized on the sale of Common Shares to the Offeror under the Offer, unless those shares constitute “taxable Canadian property” to such Shareholder within the meaning of the Tax Act (as defined herein) and that gain is not otherwise exempt from tax under the Tax Act pursuant to an exemption contained in an applicable income tax treaty.

The foregoing is a brief summary of certain Canadian federal income tax consequences and is qualified in its entirety by Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”, which provides a summary of the principal Canadian federal income tax considerations generally applicable to certain Shareholders. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction.

How will I be taxed for U.S. federal income tax purposes?

Subject to certain “passive foreign investment company” rules, a U.S. Holder (as defined below) that disposes of Common Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the fair market value of any BIPC Shares plus the U.S. dollar value of any cash to which the holder is entitled pursuant to the Offer and (ii) the holder’s adjusted tax basis in the Common Shares so disposed. A Non-U.S. Holder (as defined below) generally will not be subject to U.S. federal income tax on any gain realized upon the disposition of Common Shares pursuant to the Offer, subject to certain limited exceptions.

The foregoing is a brief summary of certain U.S. federal income tax consequences of participating in the Offer and is qualified in its entirety by Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”, which summarizes certain material U.S. federal income tax considerations generally applicable to Shareholders. Shareholders are urged to consult their tax advisors with respect to the particular tax consequences to them of the disposition of their Common Shares pursuant to the Offer, a Compulsory Acquisition, or a Subsequent Acquisition Transaction.

If I decide not to tender, how will my Common Shares be affected?

If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is shorter, the Offer is accepted by holders who in the aggregate hold not less than 90% of the issued and outstanding Common Shares, other than Common Shares held at the date of the Offer by or on behalf of us, or an affiliate or associate of us (as those terms are defined in the ABCA), and we acquire such deposited Common Shares under the Offer, we may, at our option, acquire those Common Shares which remain outstanding held by those persons who did not accept the Offer pursuant to a Compulsory Acquisition. If a Compulsory Acquisition is not available or we choose not to avail ourselves of such statutory right of acquisition, we intend to pursue other means of acquiring the remaining Common Shares not tendered under the Offer pursuant to a Subsequent Acquisition Transaction. If we propose a Subsequent Acquisition Transaction, we intend to cause the Common Shares acquired under the Offer to be voted in favour of such a Subsequent Acquisition Transaction and, to the extent permitted by applicable Law, to be counted as part of any minority approval that may be required in connection with such transaction. The timing and details of any such a Subsequent Acquisition Transaction will necessarily depend on a variety of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. If, after taking up Common Shares under the Offer, we own at least 662/3% of the outstanding Common Shares (including the Common Shares held by the Offeror Group as of the date hereof) and sufficient votes can be cast by “minority” holders to constitute a majority of the “minority” pursuant to MI 61-101 (as defined herein), we should own sufficient Common Shares to be able to effect a Subsequent Acquisition Transaction. See Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited”.

If we take up Common Shares under the Offer but are unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then IPL will continue as a public company and we will evaluate our alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions or pursuant to another take-over bid or other transaction, and thereafter proposing an amalgamation, arrangement or other transaction which would result in our ownership of 100% of the Common Shares. Under such circumstances, an amalgamation, arrangement or other transaction to obtain ownership of 100% of the Common Shares would generally require the approval of at least 662/3% of the votes cast by the Shareholders, and might require approval of a majority of the votes cast by holders of Common Shares other than us and our affiliates. There is no certainty that under such circumstances any such transaction would be proposed or completed by us.

See Section 20 of this prospectus/offer to exchange, “Purpose of the Offer”, Section 21 of this prospectus/offer to exchange, “Effects of the Offer”, and Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares not Deposited”.

Will IPL continue as a public company?

As indicated above, our intention is to acquire all of the outstanding Common Shares. If permitted by applicable Law, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause IPL to delist the Common Shares from the TSX and may file an application to cease to be a reporting issuer under applicable Canadian securities Laws.

If we take up Common Shares under the Offer but are unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then IPL will continue as a public company and we will evaluate our alternatives. In such circumstances, our purchase of Common Shares under the Offer will have reduced the number of Common Shares that trade publicly, as well as the number of Shareholders, and, depending on the number of Common Shares purchased under the Offer, could adversely affect the liquidity and market value of the remaining Common Shares held by the public.

In addition, if the Offeror takes up Common Shares under the Offer, the Offeror intends to re-constitute the IPL Board with individuals nominated by the Offeror, which may include individuals currently serving as directors of IPL.

See “— If I decide not to tender, how will my Common Shares be affected?”.

Do I have dissent or appraisal rights in connection with the Offer?

No. Shareholders will not have dissent or appraisal rights in connection with the Offer. However, Shareholders who do not tender their Common Shares to the Offer may have dissent or appraisal rights in the event we acquire their Common Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction.

See Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited”.

Who can I call with questions about the Offer or for more information?

You can call the Information Agent and Depositary if you have any questions regarding how to tender Common Shares, if you need assistance regarding the Offer or if you require additional copies of this document, the Letter of Transmittal and Supplemental Letter of Transmittal or the Notice of Guaranteed Delivery (which documents will be provided without charge on request and are also available at www.ipl-offer.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov).

I have previously tendered Common Shares in the Offer, do I need to take any action?

No. If you have already validly accepted the Offer prior to the date of this prospectus/offer to exchange, you do not have to take any further action.

Questions and requests should be directed to the following:

The Information Agent and Depositary for the Offer is:

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside North America:

1-416-304-0211

Email:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By Email: ipl-offer@laurelhill.com

By Facsimile Transmission: 1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail or Courier:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

To keep current with further developments and information about the Offer, visit www.ipl-offer.com.

GLOSSARY

This Glossary forms a part of this prospectus/offer to exchange. In this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery, unless otherwise specified or the subject matter or context is inconsistent therewith, the following terms shall have the meanings set out below, and grammatical variations thereof shall have the corresponding meanings:

“ABCA” means the Business Corporations Act (Alberta), and the regulations thereunder, as amended from time to time;

“Acquiring Person” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan”;

“affiliate” in the context of the statutory procedures under the ABCA described in this prospectus/offer to exchange, includes any Person or entity that constitutes an affiliate under the ABCA and otherwise includes any Person or entity that constitutes an affiliate within the meaning given to it in NI 62-104;

“allowable capital loss” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;

“Alternative Transaction” means, for IPL:

(a)

an amalgamation, merger, arrangement, consolidation, amendment of articles or any other transaction involving IPL, as a consequence of which the interest of a holder of Common Shares may be terminated without the Shareholder’s consent, regardless of whether the Common Share is replaced with another security, but does not include

(i)

a consolidation of securities that does not have the effect of terminating the interests of Shareholders in Common Shares without their consent, except to an extent that is nominal in the circumstances, or

(ii)	a transaction solely between or among IPL and one or more subsidiaries of IPL, or

(b)

a sale, lease or exchange of all or substantially all the property of IPL if the sale, lease or exchange is not in the ordinary course of business of the issuer, but does not include a sale, lease or exchange solely between or among IPL and one or more subsidiaries of IPL;

“ARC” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters”;

“associate” has the meaning given to it in NI 62-104;

“BIF IV” means, collectively, Brookfield Infrastructure Fund IV A, L.P., Brookfield Infrastructure Fund IV B, L.P., Brookfield Infrastructure Fund IV C, L.P. and Brookfield Infrastructure Fund IV (ER) SCSP, together with the investment vehicles, companies, partnerships or persons owned by such entities or in which such entities have an interest and which are managed, sponsored or advised, directly or indirectly, by Brookfield Asset Management Inc.;

“BIP” means Brookfield Infrastructure Partners L.P.;

“BIP Annual Report” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIP — Authorized and Outstanding Share Capital”;

“BIPC” means Brookfield Infrastructure Corporation;

“BIPC Annual Report” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIPC — Authorized and Outstanding Share Capital”;

“BIPC Shares” means class A exchangeable subordinate voting shares of BIPC;

“BIP Units” means non-voting limited partnership units of BIP;

“BMO Capital Markets” means BMO Nesbitt Burns Inc.

“Book-Entry Confirmation” means confirmation of a book-entry transfer of a Shareholder’s Common Shares into the Depositary’s account at CDS or DTC, as applicable;

“Brookfield” means Brookfield Asset Management Inc. and any of its subsidiaries;

“Brookfield Infrastructure” means, collectively BIP, BIPC and its subsidiaries, the Holding LP, the subsidiaries of the Holding LP, from time-to-time, through which BIP holds all of its interests in the operating entities, which are the entities that directly or indirectly hold BIP’s current operations and assets that BIP may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

“business combination” has the meaning given to it in MI 61-101;

“business day” means any day other than a Saturday, a Sunday or a statutory holiday in any province or territory in Canada;

“Canada HoldCo” has the meaning given to it in Section 22 of this prospectus/offer to purchase, “Information Regarding BIPC and BIP”;

“Canadian Infrastructure Peers” means Enbridge Inc., Gibson Energy Inc., Keyera Corp., Pembina Pipeline Corporation, and TC Energy Corporation, and “Canadian Infrastructure Peer” means any one of them;

“Cash Consideration” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer”;

“CDS” means CDS Clearing and Depository Services Inc. or its nominee, which at the date hereof is CDS & Co.;

“CDSX” means the CDS on-line tendering system pursuant to which book-entry transfers may be effected;

“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of IPL and/or a direct registration system advice commonly referred to as a DRS advice or a similar document evidencing the electronic registration of ownership of Common Shares or SRP Rights;

“Class B Shares” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIPC — Authorized and Outstanding Share Capital”;

“Class C Shares” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIPC — Authorized and Outstanding Share Capital”;

“Code” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or any person duly authorized to perform duties on behalf of the Commissioner of Competition;

“Common Shares” means the common shares in the capital of IPL, including, without limitation, common shares of IPL issued on the exercise, exchange or conversion of exchangeable or convertible securities or options, and “Common Share” means any one common share of IPL;

“Competing Permitted Bid” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan — Permitted Bid”;

“Competition Act” means the Competition Act (Canada), as amended;

“Competition Act Approval” means, with respect to the transactions contemplated by the Offer, either (i) receipt by the Offeror of an ARC, or (ii) the expiry, termination or waiver of the waiting period under Part IX of the Competition Act and the receipt of a No-Action Letter;

“Competition Tribunal” means the tribunal established by subsection 3(1) of the Competition Tribunal Act (Canada), as amended;

“Compulsory Acquisition” has the meaning given to it in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;

“Court” means the Court of Queen’s Bench of Alberta;

“Danish Competition Act” means The Danish Competition Act (Consolidation Act No. 869 of 8 July 2015);

“Danish Competition Approval” means the approval or deemed approval of the transactions contemplated by the Offer by the DCCA under the Danish Competition Act;

“DBRS” means DBRS Limited, its affiliates and their respective successors;

“DCCA” means has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — Danish Competition Approval”;

“Depositary” means Laurel Hill Advisory Group;

“Deposited Common Shares” has the meaning given to it in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Dividends and Distributions”;

“deposit period news release” means a news release issued by IPL in respect of a proposed or commenced take-over bid for the Common Shares and stating an initial deposit period for the bid of not more than 105 days and not less than 35 days (or 20 U.S. Business Days, whichever is the later), expressed as a number of days from the date of the bid;

“Distribution Reinvestment Plan” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIP — Prior Sales”;

“Distributions” has the meaning given to it in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Dividends and Distributions”;

“DOJ” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — HSR Approval”;

“DRS” means the direct registration system which allows registered securities to be held in electronic form without having a physical security certificate issued as evidence of ownership;

“DTC” means The Depository Trust Company or its nominee, which at the date hereof is Cede & Co.;

“Electing Shareholder” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer — Supplementary Election”;

“Effective Time” has the meaning given to it in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Power of Attorney”;

“Eligible Institution” means a Canadian Schedule I chartered bank, or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP);

“Exchange LP Units” means the exchangeable units of Brookfield Infrastructure Partners Exchange LP;

“Expiry Time” has the meaning given to it in Section 2 of this prospectus/offer to exchange, “Time for Acceptance”;

“Flip-in Event” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan — Adjustments to the SRP Rights”;

“FTC” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters”;

“Fully-Diluted Basis” means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares (other than SRP Rights) were exercised or settled, as applicable;

“General Partner” has the meaning given to it in Section 43 of this prospectus/offer to exchange, “Service of Process for BIP”;

“Governmental Entity” means any: (a) multinational, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, court, tribunal, arbitral body, commission, board, bureau, ministry or agency; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) the TSX, as applicable;

“Holder” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”;

“Holding LP” means Brookfield Infrastructure L.P.;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“HSR Approval” means the expiration or early termination of any waiting period, and any extension thereof, applicable to the completion of the transactions contemplated by the Offer under the HSR Act and neither the FTC nor the DOJ shall have commenced proceedings under an applicable antitrust statute to prevent the consummation of the Offer that have not been resolved;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Information Agent” means Laurel Hill Advisory Group;

“initial deposit period” means the period, including, without limitation, any extension, during which securities may be deposited under a take-over bid but does not include the mandatory 10-U.S. Business Day extension period, which initial deposit period will be 105 days as it may be shortened in accordance with applicable Law.

“Initial Proposal” has the meaning given to it in Section 18 of this prospectus/offer to exchange, “Background to the Offer”;

“insider” has the meaning given to it in the Securities Act;

“IPL” means Inter Pipeline Ltd.;

“IPL Board” means the board of directors of IPL;

“IPL Incentive Awards” means restricted share units issued pursuant to IPL’s restricted share unit plan and performance share units issued pursuant to IPL’s performance share unit plan;

“IRS” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“Law(s)” means all laws, by-laws, statutes, rules, regulations, principles of law, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are applicable to such Persons or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal in the form accompanying the Offer (printed on YELLOW paper);

“LOG option” has the meaning given to it in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Procedure for Guaranteed Delivery”;

“mandatory 10-U.S. Business Day extension period” has the meaning given to it in Section 6 of this prospectus/offer to exchange, “Take-up of and Payment for Deposited Common Shares”;

“Material Adverse Effect” means any condition, event, circumstance, change, development, occurrence or state of facts: (a) in the business, assets, operations, capitalization, properties, condition (financial or otherwise), prospects, equity or debt ownership, results of operations, cash flows, properties, articles, by-laws, licenses, permits, rights or privileges or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of IPL or its subsidiaries which, when considered either individually or in the aggregate, is or may be materially adverse to IPL (on a consolidated basis) or, where applicable, the Offeror (on a consolidated basis); (b) which, when considered either individually or in the aggregate, would be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or make it inadvisable for or impair the ability of the Offeror to proceed with the Offer and/or to take up and pay for Common Shares deposited under the Offer and/or the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction or which, if the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction were consummated, would be materially adverse to the Offeror or any of its affiliates; or (c) if the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction were consummated, would limit, restrict or impose limitations or conditions on the ability of the Offeror to own, operate or effect control over any material portion of the business or assets of IPL or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of IPL or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Offeror or its affiliates;

“Maximum Share Consideration” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer”;

“Maximum Take-Up Date Share Consideration” means, in respect of a Take-Up Date, the Maximum Share Consideration multiplied by a fraction the numerator of which is the number of Common Shares to be taken up on such Take-Up Date and the denominator of which is the number of Common Shares on a Fully-Diluted Basis but excluding the Common Shares held by the Offeror Group as of the date hereof;

“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time;

“Minister of Transport” means the Minister of Transport (Canada).

“NI 62-104” means National Instrument 62-104 —Take-Over Bids and Issuer Bids, as amended or replaced from time to time;

“No-Action Letter” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters”;

“Non-Independent Shareholder” means:

(a)	any Associate or Affiliate (each as defined in the Shareholder Rights Plan) of the Offeror;

(b)	any Person (as defined in the Shareholder Rights Plan) acting jointly or in concert with the Offeror; and

(c)

any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of IPL or any subsidiary of IPL but excluding in any event a plan or trust in respect of which the employee directs the manner in which the Voting Shares are to be voted and directs whether the Voting Shares be tendered in a Take-over Bid (as defined in the Shareholder Rights Plan);

“Non-Resident Holder” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”;

“Non-Tendering Offeree” has the meaning given to it in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;

“Non-U.S. Holder” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying the Offer (printed on PINK paper);

“Notifiable Transaction” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — Competition Act”;

“Notification” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — Competition Act”;

“NYSE” means the New York Stock Exchange;

“Offer” or “Offer to Purchase” means the offer to purchase Common Shares made hereby to the Shareholders pursuant to the terms and subject to the conditions set out herein;

“Offeror” means Bison Acquisition Corp.;

“Offeror Group” has the meaning given to it in Section 24 of this prospectus/offer to exchange, “Ownership and Trading in Securities of IPL — Ownership in Securities of IPL”;

“Offeror’s Notice” has the meaning given to it in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;

“Ordinary Course” means, with respect to an action taken by IPL or any of its subsidiaries, that such action is consistent with past practices of IPL and is taken in the ordinary course of the normal day-to-day operations of IPL;

“Permitted Bid” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan — Permitted Bid”;

“Person” includes an individual, a corporation, a partnership, trust, fund, an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“prospectus/offer to exchange” means this prospectus/offer to exchange, including, without limitation, the cover pages, Summary, Questions and Answers About the Offer and the Glossary;

“PFIC” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“Purchased Securities” has the meaning given to it in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Power of Attorney”;

“Registration Statement” means a registration statement filed on a Form F-4, as amended, with the SEC;

“Regulatory Approvals” means any consent, waiver, permit, permission, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Offeror and a Governmental Entity to refrain from consummating the Offer, including Competition Act Approval, HSR Approval, Danish Competition Approval, Swedish Competition Approval and Transportation Act Approval, in each case: (a) if and as required or advisable under Laws in connection with the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction; or (b) to prevent or avoid the occurrence of any Material Adverse Effect as a result of the completion of the Offer, any Compulsory Acquisition or Subsequent Acquisition Transaction;

“Resident Holder” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”;

“Revised Proposal” has the meaning given to it in Section 17 of this prospectus/offer to exchange, “Background to the Offer”;

“Rights Certificate” means, after the Separation Time, a certificate representing the SRP Rights, or such other written document or acknowledgement (including, without limitation, a DRS statement or other book-entry confirmation) evidencing ownership of the SRP Rights which may be issued by IPL and is satisfactory to IPL and the SRP Rights Agent;

“RPUs” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIPC — Prior Sales”;

“S&P” means S&P Global Ratings, a division of S&P Global Inc., its affiliates and their respective successors;

“SCA” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — Swedish Competition Approval”;

“SEC” means the United States Securities and Exchange Commission;

“Second Request” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — HSR Approval”;

“Securities Act” means the Securities Act (Alberta), as amended;

“Securities Regulatory Authorities” means, collectively, the TSX and the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada;

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval website at www.sedar.com;

“Separation Time” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan Rights — Exercise Privilege”;

“Share Consideration” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer”;

“Shareholder Rights Plan” means the amended and restated shareholder protection rights plan agreement dated as of May 8, 2017, amending and restating the shareholder protection rights plan agreement dated effective March 24, 2014, between IPL and the SRP Rights Agent, as approved by the holders of Common Shares at the annual and special meeting of shareholders of IPL held on May 7, 2020, and as supplemented by the supplemental shareholder protection rights plan agreement dated as of March 31, 2021, and any shareholder rights plan adopted by IPL after that date;

“Shareholders” means the holders of Common Shares, and “Shareholder” means any one holder of Common Shares;

“Soliciting Dealer” has the meaning given to it in Section 40 of this prospectus/offer to exchange, “Financial Advisor, Dealer Manager and Soliciting Dealer Group”;

“Soliciting Dealer Group” has the meaning given to it in Section 40 of this prospectus/offer to exchange, “Financial Advisor, Dealer Manager and Soliciting Dealer Group”;

“Special Distribution” has the meaning given to it in Section 22 of this prospectus/offer to exchange, “Information Regarding BIPC and BIP — Information Regarding BIPC — Prior Sales”;

“SRP Rights” means the rights issued pursuant to the Shareholder Rights Plan, and “SRP Right” means any one of them;

“SRP Rights Agent” means Computershare Trust Company of Canada, the rights agent under the Shareholder Rights Plan;

“Statutory Minimum Condition” has the meaning given to it in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”;

“Stock Acquisition Date” has the meaning given to it in Section 30 of this prospectus/offer to exchange, “Shareholder Rights Plan — Rights Exercise Privilege”;

“Subsequent Acquisition Transaction” has the meaning given to it in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”;

“subsidiary” means, with respect to a Person, a Person that is controlled directly or indirectly by another Person, and includes a subsidiary of that subsidiary. For the purpose of this prospectus/offer to exchange, a Person (the first Person) is deemed to control another Person (the second Person) if: (a) if the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless the first Person holds the voting securities only to secure an obligation; (b) if the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership; or (c) if the second Person is a limited partnership and the general partner of the limited partnership is the first Person;

“Swedish Competition Act” means The Swedish Competition Act (2008:579);

“Swedish Competition Approval” means the approval or deemed approval of the transactions contemplated by the Offer by the SCA under the Swedish Competition Act;

“Supplemental Letter of Transmittal” means the supplemental letter of transmittal in the form accompanying the Offer (printed on BLUE paper);

“Supplementary Electing Shareholder” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer — Supplementary Election”;

“Supplementary Election” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer — Supplementary Election”;

“Supplementary Information Request” has the meaning given to it in Section 29 of this prospectus/offer to exchange, “Regulatory Matters — Competition Laws — Competition Act”;

“Supplementary Unit Consideration” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer — Supplementary Election”;

“take up”, in reference to Common Shares, means to accept such Common Shares for payment by giving written notice of such acceptance to the Depositary and “take-up”, “taking up” and “taken up” have corresponding meanings;

“Take-Up Date” means a date upon which the Offeror takes up or acquires Common Shares pursuant to the Offer. The Offeror reserves the right, to the extent permitted by applicable Law, to have multiple Take-Up Dates;

“taxable capital gain” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;

“Tax Act” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”;

“Tax Proposals” has the meaning given to it in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”;

“Total Return Swap” has the meaning given to it in Section 18 of this prospectus/offer to exchange, “Background to the Offer”;

“Transportation Act” means the Canada Transportation Act (Canada), as amended;

“Transportation Act Approval” means receipt by the Offeror of (i) written confirmation from the Minister of Transport that he is of the opinion that the transactions contemplated by the Offer do not raise issues with respect to the public interest as it relates to national transportation, or (ii) if the Minister of Transport is of the opinion that the transactions contemplated by the Offer raise issues with respect to the public interest as it relates to national transportation, the approval of the transactions contemplated by the Offer by the Governor in Council (Canada) on terms and conditions satisfactory to the Offeror;

“Treasury Regulations” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“TSX” means the Toronto Stock Exchange;

“Unit Consideration” has the meaning given to it in Section 1 of this prospectus/offer to exchange, “The Offer — Supplementary Election”;

“US$” means United States dollars;

“U.S. Business Day” has the meaning ascribed thereto in Rule 14(d)-1(g)(3) under the Exchange Act.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Holder” has the meaning given to it in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Voting Shares” means the Common Shares and any other securities in the capital of IPL entitled to vote generally in the election of the IPL Board.

1.	The Offer

The Offeror hereby offers to purchase, on the terms and subject to the conditions of this Offer, all of the issued and outstanding Common Shares, together with the associated SRP Rights, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time.

Under the Offer each Shareholder may choose to receive, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein, consideration of:

(a)    $19.50 in cash for each Common Share (the “Cash Consideration”);

(b)    0.225 of a BIPC Share for each Common Share (the “Share Consideration”) or

(c)    each Shareholder that is resident in Canada (or, if a partnership, is a “Canadian partnership” within the meaning of the Tax Act) and is not exempt from tax under the Tax Act may elect to receive (a Shareholder that so elects, an eligible “Electing Shareholder”), for each Common Share deposited under the Offer, 0.225 of a Brookfield Infrastructure Corporation Exchangeable LP Unit (the “Unit Consideration”). Shareholders not resident in Canada for Canadian tax purposes or who hold their shares through a tax-exempt account, including but not limited to registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan, or a tax-free savings account are not an eligible Electing Shareholder and should not request Unit Consideration.

Shareholders (other than Electing Shareholders) may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set forth below. Electing Shareholders may choose to receive the Unit Consideration for all of their Common Shares or Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out herein and subject to the Supplementary Election. Specifically, Electing Shareholders that properly choose to receive Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares will elect (i) the number of Common Shares in respect of which the Electing Shareholder wishes to receive Cash Consideration, (ii) the number of Common Shares in respect of which the Electing Shareholder wishes to receive Share Consideration, and (iii) the number of Common Shares in respect of which the Electing Shareholder wishes to receive Unit Consideration (subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out below).

The issuance of the BIPC Shares as the Share Consideration is subject to receipt of customary approvals from the TSX and the NYSE. The issuance of the Exchangeable LP Units, is subject to receipt of customary approvals from the TSX, and the issuance of the BIPC Shares underlying the Exchangeable LP Units (including Exchangeable LP Units issuable in connect with any Supplementary Elections) is subject to receipt of customary approvals from the TSX and the NYSE.

U.S. Shareholders should see “Notice to Shareholders in the United States” above.

The Offer is being made only for Common Shares and the accompanying SRP Rights. Shareholders who have deposited Common Shares will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

The Offer delivers a 28% premium to IPL’s 30-day volume-weighted average share price of $13.07 as of February 10, 2021, the last trading day prior to the Offeror announcing its intention to make the Offer, and a 23% premium over IPL’s closing price of $13.40 as of that date. The Offer delivers a 10.46% premium to IPL’s 30-day volume-weighted average share price of $17.88 as of May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, and a 11.71% premium over IPL’s closing price of $17.68 as of that date.

The obligation of the Offeror to take up and pay for Common Shares pursuant to the Offer is subject to certain conditions. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

There is no limit on Cash Consideration payable pursuant to the Offer. The maximum amount of BIPC Shares issuable pursuant to the Offer shall not exceed 23.0 million, subject to any adjustments to account for rounding (the “Maximum Share Consideration”). The maximum number of Exchangeable LP Units issuable pursuant to the Offer shall not exceed 23.0 million (the “Maximum Unit Consideration”), subject to any adjustments to account for rounding and subject to the Supplementary Election, and the maximum number of Exchangeable LP Units (other than Exchangeable LP Units issuable in connection with any Supplementary Election) and BIPC Shares issuable pursuant to the Offer on a combined basis shall not exceed the Maximum Share Consideration. The Maximum Share Consideration will be reduced, on a one-for-one basis, for each Exchangeable LP Unit that Electing Shareholders elect to receive pursuant to the Offer (other than Exchangeable LP Units issuable in connection with any Supplementary Election), up to the Maximum Unit Consideration. The

maximum number of Exchangeable LP Units issuable in connection with any Supplementary Elections shall not exceed 8.0 million (the “Maximum Supplementary Unit Consideration”). The exchange ratio for the Share Consideration and the Unit Consideration (other than Exchangeable LP Units issuable in connection with any Supplementary Election) has been calculated based on the closing price of the BIPC Shares on the TSX on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board. The consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed the Maximum Share Consideration, the Maximum Unit Consideration or the Maximum Supplementary Unit Consideration. The actual consideration to be received by a Shareholder under the Offer, a Subsequent Acquisition Transaction or a Compulsory Acquisition will be determined in accordance with the following:

(a)	the aggregate amount of Share Consideration that the Offeror will pay as consideration for Common Shares acquired on any Take-Up Date shall not exceed the Maximum Take-Up Date Share Consideration;

(b)

the aggregate amount of Unit Consideration that the Offeror will pay as consideration for Common Shares acquired on any Take-Up Date shall not exceed the Maximum Take-Up Date Unit Consideration (as defined below); and

(c)

if, on any Take-Up Date, the aggregate number of BIPC Shares or Exchangeable LP Units that would otherwise be issuable to Shareholders choosing the Share Consideration or the Unit Consideration in respect of their Common Shares to be taken up on such Take-Up Date exceeds the applicable Maximum Take-Up Date Share Consideration or the applicable Maximum Take-Up Date Unit Consideration, the number of BIPC Shares or Exchangeable LP Units equal to the Maximum Take-Up Date Share Consideration or the Maximum Take-Up Date Unit Consideration will be prorated among such Shareholders and Electing Shareholders such that each Shareholder and Electing Shareholder that validly deposited Common Shares on or before the Take-Up Date and chose Share Consideration for which BIPC Shares would otherwise be issuable or all Unit Consideration or Unit Consideration for a portion of its Common Shares for which Exchangeable LP Units would otherwise be issuable:

(i)

shall be entitled to be issued the number of BIPC Shares or Exchangeable LP Units equal to the number of BIPC Shares or Exchangeable LP Units sought by such Shareholder in respect of its Common Shares for which it chose Share Consideration or Unit Consideration multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Share Consideration or the Maximum Take-Up Date Unit Consideration and the denominator of which is the aggregate number of BIPC Shares or Exchangeable LP Units sought to be received by Shareholders and Electing Shareholders that validly deposited Common Shares on or before the Take-Up Date and chose the Share Consideration or the Unit Consideration in respect of some or all their Common Shares, rounded to the nearest whole number, and

(ii)

shall be deemed for all purposes to have chosen to receive (A) Share Consideration or Unit Consideration for such number of their Common Shares, rounded to the nearest whole, as is equal to the number of BIPC Shares or Exchangeable LP Units received by such Shareholder divided by the Share Consideration and the Unit Consideration and (B) the Cash Consideration for the remainder of their Common Shares for which, but for this paragraph (c), such holder would otherwise have received Share Consideration or Unit Consideration.

The “Maximum Take-Up Date Unit Consideration” means, in respect of a Take-Up Date, the Maximum Unit Consideration multiplied by a fraction the numerator of which is the number of Common Shares to be taken up on such Take-Up Date and the denominator of which is the number of Common Shares on a Fully-Diluted Basis but excluding the Common Shares held by the Offeror Group.

Any holder of Common Shares who does not properly choose one or more of the Cash Consideration, the Share Consideration or the Unit Consideration for each of their Common Shares in the Letter of Transmittal or

Supplemental Letter of Transmittal with respect to any Common Shares deposited by such holder pursuant to the Offer will be deemed to have chosen the Cash Consideration. Any Electing Shareholder who does not properly choose all Unit Consideration for their Common Shares or Unit Consideration for a portion of their Common Shares and Cash Consideration and/or Share Consideration for the balance of their Common Shares in the Supplemental Letter of Transmittal, with respect to the Common Shares deposited by such holder pursuant to the Offer will be deemed to have chosen to receive all Cash Consideration, and will no longer be considered to be an Electing Shareholder.

No certificates representing fractional BIPC Shares shall be issued in connection with the Offer. In lieu of any fractional BIPC Shares, each Shareholder otherwise entitled to a fractional interest in BIPC Shares will receive the nearest whole number of BIPC Shares. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of BIPC Shares to be issued will be rounded up to the nearest whole number and where such fractional interest is less than 0.5, the number of BIPC Shares to be issued will be rounded down to the nearest whole number. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Shareholder or his or her nominee shall be aggregated. No certificates representing fractional Exchangeable LP Units shall be issued in connection with the Offer. In lieu of any fractional Exchangeable LP Units, each Electing Shareholder otherwise entitled to a fractional interest in Exchangeable LP Units will receive the nearest whole number of Exchangeable LP Units. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of Exchangeable LP Units to be issued will be rounded up to the nearest whole number and where such fractional interest is less than 0.5, the number of Exchangeable LP Units to be issued will be rounded down to the nearest whole number. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Shareholder or his or her nominee shall be aggregated.

Supplementary Election

In the event that any Electing Shareholder (i) properly elects to receive Unit Consideration for all of its Common Shares, and (ii) due to pro-rating in accordance with paragraph (c) above, would otherwise receive an amount of Cash Consideration as part of the consideration received by such Electing Shareholder (such amount being the “Pro-rated Cash Amount”), then such Electing Shareholder may, at its option, elect (a “Supplementary Election”, and a Shareholder that so elects, a “Supplementary Electing Shareholder”) to receive in lieu of the Pro-rated Cash Amount, additional Exchangeable LP Units (the “Supplementary Unit Consideration”). The number of Exchangeable LP Units issuable to a Supplementary Electing Shareholder that makes a Supplementary Election will be equal to the Pro-rated Cash Amount for such Supplementary Electing Shareholder, divided by a price per Exchangeable LP Unit equal to the volume weighted average trading price of the BIPC Shares on the TSX for the 5 trading days prior to the Expiry Time.

The Supplementary Unit Consideration will not form part of the Maximum Unit Consideration issuable under the Offer. The maximum number of Exchangeable LP Units issuable as Supplementary Unit Consideration shall not exceed 8.0 million Exchangeable LP Units, being the Maximum Supplementary Unit Consideration.

The Supplementary Unit Consideration payable under Supplementary Elections under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate Supplementary Unit Consideration payable under the Offer and in any Compulsory Acquisition or Subsequent Acquisition Transaction does not exceed the Maximum Supplementary Unit Consideration. The actual Supplementary Unit Consideration to be received by a Supplementary Electing Shareholder under the Offer, a Subsequent Acquisition Transaction or a Compulsory Acquisition will be determined in accordance with the following:

(a)

the aggregate amount of Supplementary Unit Consideration that the Offeror will pay pursuant to any Supplementary Elections on any Take-Up Date shall not exceed the Maximum Take-Up Date Supplementary Unit Consideration (as defined below); and

(b)

if, on any Take-Up Date, the aggregate number of Exchangeable LP Units that would otherwise be issuable to Supplementary Electing Shareholders making Supplementary Elections on such Take-Up Date exceeds the applicable Maximum Take-Up Date Supplementary Unit Consideration, the number of Exchangeable LP Units equal to the Maximum Take-Up Date Supplementary Unit Consideration will be prorated among such Supplementary Electing Shareholders such that each Supplementary Electing Shareholder that validly deposited Common Shares on or before the Take-Up Date and chose all Unit Consideration and made a valid Supplementary Election shall be entitled to be issued the number of Exchangeable LP Units equal to the number of Exchangeable LP Units otherwise issuable to such Supplementary Electing Shareholder as Supplementary Unit Consideration by a fraction, the numerator of which is the Maximum Take-Up Date Supplementary Unit Consideration and the denominator of which is the aggregate number of Exchangeable LP Units otherwise issuable to Supplementary Electing Shareholders that validly deposited Common Shares on or before the Take-Up Date and chose the Unit Consideration for all of their Common Shares and validly made a Supplementary Election, rounded down to the nearest whole number and each such Supplementary Electing Shareholder shall receive cash in respect of the remainder of the Pro-rated Cash Amount payable to such Supplementary Electing Shareholder.

The “Maximum Take-Up Date Supplementary Unit Consideration” means, in respect of a Take-Up Date, the Maximum Supplementary Unit Consideration multiplied by a fraction the numerator of which is the number of Common Shares to be taken up on such Take-Up Date and the denominator of which is the number of Common Shares on a Fully-Diluted Basis but excluding the Common Shares held by the Offeror Group.

A Shareholder is not entitled to make a Supplementary Election unless such Shareholder is an Electing Shareholder and elects for Unit Consideration in respect of all of such Shareholder’s Common Shares. A person that is not resident in Canada for Canadian tax purposes (a Shareholder resident in the United States or another country other than Canada) or that is exempt from tax in Canada (for example, a registered account such as a RRSP (as defined below)) is not eligible to receive Unit Consideration.

An Electing Shareholder that wishes to make a Supplementary Election must properly complete the applicable section of the Supplemental Letter of Transmittal (printed on BLUE paper) accompanying this Offer to Purchase.

All amounts of Cash Consideration payable under the Offer will be paid in Canadian dollars.

Shareholders who do not deposit their Common Shares under the Offer will not be entitled to any right of dissent or appraisal in connection with the Offer. However, Shareholders who do not deposit their Common Shares under the Offer may have certain rights of dissent and appraisal in the event the Offeror elects to acquire such Common Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction, including, without limitation, the right to seek judicial determination of the fair value of their Common Shares. See Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited”.

Shareholders should contact the Information Agent and Depositary or a broker or dealer for assistance in accepting the Offer and in depositing Common Shares with the Depositary. The Information Agent and Depositary, Laurel Hill Advisory Group, can be contacted by telephone at 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com. To keep current with further developments and information about the Offer, visit www.ipl-offer.com.

Shareholders whose Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

2.	Time for Acceptance

The Offer is open for acceptance from the date of the Offer until 5:00 p.m. (Mountain Standard Time) on July 13, 2021, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer” (the “Expiry Time”), unless the Offer is withdrawn by the Offeror. The Offeror will not amend the Offer to cause the Expiry Time to occur earlier than the later of 35 days or 20 U.S. Business Days (as defined in Rule 14d-1(g)(3) under the U.S. Exchange Act) following the date of the Offer. If the Statutory Minimum Condition is satisfied and the other conditions of the Offer are satisfied or waived at the expiry of the initial deposit period such that the Offeror takes up the Common Shares deposited under the Offer, the Offeror will make a public announcement of the foregoing matters and extend the period during which Common Shares may be deposited and tendered to the Offer for a period of not less than 10 U.S. Business Days after the date of such announcement. See Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”.

3.	Manner of Acceptance

For the safety of Shareholders due to the ongoing COVID-19 pandemic, no hand delivery of deposits is being accepted by the Depositary. The Offer may be accepted by any of the three following methods:

(i)	Letter of Transmittal

The Offer may be accepted by delivering to the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal (printed on YELLOW paper) or Supplemental Letter of Transmittal (printed on BLUE paper) accompanying the Offer, via courier, mail or registered mail only, so as to be received at or prior to the Expiry Time:

(a)	Certificate(s) and DRS advices representing the Common Shares in respect of which the Offer is being accepted;

(b)

a Letter of Transmittal in the form accompanying the Offer, or a Supplemental Letter of Transmittal in the form accompanying this prospectus/offer to exchange, properly completed and executed in accordance with the instructions set out in the Letter of Transmittal or Supplemental Letter of Transmittal, as applicable (including signature guarantee if required); except where there is a change in registration or address, manually signed, email scanned or faxed copies of the Letter of Transmittal or Supplemental Letter of Transmittal, as applicable, are acceptable, for positions represented by DRS advices; and

(c)	all other documents required by the terms of the Offer and the Letter of Transmittal or Supplemental Letter of Transmittal, as applicable.

The Offer will be deemed to be accepted only if the Depositary has actually received these documents at its office in Toronto, Ontario specified in the Letter of Transmittal or Supplemental Letter of Transmittal, as applicable, at or prior to the Expiry Time. Alternatively, Common Shares may be deposited under the Offer in compliance with the procedures for guaranteed delivery set out below under the heading “— Procedure for Guaranteed Delivery” or in compliance with the procedures for book-entry transfers set out below under the heading “— Acceptance by Book-Entry Transfer”.

Participants in CDS or DTC should contact the Depositary with respect to the deposit of their Common Shares under the Offer. The Offeror understands that CDS and DTC will be issuing instructions to their participants as to the method of depositing such Common Shares under the terms of the Offer.

Electing Shareholders who have already validly deposited and not properly withdrawn their Common Shares under the Offer and who wish to elect to receive the Unit Consideration must properly complete and execute the accompanying Supplemental Letter of Transmittal (printed on BLUE paper) and deposit it, at or prior to the Expiry Time, with the Depositary at its office in Toronto, Ontario specified in the Supplemental Letter of Transmittal, in accordance with the instructions in the Supplemental Letter of Transmittal. Upon receipt by the Depositary of a properly completed and executed Supplemental Letter of Transmittal, any Letter of Transmittal previously delivered to the Depositary by the Shareholder in respect of the Common Shares set forth in the Supplemental Letter of Transmittal will be deemed to have been withdrawn by the Shareholder.

(ii)	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and: (i) the Certificate(s) representing such Common Shares is (are) not immediately available; (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution;

(b)

a properly completed and executed Notice of Guaranteed Delivery (printed on PINK paper) in the form accompanying the Offer, or a manually executed facsimile thereof, including the guarantee of delivery by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time. Shareholders, through their respective CDS participants, who utilize CDS through a book-entry transfer (see Procedures for Book-Entry Transfer below), may also have the option of tendering a Notice of Guaranteed Delivery through CDS online letter of guarantee option (the “LOG option”). Participants tendering through LOG option in CDS are deemed to have completed the Notice of Guaranteed Delivery and such instructions are considered valid with the terms of the Offer;

(c)

the Certificate(s) representing all Deposited Common Shares, in proper form for transfer, and, if the Separation Time (as defined herein) has occurred at or prior to the Expiry Time and Rights Certificates have been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or Supplemental Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal or Supplemental Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares, and all other documents required by the terms of the Offer and the Letter of Transmittal or Supplemental Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal or Supplemental Letter of Transmittal prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Expiry Time; and

(d)

in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal or Supplemental Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal or Supplemental Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book- Entry Confirmation with respect to such deposited SRP Rights, and all other documents required by the terms of the Offer and the Letter of Transmittal or Supplemental Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal or Supplemental Letter of Transmittal prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

The Notice of Guaranteed Delivery must be delivered by courier or transmitted by facsimile, e-mail or mailed to the Depositary at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution or in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

Only Letters of Transmittal accompanied by DRS advices and not requiring a change in registration or address, or Notices of Guaranteed Delivery are acceptable for deposit via email scan or facsimile. Certificates must be mailed or couriered to the depositary.

(iii)	Acceptance by Book-Entry Transfer

Shareholders may accept the Offer by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal and Supplemental Letter of Transmittal at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Common Shares into the Depositary’s account in accordance with CDS procedures for such transfer. Delivery of Common Shares to the Depositary by means of a book-entry transfer will constitute a valid deposit of such Common Shares under the Offer.

Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid deposit under and in accordance with the terms of the Offer.

U.S. Shareholders may also accept the Offer by following the procedures established by their respective U.S. brokers. Any financial institution that is a participant in DTC may directly, or through their Canadian affiliates, also utilize CDS to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS. The Offeror understands that CDS and DTC will be issuing instructions to their participants as to the method of depositing such Common Shares under the terms of the Offer.

Participants in CDS or DTC should also contact the Depositary with respect to the deposit of their Common Shares under the Offer.

SRP Rights

Unless waived by the Offeror, holders of Common Shares are required to deposit one SRP Right for each Common Share in order to effect a valid deposit of such Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by IPL to the Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Common Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described above. In any case, a deposit of Common Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book- Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in the Letter of Transmittal and Supplemental Letter of Transmittal at or prior to 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up a Shareholder’s Common Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the Common Shares deposited by such holder.

General

The Offer will be deemed to be accepted by a Shareholder only if the Depositary has actually received the requisite documents at its office in Toronto, Ontario specified in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) at or prior to the Expiry Time. In all cases, payment for Common Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of (i) the Certificate(s) representing the Common Shares and, if applicable, the Rights Certificates (or, in the case of a book- entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares), (ii) a Letter of Transmittal or Supplemental Letter of Transmittal (as applicable), properly completed and duly executed, covering those Common Shares with the signature guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable), or in the case of Common Shares deposited by book-entry transfer, a Book- Entry Confirmation, and (iii) all other documents required by the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) before 5:00 p.m. (Mountain Standard Time) on the second trading day on the TSX after the Expiry Time.

The method of delivery of Certificates representing Common Shares (and, if applicable, the Rights Certificates), the Letter of Transmittal or Supplementary Letter of Transmittal (as applicable), the Notice of Guaranteed Delivery and all other required documents is at the option and risk of the person depositing such documents. The Offeror recommends that all such documents be delivered by courier to the Depositary or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual physical receipt by the Depositary.

All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in any deposit of any Common Shares. There shall be no duty or obligation on the Offeror, the Depositary, or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer, this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding.

The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in this Section 3. Under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom Shareholders own Common Shares may charge a fee to tender any such Common Shares on their behalf. Shareholders should consult their investment advisor, stock broker, bank, trust company or other intermediary to determine whether other charges will apply.

Shareholders whose Common Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance in depositing their Common Shares if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Shareholders should contact the Information Agent and Depositary, or a broker or dealer for assistance in accepting the Offer and in depositing Common Shares with the Depositary.

Dividends and Distributions

Subject to the terms and conditions of the Offer and subject, in particular, to Common Shares being validly withdrawn by or on behalf of a depositing Shareholder, and except as provided below, by accepting the Offer pursuant to the procedures set out herein, a Shareholder deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Common Shares covered by the Letter of Transmittal or Supplemental Letter of Transmittal or book-entry transfer (collectively, the “Deposited Common Shares”) and to all rights and benefits arising from such Deposited Common Shares, including, without limitation, the benefit of any and all dividends, distributions, payments, securities, property or other interests including SRP Rights that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Common Shares or any of them on and after the date of the Offer (other than monthly dividends of $0.04 per Common Share, in accordance with IPL’s publicly disclosed dividend policy as of the date of the Offer), including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”).

Power of Attorney

The execution of a Letter of Transmittal or Supplemental Letter of Transmittal (or, in the case of Common Shares deposited by book-entry transfer by the making of a book-entry transfer) irrevocably constitutes and appoints, effective at and after the time (the “Effective Time”) that the Offeror takes up the Deposited Common Shares, each director and officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Common Shares (which Deposited Common Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Securities, to the extent consisting of securities, on the appropriate securities registers maintained by or on behalf of IPL;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Law), as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of IPL;

(c)

to execute, endorse and negotiate, for an in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder; and

(d)	to exercise any other rights of a Shareholder with respect to such Purchased Securities, all as set out in the Letter of Transmittal or Supplemental Letter of Transmittal.

A Shareholder accepting the Offer under the terms of the Letter of Transmittal or Supplemental Letter of Transmittal (including by book-entry transfer) revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Common Shares or any Distributions. Such depositing Shareholder agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Common Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Common Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of this prospectus/offer to exchange, “Withdrawal of Deposited Common Shares”.

A Shareholder accepting the Offer under the terms of the Letter of Transmittal or Supplemental Letter of Transmittal (including by book-entry transfer) also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of IPL and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

Further Assurances

A Shareholder accepting the Offer covenants under the terms of the Letter of Transmittal or Supplemental Letter of Transmittal (including by book-entry transfer) to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority therein conferred or agreed to be conferred is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of such Shareholder and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the Shareholder and all obligations of the Shareholder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Shareholder.

Formation of Agreement; Shareholder’s Representations and Warranties

The acceptance of the Offer pursuant to the procedures set out above constitutes a binding agreement between a depositing Shareholder and the Offeror, effective immediately following the time at which the Offeror takes up the Common Shares deposited by such Shareholder, in accordance with the terms and conditions of the

Offer and the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable). This agreement includes a representation and warranty by the depositing Shareholder that: (i) the Person signing the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) or on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Deposited Common Shares and all rights and benefits arising from such Deposited Common Shares including, without limitation, any Distributions; (ii) the Person signing the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) or on whose behalf a book-entry transfer is made owns the Deposited Common Shares and any Distributions deposited under the Offer; (iii) the Deposited Common Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Common Shares or Distributions, to any other person; (iv) the deposit of the Deposited Common Shares and Distributions complies with applicable Law; and (v) when the Deposited Common Shares and associated SRP Rights are taken up and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all security interests, liens, restrictions, charges, encumbrances, claims and rights of others.

4.	Conditions of the Offer

Notwithstanding any other provision of the Offer, but subject to applicable Law, and in addition to (and not in limitation of) the Offeror’s right to vary or change the Offer at any time prior to the Expiry Time pursuant to Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”, the Offeror will not take up, purchase or pay for any Common Shares unless, at 5:00 p.m. (Mountain Standard Time) on July 13, 2021 or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period, there shall have been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, that represent more than 50% of the outstanding Common Shares, excluding any Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any Non-Independent Shareholder (the “Statutory Minimum Condition”). In the event that the Statutory Minimum Condition is not satisfied, the Offeror will have the right to withdraw or terminate the Offer or to extend the period of time during which the Offer is open for acceptance. The Statutory Minimum Condition cannot be waived by the Offeror.

In addition, the Offeror will have the right to withdraw the Offer and not take up or pay for any Common Shares deposited under the Offer, unless all of the following additional conditions are satisfied or waived by the Offeror at or prior to 5:00 p.m. (Mountain Standard Time) on July 13, 2021 or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period:

(a)

the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred, been discovered or been publicly disclosed since the date of the Offer, a Material Adverse Effect;

(b)

each of the Regulatory Approvals which have been made, given, obtained or occurred, as the case may be, shall be in full force and effect and any such occurrence shall not have been invalidated in any manner;

(c)	the Offeror shall have determined, in its reasonable judgment, that:

(i)

no act, action, suit or proceeding shall have been threatened, taken or commenced by or before, and no judgment or order shall have been issued by, any domestic or foreign elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity), any Governmental Entity in Canada, the United States or elsewhere, or other regulatory authority or any other person in any case, whether or not having the force of Law; and

(ii)	no Law shall have been proposed, enacted, promulgated, amended or applied,

in either case: (A) to prevent or challenge the Offer or the Offeror’s ability to maintain the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction; (B) to cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Common Shares, the right of the Offeror to own or exercise full rights of ownership over the Common Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction or which could have any such effect; (C) which has had or could have a Material Adverse Effect; (D) which seeks to compel the Offeror or any of its affiliates to dispose of or hold separate any material portion of the business, properties or assets of IPL or any of its subsidiaries; or (E) which may make uncertain the ability of the Offeror or its affiliates to complete the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(d)	the Offeror shall have determined, in its reasonable judgment, that there shall not have occurred or been threatened on or after the date of the Offer:

(i)	any general suspension of trading in, or limitation on prices for, securities on the TSX;

(ii)	any extraordinary or material adverse change in the financial, banking or capital markets or in major stock exchange indices in Canada or the United States;

(iii)	a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States;

(iv)

any limitation (whether or not mandatory) by any Governmental Entity on, or other event that, in the reasonable judgment of the Offeror, might affect the extension of credit by banks or other financial institutions;

(v)

any material change in currency exchange rates or a suspension or limitation on the markets therefor including Canada or the United States, in each case which is reasonably likely to have a material adverse effect on IPL or on the Offeror’s ability to complete the Offer;

(vi)

a commencement of war or armed hostilities or other national or international calamity involving Canada or the United States (including the COVID pandemic, but only in respect of a material acceleration or worsening thereof); or

(vii)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof (including the COVID pandemic),

that might make it inadvisable for the Offeror to proceed with the Offer, to take up and pay for Common Shares deposited under the Offer or complete any Compulsory Acquisition or Subsequent Acquisition Transaction; and

(e)

neither the Offeror nor any of its affiliates shall have entered into a definitive agreement or an agreement in principle with IPL providing for a plan of arrangement, amalgamation, merger, acquisition of assets or other business combination with IPL or for the acquisition of securities of IPL or for the commencement of a new offer for the Common Shares, pursuant to which the Offeror has determined that the Offer will be withdrawn and/or terminated.

The foregoing conditions are for the exclusive benefit of the Offeror. The Offeror may assert any of the foregoing conditions at any time, regardless of the circumstances giving rise to such assertion. The Offeror may waive any of the foregoing conditions, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. Each of the foregoing conditions is independent of, and in addition to, each of the other foregoing conditions. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right; the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Toronto, Ontario. The Offeror, promptly after giving any such notice, shall issue and file a press release announcing such waiver or withdrawal and shall cause the Depositary, if required by Law, as soon as practicable thereafter to notify the Shareholders thereof in the manner set forth in Section 10 of this prospectus/offer to exchange, “Notices and Delivery”, and shall provide a copy of the aforementioned notice to the TSX. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Common Shares deposited under the Offer and the Depositary will promptly return all Certificates representing deposited Common Shares, Letters of Transmittal, Notices of Guaranteed Delivery and related documents to the parties by whom they were deposited at the Offeror’s expense. See Section 8 of this prospectus/offer to exchange, “Return of Deposited Common Shares”.

5.	Extension, Variation or Change in the Offer

The Offer is open for acceptance from the date of the Offer until the Expiry Time, subject to extension or variation in the Offeror’s sole discretion or as set out below, unless the Offer is withdrawn by the Offeror. In addition, if the Offeror takes up any Common Shares under the Offer, the Offer will be extended and remain open for the deposit of Common Shares for not less than 10 U.S. Business Days from the date on which Common Shares are first taken up. The Offeror will only extend the Offer once after the Offeror takes up any Common Shares under the Offer.

Subject to the limitations set out below, the Offeror reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Law) to vary the terms of the Offer (including, without limitation, by extending or abridging the period during which Common Shares may be deposited under the Offer where permitted by applicable Law).

Under applicable Law, the Offeror is required to allow Common Shares to be deposited under the Offer for an initial deposit period of at least 105 days. The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days (or 20 U.S. Business Days, whichever is the later) from the date of the Offer: (i) if IPL issues a deposit period news release in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if IPL issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days (or 20 U.S. Business Days, whichever is the later) from the date of the Offer. The Offeror intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Law.

If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, the terms of the Offer are varied, including any reduction of the period during which securities may be deposited under the Offer pursuant to applicable Law, or any extension of the period during which securities may be deposited under the bid pursuant to applicable Law, and whether or not that variation results from the exercise of any right contained in the Offer, the Offeror will promptly (i) issue and file a news release to the extent and in the manner required by applicable Law, and (ii) send a notice of variation in the manner set out in Section 10 of this prospectus/offer to exchange, “Notices and Delivery”, to every person to whom the Offer is required to be sent under applicable Law and whose Common Shares were not taken up before the date of the variation. If there is a notice of variation, the period during which Common Shares may be deposited under the Offer must not expire before 10 U.S. Business Days after the date of the notice of variation. If the Offeror is required to send a notice of variation before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 U.S. Business Days after the date of the notice of variation, and the Offeror must not take up Common Shares deposited under the Offer before 10 U.S. Business Days after the date of the notice of variation. In addition, the Offeror will file a copy of such notice and will provide a copy of such notice in the manner required by applicable Law as soon as practicable thereafter to IPL, the TSX and the Securities Regulatory Authorities, as applicable. Any notice of variation of the Offer will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario.

If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in this prospectus/offer to exchange or this prospectus/offer to exchange or any notice of change or notice of variation that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the BIPC Shares), the Offeror will promptly (a) issue and file a news release of such change to the extent and in the manner required by applicable Law, and (b) send a notice of the change in the manner set out in Section 10 of this prospectus/offer to exchange, “Notices and Delivery”, to every person to whom the Offer was required to be sent and whose Common Shares were not taken up before the date of the change. If the Offeror is required to send a notice of change before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 U.S. Business Days after the date of the notice of change, and the Offeror must not take up Common Shares deposited under the Offer before 10 U.S. Business Days after the date of the notice of change. In addition, the Offeror will file a copy of such notice and will provide a copy of such notice in the manner required by applicable Law as soon as practicable thereafter to IPL, the TSX and the Securities Regulatory Authorities, as applicable. Any notice of change in information will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario.

During any extension or in the event of any variation of the Offer or change in information, all Common Shares previously deposited and not taken up or withdrawn will remain subject to the Offer and may be taken up by the Offeror in accordance with the terms hereof. An extension of the Expiry Time, a variation of the Offer or a change in information does not, unless otherwise expressly stated, constitute a waiver by the Offeror of its rights under Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

Notwithstanding the foregoing, but subject to applicable Law, the Offeror may not make a variation in the terms of the Offer, other than a variation to extend the time during which Common Shares may be deposited under the Offer or a variation to increase the consideration for the Common Shares, after the Offeror becomes obligated to take up Common Shares deposited under the Offer. If the consideration being offered for the Common Shares under the Offer is increased, the increased consideration will be paid to all depositing Shareholders whose Common Shares are taken up under the Offer, whether or not such Common Shares were taken up before the increase.

6.	Take-Up of and Payment for Deposited Common Shares

If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer” have been satisfied or waived by the Offeror, the Offeror will immediately take up the Common Shares validly deposited under the Offer and not withdrawn. The Offeror will pay for Common Shares taken up under the Offer as soon as possible but in any event not later than three business days after the Common Shares are taken up. In accordance with applicable Law, if the Offeror is obligated to take up such Common Shares, the Offeror will extend the period during which Common Shares may be deposited under the Offer for an additional period of at least 10 U.S. Business Days following the expiry of the initial deposit period (the “mandatory 10–day extension period”). The Offeror will take up and pay for Common Shares deposited under the Offer during the mandatory 10-U.S. Business Day extension period not later than 3 days after such deposit.

The Offeror will be deemed to have taken up and accepted for payment Common Shares validly deposited and not withdrawn under the Offer if, as and when the Offeror gives written notice, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario to that effect. Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion to, on, or after the Expiry Time, terminate or withdraw the Offer and not take up or pay for any Common Shares if any condition specified in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”, is not satisfied or waived, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario. The Offeror will not, however, take up and pay for any Common Shares deposited under the Offer unless it simultaneously takes up and pays for all Common Shares then validly deposited under the Offer and not withdrawn.

The Offeror will pay for Common Shares validly deposited under the Offer that are not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) and certificates or DRS advices for the Share Consideration, as applicable, for transmittal to depositing Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making payments for Common Shares.

The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares under the Offer.

All cash payments under the Offer will be made in Canadian dollars.

Settlement with each Shareholder who has deposited (and not withdrawn) Common Shares under the Offer will be made by the Depositary issuing or causing to be issued a cheque (except for payments in excess of $25 million, which will be made by wire transfer, as set out in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable)) payable in Canadian funds and/or delivering or causing to be delivered certificates or DRS advices representing the Share Consideration in the amount to which the person depositing Common Shares is entitled. Unless otherwise directed by the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable), the cheque or certificates or DRS advices will be issued in the name of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary to hold the cheque or certificates or DRS advices for pick-up by checking the appropriate box in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable), the cheque or certificates or DRS advices will be forwarded by first class mail to such person at the address specified in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable). If no such address is specified, the cheque or certificates or DRS advices will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of IPL. Cheques or certificates or DRS advices mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Law, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

7.	Withdrawal of Deposited Common Shares

Except as otherwise stated in this Section 7 or as otherwise required by applicable Law, all deposits of Common Shares under the Offer are irrevocable. Unless otherwise required or permitted by applicable Law, any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)	at any time before the deposited Common Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Common Shares have not been paid for by the Offeror within three business days after the Common Shares have been taken up by the Offeror under the Offer;

(c)	at any time before the expiration of 10 U.S. Business Days (or a period otherwise consistent with applicable Law) from the date upon which either:

(i)

a notice of change relating to a change which has occurred in the information contained in this prospectus/offer to exchange, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the BIPC Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)

a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Common Shares under the Offer and an extension of the time for deposit to not later than 10 U.S. Business Days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Common Shares or an extension of the time for deposit to not later than 10 U.S. Business Days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Common Shares have not been taken up by the Offeror at the date of the notice; or

(d)

if the deposited Common Shares have not been taken up by the Offeror under the Offer or not otherwise paid for or returned by the Offeror at any time after April 23, 2021, the date that is sixty (60) days from the date of the original prospectus/offer to exchange dated February 22, 2021, pursuant to Section 14 (d)(5) under the U.S. Exchange Act.

Withdrawals of Common Shares deposited under the Offer must be effected by notice of withdrawal made by or on behalf of the depositing Shareholder and must be actually received by the Depositary at the place of deposit of the applicable Common Shares (or Notice of Guaranteed Delivery in respect thereof) within the time limits indicated above. Notices of withdrawal: (i) must be made by a method that provides the Depositary with a written or printed copy; (ii) must be signed by or on behalf of the person who signed the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) accompanying (or Notice of Guaranteed Delivery in respect of) the Common Shares which are to be withdrawn; and (iii) must specify such person’s name, the number of Common Shares to be withdrawn, the name of the registered holder and the Certificate number shown on each Certificate representing the Common Shares to be withdrawn. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) (as described in the instructions set out therein), except in the case of Common Shares deposited for the account of an Eligible Institution.

If Common Shares have been deposited pursuant to the procedures for book-entry transfer, as set out in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, any notice of withdrawal must specify the name and number of the account at CDS to be credited with the withdrawn Common Shares and otherwise comply with the procedures of CDS.

A withdrawal of Common Shares deposited under the Offer can only be accomplished in accordance with the foregoing procedures. The withdrawal will take effect only upon actual receipt by the Depositary of the properly completed and executed written notice of withdrawal.

Investment dealers, banks, trust companies or other intermediaries may set deadlines for the withdrawal of Common Shares deposited under the Offer that are earlier than those specified above. Shareholders should contact their brokers or other intermediaries for assistance.

All questions as to the validity (including, without limitation, timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding. There is no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defect or irregularity in any notice of withdrawal and no liability shall be incurred or suffered by any of them for failure to give such notice.

If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for Common Shares or is unable to take up or pay for Common Shares for any reason, then, without prejudice to the Offeror’s other rights, Common Shares deposited under the Offer may, subject to applicable Law, be retained by the Depositary on behalf of the Offeror until such Common Shares are withdrawn by Shareholders in accordance with this Section 7 or pursuant to applicable Law.

Withdrawals cannot be rescinded and any Common Shares withdrawn will be deemed not validly deposited for the purposes of the Offer, but may be re-deposited at any subsequent time at or prior to the Expiry Time by following any of the procedures described in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance”.

In addition to the foregoing rights of withdrawal, Shareholders in the provinces and territories of Canada are entitled to one or more statutory rights of rescission, price revision or to damages in certain circumstances. See Section 41 of this prospectus/offer to exchange, “Statutory Rights”.

8.	Return of Deposited Common Shares

Any Deposited Common Shares that are not taken up and paid for by the Offeror pursuant to the terms and conditions of the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either (i) sending Certificates representing the Common Shares not purchased by first-class insured mail to the address of the depositing Shareholder specified in the Letter of Transmittal or Supplemental Letter of Transmittal (as applicable) or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of IPL, or (ii) in the case of Common Shares deposited by book-entry transfer of such Common Shares pursuant to the procedures set out in Section 3 of this prospectus/offer to exchange, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Common Shares will be credited to the depositing holder’s account maintained with CDS or through its US intermediary or broker, as applicable.

9.	Changes in Capitalization; Adjustments; Liens

If, on or after the date of the Offer, IPL should divide, combine, reclassify, consolidate, convert or otherwise change any of the Common Shares or its capitalization, issue any Common Shares, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change. See Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”.

Common Shares and any Distributions acquired under the Offer shall be transferred by the Shareholder and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, property, rights (including SRP Rights), assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Common Shares, whether or not separated from the Common Shares.

If, on or after the date of the Offer, IPL should declare, set aside or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Common Share, which is or are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its intermediary or transferee on the securities register maintained by or on behalf of IPL, then (and without prejudice to its rights under Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”): (i) in the case of any such cash dividends, distributions or payments that in an aggregate amount do not exceed the purchase price per Common Share payable, the purchase price per Common Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment, and (ii) in the case of any such cash dividends, distributions or payments that in an aggregate amount exceeds the purchase price per Common Share payable by the Offeror pursuant to the Offer, or in the case of any non- cash dividend, distribution, payment, securities, property, rights, assets or other interests, the whole of any such dividend, distribution, payment, securities, property, rights, assets or other interests (and not simply the portion that exceeds the purchase price per Common Share payable by the Offeror under the Offer), the amount of any excess will be received and held by the depositing Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. The Offeror will be entitled to deduct from the consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

The declaration or payment of any such dividend or distribution may have tax consequences not described under Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations” or in Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”. Shareholders should consult their own tax advisors as to the tax consequences of the declaration or payment of any such dividend or distribution.

10.	Notices and Delivery

Without limiting any other lawful means of giving notice, and unless otherwise specified by applicable Law, any notice to be given by the Offeror or the Depositary under the Offer will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the registered Shareholders at their respective addresses as shown on the register maintained by or on behalf of IPL in respect of the Common Shares, and, unless otherwise specified by applicable Law, will be deemed to have been received on the first business day following the date of mailing. For this purpose, “business day” means any day other than a Saturday, Sunday or statutory holiday in the jurisdiction to which the notice is mailed. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail services following mailing. Except as otherwise permitted by applicable Law, if mail service is interrupted or delayed following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by applicable Law, if post offices in Canada are not open for the deposit of mail, any notice which the Offeror or the Depositary may give or cause to be given to Shareholders under the Offer will be deemed to have been properly given and to have been received by Shareholders if (i) it is given to the TSX for dissemination through its facilities, (ii) it is published once in the National Edition of The Globe and Mail or The National Post and in Québec, in Le Journal de Montréal or Le Devoir, in French, or (iii) it is delivered to any of NASDAQ, Cision or Canada Newswire for dissemination through their respective facilities.

This prospectus/offer to exchange and the accompanying Letter of Transmittal and Supplemental Letter of Transmittal and Notice of Guaranteed Delivery have been or will be mailed to registered Shareholders by first class mail, postage prepaid, or made available in such other manner as is permitted by applicable Law and the Offeror will use its reasonable efforts to furnish such documents to investment dealers, banks and similar persons whose names, or the names of whose nominees, appear in the register maintained by or on behalf of IPL in respect of the Common Shares or, if security position listings are available, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to the beneficial owners of Common Shares where such listings are received.

These securityholder materials are being sent to both registered and non-registered owners of securities. If you are a non- registered owner, and the Offeror or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable regulatory requirements from the intermediary holding such securities on your behalf.

Wherever the Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at the Toronto, Ontario office of the Depositary specified in the Letter of Transmittal or Supplemental Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable.

11.	Mail Service Interruption

Notwithstanding the provisions of this prospectus/offer to exchange, the Letter of Transmittal or Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery, cheques and/or certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to cheques, certificates or any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited Certificate(s) for Common Shares were delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror shall provide notice of any such determination not to mail made under this Section 11 as soon as reasonably practicable after the making of such determination and in accordance with Section 10 of this prospectus/offer to exchange, “Notices and Delivery”. Notwithstanding Section 6 of this prospectus/offer to exchange, “Take-Up of and Payment for Deposited Common Shares”, cheques, certificates and any other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Shareholder at the Toronto, Ontario office of the Depositary.

12.	Market Purchases and Sales of Common Shares

The Offeror reserves the right to, and may, acquire or cause an affiliate to acquire beneficial ownership of Common Shares by making or arranging for purchases through the facilities of the TSX at any time, and from time to time, prior to the Expiry Time subject to and in accordance with applicable Law. In no event, however, will the Offeror (or its affiliates) make any such purchases of Common Shares until the third business day following the date of the Offer and the Offeror shall comply with the following requirements under Section 2.2(3) of NI 62-104, in the event it decides to make any such purchases:

(a)	such intention shall be stated in a news release issued and filed at least one business day prior to making such purchases;

(b)	the aggregate number of Common Shares beneficially acquired shall not exceed five percent of the outstanding Common Shares as of the date of the Offer, calculated in accordance with applicable Law;

(c)	the purchases shall be made in the normal course in Canada through the facilities of the TSX (and no purchases will be pre-arranged with a buyer that resides in the U.S.);

(d)

the Offeror shall issue and file a news release containing the information required under applicable Law immediately after the close of business of the TSX on each day on which Common Shares have been purchased, and such news release will also be filed with the SEC; and

(e)

the broker involved in such trades shall provide only customary broker services and receive only customary fees or commissions, and no solicitation for the sale or purchase of Common Shares shall be made by the Offeror or its agents (other than under the Offer) or the seller or its agents.

Purchases pursuant to Section 2.2(3) of NI 62-104 will not be counted in any determination as to whether the Statutory Minimum Condition has been fulfilled. Purchases pursuant to Section 2.2(3) of NI 62-104 will also comply with the rules and regulations of the United States, including Rule 14e-5 under the U.S. Exchange Act. To the extent information about such purchases is made public in Canada, such information will be disclosed by means of a press release or other means reasonably calculated to inform Shareholders in the United States of such information.

Although the Offeror has no present intention to sell Common Shares taken up under the Offer, the Offeror reserves the right to make or enter into agreements, commitments or understandings at or prior to the Expiry Time to sell any of such Common Shares after the Expiry Time, subject to applicable Law and to compliance with section 2.7(2) of NI 62-104. For the purposes of this Section 12, the “Offeror” includes any person acting jointly or in concert with the Offeror.

13.	Other Terms of the Offer

(a)

The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(b)

The Offeror reserves the right to transfer to one or more affiliates of the Offeror the right to purchase all or any portion of the Common Shares deposited pursuant to the Offer, but any such transfer will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Common Shares to receive payment for Common Shares validly deposited and accepted for payment under the Offer.

(c)

In any jurisdiction in which the Offer is required to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Offeror by brokers or dealers licensed under the Laws of such jurisdiction.

(d)

No broker, dealer or other person has been authorized to give any information or make any representation on behalf of the Offeror not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer or other person shall be deemed to be the agent of the Offeror or the Depositary and the Information Agent for the purposes of the Offer.

(e)

The provisions of the cover pages, Summary, Questions and Answers About the Offer, the Glossary, this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery accompanying this prospectus/offer to exchange, including the instructions contained therein, as applicable, form part of the terms and conditions of the Offer.

(f)

The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the terms and conditions of the Offer (including, without limitation, the satisfaction of the conditions of the Offer), this prospectus/offer to exchange, the Letter of Transmittal and Supplemental Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawals of Common Shares.

(g)

This prospectus/offer to exchange do not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders residing in any jurisdiction in which the making or the acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in the Offeror’s sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to Shareholders in any such jurisdiction.

(h)

The Offeror reserves the right to waive any defect in acceptance with respect to any particular Common Shares or any particular Shareholder. There shall be no duty or obligation of the Offeror, the Depositary and the Information Agent, or any other person to give notice of any defect or irregularity in the deposit of Common Shares or in any notice of withdrawal and, in each case, no liability shall be incurred or suffered by any of them for failure to give such notice.

14.	The Offeror

The Offeror has been established by BIF IV, a private fund managed by Brookfield Asset Management Inc., for the purposes of making the Offer as described herein. BIF IV is Brookfield’s latest flagship global infrastructure fund, and has total equity commitments of US$20 billion. Brookfield Infrastructure is the largest limited partner in BIF IV and will participate in the Offer both through its interest in BIF IV and alongside BIF IV on a co-investment basis through contribution of the BIPC Shares.

Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management Inc., a global alternative asset manager with over US$600 billion of assets under management, and is a leading global infrastructure company that owns and operates high-quality, essential, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. It is focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows. Investors can access Brookfield Infrastructure’s portfolio either through BIP, a listed Bermuda-based exempted limited partnership, or BIPC, a listed Canadian corporation.

BIPC is a corporation existing under the laws of the Province of British Columbia. BIPC was established by Brookfield Infrastructure as a vehicle to own and operate certain infrastructure assets on a global basis. Specifically, its operations consist principally of the ownership and operation of a regulated gas transmission system in Brazil and of regulated distribution operations in the United Kingdom, but upon Brookfield’s recommendation and allocation of opportunities to BIPC, it intends to seek acquisition opportunities in other sectors with similar attributes. Brookfield Infrastructure’s current operations consist of utilities, transport, midstream and data businesses in North and South America, Europe and Asia Pacific. BIP’s registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda. BIPC’s head office is located at 250 Vesey Street, 15th Floor, New York NY 10281 and its registered office is located at 1055 West Georgia Street Suite 1500, P.O Box 11117, Vancouver, British Columbia, V6E 4N7.

The BIPC Shares are listed for trading on each of the TSX and the NYSE under the symbol “BIPC” and the BIP Units are listed for trading on the TSX under the symbol “BIP.UN” and on the NYSE under the symbol “BIP”. Each BIPC Share has been structured with the intention of providing an economic return equivalent to one BIP Unit. Each of BIPC and BIP is a reporting issuer or the equivalent in each of the provinces and territories of Canada. BIPC was created to provide investors with greater flexibility in how they access Brookfield Infrastructure’s globally diversified portfolio of high-quality infrastructure assets. The issuance of the BIPC Shares as the Share Consideration is subject to receipt of customary approvals from the TSX and the NYSE.

For further information regarding each of BIP and BIPC, refer to their respective filings with applicable Securities Regulatory Authorities, which may be obtained through SEDAR at www.sedar.com.

15.	Exchange LP

Exchange LP is an Alberta limited partnership controlled indirectly by BIP. Exchange LP was established for the sole purpose of the Offer and has not carried on any active business since formation other than in connection with the Offer. Exchange LP is governed by a limited partnership agreement (the “Exchange LPA”) pursuant to the Partnership Act (Alberta).

The capital of Exchange LP will be as follows: (i) general partnership units; (ii) class A limited partnership units (“LP Units”); and (iii) Exchangeable LP Units. An indirect newly formed subsidiary of BIP is the general partner (“Exchange GP”) of Exchange LP and another indirect subsidiary of BIP (“LP Co”) is the limited partner of Exchange LP. Each of Exchange GP and LP Co will at all times be residents of Canada for the purposes of the Tax Act.

Description of Exchangeable LP Units

The Offer has been structured to provide Canadian Shareholders that are not exempt from tax under the Tax Act with an opportunity, subject to them filing the applicable tax election, to obtain a full or partial deferral of capital gains for Canadian federal income tax purposes on the exchange of their Common Shares for Exchangeable LP Units under the Offer as described herein. The Exchangeable LP Units will be issued by Exchange LP and will be exchangeable at any time on a one-for-one basis, at the option of the holder, for BIPC Shares, subject to their terms and applicable Law. An Exchangeable LP Unit will provide a holder thereof with economic terms that are substantially equivalent to those of a BIPC Share (including the same distribution entitlement).

Shareholders not resident in Canada for the purposes of the Tax Act (Shareholders resident in the United States or another country other than Canada) are not eligible to receive Exchangeable LP Units under the Offer.

Shareholders who hold their shares through a tax-exempt account, including but not limited to registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan, or a tax-free savings account are not eligible to receive Exchangeable LP Units under the Offer.

For additional details and certain material terms of the Exchangeable LP Units see Appendix D — Description of the Exchangeable LP Units hereto.

Canadian Securities Law Matters

Distribution of Exchangeable LP Units

The issuance of the Exchangeable LP Units pursuant to the Offer will constitute a distribution of securities which is exempt from the prospectus requirements of Canadian securities Laws and is exempt from or otherwise is not subject to the registration requirements under applicable Canadian securities Laws. The Exchangeable LP Units are not transferable. For additional details, see Appendix D — Description of the Exchangeable LP Units hereto.

Exemption from Reporting Issuer Obligations for Exchange LP

Prior to completion of the Offer, Exchange LP will not be a reporting issuer or the equivalent in any jurisdiction and will not have any securities listed on any stock exchange. As of the Effective Time, Exchange LP will become a reporting issuer in the provinces of Canada in which BIPC is currently a reporting issuer by virtue of the completion of the Offer. Exchange LP intends to seek exemptive relief from the Securities Regulatory Authorities to the effect that Exchange LP will be exempt from Canadian continuous disclosure requirements set forth in National Instrument 51-102 — Continuous Disclosure Requirements (“NI 51-102”), so long as certain requirements of section 13.3 of NI 51-102 are satisfied, including that Exchange LP sends to holders of Exchangeable LP Units, in the manner and at the time required by Canadian securities Laws, all financial and other continuous disclosure documents that BIPC sends to its shareholders.

Risk Factors – Risks Relating to the Exchangeable LP Units

The exchange ratio is fixed

The exchange ratio of Common Shares to Exchangeable LP Units is fixed and will not increase or decrease due to fluctuations in the market price of BIPC Shares or the Common Shares. The market price of BIPC Shares or Common Shares could each fluctuate significantly prior to the Effective Date in response to various factors and events, including, without limitation, as a result of the differences between BIPC’s and IPL’s actual financial or operating results and those expected by investors and analysts, changes in analysts’ projections or recommendations, changes in general economic or market conditions, and broad market fluctuations. As a result of such fluctuations, historical market prices are not indicative of future market prices or of the market value of the Exchangeable LP Units that Shareholders may receive on the Effective Date. There can be no assurance that the market value of Exchangeable LP Units that Shareholders may receive on the Effective Date will equal or exceed the market value of the Common Shares held by such Shareholders prior to the Effective Date. Similarly, there can be no assurance that the trading price of BIPC Shares will not decline following the completion of the Offer.

The issuance of Exchangeable LP Units under the Offer may cause the market price of BIPC Shares to decline

As of June 23, 2021, there are approximately 44.95 million BIPC Shares outstanding. A maximum of 31.0 million Exchangeable LP Units (including Exchangeable LP Units issued in connection with any Supplementary Elections) will be issued in connection with the Offer, each of which is exchangeable into one BIPC Share. The issuance of these new BIPC Shares and their sale in the public market from time to time could have the effect of depressing the market price for BIPC Shares.

Shareholders may not receive their desired mix of Exchangeable LP Units, BIPC Shares and/or cash in the Offer due to proration

In light of the Maximum Unit Consideration available under the Offer, it is possible that Canadian Shareholders who elect to receive Exchangeable LP Units for their Common Shares will receive less Exchangeable LP Units than the number elected in consideration of such Shareholder’s Common Shares and instead will receive an amount of cash due to proration.

The price at which the Supplementary Unit Consideration will be issued is not fixed

The price at which the Exchangeable LP Units comprising the Supplementary Unit Consideration will be issued is not fixed and may increase or decrease due to fluctuations in the market price of BIPC Shares leading up to the Expiry Time. The market price of BIPC Shares could fluctuate significantly prior to the Expiry Time in response to various factors and events, including, without limitation, as a result of the differences between BIPC’s actual financial or operating results and those expected by investors and analysts, changes in analysts’ projections or recommendations, changes in general economic or market conditions, and broad market fluctuations. As a result of such fluctuations, historical market prices are not indicative of future market prices or of the market value of the Exchangeable LP Units that Supplementary Electing Shareholders receive pursuant to a Supplementary Election. There can be no assurance that the market value of Exchangeable LP Units that Supplementary Electing Shareholders receive pursuant to a Supplementary Election will equal or exceed the market value of the Common Shares held by such Shareholders prior to the Effective Date. Similarly, there can be no assurance that the trading price of BIPC Shares will not decline following the completion of the Offer.

There will be no trading market for Exchangeable LP Units

The Exchangeable LP Units will not be listed or quoted on a stock exchange and will not generally be transferable. Holders of Exchangeable LP Units wishing to sell their Exchangeable LP Units will have to exchange such units for BIPC Shares in accordance with their terms and sell the latter. As a result, it could take longer to liquidate an investment in Exchangeable LP Units than it would to liquidate an investment in BIPC Shares. If Exchangeable LP Units are held in certificated form, it will take longer to effect an exchange to BIPC Shares than if Exchangeable LP Units are held in book-based form through a broker. Accordingly, holders who receive Exchangeable LP Units in certificated form are encouraged to discuss with their broker moving their holdings to book-based form in order to facilitate a prompt exchange into BIPC Shares.

A transaction beyond the control of a holder of Exchangeable LP Units may result in a taxable event for such holder

The Offer has been structured to provide the opportunity for Canadian Shareholders that are not exempt from tax under the Tax Act with the opportunity, subject to them filing the applicable tax election, to defer the recognition of all or a portion of any gain otherwise realized on the Offer for Canadian federal income tax purposes. A holder of Exchangeable LP Units will, however, generally realize a gain or loss on a disposition of Exchangeable LP Units. Prior to the tenth anniversary of the Effective Date, BIP may elect to purchase (directly or through a BIP Designee) Exchangeable LP Units in limited circumstances, and BIP may purchase (directly or through a BIP Designee) the Exchangeable LP Units in any circumstances on or after the tenth anniversary of the Effective Date. Thus, a holder of Exchangeable LP Units may have a taxable event in a transaction beyond such holder’s control.

An exchange of Exchangeable LP Units will have Canadian tax consequences

The Offer provides the opportunity for a tax deferral to Electing Shareholders who receive Exchangeable LP Units pursuant to the Offer and file the appropriate tax elections. However, such Canadian Shareholders will generally only be able to obtain a Canadian tax deferral for as long as they hold the Exchangeable LP Units. The exchange of Exchangeable LP Units for BIPC Shares will be a taxable transaction for Electing Shareholders. See “Tax Considerations to Shareholders — Certain Canadian Federal Income Tax Considerations”.

A holder of Exchangeable LP Units who becomes a U.S. Resident will not be eligible to exchange its Exchangeable LP Units for BIPC Shares

An Electing Shareholder who receives Exchangeable LP Units as part of the Offer will not be eligible to exchange its Exchangeable LP Units for BIPC Shares if such Electing Shareholder resides in the United States at the time of the proposed exchange. If a holder of Exchangeable LP Units is ineligible to exchange its Exchangeable LP Units because of its U.S. residency, BIP will sell the equivalent number of BIPC Shares on the TSX that such Electing Shareholder would otherwise have been eligible to receive and remit the proceeds in cash to the Electing Shareholder in exchange for the Exchangeable LP Units. No assurance can be given that the prevailing market price at the time of sale by BIP of the BIPC Shares will be equal to the value that would be received by the Shareholder if it had received BIPC Shares and could exercise discretion over the terms under which it sold these securities.

16.	IPL

IPL was formed under the Business Corporations Act (Alberta) (the “ABCA”) pursuant to an amalgamation on September 2, 2013 and is the corporate successor of Inter Pipeline Fund, a limited partnership formerly established under the laws of Alberta.

IPL’s head and registered office is located at Suite 3200, 215 — 2nd Street SW Calgary, AB T2P 1M4.

For further information regarding IPL, refer to IPL’s filings with applicable Securities Regulatory Authorities, which may be obtained through SEDAR at www.sedar.com.

17.	Certain Information Concerning Securities of IPL

IPL Securities subject to the Offer

IPL’s authorized share capital consists of an unlimited number of Common Shares without nominal or par value and an unlimited number of convertible shares. Holders of Common Shares are entitled to: (i) one vote at all meetings of shareholders of IPL except meetings at which only holders of a specified class of share are entitled to vote; (ii) subject to the prior rights and privileges attaching to any other class of shares, the right to receive any dividend on the Common Shares declared by IPL; and (iii) subject to the prior rights and privileges attaching to any other class of shares, the right to receive the remaining property of IPL upon dissolution.

Based on information disclosed on the TSX website as of June 23, 2021, there were issued and outstanding 429,219,175 Common Shares.3

Based solely on the information above, the Offeror understands that 387,370,318 Common Shares would be subject to the Offer, excluding Common Shares beneficially owned by the Offeror Group.

Trading in IPL Securities

The Common Shares are traded on the TSX under the symbol “IPL”.

The following table sets forth, for the periods indicated, the reported high and low trading prices and the aggregate volume of trading of the Common Shares on the TSX.

	Trading of Common Shares
	High ($)	Low ($)	Volume (#)
August 2020	14.90	12.53	33,294,138
September 2020	14.47	12.55	59,556,875
October 2020	13.52	11.23	54,594,334
November 2020	13.98	11.40	44,551,743
December 2020	13.75	11.74	49,575,551
January 2021	13.67	11.83	39,150,853
February 2021	18.17	12.86	41,617,950
March 2021	18.61	17.66	37,691,010
April 2021	18.30	17.70	33,371,300
May 2021	18.15	17.40	25,664,000
June 23, 2021	20.67	17.97	43,113,900

Source:	Bloomberg

The volume weighted average trading price of the Common Shares on the TSX over the 30 trading days ended on February 10, 2021, being the last trading day on the TSX prior to the public announcement by the Offeror of its intention to make the Offer, was $13.07 per Common Share, and the closing price of the Common Shares on the TSX on that date was $13.40. The volume weighted average trading price of the Common Shares on the TSX over the 30 trading days ended on May 28, 2021, being the last trading day on the TSX prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, was $17.88 per Common Share, and the closing price of the Common Shares on the TSX on that date was $17.68.

[3]	Source: https://www.money.tmx.com/en/quote/IPL.

18.	Background to the Offer

In the ordinary course of business, Brookfield continually evaluates potential investment opportunities and possible acquisitions of businesses, joint ventures, business combinations and other commercial transactions that may be available to support Brookfield’s businesses, including by advancing the investment objectives of Brookfield’s managed clients investment funds or other vehicles, which include its flagship public companies, such as Brookfield Infrastructure, as well as its private funds, such as BIF IV.

Beginning in March 2020, Brookfield identified IPL as an attractive investment opportunity for BIF IV and began to acquire Common Shares through the facilities of the TSX, and, in addition, in June 2020 began acquiring exposure to the economics of the Common Shares through cash-settled share swap transactions (collectively, “Total Return Swap”) with an ISDA swap dealer (which swap exposure does not give Brookfield any right to vote, or direct or influence the voting, acquisition, or disposition of any Common Shares by the ISDA swap dealer). Brookfield continued to acquire Common Shares and obtain additional economic exposure under the Total Return Swap periodically until October 2020, for purposes of holding the position as an investment within BIF IV’s portfolio.

On June 15, 2020, Brian Baker, Managing Partner and Chief Investment Officer in Brookfield’s Infrastructure Group, spoke by telephone with Spil Kousinioris, IPL’s Vice President, Corporate Development. Mr. Baker and Mr. Kousinioris discussed general developments regarding IPL’s business and the energy infrastructure sector, as well as IPL’s proposed strategic process regarding the Heartland Petrochemical Complex. Mr. Baker and Mr. Kousinioris ended the conversation with a suggestion for a follow up discussion in person in Calgary in the early autumn, should circumstances permit.

On September 11, 2020, Mr. Baker and Paul Hawksworth, Senior Vice President in Brookfield’s Infrastructure Group, met with Christian Bayle, IPL’s President and Chief Executive Officer, and Mr. Kousinioris in Calgary. The meeting covered an overview of Brookfield’s infrastructure business, a general discussion of trends in the energy infrastructure sector and discussions regarding some of the challenges facing IPL’s business.

Messrs. Baker and Hawksworth met with Messrs. Bayle and Kousinioris again on November 4, 2020. At the November 4th meeting, Messrs. Baker and Hawksworth informed Messrs. Bayle and Kousinioris that Brookfield was a significant investor in IPL and expressed Brookfield’s interest in exploring a potential strategic acquisition of IPL. Mr. Baker and Mr. Kousinioris spoke by telephone again on November 5, 2020 when Mr. Kousinioris indicated that for IPL to have further discussions on the matter, an appropriate next step would be a written expression of interest that could be shared with the IPL Board.

On November 11, 2020, Brookfield sent a letter to Christian Bayle, IPL’s President and Chief Executive Officer, confirming Brookfield’s interest in exploring a potential strategic transaction with IPL and re-iterating to Mr. Bayle that Brookfield was one of IPL’s largest investors. Brookfield conveyed its concerns regarding the deterioration of IPL’s cost of capital and expressed reservations in the likelihood that IPL’s process to find a capital partner for the Heartland Petrochemical Complex would result in a suitable outcome for IPL absent significant structural protections for a new investor. Brookfield also stated its belief that IPL would be better served as a private company with a strong financial sponsor.

Following receipt by IPL of the November 11th letter, Sam Pollock, Managing Partner and Chief Executive Officer of Brookfield’s Infrastructure Group, and Mr. Baker met by telephone with Mr. Bayle and Richard Shaw, Chairman of the IPL Board. Messrs. Bayle and Shaw acknowledged Brookfield’s position set out in the November 11th letter and requested that Brookfield submit an indicative non-binding proposal that could be brought to the IPL Board for consideration.

On November 27, 2020, Brookfield sent a letter to Messrs. Bayle and Shaw outlining a non-binding proposal (the “Initial Proposal”) for an indicative transaction framework for a take-private acquisition of IPL pursuant to which Brookfield would acquire all of the issued and outstanding Common Shares in a consensual transaction. The Initial Proposal set forth an indicative value range of $17.00 to $17.50 per Common Share, with up to 10% of the total consideration being in the form of BIPC Shares. In the Initial Proposal, Brookfield indicated it was willing to include a mutually acceptable “go-shop” arrangement in any definitive agreement executed in connection with a consensual transaction, providing IPL with an opportunity to solicit competing offers to ensure the transaction represented a full and fair market valuation.

On December 2, 2020, Messrs. Pollock and Baker received a telephone call from Messrs. Bayle and Shaw in response to the Initial Proposal. Messrs. Bayle and Shaw indicated that the IPL Board had engaged financial advisors and legal counsel and intended to provide further feedback on the Initial Proposal in the following week.

On December 11, 2020, Messrs. Pollock and Baker received a further telephone call from Messrs. Bayle and Shaw. Messrs. Bayle and Shaw indicated that the IPL Board viewed the value range set forth in the Initial Proposal as below the value at which the IPL Board was willing to engage in further discussions. Messrs. Bayle and Shaw confirmed that the IPL Board would be willing to engage in further discussions if Brookfield were willing to increase the value being offered in respect of a potential take-private acquisition.

On December 18, 2020, Brookfield sent a further letter to Messrs. Bayle and Shaw outlining a revised non-binding proposal (the “Revised Proposal”) for an indicative framework for a take-private acquisition of IPL, and setting forth an indicative offer price of $18.25 per Common Share, and including up to 20% of the consideration offered under the Revised Proposal to be satisfied in BIPC Shares. In the Revised Proposal, Brookfield reiterated its willingness to include a mutually acceptable “go-shop” arrangement in any definitive agreement. Following delivery of the Revised Proposal by Brookfield, Mr. Baker telephoned Mr. Bayle to confirm his receipt of the Revised Proposal and to express Brookfield’s expectation that IPL would respond to the Revised Proposal in early January 2021, following the holiday break.

On January 8, 2021, Messrs. Pollock and Baker met by telephone with Messrs. Bayle and Shaw to discuss the Revised Proposal. Messrs. Bayle and Shaw indicated that the IPL Board remained unwilling to engage in further discussions with Brookfield at the valuation set forth in the Revised Proposal, but indicated that Brookfield should meet with IPL’s financial advisor, TD Securities Inc., to discuss the assumptions supporting Brookfield’s valuation.

On January 12, 2021, Mr. Baker, Mr. Hawksworth and Scott Peak, Managing Partner and Chief Investment Officer in Brookfield’s Infrastructure Group met by telephone with Alec Clark, Managing Director and Head of Global Energy at TD Securities Inc., to discuss the work performed and underlying assumptions supporting Brookfield’s valuation in the Revised Proposal. During the conversation, Messrs. Baker, Hawksworth and Peak explained to TD Securities Inc. that Brookfield’s view was the Revised Proposal reflected a full and fair value for IPL which represented significant premiums in the range of 40% to 50% to IPL’s trading prices at various times during the discussions between Brookfield and IPL. Following the telephone meeting, Mr. Baker telephoned Mr. Clark to further discuss Brookfield’s views on changes in cost of capital impacting the midstream sector, and to convey the value to IPL of Brookfield’s proposed inclusion of the “go-shop” mechanism in Brookfield’s Revised Proposal to allow IPL’s Board to fulfill its fiduciary duties by allowing for a market test of Brookfield’s offer. Mr. Clark indicated that they were going to provide the IPL Board with feedback from our discussion during a meeting he thought was to take place during the week of January 18th.

On January 15, 2021, Mr. Pollock sent an email to Mr. Shaw emphasizing some of the material aspects of our Revised Proposal that had been discussed with TD Securities Inc., including that the Revised Proposal was structured to be friendly to Shareholders, particularly in offering a well above-market premium, including BIPC Shares as partial consideration, and providing for a “go shop” mechanism.

On January 22, 2021, Messrs. Pollock and Baker received a telephone call from Messrs. Bayle and Shaw. Messrs. Bayle and Shaw confirmed that IPL was preparing a written response to the Revised Proposal, which IPL expected to send to Brookfield on January 25th.

On January 25, 2021, Messrs. Pollock and Baker received a letter from IPL confirming again that the IPL Board was not prepared to move forward with Brookfield in respect of a potential take-private acquisition at the valuation and on the terms set forth in the Revised Proposal. IPL indicated in the letter that further discussions with Brookfield regarding a pre-emptive sale of IPL would need to be at a value of or greater than $24 per Common Share.

On January 27, 2021, Mr. Baker met with Mr. Bayle by telephone where Mr. Baker informed Mr. Bayle that Brookfield was going to reassess the situation over the next several weeks before responding.

On February 10, 2021, after markets had closed, Mr. Pollock met with Mr. Shaw by telephone to advise Mr. Shaw that Brookfield felt it had made a compelling proposal to the IPL Board but that, in light of the $24 per Common Share valuation first disclosed in the January 25th letter, it seemed clear that the IPL Board was not prepared to engage with Brookfield on the terms set forth in the Revised Proposal. As such, Brookfield believed the Shareholders should be made aware of Brookfield’s take-private proposal. During the conversation, Mr. Pollock confirmed that Brookfield would be proceeding to announce its intention to launch a privatization transaction in respect of IPL that evening.

Later on February 10, 2021, Brookfield issued a press release announcing its intention to launch a privatization transaction in respect of IPL. On February 22, 2021, Brookfield issued a press release announcing the commencement of the transaction. On February 22, 2021, the Offeror formally commenced the offer, pursuant to which the Offeror offered to acquire all of the outstanding Common Shares not already owned by Brookfield Infrastructure at a price per Common Share equal to $16.50 payable in cash or BIPC Shares, at the election of each Shareholder subject to proration.

Following the announcement of our intention to commence the offer, on February 18, 2021, the IPL Board formed a special committee (the “Special Committee”) to initiate a strategic review process (the “Strategic Review”) to evaluate a broad range of options, including exploring a possible corporate transaction, while continuing to seek a partner for a material interest in the Heartland Petrochemical Complex pursuant to a process that was commenced in August 2019.

On March 11, 2021, Brookfield issued a press release commenting on the directors’ circular filed by IPL.

On April 28, 2021, the Offeror sought access to the data room established by IPL as part of its strategic review process in an effort to determine whether there is any ability for the Offeror to increase the Offer price. On May 14, 2021, the Offeror was granted access to IPL’s data room pursuant to the terms of a non-disclosure agreement dated May 12, 2021 entered into between the Offeror, Brookfield Asset Management Inc. and IPL. The Offeror worked expeditiously to review the information made available by IPL in the data room. In accordance with the process set by the special committee of the IPL Board, on May 25, 2021, the Offeror submitted a proposal in respect of a take-private acquisition of IPL. While the Offeror and the special committee of the IPL Board engaged in meaningful discussions in respect of the Offeror’s proposal, it became clear from the discussions between the parties that the special committee of the IPL Board had view on valuation of IPL that was not supported by the information the Offeror reviewed during its due diligence investigation and which exceeded the valuation reflected in the Offeror’s proposal.

On May 12, 2021, 91 days after the date that Brookfield Infrastructure announced its intention to make the Offer and following several requests to IPL to participate in the Strategic Review, we executed a non-disclosure agreement with IPL, and on May 14, 2021, we were granted access to IPL’s data room. During the ensuing two weeks we participated in four hours of virtual management presentations to review IPL’s business segments and attending an in-person site visit of the Heartland Petrochemical Complex (“HPC”).

Between May 14, 2021 and May 31, 2021, Brookfield Infrastructure held discussions with the Chair of IPL’s Special Committee, including the Special Committee’s advisors, and submitted a number of proposals in respect of a privatization transaction of IPL as part of the Strategic Review. These proposals included alternatives that would have allowed IPL shareholders to maintain up to a 50% direct participation in HPC through a newly created, Canadian publicly listed entity (“HPC GrowthCo”). For reasons not fully disclosed to us, we were informed that the Special Committee was not interested in pursuing this alternative even though it gave IPL Shareholders an opportunity to continue to directly receive a significant share of HPC cash flows. Additional discussions took place where Brookfield Infrastructure held an information session for the IPL Special Committee and its advisors to discuss structural elements relating to BIPC, in response to questions the Special Committee and its advisors had raised around the share consideration included in the offer. Subsequently, we were advised that this session addressed IPL’s questions and that the Board was not discounting the share consideration in its evaluation of our offer.

On May 25, 2021, in accordance with the process letter provided in respect of the Strategic Review, Brookfield Infrastructure presented its updated offer in respect of its proposed acquisition of IPL.

Over the course of the weekend of May 29, 2021 and May 30, 2021, the Special Committee informed Brookfield that it had received an en bloc offer from a competing bidder in respect of the acquisition of IPL, and requested that Brookfield Infrastructure submit its final offer. On the evening of May 30th, Brookfield submitted a written proposal to IPL’s Special Committee in respect of the acquisition of all of the outstanding Common Shares pursuant to a plan of arrangement for consideration equal to, at the election of Shareholders and subject to pro-rating, either $19.00 or 0.219 of a BIPC Share per Common Share.

During the afternoon on May 31, 2021, Brookfield Infrastructure was informed that the IPL Board was inclined to accept a competing proposal. Brookfield Infrastructure informed IPL’s advisors that it would review its offer and respond shortly. Later that afternoon, Brookfield Infrastructure submitted a revised offer (the “Final Proposal”) to acquire all of the outstanding Common Shares for consideration equal to, at the election of Shareholders and subject to pro-rating, either $19.50 or 0.225 of a BIPC Share per Common Share, subject to pro-rating with consideration comprised of 74% in cash and 26% in BIPC Shares. As part of the submission, the Final Proposal confirmed to the Special Committee that the Final Proposal was fully financed, had received all key regulatory approvals, had no further conditions and could be executed on an accelerated basis.

In the evening of May 31, 2021 Brookfield Infrastructure was informed by the Chair of IPL’s Special Committee that, following deliberations by the IPL Board, IPL had entered into exclusive negotiations with the competing party. On June 1st, IPL announced that it had entered into an arrangement agreement (the “Arrangement Agreement”) with Pembina Pipeline Corporation (“Pembina”) pursuant to which Pembina would acquire all of the outstanding Common Shares in an all-share deal (the “Alternative Transaction”) in exchange for common shares of Pembina (“Pembina Shares”). The Arrangement Agreement included a $350 million break fee payable by IPL to Pembina on the occurrence of certain stated events (most of which are beyond IPL’s control), which we view as an impermissible defensive tactic and an inappropriate use of IPL’s cash, given that we had previously submitted a proposal to the Special Committee that was superior to the Alternative Transaction, both quantitatively and qualitatively.

On June 2, 2021, Brookfield Infrastructure announced its intention to launch a superior, revised cash and share Offer directly to IPL shareholders. The Offer was on the same terms and conditions as the private offer provided by Brookfield Infrastructure to the Special Committee on May 31, 2021. The aggregate value of the cash and share-based consideration was $19.75 per IPL share (based on the price of the BIPC Shares at the close of markets on June 1st and based on 74% cash and 26% BIPC Share pro-ration) and represented a 4.4% premium to the value of the Alternative Transaction. Furthermore, based on feedback from certain institutional shareholders, Brookfield Infrastructure increased the amount of BIPC Shares available under the Offer to eligible Shareholders electing to receive 100% of the consideration for their Common Shares in BIPC Shares on a tax-deferred rollover basis by 8 million (with such incremental shares to be priced at the fair market value as of the expiry date of the Offer, in lieu of cash), on top of the previous maximum of 23.0 million BIPC Shares. This incremental consideration was incorporated to ensure that every eligible shareholder electing to receive 100% of their consideration in BIPC Shares on a tax-deferred, roll-over basis has an ability to maximize the amount of tax-deferred consideration they seek to receive. The Offer also removed certain previously included conditions, such as two-thirds percentage shareholder acceptance level and confirmed receipt of all key necessary regulatory conditions.

On June 3, 2021, IPL acknowledged that Brookfield Infrastructure’s announced intention to revise Offer was on substantially the same economic terms as the private proposal made by Brookfield Infrastructure to the Special Committee on May 31, 2021, but reconfirmed its support for the Alternative Transaction despite Brookfield Infrastructure’s superior Offer providing higher aggregate value, enhanced optionality for Shareholders and speed of execution due to already secured regulatory approvals.

On June 4, 2021, Brookfield Infrastructure filed and mailed to shareholders the Notice of Variation, Change and Extension giving effect to the revised terms including an extension of the expiry date from June 7, 2021 to June 22, 2021.

On June 10, 2021, IPL filed the Notice of Change to the Directors’ Circular reconfirming IPL Board support for the Alternative Transaction and rejecting the revised Offer from Brookfield Infrastructure despite its superior consideration.

On June 10, 2021, Brookfield Infrastructure, on behalf of IPL shareholders, filed an application with the Alberta Securities Commission (the “ASC”) challenging the defensive tactics inappropriately employed by IPL and the Special Committee of the IPL Board (the “ASC Application”). The ASC Application seeks the elimination of the inappropriate and egregious Break Fee agreed to by IPL in the face of a superior proposal submitted by Brookfield Infrastructure. The ASC Application also seeks a cease trade order in respect of the Shareholder Rights Plan, as IPL’s Strategic Review is now complete and there is no longer any valid purpose for the Shareholder Rights Plan. If successful in eliminating or otherwise reducing the Break Fee, Brookfield Infrastructure announced that it will further increase the Offer to IPL shareholders by an equivalent amount.

On June 18, 2021, Brookfield Infrastructure announced its intention to revise the terms of the Offer, as reflected in the Second Notice of Variation and Extension dated June 21, 2021 and filed June 22, 2021. On June 22, 2021, Brookfield Infrastructure announced the filing of the Second Notice of Variation and Extension. The revised Offer provides a superior value proposition for IPL shareholders who may elect up to 100% cash consideration totaling $19.50 per Common Share, without being subject to pro-ration, or 0.225 of a BIPC Share per Common Share, subject to pro-ration, valued at $19.99 as of market close on June 17, 2021. The BIPC Share consideration is valued at $20.08 per Common Share based on the price of the BIPC Shares at the close of markets on June 18, 2021.

19.	Reasons to Accept the Offer

Brookfield Infrastructure is confident that the Offer provides superior value to Shareholders, and the highest degree of transaction certainty and speed of execution versus the Alternative Transaction. The Offer enables Shareholders to receive cash consideration or remain invested in BIPC — a well-known Canadian corporation with exposure to Brookfield Infrastructure’s diversified, global, portfolio of infrastructure assets and an established track record of delivering shareholders annual dividend growth of 10% over the past 12 years.

Shareholders should consider the following factors, among others, in determining whether to accept the Offer:

1.	No Limit on Cash Consideration and Certainty of Value to Shareholders

The Offer provides Shareholders the ability to elect to receive 100% Cash Consideration, without being subject to pro-ration. This all-cash option provides superior value and flexibility for Shareholders, as well as enhanced certainty and a clean exit for those institutional and event-driven investors with near-term mandates.

Conversely, the all-share consideration included in the Alternative Transaction does not offer value certainty and is dependent on forward-looking outcomes which include operational synergies, which are inherently uncertain and may prove illusory, as well as exposure to potentially fluctuating capital markets, commodity and broad based business environment factors.

Furthermore, the all-share consideration proposed in the Alternative Transaction would result in a substantial and protracted overhang on Pembina’ share price given monetization considerations for event-driven funds, select institutional shareholders and Brookfield’s economic interest.

2.	Ability to Maximize the Amount of Tax-Deferred Consideration

The Offer includes the opportunity for eligible Shareholders to elect to receive 100% of their consideration in BIPC Shares on a tax-deferred rollover basis, with an ability to maximize the amount of tax-deferred consideration they seek to receive subject to the aggregate limit of 31.0 million BIPC Shares.

This consideration was incorporated to ensure that every eligible shareholder electing to receive 100% of their consideration in BIPC Shares on a tax-deferred, roll-over basis has an ability to maximize the amount of tax-deferred consideration they seek to receive.

3.	Ownership in a Global, Diversified Infrastructure Platform with Long History of Total Returns

Brookfield Infrastructure is a proven and leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. Its business model generates high-quality cash flows and is underpinned by critical infrastructure assets with high barriers to entry, characterized as having:

•	Stable underlying cash flows – 95% regulated or contracted

•	Highly diversified business – 8 asset classes across four continents

•	High margins and strong cash conversion – 85%+ cash conversion

•	Recession resistant attributes – 65% of the business not subject to volume risk

Our Offer benefits Shareholders through the ability to receive BIPC Shares in consideration of their Common Shares and participate in Brookfield’s globally diversified infrastructure company focused on dividend growth and generating total return for shareholders. Over the past decade Brookfield Infrastructure has delivered an average of 10% per annum dividend growth and average annual total shareholder returns of 18%.

4.	Speed to Close and Immediate Liquidity of Shareholders

Our Offer allows Shareholders to receive full payment of their total consideration within 25 days. The Offer is open for Shareholders to tender until 5:00 pm (Mountain Standard Time) on July 13, 2021 with the Offeror taking up and paying for Common Shares tendered under the Offer within three business days following the Expiry Time, provided the Statutory Minimum Condition is satisfied and any remaining conditions to the Offer are satisfied or waived. The Alternative Transaction is not anticipated to close until late Q3 / Q4 2021, further impairing the value of the Alternative Transaction including lost opportunity cost and notable exposure to fluctuating capital markets, commodity and broad business environment factors.

5.	Highest Degree of Transaction Certainty versus the Alternative Transaction

Brookfield Infrastructure has received all key regulatory approvals required in respect of the Offer, thus ensuring a short and efficient timeline to closing.

Based on the Offeror’s review, the Alternative Transaction could face regulatory complications due to potential negative consequences on the competitive nature of the Canadian Energy and Petrochemical Industries given the resulting control of critical infrastructure, key commodities and feedstocks supplies. The Offeror believes that anti-trust approvals required in connection with the Alternative Transaction are unlikely to be straight-forward and could potentially lead to a further protracted completion timeline. Furthermore, the provisions of the Arrangement Agreement transfer the risk of any punitive regulatory or anti-competition rulings or outcomes to Pembina’s shareholders, including IPL shareholders who will become Pembina shareholders and collectively own 28% of the Pembina Shares following closing of the Alternative Transaction as a result of the proposed all-share consideration.

The Alternative Transaction also contains a significant number of conditions and is subject to key approvals including regulatory and anti-trust approvals, majority approval of Pembina’s shareholders, approval of 66 2/3% of Shareholders and other conditions as disclosed on the Arrangement Agreement.

6.	Preserves Significant Jobs in Alberta vs. a Cost Reduction-Driven Alternative Transaction

IPL has been one of Alberta’s long-standing, top-tier employers providing rewarding career opportunities and job growth. The Offeror, as a financial investor, is already a well-known and significant real asset owner and employer in Alberta and most major cities in Canada and across the globe. Our objectives for IPL are not based on significant cost synergies, e.g., sourced from the elimination of duplicative job functions, but rather we would seek to support IPL, grow certain segments selectively, and continue to be a large and trusted employer in Alberta. We are long-term owners and operators of essential businesses around the globe — we intend to support IPL’s operations with an aim to further enhance the companies environmental, social, and governance targets and performance.

The industrial rationale of the Alternative Transaction, on the other hand, has been very clearly articulated to be based on targeted $150-200 million of annual synergies, with unfortunately, a significant percentage of this goal likely achieved through headcount reductions resulting in significant job losses in Alberta.

20.	Purpose of the Offer

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Common Shares. The effect of the Offer is to give all Shareholders the opportunity to receive for each Common Share (i) the Cash Consideration, which is $19.50 in cash (ii) the Share Consideration, which is 0.225 of a BIPC Share per Common Share or (iii) for Electing Shareholders, the Unit Consideration for each Common Share held, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. The exchange ratio for the Share Consideration has been calculated based on the closing price of the BIPC Shares on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board. Shareholders (other than Electing Shareholders) may choose to receive Cash Consideration for some of their Common Shares and Share Consideration for their remaining Common Shares, subject, in the case of the Share Consideration and the Unit Consideration, to pro-ration as set out herein. Electing Shareholders may choose to receive the Unit Consideration for all of their Common Shares or Cash Consideration and/or Share Consideration for a portion of their Common Shares and Unit Consideration for the balance of their Common Shares, subject to pro-ration as set out herein and subject to the Supplementary Election. The Offer delivers a 28% premium to IPL’s 30-day volume-weighted average share price of $13.07 as of February 10, 2021, the last trading day prior to the Offeror announcing its intention to make the Offer, and a 23% premium over IPL’s closing price of $13.40 as of that date. The Offer delivers a 10.46% premium to IPL’s 30-day volume-weighted average share price of $17.88 as of May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, and a 11.71% premium over IPL’s closing price of $17.68 as of that date. The conditions of the Offer are described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

The Offer is open for acceptance from the date of the Offer until 5:00 p.m. (Mountain Standard Time) on July 13, 2021, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of this prospectus/offer to exchange, “Extension, Variation or Change in the Offer”, unless the Offer is withdrawn by the Offeror.

If the conditions of the Offer are satisfied or waived at the Expiry Time and the Offeror takes up and pays for the Common Shares validly deposited under the Offer, the Offeror intends to acquire any Common Shares not deposited under the Offer through a Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction, in each case for consideration per Common Share at least equal in value to and in the same form as the consideration paid by the Offeror per Common Share under the Offer (subject to the applicable pro-rationing procedures set out in Section 1, “The Offer” of this prospectus/offer to exchange). The exact timing and details of any such transaction will depend upon a number of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. Although the Offeror intends to propose either a Compulsory Acquisition or a Subsequent Acquisition Transaction generally on the terms described herein, it is possible that, as a result of delays in the Offeror’s ability to effect such a transaction, information subsequently obtained by the Offeror, changes in general economic or market conditions or in the business of IPL or other currently unforeseen circumstances, such a transaction may not be proposed, may be delayed or abandoned or may be proposed on different terms. Accordingly, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose a Subsequent Acquisition Transaction on terms other than as described in this prospectus/offer to exchange. See Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited”.

21.	Effects of the Offer

If the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the IPL Board to allow designees of the Offeror to become members of the IPL Board and to represent a majority of the IPL Board. The Offeror has not developed any specific proposals with respect to IPL or its operations, or any changes in its assets, business strategies, management or personnel following the acquisition of the Common Shares pursuant to the Offer. The Offeror is considering how best to integrate the operations of IPL following the successful completion of the Offer.

If permitted by applicable Law, the Offeror intends to cause IPL to apply to delist the Common Shares from the TSX as soon as practicable after completion of the Offer and any Compulsory Acquisition or any Subsequent Acquisition Transaction. In addition, if permitted by applicable Law, subsequent to the completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror may cause IPL to file an application to cease to be a reporting issuer under the securities Laws of each province and territory of Canada in which it has such status. See Section 31 of this prospectus/offer to exchange, “Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer”.

If the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction are successful:

(a)	the Offeror will own all of the equity interests in IPL and the Offeror will be entitled to all the benefits and risks of loss associated with such ownership;

(b)

current Shareholders will no longer have any interest in IPL or in IPL’s assets, book value or future earnings or growth and the Offeror will hold a 100% interest in such assets, book value, future earnings and growth;

(c)	the Offeror will have the right to elect all members of the IPL Board;

(d)

IPL will no longer be publicly traded and if IPL ceases to be a reporting issuer under applicable securities Laws of each province and territory of Canada, IPL will no longer file periodic reports (including, without limitation, financial information) with any Securities Regulatory Authorities; and

(e)	the Common Shares will no longer trade on the TSX or any other securities exchange.

If the Offeror takes up Common Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then IPL will continue as a public company and the Offeror will evaluate its alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions or pursuant to another take- over bid or other transaction, and thereafter proposing an amalgamation, arrangement or other transaction which would result in our ownership of 100% of the Common Shares. Under such circumstances, an amalgamation, arrangement or other transaction would require the approval of at least 662/3% of the votes cast by the Shareholders, and might require approval of a majority of the votes cast by holders of Common Shares other than us and our affiliates. There is no certainty that under such circumstances any such transaction would be proposed or completed by us.

22.	Information Regarding BIPC and BIP

Information Regarding BIPC

Authorized and Outstanding Share Capital

BIPC’s authorized share capital is comprised of an unlimited number of BIPC Shares, an unlimited number of class B multiple voting shares, an unlimited number of class C non-voting shares, an unlimited number of class A senior preferred shares and an unlimited number of class B junior preferred shares. As at December 31, 2020 there were issued and outstanding 44,960,449 BIPC Shares, 1 class B multiple voting share (the “Class B Shares”) and 1,402,451 class C non-voting shares (the “Class C Shares”).

BIP beneficially owns for its own account, or exercise control or direction over, securities carrying 10% or more of the voting rights attached to the BIPC Shares.

Each BIPC Share is intended to provide its holder with an economic return that is equivalent to that of a BIP Unit. BIPC therefore expects that the market price of the BIPC Shares will be significantly impacted by the market price of the BIP Units and the combined business performance of Brookfield Infrastructure.

Except as otherwise expressly provided in the articles of BIPC or as required by law, each holder of BIPC Shares is entitled to receive notice of, and to attend and vote at, all meetings of BIPC shareholders. Each holder of BIPC Shares is entitled to cast one vote for each BIPC Share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in the articles or as required by law, the holders of BIPC Shares and Class B Shares vote together and not as separate classes. Holders of BIPC Shares hold an aggregate 25% voting interest in BIPC.

The holders of BIPC Shares are entitled to receive dividends as and when declared by the BIPC board of directors, subject to the special rights of the holders of all classes and series of any shares ranking senior to the BIPC Shares with respect to priority in payment of dividends. It is expected that each BIPC Share will receive identical dividends to the distributions paid on each BIP Unit.

Holders of BIPC Shares have the right to exchange all or a portion of their BIPC Shares for one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent plus all unpaid dividends, if any (the form of payment to be determined by BIPC in its sole discretion). BIP may elect to satisfy BIPC’s exchange obligation by acquiring all of the tendered BIPC Shares in exchange for one BIP Unit per BIPC Share held (subject to adjustments in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent plus all unpaid dividends, if any (the form of payment to be determined at the sole election of BIP). In the event that a tendering holder of BIPC Shares has not received the number of BIP Units or its cash equivalent in satisfaction of the tendered BIPC Shares, then such tendering holder will be entitled to receive the equivalent amount from Brookfield pursuant to the rights agreement between Brookfield Asset Management Inc. and Wilmington Trust, National Association (the “Rights Agreement”) until March 31, 2025. BIPC and BIP currently intend to satisfy any exchange requests on the BIPC Shares through the delivery of BIP Units rather than cash.

BIPC intends to rely on the prospectus exemption set forth in section 2.42(1)(b) of National Instrument 45-106 — Prospectus Exempt Distributions for the delivery of BIP Units to holders of BIPC Shares upon the exchange, redemption or acquisition of any such BIPC Shares.

For a more detailed description of the BIPC Shares, please refer to the BIPC annual report on Form 20-F for the fiscal year ended December 31, 2020 dated February 12, 2021, which is incorporated by reference in this prospectus/offer to exchange (the “BIPC Annual Report”), as updated by BIPC’s subsequent filings with the SEC that are incorporated by reference in this prospectus/offer to exchange.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of BIPC based on its unaudited consolidated financial statements as of March 31, 2021 (a) on an actual basis, and (b) as adjusted to reflect the BIPC Shares issued as part of the consideration relating to the acquisition by the Offeror of all outstanding Common Shares under the Offer. The financial information set out below should be read in conjunction with BIPC’s unaudited consolidated financial statements as at and for the three months ended March 31, 2021, and BIPC’s audited consolidated financial statements as at and for the year ended December 31, 2020, which are incorporated by reference herein. Other than as set forth below, there have been no material changes to BIPC’s share and loan capital since March 31, 2021 except for the distributions of proceeds from the sale of the smart meters business of our U.K. regulated distribution operation for total consideration of $0.8 billion, on an enterprise value basis.

	March 31, 2021
	Actual	As adjusted(1)
	(in US$ millions)
Cash and cash equivalents	124	124

Non-recourse borrowings	3,435	3,435
Exchangeable and Class B Shares(2)	2,394	4,044
Loans payable to subsidiaries of BIP	1,153	554
Equity attributable to:
Brookfield Infrastructure Partners L.P.	(1,932)	(1,932)
Non-controlling interest	1,020	1,020

Total equity	(912)	(912)

Capitalization	6,070	7,121

(1)

In connection with the Offer, BIPC will issue BIPC Shares to BIP or one of its subsidiaries for cash consideration, which cash consideration will be used to partially repay existing intercompany debt payable to BIP. Following the issuance, BIP or one of its subsidiaries will deliver the BIPC Shares to the Offeror for use as the Share Consideration under the Offer. For the purpose of the adjusted amounts, it is assumed that 23 million BIPC Shares and no Exchangeable LP Units are issued in connection with the acquisition. Up to an additional 8.0 million Exchangeable LP Units are available for issuance under the Offer in connection with any Supplementary Elections.

(2)	BIPC Shares are classified as liabilities under IFRS due to their exchangeable features. Class B Shares are classified as a liability due to its cash redemption feature.

Price Range and Trading Volume

The BIPC Shares are listed for trading on the TSX and the NYSE under the symbol “BIPC”.

The following table sets forth, for the periods indicated, the high and low trading prices in Canadian dollars and trading volumes of the BIPC Shares on the TSX, as reported by the TSX.

	Price Range		Volume (in 000’s)
Period	High ($)	Low ($)
February 2020(1)	n.a.	n.a.	n.a.
March 2020	60.00	49.29	1,594
April 2020	59.07	48.35	4,729
May 2020	66.91	57.00	2,743
June 2020	70.18	58.78	2,869
July 2020	66.28	58.69	1,990
August 2020	70.49	61.45	1,601
September 2020	75.89	63.89	2,870
October 2020	78.49	70.50	1,747
November 2020	91.49	73.23	3,250
December 2020	94.38	83.71	1,587
January 2021	93.00	80.00	1,136
February 2021	88.40	74.31	1,524
March 2021	97.73	84.51	1,856
April 2021	97.17	88.01	1,107
May 2021	90.04	81.90	1,435
June 23, 2021	91.02	82.89	1,351

(1)	The BIPC Shares commenced regular-way trading on March 31, 2020.

The following table sets forth, for the periods indicated, the high and low trading prices in U.S. dollars and trading volumes of the BIPC Shares on the NYSE, as reported by the NYSE.

	Price Range		Volume (in 000’s)
Period	High (US$)	Low (US$)
February 2020(1)	n.a.	n.a.	n.a.
March 2020	40.60	32.54	69
April 2020	42.41	34.04	5,930
May 2020	47.59	40.70	3,044
June 2020	51.68	43.05	11,395
July 2020	49.30	43.13	4,345
August 2020	53.29	45.48	3,378
September 2020	56.69	48.84	3,634
October 2020	59.15	52.70	3,514
November 2020	70.22	55.04	3,743
December 2020	74.26	64.77	3,024
January 2021	72.94	62.87	3,387
February 2021	68.91	58.60	4,602
March 2021	77.79	66.56	4,868
April 2021	77.50	71.16	2,548
May 2021	74.40	67.70	3,469
June 23, 2021	75.48	68.58	2,397

(1)	The BIPC Shares commenced regular-way trading on March 31, 2020.

The closing price of the BIPC Shares on the TSX and the NYSE on February 10, 2021, being the last trading day on the TSX prior to the public announcement by BIPC of its intention to make the Offer, was $79.97 and

US$62.91, respectively. The closing price of the BIPC Shares on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, was $86.63 on the TSX and US$71.58 on the NYSE.

Prior Sales

BIPC distributed approximately 32,600,000 BIPC Shares on March 31, 2020 to the public holders of BIP Units as of March 20, 2020 and approximately 13,700,000 BIPC Shares to Brookfield. Holders of the BIP Units, including Brookfield in respect of its redeemable partnership units (“RPUs”), received one BIPC Share for every nine BIP Units or RPUs held on March 31, 2020 (the “Special Distribution”). Holders of the BIP Units and RPUs did not pay any cash consideration for the BIPC Shares received as part of the Special Distribution.

On August 30, 2019, BIPC issued one common share to Brookfield Infrastructure Holdings (Canada) Inc. (“Canada HoldCo”) in exchange for US$100. This common share was re-designated as a Class B Share in accordance with the notice of articles of BIPC filed on March 16, 2020.

In connection with the acquisition of BIPC’s operating assets from Brookfield Infrastructure, BIPC issued 1,398,680 Class C Shares to Holding LP on March 30, 2020, representing an issuance price per Class C Share of US$35.75. In addition, BIPC issued 46,353,094 BIPC Shares to Holding LP, representing an issuance price per BIPC Share of US$35.75. As a result of the settlement of fractional shares in connection with the Special Distribution, 3,771 of these BIPC Shares were retained by BIP and transferred to Canada HoldCo on March 31, 2020. Upon acquisition by Canada HoldCo, all such BIPC Shares were converted into Class C Shares on a one-for-one basis in accordance with BIPC’s articles.

On July 29, 2020, BIPC Holding LP sold 5,080,700 BIPC Shares at a price of $62.25 per BIPC Share pursuant to a public secondary offering in Canada.

Dividends

On May 6, 2021, it was announced that the board of directors of BIPC declared a quarterly dividend in the amount of US$0.51 per BIPC Share, payable on June 30, 2021 to shareholders of record as at the close of business on May 31, 2021.

Information Regarding BIP

Authorized and Outstanding Share Capital

BIP’s authorized share capital is comprised of an unlimited number of BIP Units and an unlimited number of Class A Preferred Limited Partnership Units, issuable in series. As at December 31, 2020 there were issued and outstanding 295,429,987 BIP Units, 4,989,265 Class A Preferred Limited Partnership Units, Series 1; 4,989,262 Class A Preferred Limited Partnership Units, Series 3; 9,986,588 Class A Preferred Limited Partnership Units, Series 5; 11,979,750 Class A Preferred Limited Partnership Units, Series 7; 7,986,595 Class A Preferred Limited Partnership Units, Series 9; 9,936,190 Class A Preferred Limited Partnership Units, Series 11; and 8,000,000 Class A Preferred Limited Partnership Units, Series 13. On January 21, 2021, BIP issued 8,000,000 Class A Preferred Limited Partnership Units, Series 14.

The BIP Units are non-voting limited partnership interests in BIP. Holders of BIP Units are not entitled to the withdrawal or return of capital contributions in respect of the BIP Units, except to the extent, if any, that distributions are made to such holders pursuant to BIP’s limited partnership agreement or upon the liquidation of BIP as described in the BIP Annual Report (as defined below) or as otherwise required by applicable law. Except to the extent expressly provided in BIP’s limited partnership agreement, a holder of BIP Units will not have priority over any other holder of BIP Units, either as to the return of capital contributions or as to profits, losses or distributions. The BIP Units rank junior to BIP’s preferred limited partnership units with respect to priority in the payment of distributions and in the distribution of the assets of BIP in the event of the liquidation, dissolution or winding-up of BIP, whether voluntary or involuntary, as further described in the BIP Annual Report. Holders of BIP Units will not be granted any pre-emptive or other similar right to acquire additional interests in BIP. In addition, holders of BIP Units do not have any right to have their BIP Units redeemed by BIP.

For a more detailed description of the BIP Units, please refer to the BIP annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 18, 2021 (the “BIP Annual Report”), as updated by any of BIP’s subsequent filings with the SEC that are incorporated by reference in this prospectus/offer to exchange.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of BIP based on its unaudited consolidated financial statements as at March 31, 2021 (a) on an actual basis, and (b) as adjusted to take into account the acquisition by the Offeror of all outstanding Common Shares under the Offer. The financial information set out below should be read in conjunction with BIP’s unaudited consolidated financial statements as at and for the three months ended March 31, 2021, and BIP’s audited consolidated financial statements as at and for the year ended December 31, 2020, which are incorporated by reference herein as well as the unaudited pro forma statement of financial position of BIP as at March 31, 2021 and the unaudited pro forma statement of operating results of BIP for the three months ended March 31, 2021 and for the year ended December 31, 2020, giving effect to the proposed acquisition of all outstanding Common Shares under the Offer, in the manner set forth therein, set forth at Appendix A hereto. Other than as set forth below, there have been no material changes to BIP’s share and loan capital since March 31, 2021 other than the offering of $250 million of fixed rate subordinated notes due May 24, 2081 in May 2021.

	March 31, 2021
	Actual	Adjusted(1),(2)
	(in US$ millions)
Cash and cash equivalents	1,140	1,169

Corporate borrowings	2,422	2,934
Non-recourse borrowings	19,431	26,020

Liabilities	21,853	28,954

Partnership Capital
Limited partners	4,129	4,034
General partner	19	18
Non-controlling interest attributable to:
RPUs held by Brookfield	1,643	1,604
BIPC Shares	622	2,250
Brookfield Infrastructure Partners Exchange LP Units	11	11
Interest of others in operating subsidiaries	14,204	17,607
Preferred unitholders	1,324	1,324

Total partnership capital	21,952	26,848

Capitalization	43,805	55,802

(1)

Please refer to Appendix A for a summary of the pro forma adjustments. The “as adjusted” column does not reflect indebtedness incurred or repaid by BIP since March 31, 2021 other than as contemplated in connection with the Offer. In addition, for the purpose of the pro forma amounts, it is assumed that 23 million BIPC Shares and no Exchangeable LP Units are issued in connection with the acquisition. If 8 million Exchangeable LP Units were issued in connection with the acquisition as a result of the Supplementary Election, there would be a decrease in the cash consideration payable by BIP and a corresponding increase in non-controlling interest attributable to Exchangeable LP Units of approximately $570 million. Alternatively, if Shareholders elect to receive all-cash consideration, there would be an increase in cash consideration payable by BIP and a corresponding decrease in non-controlling interest attributable to BIPC Shares of approximately $1.7 billion.

(2)	Brookfield anticipates that Brookfield Infrastructure will indirectly have a 40% interest in the Common Shares taken up under the Offer.

Price Range and Trading Volume

The BIP Units are listed for trading on the TSX under the symbol “BIP.UN” and the NYSE under the symbol “BIP”.

The following table sets forth, for the periods indicated, the high and low trading prices in Canadian dollars and trading volumes of the BIP Units on the TSX, as reported by the TSX.

	Price Range		Volume (in 000’s)
Period	High (US$)	Low (US$)
February 2020(1)	67.62	60.34	7,341
March 2020(1)	65.52	33.92	25,136
April 2020	57.91	48.02	12,960
May 2020	59.99	52.77	7,763
June 2020	60.63	53.00	10,361
July 2020	59.90	52.90	6,799
August 2020	60.92	55.04	5,598
September 2020	64.75	56.07	8,252
October 2020	64.48	56.55	7,470
November 2020	69.04	57.04	7,780
December 2020	66.69	62.53	7,498
January 2021	69.62	61.40	6,332
February 2021	69.94	63.59	5,461
March 2021	68.80	63.60	8,444
April 2021	69.54	65.93	3,656
May 2021	66.42	63.40	5,386
June 23, 2021	68.49	65.37	4,710

(1)	On March 31, 2020, holders of BIP Units received one BIPC Share for every nine BIP Units held. Pre-distribution figures are presented on an unadjusted basis.

The following table sets forth, for the periods indicated, the high and low trading prices in U.S. dollars and trading volumes of the BIP Units on the NYSE, as reported by the NYSE.

	Price Range		Volume (in 000’s)
Period	High (US$)	Low (US$)
February 2020(1)	50.61	44.51	6,615
March 2020(1)	48.49	23.16	23,728
April 2020	41.46	33.85	15,127
May 2020	42.60	37.41	8,579
June 2020	45.29	38.76	9,611
July 2020	44.50	38.95	5,876
August 2020	46.02	41.26	5,313
September 2020	48.55	43.00	5,533
October 2020	48.64	42.31	5,373
November 2020	52.72	43.04	6,283
December 2020	52.38	48.67	5,098
January 2021	54.40	48.28	5,888
February 2021	54.72	50.12	7,638
March 2021	54.77	50.32	6,881
April 2021	55.54	53.16	4,306
May 2021	54.73	52.44	4,797
June 23, 2021	56.27	53.26	3,618

(1)	On March 31, 2020, holders of BIP Units received one BIPC Share for every nine BIP Units held. Pre-distribution figures are presented on an unadjusted basis.

The closing price of the BIP Units on the TSX and the NYSE on February 10, 2021, being the last trading day on the TSX prior to the public announcement by BIP of its intention to make the Offer, was $66.79 and US$52.56, respectively. The closing price of the BIP Units on May 28, 2021, the last trading day prior to Brookfield Infrastructure’s Final Proposal to the IPL Board, was $65.43 on the TSX and US$54.22 on the NYSE.

Prior Sales

Since March 31, 2020, BIP made the following issuances of BIP Units:

(a)

on March 31, 2020, in connection with the reinvestment of distributions, BIP issued 75,830 BIP Units pursuant to its distribution reinvestment plan (the “Distribution Reinvestment Plan”) at a purchase price of US$32.4356 per BIP Unit;

(b)	on June 30, 2020, in connection with the reinvestment of distributions, BIP issued 57,615 BIP Units pursuant to its Distribution Reinvestment Plan at a purchase price of US$41.4768 per BIP Unit;

(c)	on September 30, 2020, in connection with the reinvestment of distributions, BIP issued 49,590 BIP Units pursuant to its Distribution Reinvestment Plan at a purchase price of US$47.0190 per BIP Unit;

(d)	on December 31, 2020, in connection with the reinvestment of distributions, BIP issued 41,153 BIP Units pursuant to its Distribution Reinvestment Plan at a purchase price of US$50.0294 per BIP Unit;

(e)	On March 31, 2021, in connection with the reinvestment of distributions, BIP issued 54,458 BIP Units pursuant to its Distribution Reinvestment Plan at a purchase of US$53.4673 per BIP Unit:

(f)

during the 12-month period ending March 31, 2021, in connection with the exchange of exchangeable limited partnership units of Brookfield Infrastructure Partners Exchange LP, BIP issued 0.2 million BIP Units;(1) and

(g)	during the 12-month period ending March 31, 2021, in connection with the exchange of BIPC Shares, BIP issued 1.4 million BIP Units.(1)

(1)	This does not include price information for the BIP Units distributed because these BIP Units were distributed pursuant to an exchange.

Distributions

On May 6, 2021, it was announced that the board of directors of the general partner of BIP declared a quarterly distribution in the amount of US$0.51 per BIP Unit, payable on June 30, 2021 to unitholders of record as at the close of business on May 31, 2021.

23.	Source of Funds

The Offeror’s obligation to purchase the Common Shares deposited under the Offer is not subject to any financing condition.

There is no limit on Cash Consideration payable pursuant to the Offer. The Offeror will finance the cash payable under the Offer through committed funds available to it as a subsidiary of BIF IV. BIF IV has obtained firm funding commitments through subscription agreements signed by its limited partners.

Through contribution of cash and BIPC shares, BIP is expected to acquire an indirect ownership of approximately 40% of IPL. The pro forma financial statements included in Appendix A have been prepared under this basis.

24.	Ownership and Trading in Securities of IPL

Ownership in Securities of IPL

As of the date hereof:

(a)

The Offeror and its affiliates (the “Offeror Group”) beneficially own and exercise control or direction over 41,848,857 Common Shares, being approximately 9.75% of the issued and outstanding Common Shares, calculated on the basis of 429,219,175 Common Shares issued and outstanding as disclosed on the TSX website as of June 23, 2021[5]; and

(b)	to the knowledge of the Offeror, after reasonable inquiry and other than as described herein:

(i)	no associates or affiliates of an insider of the Offeror beneficially own or exercise control or direction over any securities of IPL;

(ii)	no insider of the Offeror beneficially owns or exercises control or direction over any securities of IPL; and

(iii)	no person acting jointly or in concert with the Offeror beneficially owns or exercises control or direction over any securities of IPL.

Additionally, certain members of the Offeror Group entered into the Total Return Swap, pursuant to which the Offeror Group has obtained economic exposure to an aggregate of 42,492,698 Common Shares. The Total Return Swap affords economic exposure to Common Shares, but does not give any member of the Offeror Group any right to vote, or direct or influence the voting, acquisition, or disposition of any Common Shares.

[5]	Source: https://www.money.tmx.com/en/quote/IPL

Trading in Securities of IPL

Except as disclosed below, during the six-month period preceding the Offer, no Common Shares have been traded by the Offeror. To the knowledge of the Offeror, after reasonable enquiry, none of the shareholders, directors and officers of the Offeror, no associate or affiliate of an insider of the Offeror and no insider of the Offeror has traded any securities of the Offeror during the six-month period preceding the date of the Offer except as set forth below:

Description of Security	Number of Securities Purchased	Purchase Price of Security	Date of the Transaction
Common Shares	130,100	$12.9004	2020-10-08
Common Shares	200,000	$12.9525	2020-10-13
Common Shares	300,000	$12.9324	2020-10-14
Common Shares	300,000	$12.7727	2020-10-15
Common Shares	298,900	$12.8091	2020-10-16
Common Shares	200,000	$12.7224	2020-10-19
Common Shares	102,500	$12.8353	2020-10-20

25.	Commitments to Acquire Securities of IPL

None of the Offeror nor, to the knowledge of the Offeror, after reasonable enquiry, any of its directors or officers, any associate or affiliate of an insider of the Offeror, any insider of the Offeror other than a director or officer of the Offeror or any person acting jointly or in concert with the Offeror, has entered into any agreements, commitments or understandings to acquire any securities of IPL.

26.	Other Material Facts

The Offeror does not have knowledge of any material fact concerning the securities of IPL that has not been generally disclosed by IPL, or any other matter that is not disclosed in this prospectus/offer to exchange and that has not previously been generally disclosed, and that would reasonably be expected to affect the decision of Shareholders to accept or reject the Offer.

27.	Acquisition of Common Shares Not Deposited

If sufficient Common Shares are deposited under the Offer, the Offeror intends to acquire the remaining Common Shares pursuant to the right of Compulsory Acquisition provided in the ABCA. If the Offeror acquires less than 90% of the Common Shares subject to the Offer, or the right of Compulsory Acquisition is not available for any reason, or the Offeror chooses not to avail itself of such statutory right, the Offeror may, at its option, pursue other means of acquiring the remaining Common Shares not deposited under the Offer pursuant to a Subsequent Acquisition Transaction. The Offer is conditional upon, among other things, the Statutory Minimum Condition being satisfied. These and other conditions of the Offer are described in Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

Compulsory Acquisition

If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is the shorter, the Offeror takes up and pays for 90% or more of the outstanding Common Shares under the Offer, other than Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or associate of the Offeror (as those terms are defined in the ABCA), then the Offeror intends to acquire the remainder of the Common Shares by way of a compulsory acquisition pursuant to Part 16 of the ABCA (a “Compulsory Acquisition”) for consideration per Common Share not less than, and in the same form as, the Offer consideration, subject to pro-rationing.

To exercise its statutory right of Compulsory Acquisition, the Offeror must send a notice (the “Offeror’s Notice”) to each Shareholder who did not accept the Offer (and each Person who subsequently acquires any such Common Shares) (in each case, a “Non-Tendering Offeree”) of such proposed acquisition within 60 days after the date of the termination of the Offer and in any event within 180 days after the date of the Offer. Within 20 days after the Offeror sends the Offeror’s Notice, the Offeror must pay or transfer to IPL the consideration the Offeror would have to pay or transfer to the Non-Tendering Offerees if they had elected to accept the Offer, to be held in trust for the Non-Tendering Offerees. In accordance with subsection 196(l) of the ABCA, within 20 days after receipt of the Offeror’s Notice, each Non-Tendering Offeree must send the Certificate(s) representing the Common Shares held by such Non-Tendering Offeree to IPL and must elect either to transfer such Common Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Common Shares held by such holder by so notifying the Offeror within 20 days after the Non-Tendering Offeree receives the Offeror’s Notice. A Non- Tendering Offeree who does not, within 20 days after the Non-Tendering Offeree received the Offeror’s Notice, notify the Offeror that the Non-Tendering Offeree is electing to demand payment of the fair value of the Non-Tendering Offeree’s Common Shares is deemed to have elected to transfer such Common Shares to the Offeror on the same terms that the Offeror acquired Common Shares from the Shareholders who accepted the Offer. If a Non-Tendering Offeree has elected to demand payment of the fair value of such Common Shares, the Offeror may apply to the Court to hear an application to fix the fair value of such Common Shares of such Non-Tendering Offeree. If the Offeror fails to apply to the Court within 20 days after it made the payment or transferred the consideration to IPL referred to above, the Non-Tendering Offeree may then apply to the Court within a further period of 20 days to have the Court fix the fair value. If there is no such application made by the Non-Tendering Offeree within such period, the Non-Tendering Offeree will be deemed to have elected to transfer such Common Shares to the Offeror on the terms that the Offeror acquired Common Shares from the Shareholders who accepted the Offer. Any judicial determination of the fair value of the Common Shares could be less or more than the amount paid pursuant to the Offer.

As of the date of this prospectus/offer to exchange, it is the Offeror’s current intention that, in the event that the Offeror completes a Compulsory Acquisition, the Offeror will effect an amalgamation of IPL and the Offeror or a direct subsidiary of the Offeror following the Compulsory Acquisition. However, the Offeror may determine at its sole discretion not to amalgamate IPL with the Offeror or its subsidiary.

If all of the requirements of Part 16 of the ABCA are first fulfilled after the Expiry Time or within 120 days after the date of the Offer, whichever is earlier, the Offeror may apply to a court having jurisdiction for an extension of such period pursuant to Section 205 of the ABCA.

The foregoing is a summary only of the right of Compulsory Acquisition which may become available to the Offeror and the dissent rights that may be available to a Non-Tendering Offeree, and is qualified by its entirety by the provisions of Part 16 of the ABCA. The provisions of Part 16 of the ABCA are complex and may require strict adherence to notice and timing provisions, failing which a Non-Tendering Offeree’s rights may be lost or altered. Shareholders should refer to Part 16 of the ABCA for the full text of the relevant statutory provisions, and those who wish to be better informed about the provisions of the ABCA should consult their legal advisors.

See Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”, and Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”, for a discussion of the tax consequences to Shareholders in the event of a Compulsory Acquisition.

Subsequent Acquisition Transaction

If the Offeror acquires less than 90% of the Common Shares under the Offer, the right of Compulsory Acquisition described above is not available for any reason, or the Offeror chooses not to avail itself of such statutory right, the Offeror intends to pursue other means of acquiring the remaining Common Shares not deposited under the Offer, including, without limitation, causing one or more special meetings to be called of the then Shareholders to consider an amalgamation, statutory arrangement, capital reorganization, amendment to its articles, consolidation or other transaction involving the Offeror and/or an affiliate of the Offeror and IPL and/or the Shareholders for the purpose of IPL becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of the Offeror (a “Subsequent Acquisition Transaction”). If the Offeror were to proceed with a Subsequent Acquisition Transaction, it is the Offeror’s current intention that the consideration to be paid to Shareholders pursuant to any such Subsequent Acquisition Transaction would be equal in amount to and in the same form as that payable under the Offer.

The timing and details of a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. If after taking up Common Shares under the Offer the Offeror owns more than 66 2⁄3% of the outstanding Common Shares and sufficient votes can be cast by “minority” holders to constitute a majority of the “minority” pursuant to MI 61-101, as discussed below, the Offeror should own sufficient Common Shares to be able to effect a Subsequent Acquisition Transaction. There can be no assurances that the Offeror will pursue a Compulsory Acquisition or Subsequent Acquisition Transaction.

MI 61-101 may deem a Subsequent Acquisition Transaction to be a “business combination” if such Subsequent Acquisition Transaction would result in the interest of a holder of Common Shares being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. The Offeror expects that any Subsequent Acquisition Transaction relating to Common Shares will be a “business combination” under MI 61-101.

In certain circumstances, the provisions of MI 61-101 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with MI 61-101 or an exemption under MI 61-101, the “related party transaction” provisions therein do not apply to such transaction. Following completion of the Offer, the Offeror may be a “related party” of IPL for the purposes of MI 61-101, although the Offeror expects that any Subsequent Acquisition Transaction would be a “business combination” for purposes of MI 61-101 and that therefore the “related party transaction” provisions of MI 61-101 would not apply to the Subsequent Acquisition Transaction. The Offeror intends to carry out any such Subsequent Acquisition Transaction in accordance with MI 61-101, or any successor provisions, or an exemption under MI 61-101, such that the “related party transaction” provisions of MI 61-101 would not apply to such Subsequent Acquisition Transaction.

MI 61-101 provides that, unless exempted, a corporation proposing to carry out a business combination is required to prepare a valuation of the affected securities (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. The Offeror currently intends to rely on available exemptions (or, if such exemptions are not available, to seek waivers pursuant to MI 61-101 exempting IPL and the Offeror or one or more of its affiliates, as appropriate) from the valuation requirements of MI 61-101. An exemption is available under MI 61-101 for certain business combinations completed within 120 days after the date of expiry of a formal take-over bid where the consideration per security under the business combination is at least equal in value to and is in the same form as the consideration that depositing security holders were entitled to receive in the take- over bid, provided that certain disclosure is given in the take-over bid disclosure documents. The Offeror has provided such disclosure and currently expects that these exemptions will be available.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the ABCA and IPL’s constating documents may require the approval of at least 662/3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. MI 61-101 would also require that, in addition to any other required security holder approval, in order to complete a business combination (such as a Subsequent Acquisition Transaction), the approval of a majority of the votes cast by “minority” shareholders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority Shareholders.

In relation to the Offer and any subsequent business combination, the “minority” Shareholders will be, unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities, all Shareholders other than (i) the Offeror (other than in respect of Common Shares acquired pursuant to the Offer as described below), (ii) any “interested party” (within the meaning of MI 61-101), (iii) certain “related parties” of the Offeror or of any other “interested party” (in each case within the meaning of MI 61-101) including any director or senior officer of the Offeror, affiliate or insider of the Offeror or any of their directors or senior officers, and (iv) any “joint actor” (within the meaning of MI 61-101) with any of the foregoing persons. MI 61-101 also provides that the Offeror may treat Common Shares acquired under the Offer as “minority” shares and to vote them, or to consider them voted, in favour of such business combination if, among other things: (a) the business combination is completed not later than 120 days after the Expiry Time; (b) the consideration per security in the business combination is at least equal in value to and in the same form as the consideration paid under the Offer; and (c) the Shareholder who tendered such Common Shares to the Offer was not (i) a “joint actor” (within the meaning of MI 61-101) with the Offeror in respect of the Offer, (ii) a direct or indirect party to any “connected transaction” (within the meaning of MI 61-101) to the Offer, or (iii) entitled to receive, directly or indirectly, in connection with the Offer, a “collateral benefit” (within the meaning of MI 61-101) or consideration per Common Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of Common Shares. The Offeror currently intends that the consideration offered for Common Shares under any Subsequent Acquisition Transaction proposed by it would be equal in value to, and in the same form as, the consideration paid to Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, the Offeror intends to cause Common Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by MI 61-101, to be counted as part of any minority approval required in connection with any such transaction. See Section 24 of this prospectus/offer to exchange, “Ownership and Trading in Securities of IPL”.

Any such Subsequent Acquisition Transaction may also result in Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Common Shares. The exercise of such right of dissent, if certain procedures are complied with by the holder, could lead to a judicial determination of fair value required to be paid to such Non-Tendering Offeree for its Common Shares. The fair value so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer. The exact terms and procedures of the rights of dissent available to Shareholders will depend on the structure of the Subsequent Acquisition Transaction and will be fully described in the proxy circular or other disclosure document provided to Shareholders in connection with the Subsequent Acquisition Transaction.

Whether or not a Subsequent Acquisition Transaction will be proposed, and the details of any such Subsequent Acquisition Transaction, including, without limitation, the timing of its implementation and the consideration to be received by the minority Shareholders, will necessarily be subject to a number of considerations, including, without limitation, the number of Common Shares acquired pursuant to the Offer. Although the Offeror may propose a Compulsory Acquisition or a Subsequent Acquisition Transaction on the same terms as the Offer, it is possible that, as a result of the number of Common Shares acquired under the Offer, delays in the Offeror’s ability to effect such a transaction, information hereafter obtained by the Offeror, changes in general economic, industry, regulatory or market conditions or in the business of IPL, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. The Offeror expressly reserves the right to propose other means of acquiring, directly or indirectly, all of the outstanding Common Shares in accordance with applicable Law, including, without limitation, a Subsequent Acquisition Transaction on terms not described in this prospectus/offer to exchange.

As of the date of this prospectus/offer to exchange, it is the Offeror’s current intention that, in the event that the Offeror pursues a Subsequent Acquisition Transaction, any Subsequent Acquisition Transaction it proposes will include an amalgamation of IPL and a direct subsidiary of the Offeror. However, the Offeror may determine at its sole discretion not to amalgamate IPL with the Offeror or its subsidiary.

If the Offeror is unable to, or determines at its option not to, effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction, or proposes a Subsequent Acquisition Transaction but cannot obtain any required approvals or exemptions promptly, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from IPL. Subject to applicable Law, any additional purchases of Common Shares could be at a price greater than, equal to, or less than the price to be paid for Common Shares under the Offer and could be for cash, securities and/or other consideration. Alternatively, the Offeror may take no action to acquire additional Common Shares, or, subject to applicable Law, may either sell or otherwise dispose of any or all Common Shares acquired under the Offer, on terms and at prices then determined by the Offeror, which may vary from the price paid for Common Shares under the Offer. See Section 12 of this prospectus/offer to exchange, “Market Purchases and Sales of Common Shares”.

The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder of accepting the Offer. See Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”, and Section 33 of this prospectus/offer to exchange, “Certain United States Federal Income Tax Considerations”. Shareholders should consult their legal advisors for a determination of their legal rights and the tax consequences to them, having regard to their own particular circumstances with respect to a Subsequent Acquisition Transaction.

Legal Matters

Shareholders should consult their respective legal advisors for a determination of their respective legal rights with respect to any transaction that may constitute a business combination.

28.	Agreements, Commitments or Understandings

There are (i) no agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or officers of IPL, including for any payment or other benefit proposed to be made or given by way of compensation for loss of office or their remaining in or retiring from office if the Offer is successful, and (ii) no agreements, commitments or understandings made or proposed to be made between the Offeror and any security holder of IPL relating to the Offer.

There are no agreements, commitments or understandings between the Offeror and IPL relating to the Offer and the Offeror is not aware of any agreement, commitment or understanding that could affect control of IPL.

Except as otherwise disclosed herein, there are no material direct or indirect interests in the transactions contemplated herein, whether through security holdings or otherwise, of affiliates of any of BIPC, BIP or, to the knowledge of the Offeror, of IPL or its affiliates.

29.	Regulatory Matters

Except as discussed below, to the knowledge of the Offeror no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Offeror for the consummation of the transactions contemplated by the Offer, except for such authorizations, consents, approvals and filings the failure to obtain or make which would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by the Offer. In the event that the Offeror becomes aware of other requirements, it will make reasonable commercial efforts to satisfy such requirements at or prior to the Expiry Time, as such time may be extended.

Foreign Investment Laws

Based upon an examination of publicly available information relating to the business of IPL, the Offeror does not expect the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, as applicable, to give rise to material foreign investment law concerns in any jurisdiction. However, the Offeror cannot be assured that no such concerns will arise.

Competition Laws

Based upon an examination of publicly available information relating to the business of IPL, the Offeror does not expect the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, as applicable, to give rise to material competition/anti-trust concerns in any jurisdiction. However, the Offeror cannot be assured that no such concerns will arise.

Competition Act

Part IX of the Competition Act requires that the parties to certain classes of transactions provide prescribed information to the Commissioner where the applicable thresholds set out in Sections 109 and 110 of the Competition Act are exceeded and no exemption applies (“Notifiable Transactions”).

Subject to certain limited exceptions, a Notifiable Transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to subsection 114(1) of the Competition Act (a “Notification”) to the Commissioner and the applicable waiting period has expired or been waived or terminated early by the Commissioner. If a proposed transaction is an unsolicited offer to acquire the shares of a corporation and the Commissioner receives the offeror’s Notification, the Commissioner is required under subsection 114(3) of the Competition Act to immediately notify the corporation whose shares the offeror proposes to acquire that the Commissioner has received the offeror’s Notification, and such corporation must supply its Notification within 10 days thereafter.

The waiting period is 30 days after the day on which the parties to the transaction submit their respective Notifications, except in the case of an unsolicited offer where, pursuant to subsection 123(3) of the Competition Act, the period begins on the date on which the offeror submits its Notification. The parties are, or the offeror in an unsolicited offer is, entitled to complete the Notifiable Transaction at the end of the 30-day period, unless the Commissioner notifies the parties, pursuant to subsection 114(2) of the Competition Act, that he requires additional information that is relevant to the Commissioner’s assessment of the transaction (a “Supplementary Information Request”). In the event that the Commissioner provides the parties with a Supplementary Information Request, the Notifiable Transaction cannot be completed until 30 days after compliance with such Supplementary Information Request, provided that there is no order issued by the Competition Tribunal in effect prohibiting completion at the relevant time. In the case of an unsolicited offer, the 30-day period following compliance with the Supplementary Information Request begins on the day after the offeror’s compliance with the Supplementary Information Request.

The parties to a transaction are legally entitled to complete their transaction: (a) upon expiry of the applicable statutory waiting period, or (b) upon the Commissioner’s issuance of an advance ruling certificate pursuant to Section 102 of the Competition Act (an “ARC”). It is also a condition of the Offer that in the event that an ARC is not issued, the Commissioner has issued a letter indicating that he does not, at that time, intend to challenge the transaction by making an application to the Competition Tribunal under Section 92 of the Competition Act, while reserving the Commissioner’s statutory right to challenge the transaction before the Competition Tribunal at any time within one year of the transaction being completed (a “No-Action Letter”) together with either (i) expiry or termination of the applicable statutory waiting period, or (ii) waiver of the Notification requirement and, accordingly, the applicable waiting period.

At any time before a “merger” (as such term is defined under the Competition Act) is completed, even where the Commissioner has been notified under subsection 114(1) of the Competition Act and the applicable waiting period has expired, the Commissioner may apply to the Competition Tribunal for an interim order under subsection 100(1) of the Competition Act forbidding any person named in the application from doing any act or thing where it appears to the Competition Tribunal that such act or thing may constitute or be directed toward the completion or implementation of a proposed merger. The Competition Tribunal may issue such order for up to 30 days where (a) the Commissioner has certified that an inquiry is being made under paragraph 10(1)(b) of the Competition Act and that, in the Commissioner’s opinion, more time is required to complete the inquiry, and (b) the Competition Tribunal finds that, in the absence of an interim order, a party to the proposed merger or any other person is likely to take an action that would substantially impair the ability of the Competition Tribunal to remedy the effect of the proposed merger on competition under Section 92 of the Competition Act because that action would be difficult to reverse. The duration of such interim order may be extended for a period of up to an additional 30 days where the Competition Tribunal finds, on application made by the Commissioner that the Commissioner is unable to complete the inquiry within the period specified in the order because of circumstances beyond the control of the Commissioner.

Whether or not a merger is subject to notification under Part IX of the Competition Act, the Commissioner can apply to the Competition Tribunal for a remedial order under Section 92 of the Competition Act at any time before the merger has been completed or, if completed, within one year after it was substantially completed, provided that the Commissioner did not issue an ARC in respect of the merger, or, if the Commissioner did issue an ARC in respect of the merger, provided that (a) the merger was completed within one year from when the ARC was issued and (b) the grounds upon which the Commissioner intends to apply to the Competition Tribunal for a remedial order are not the same or substantially the same as the information on the basis of which the ARC was issued. If the Commissioner has made an application under Section 92 of the Competition Act, he may also apply to the Competition Tribunal for an interim order under subsection 104(1) of the Competition Act, which may include an injunction prohibiting the completion of all or part of a merger pending the disposition of the Section 92 application. On application by the Commissioner under Section 92 of the Competition Act, the Competition Tribunal may, where it finds that the merger prevents or lessens, or is likely to prevent or lessen, competition substantially, order that the merger not proceed or, if completed, order its dissolution or the disposition of assets or shares involved in such merger; in addition to, or in lieu thereof, with the consent of the person against whom the order is directed and the Commissioner, the Competition Tribunal may order a person to take any other action. The Competition Tribunal is prohibited from issuing a remedial order where it finds that the merger or proposed merger has brought or is likely to bring about gains in efficiency that will be greater than, and will offset, the effects of any prevention or lessening of competition that will result or is likely to result from the merger and that the gains in efficiency would not likely be attained if the order were made.

The transactions contemplated by the Offer constitute a “merger” and also constitute a Notifiable Transaction under the Competition Act. The obligation of the Offeror to complete the Offer is, among other things, subject to the condition that Competition Act Approval is obtained. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

On April 21, 2021, the Offeror received a No-Action Letter from the Commissioner pursuant to the Competition Act. As such, the Offeror has obtained Competition Act Approval in respect of the Offer.

HSR Approval

Under the HSR Act, if a transaction meets the relevant monetary thresholds for notification and no exemption applies, a mandatory merger control filing must be made. The transactions contemplated by the Offer may require HSR Approval. If HSR Approval is required, the Offer cannot be completed until the Offeror files a notification and report form with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. If HSR Approval is required, the Offer may not be completed until the expiration of a 30 calendar day waiting period following the Offeror’s filing of its HSR Act notification form, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be extended if either

(a) the acquiring person voluntarily withdraws and re-files to allow a second 30-day waiting period, and/or (b) the reviewing agency issues a formal request for additional information and documentary material (a “Second Request”). If during the initial waiting period, either the FTC or the DOJ issues a Second Request, the waiting period with respect to the acquisition of the Common Shares under the Offer would be extended until 30 calendar days following the date of substantial compliance by the Offeror with that Second Request, unless the FTC or the DOJ terminates the additional waiting period before its expiration. If HSR Approval is required, IPL will be required to make an HSR filing and may also receive a Second Request. Under the HSR Act, IPL would be obligated to make an HSR filing within 15 calendar days after the Offeror has made its HSR filing and if IPL receives a Second Request, IPL is obligated to comply within a reasonable waiting time, but in each event the waiting period is not affected. If the last day of any waiting period falls on a weekend or on a U.S. legal holiday, the waiting period is extended to the next business day.

If HSR Approval is required, the Offeror would be entitled under the HSR Act to complete the Offer at the end of the waiting period provided that the DOJ or the FTC has not taken action that results in a court order stopping completion of the Offer. The expiration of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Offer.

The Offeror will as promptly as possible determine if HSR Approval is required and, if it is, will file its HSR Act notification forms with the FTC and the Antitrust Division of the DOJ. If HSR Approval is required, the obligation of the Offeror to complete the Offer is, among other things, subject to the condition that HSR Approval obtained. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

On May 24, 2021, the applicable waiting period under the HSR Act expired in respect of the transactions contemplated by the Offer. As such, the Offeror has obtained HSR Approval in respect of the Offer.

Danish Competition Approval

Pursuant to the Danish Competition Act, if a transaction meets the monetary thresholds for notification (and is not subject to review by the European Commission under the EU Merger Regulation) a mandatory merger control filing must be submitted to the Danish Competition and Consumer Authority (“DCCA”). Completion cannot take place until approval is received from the DCCA, unless a derogation (to which conditions may be attached) is obtained. There is no specific time period within which a transaction must be notified to the DCCA but it cannot be completed until clearance is received, or deemed to have been received.

The time period for “Phase 1” review by the DCCA is 25 working days from receipt of a complete notification. If the DCCA receives proposed commitments (e.g.to address any competition concerns) within the 25-day time limit with a view to clear the concentration, Phase 1 can be extended to 35 working days. If the DCCA decides to open a “Phase 2” review of a transaction, it has 90 working days from the expiry of Phase 1 to carry out an in-depth analysis to issue a decision. This time period is automatically extended by up to 20 working days if commitments are offered to the DCCA within the last 20 days of the Phase 2 review period. In addition, the time period can be extended at any time by up to 20 working days if the parties request, or consent, to such an extension. The DCCA may “stop the clock” if information is requested and not provided within the time period specified by the DCCA.

The transactions contemplated by the Offer may require Danish Competition Approval from DCCA. The Offeror will as promptly as possible determine if Danish Competition Approval is required and, if it is, will make the required merger control filing. If approval from the DCCA is required, the obligation of the Offeror to complete the Offer is, among other things, subject to the condition that approval from the DCCA is obtained. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

On May 18, 2021, the Offeror obtained Danish Competition Approval in respect of the Offer.

Swedish Competition Approval

Pursuant to the Swedish Competition Act, if a transaction meets the monetary thresholds for notification (and is not subject to review by the European Commission under the EU Merger Regulation) a mandatory merger control filing must be submitted to the Swedish Competition Authority (“SCA”). Completion cannot take place until approval is received from the SCA, unless a derogation (to which conditions may be attached) is obtained. There is no specific time period within which a transaction must be notified to the SCA but it cannot be completed until clearance is received, or deemed to have been received.

The time period for “Phase 1” review by the SCA is 25 working days from receipt of a complete notification. If the SCA receives proposed commitments (e.g.to address any competition concerns) within the 25-day time limit with a view to clear the concentration, Phase 1 can be extended to 35 working days. If the SCA decides to open a “Phase 2” review of a transaction, it has 3 months from the day that follows the decision to carry out an in-depth analysis to issue a decision. However, providing that the undertakings concerned agree, the SCA may extend this period by one month at a time. The SCA may “stop the clock” if information is requested and not provided within the time period specified by the SCA.

The transactions contemplated by the Offer may require Swedish Competition Approval from SCA. The Offeror will as promptly as possible determine if Swedish Competition Approval is required and, if it is, will make the required merger control filing. If approval from the SCA is required, the obligation of the Offeror to complete the Offer is, among other things, subject to the condition that approval from the SCA is obtained. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

On May 20, 2021, the Offeror obtained Swedish Competition Approval in respect of the Offer.

Transportation Act

Pursuant to section 53.1 of the Transportation Act, Transportation Act Approval is required for proposed mergers involving a “transportation undertaking” that are also subject to pre-merger notification under the Competition Act. Parties to such transactions are required to simultaneously submit their Competition Act filing to the Minister of Transport, along with a submission explaining why the transaction is in the public interest as it relates to national transportation in Canada.

Under the Transportation Act, if the Minister of Transport is of the opinion that a transaction does not raise issues with respect to the public interest as it relates to national transportation, he must provide notice of such opinion within 42 days after receiving the filing.

If the Minister of Transport is of the opinion that a transaction raises issues with respect to the public interest as it relates to national transportation, he may direct the Canadian Transportation Agency to examine those issues and report on them within 150 days after such direction, subject to extension by the Minister of Transport, in which case the transaction cannot be completed until it is approved by the Governor in Council (Canada). In addition, in such case, the Commissioner must prepare a report regarding any concerns regarding potential prevention or lessening of competition that may occur as a result of the transaction within 150 days after receipt of the Competition Act filing, subject to extension by the Minister of Transport. Further, in such case, if it is satisfied that it is in the public interest, the Governor in Council (Canada) may, on the recommendation of the Minister of Transport, approve the transaction and specify any terms and conditions it considers appropriate. Before making his recommendation, the Minister of Transport must receive the Commissioner’s report and, if applicable, the Canadian Transportation Agency’s report and consult with the Commissioner and confer with the parties to the transaction regarding measures to address the relevant concerns.

To ensure compliance with the Transportation Act, the Offeror will give notice of the proposed transaction to the Minister of Transport in accordance with the Transportation Act and seek to obtain Transportation Act

Approval. The obligation of the Offeror to complete the Offer is, among other things, subject to the condition that Transportation Act Approval is obtained. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer”.

On May 7, 2021, the Offeror obtained Transportation Act Approval in respect of the Offer.

Other Regulatory Approvals

Based upon its review of the public disclosure of IPL, to the knowledge of the Offeror, there are no other material regulatory approvals that would likely impede the completion of the Offer.

30.	Shareholder Rights Plan

The following is a summary of certain material provisions of the Shareholder Rights Plan. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Shareholder Rights Plan, which has been filed and is available on SEDAR under IPL’s profile at www.sedar.com.

Effective Date

IPL and the SRP Rights Agent entered into the Shareholder Rights Plan dated as of May 8, 2017, amending and restating the shareholder protection rights plan agreement dated as of March 24, 2014. The continuation of the Shareholder Rights Plan was most recently approved and confirmed at the annual and special meeting of Shareholders held on May 7, 2020. On March 31, 2021, the IPL Board adopted a limited-purpose supplemental shareholder rights protection plan so as to include a technical revision to the existing Shareholder Rights Plan to treat owning certain financial derivatives (including the Total Return Swap) as equivalent to having beneficial ownership of the underlying securities referenced by such financial derivative.

Issue of Rights

Pursuant to the Shareholder Rights Plan, one SRP Right was issued and attached to each Common Share outstanding and one SRP Right has been, and will be, issued and attach to each Common Share subsequently issued, subject to the limitations set forth in the Shareholder Rights Plan.

Rights Exercise Privilege

The SRP Rights are not exercisable, and are not separable from the Common Shares in connection with which they were issued, until the “Separation Time”, being the close of business (as defined in the Shareholder Rights Plan), on the 10th trading day after the earlier of:

(a)	the first date of public announcement by IPL or an Acquiring Person (as defined below) of facts indicating that a person has become an Acquiring Person (the “Stock Acquisition Date”);

(b)

the date of the commencement of or first public announcement of the intent of any person to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid) (each as defined in the Shareholder Rights Plan); or

(c)	such later time as may be determined by the IPL Board, subject to the terms of Shareholder Rights Plan.

A Person is an “Acquiring Person” for the purposes of the Shareholder Rights Plan if it is the Beneficial Owner (as defined in the Shareholder Rights Plan) of 20% or more of the outstanding Voting Shares, with certain exceptions as set forth in the Shareholder Rights Plan. On March 31, 2021, the IPL Board adopted a limited-

purpose supplemental shareholder rights protection plan so as to include a technical revision to the existing Shareholder Rights Plan to treat owning certain financial derivatives (including the Total Return Swap) as equivalent to having beneficial ownership of the underlying securities referenced by such financial derivative.

Adjustments to the SRP Rights

The Shareholders Rights Plan provides that upon the occurrence of a “Flip-in Event” (being any transaction pursuant to which a person becomes an Acquiring Person), and subject to certain limitations in the Shareholders Rights Plan, as to which the IPL Board has not waived the application of the Shareholder Rights Plan, SRP Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

(a)	an Acquiring Person (or any of its associates, affiliates or joint actors); or

(b)

a transferee of SRP Rights, direct or indirect, of an Acquiring Person (or of any of its associates, affiliates or joint actors) who becomes a transferee in a transfer that the IPL Board has determined is part of a plan, arrangement or scheme of any Acquiring Person (or any of its associates, affiliates or joint actors), that has the purpose of avoiding subparagraph (a) above;

will become null and void without any further action, and any holder of such SRP Rights will not have any right whatsoever to exercise such SRP Rights, whether under any provision of the Shareholder Rights Plan or otherwise.

Permitted Bid

The Shareholder Rights Plan does not apply to certain types of transactions, including, without limitation, Permitted Bids. A “Permitted Bid” is a Take-over Bid (as defined below) made by a person by means of a Take-over Bid circular which also complies with the following additional provisions:

(a)	be made to all holders of record of Voting Shares wherever resident as registered on the books of IPL, other than the Offeror; and

(b)	contains, and the take up and payment for securities tendered or deposited thereunder are subject to, an irrevocable and unqualified provision that:

(i)	no Voting Shares will be taken up or paid for:

(A) prior to the close of business on the 105th day following the date of the bid or such shorter period that a take-over bid (which is not exempt from the general take-over bid requirements of Part 2 of NI 62-104) must remain open for deposits of securities thereunder, in the applicable circumstances at such time, pursuant to NI 62-104; and

(B) if less than 50% of the Voting Shares held by Independent Shareholders (as defined in the Shareholder Rights Plan) have been deposited pursuant to the bid and not withdraw;

(ii)

Voting Shares may be deposited pursuant to such bid at any time during the period of time between the date of the bid and the date on which Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for; and

(iii)

the bid will be extended and remain open for deposits and tenders for at least 10 U.S. Business Days if more than 50% of the Voting Shares held by Independent Shareholders are deposited to the bid (and the Offeror shall make a public announcement of that fact).

A competing Take-over Bid that is made while a Permitted Bid is outstanding and satisfies all of the criteria for Permitted Bid status, except that it may expire on the same date as the Permitted Bid that is outstanding

(subject to the minimum period of days such Take-over Bid must remain open pursuant to applicable securities Laws), will be considered to be a “Competing Permitted Bid” for the purposes of the Shareholder Rights Plan, provided that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of the definition of Competing Permitted Bid and provided that, at such time, any acquisition of Common Shares made pursuant to such Competing Permitted Bid, including any acquisitions of Common Shares theretofore made, will cease to be a Permitted Bid Acquisition (as defined in the Shareholder Rights Plan).

A “Take-over Bid” is defined in the Shareholder Rights Plan to mean an offer to acquire Voting Shares or other securities if, assuming the Voting Shares or other securities subject to the offer to acquire are acquired and are beneficially owned at the date of the offer to acquire by the Person making the offer to acquire, such Voting Shares (including all Voting Shares that may be acquired upon exercise of all rights of conversion, exchange or purchase attaching to the other securities) together with the Voting Shares beneficially owned by an offeror on the date of the offer to acquire, would constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the offer to acquire.

Certificates and Transferability

Certificates issued after March 24, 2014 but before the earlier of the Separation Time and the Expiration Time (as defined in the Shareholder Rights Plan) will evidence, in addition to the Common Shares, one SRP Right for each Common Share evidenced by a legend imprinted on each Common Share certificate. Although SRP Rights attached to Common Shares outstanding on the March 24, 2014, certificates representing Common Shares issued before that date do not bear the legend.

From and after the Separation Time, SRP Rights will be evidenced by separate certificates. Before the Separation Time, SRP Rights will trade together with, and will not be transferable separately from, the Common Shares in connection with which they were issued. From and after the Separation Time, SRP Rights will be transferable separately from the Common Shares in accordance with the Shareholder Rights Plan.

Waiver

The IPL Board may, until the occurrence of a Flip-in Event, determine to waive the application of the Shareholder Rights Plan provided that the Flip-in Event would occur by reason of a Take-Over Bid made by way of take-over bid circular sent to all holders of Voting Shares. Any such waiver of the Shareholder Rights Plan’s application in respect of a particular Take-over Bid will constitute a waiver of the Shareholder Rights Plan in respect of any other formal Take-over Bid made while the initial bid is outstanding.

The IPL Board may also waive the application of the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered the Flip-in Event thereafter reduces its beneficial holdings below 20% of the outstanding Common Shares within 10 days or such other date as the IPL Board may determine. With the consent of the Shareholders or of the holders of SRP Rights, as the case may be, the IPL Board may waive the application of the Shareholder Rights Plan to any other Flip-in Event prior to its occurrence.

Redemption

SRP Rights are deemed to be redeemed at a nominal redemption price of $0.00001 per SRP Right following completion of a Permitted Bid (including a Competing Permitted Bid) or any other Take-over Bid in respect of which the IPL Board has waived the Shareholder Rights Plan’s application.

With Shareholder approval, the IPL Board may also, prior to the occurrence of a Flip-in Event, elect to redeem all (but not less than all) of the then outstanding SRP Rights at a nominal redemption price of $0.00001 per SRP Right. In certain circumstances, the approval of holders of SRP Rights may also be required in respect of a redemption.

Exemptions for Investment Advisors, etc.

Investment advisors (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies), administrators or trustees of registered pension plans or funds and agents or agencies of the Crown, which acquire more than 20% of the outstanding Common Shares, are effectively exempted (through the definition of “Beneficial Ownership” under the Shareholder Rights Plan) from triggering a Flip-in Event provided that they are not in fact making, either alone or jointly or in concert with any other person, a Take-over Bid.

Amendments

The IPL Board is authorized to make amendments to the Shareholder Rights Plan to correct any clerical or typographical error, or to maintain the validity of the Shareholder Rights Plan as a result of changes in law or regulation. Other amendments or supplements to the Shareholder Rights Plan may be made with the prior approval of Shareholders.

31.	Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer

The purchase of Common Shares by the Offeror under the Offer will reduce the number of Common Shares that might otherwise trade publicly and will reduce the number of Shareholders and, depending on the number of Common Shares acquired by the Offeror, could materially adversely affect the liquidity and market value of any remaining Common Shares held by the public.

The rules and regulations of the TSX establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Common Shares from the TSX. Depending on the number of Common Shares purchased by the Offeror under the Offer or otherwise, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Common Shares. If the Offeror proceeds with a Compulsory Acquisition or a Subsequent Acquisition Transaction, the Offeror intends to cause IPL to apply to delist the Common Shares from the TSX as soon as practicable after completion of the Offer and any Compulsory Acquisition or any Subsequent Acquisition Transaction. If the Common Shares are delisted from the TSX, the extent of the public market for the Common Shares and the availability of price or other quotations would depend upon the number of Shareholders, the number of Common Shares publicly held and the aggregate market value of the Common Shares publicly held at such time, the interest in maintaining a market in Common Shares on the part of securities firms, whether IPL remains subject to public reporting requirements in Canada and other factors.

If permitted by applicable Law, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror may cause IPL to cease to be a reporting issuer under applicable Canadian securities Laws.

The Common Shares are not currently registered under the U.S. Exchange Act or listed or quoted on a stock exchange in the United States.

32.	Certain Canadian Federal Income Tax Considerations

The following summary describes the principal Canadian federal income tax considerations generally applicable to a beneficial owner of Common Shares who disposes of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction and who, at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) (1) deals at arm’s length with IPL, the Offeror, Exchange LP, BIPC and BIP and (2) is not affiliated with any of IPL, the Offeror, Exchange LP, BIPC and BIP (a “Holder”).

This summary does not describe any Canadian federal income tax considerations under the Tax Act that may be relevant to a holder of IPL Incentive Awards, nor does it address issues that may be relevant to Shareholders who acquired their Common Shares on the exercise of an SRP Right or other right to acquire securities granted by IPL or any affiliate. Any such Shareholders should consult their own tax advisors in this regard.

This summary is not applicable to (i) a Shareholder that is a “specified financial institution”, (ii) a Shareholder an interest in which is a “tax shelter investment”, (iii) a Shareholder that is, for purposes of the mark-to-market rules in the Tax Act a “financial institution”, (iv) a Shareholder that reports its “Canadian tax results” in a currency other than Canadian currency, (v) a Shareholder that would have, directly or indirectly, a “significant interest” (as defined in subsection 34.2(1) of the Tax Act) in BIP or Exchange LP or (vi) a Shareholder that has entered into, or will enter into, with respect to their Common Shares, BIPC Shares or Exchangeable LP Units a “derivative forward agreement” (each as defined in the Tax Act). Additional considerations not discussed herein may be applicable to a Shareholder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for purposes of section 212.3 of the Tax Act. This summary is also not applicable to a Holder that is a partnership for Canadian tax purposes or a Shareholder that is exempt from tax under Part I of the Tax Act. Any such Shareholders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on the Offeror’s understanding of the current administrative policies of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, there can be no assurance that the Tax Proposals will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is based on the assumption that there is no value to the SRP Rights and no amount of the consideration paid by the Offeror will be allocated to the SRP Rights.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Consequently, Shareholders are urged to consult their own tax advisors for advice regarding the income tax consequences to them of disposing of their Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction having regard to their own particular circumstances, and any other consequences to them of such transactions under Canadian federal, provincial, local and foreign tax laws.

For purposes of the Tax Act, amounts denominated in a currency other than the Canadian dollar generally must be converted into Canadian dollars using the relevant rate of exchange required under the Tax Act.

Holders Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident or deemed to be resident in Canada and holds its Common Shares and will hold any BIPC Shares and any Exchangeable LP Units that are acquired in connection with the Offer as capital property (a “Resident Holder”).

Generally, the Common Shares, BIPC Shares and Exchangeable LP Units will be considered to be capital property to a Holder for purposes of the Tax Act provided the Holder does not hold those shares or units (as the case may be) in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose Common Shares or BIPC Shares might not otherwise be considered capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the Common Shares (or BIPC Shares, as applicable) and all other “Canadian securities” as defined in the Tax Act owned by such Resident Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Such an election is not available in respect of Exchangeable LP Units. A Holder contemplating making such an election should consult its own tax advisor.

This summary assumes that Exchange LP is not a ‘‘tax shelter’’ or a ‘‘tax shelter investment’’, as each of those terms is defined in the Tax Act. However, no assurance can be given in this regard. This summary also assumes that Exchange LP is, and will be, a “Canadian partnership”, as such term is defined in the Tax Act.

Disposition of Common Shares for Cash and/or BIPC Shares under the Offer

A Resident Holder that disposes of Common Shares to the Offeror pursuant to the Offer will be considered to have disposed of such Common Shares for proceeds of disposition equal to the aggregate fair market value of the cash and/or BIPC Shares received in consideration for its Common Shares. Such Resident Holders will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate adjusted cost base to the Resident Holder of the Common Shares disposed of pursuant to the Offer. The taxation of capital gains and capital losses under the Tax Act is discussed below under the heading “Taxation of Capital Gains and Capital Losses”.

The cost to the Resident Holder of any BIPC Shares received on the disposition of its Common Shares will be the fair market value of such BIPC Shares at the time such shares are acquired. This cost will be averaged with the adjusted cost base of all other BIPC Shares owned by the Resident Holder for the purposes of determining the adjusted cost base of each BIPC Share owned by the Resident Holder after the exchange.

Disposition of Common Shares for Exchangeable LP Units under the Offer

The following portion of the summary applies to the disposition of Common Shares by a Resident Holder to Exchange LP pursuant to the Offer and receives Exchangeable LP Units in consideration therefor from Exchange LP.

No Subsection 97(2) Election

Unless a valid election under subsection 97(2) of the Tax Act is made, a Resident Holder who is an Electing Shareholder and who exchanges its Common Shares with Exchange LP for Exchangeable LP Units will be considered to have disposed of its Common Shares for proceeds of disposition equal to the aggregate fair market value at the time of the exchange of the Exchangeable LP Units received. Such Resident Holders will realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate adjusted cost base to the Resident Holder of the Common Shares transferred to Exchange LP for such Exchangeable LP Units. The cost of such Exchangeable LP Units will be the fair market value thereof at the time of the exchange. The cost of an Exchangeable LP Unit will be averaged with all other Exchangeable LP Units owned by the Resident Holder in determining the adjusted cost base to the Resident Holder of each such unit. The taxation of capital gains and capital losses under the Tax Act is discussed below under the heading ‘‘Taxation of Capital Gains and Capital Losses’’.

Subsection 97(2) Election

A Resident Holder who is an Electing Shareholder may choose to defer all or a portion of any capital gain that would otherwise be realized on the exchange of Common Shares for Exchangeable LP Units by filing with the CRA (and, where applicable, with a provincial tax authority) a joint election (the ‘’Joint Tax Election’’)

under subsection 97(2) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). A Joint Tax Election is made jointly by the Electing Shareholder and Exchange GP on behalf of all of the members of Exchange LP. Subject to the limitations set out in the Offer, Exchange GP on behalf of all of the members of Exchange LP has agreed to make a Joint Tax Election pursuant to subsection 97(2) of the Tax Act (and, where applicable, the corresponding provision of any provincial tax legislation) with an Electing Shareholder at the elected amount (the ‘’Elected Amount’’) determined by such Electing Shareholder, subject to the limitations set out in subsection 97(2) of the Tax Act (or any applicable provincial tax legislation). The limitations imposed by the Tax Act in respect of the Elected Amount are that the Elected Amount:

a.     may not be less than the fair market value of any consideration other than Exchangeable LP Units received in exchange for Common Shares in respect of which the Joint Tax Election is made;

b.     may not be less than the lesser of:

i.     the adjusted cost base to the Electing Shareholder at the time of the exchange of the Common Shares in respect of which the Joint Tax Election is made; and

ii.     the fair market value at the time of the exchange of the Common Shares in respect of which the Joint Tax Election is made; and

c.     may not exceed the fair market value at the time of the exchange of the Common Shares that are exchanged and in respect of which the Joint Tax Election is made.

An Elected Amount that does not otherwise comply with the foregoing limitations will be automatically adjusted under the Tax Act so that it is in compliance.

Where an Electing Shareholder and Exchange GP on behalf of all of the members of Exchange LP make a Joint Tax Election that complies with the above parameters and the Joint Tax Election is filed on a timely basis, the tax treatment to the Electing Shareholder will generally be as follows:

a.     Common Shares that are the subject of the Joint Tax Election will be deemed to be disposed of by the Electing Shareholder for proceeds of disposition equal to the Elected Amount;

b.     if such deemed proceeds of disposition in respect of such Common Shares are equal to the aggregate of the adjusted cost base to the Electing Shareholder of the Common Shares at the time of the exchange, and any reasonable costs of disposition, no capital gain or capital loss will be realized by the Electing Shareholder;

c.     to the extent that such deemed proceeds of disposition in respect of such Common Shares exceed (or are less than) the aggregate of the adjusted cost base of such Common Shares to the Electing Shareholder and any reasonable costs of disposition, such Electing Shareholder will in general realize a capital gain (or a capital loss); and

d.     the aggregate cost to the Electing Shareholder of the Exchangeable LP Units acquired on the exchange will generally be equal to the Elected Amount.

The taxation of capital gains and capital losses under the Tax Act is discussed below under the heading ‘‘Taxation of Capital Gains and Capital Losses’’.

To make a Joint Tax Election, an Electing Shareholder must provide the relevant information to Exchange GP through a website that will be made available for this purpose, including: (i) the required information concerning the Electing Shareholder; (ii) the details of the number of Common Shares exchanged in respect of which the Electing Shareholder is making a Joint Tax Election; and (iii) the applicable Elected Amounts for such Common Shares. The relevant information must be submitted to Exchange GP through the website on or before the day that is 60 days after the Expiry Time (the ‘‘Joint Tax Election Deadline’’). Exchange GP may not make a Joint Tax Election with an Electing Shareholder who does not provide the relevant information through the website on or before the Joint Tax Election Deadline. After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act described above, Exchange GP will deliver an executed copy of the Joint Tax Election containing the relevant information to each Electing Shareholder. Each Electing Shareholder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time. In order to avoid late filing penalties, the Joint Tax Election is required to be filed with the CRA (and, where applicable, with any provincial tax authority) on or before the earliest of the days that any member of Exchange LP is required to file a Canadian federal income tax return for the member’s taxation year in which the exchange to which the election relates occurs. This could be as early as 90 days after the Expiry Time if any member of Exchange LP is a testamentary trust having a taxation year ending on such date. Accordingly, Electing Shareholders wishing to make a Joint Tax Election should consult their own tax advisors without delay and should provide the relevant information to Exchange GP through the website as described above as soon as possible.

A Joint Tax Election will be valid only if it meets all the applicable requirements under the Tax Act (and any applicable provincial tax legislation) and is filed on a timely basis. These requirements are complex, are not discussed in any detail in this summary, and meeting these requirements with respect to preparing and filing the Joint Tax Election will be the sole responsibility of the Electing Shareholder. None of Exchange LP, Exchange GP or any of the members of Exchange LP will be responsible for the validity, proper completion or timely filing of a Joint Tax Election, or for any taxes, interest, penalties or other consequences under the Tax Act (or applicable provincial tax legislation) in respect thereof. Electing Shareholders wishing to make a Joint Tax Election should consult their own tax advisors without delay.

Shareholders who hold their shares through a tax-exempt account, including but not limited to registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered education savings plan, registered disability savings plan, or a tax-free savings account are not an eligible Electing Shareholder and should not request Unit Consideration. Such registered plan holders should consult their own tax advisors in this regard.

Compulsory Acquisition

The Offeror and Exchange LP may, in certain circumstances, acquire Common Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 16 of the ABCA. The tax consequences to a Resident Holder of a disposition of Common Shares in such circumstances will generally be as described above under “Disposition of Common Shares for Cash and/or BIPC Shares under the Offer” and “Disposition of Common Shares for Exchangeable LP Units under the Offer” (as applicable). However, where a Resident Holder exercises their right to go to Court for a determination of fair value in a Compulsory Acquisition and is entitled to receive the fair value of their Common Shares, the proceeds of disposition will be the amount (other than interest) determined by the Court and the Resident Holder will be required to include in computing its income any interest awarded by a Court in connection with a Compulsory Acquisition.

Subsequent Acquisition Transaction

If the Offeror and Exchange LP do not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror and/or Exchange LP may propose other means of acquiring the remaining issued and outstanding Common Shares. The tax treatment of a Subsequent Acquisition Transaction to a Resident Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out.

Taxation of Capital Gains and Capital Losses

One-half of the amount of any capital gain (a “taxable capital gain”) realized in a taxation year must be included in income. One-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year must be deducted from taxable capital gains realized in that year. Allowable capital losses in excess of taxable capital gains in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such year, to the extent and under the circumstances described in the Tax Act.

In the case of a Resident Holder that is a corporation, trust or partnership, the amount of any capital loss otherwise resulting from the disposition of Common Shares may be reduced by the amount of dividends previously received or deemed to be received to the extent and under the circumstances prescribed in the Tax Act.

A Resident Holder that is throughout its taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) is liable to pay, in addition to tax otherwise payable under the Tax Act, a tax, a portion of which may be refundable, on certain investment income, including amounts in respect of net taxable capital gains.

Capital gains realized by individuals (other than certain trusts) may give rise to alternative minimum tax.

Holding and Disposing of BIPC Shares

A Resident Holder that may acquire BIPC Shares under the Offer is strongly encouraged to review the BIPC Annual Report under Item 10.E “Taxation - Certain Material Canadian Federal Income Tax Considerations – Taxation of Holders Resident in Canada” which provides a summary of the principal Canadian federal income tax consequences of holding and disposing of BIPC Shares and is also strongly encouraged to consult with its own tax advisors with respect to the tax consequences of holding and disposing of BIPC Shares.

Holding and Disposing of Exchangeable LP Units

Resident Holders who dispose of Common Shares to Exchange LP in exchange for Exchangeable LP Units under the Offer will become limited partners of Exchange LP. Such Resident Holders are referred to in this portion of the summary as ‘’Resident Exchange LP Unitholders’’.

SIFT Rules

Under the “specified investment flow through” rules in the Tax Act (the “SIFT Rules”), certain income and gains earned by a ‘‘SIFT partnership’’ (as defined in subsection 197(1) of the Tax Act) are subject to tax (the “SIFT Tax”) at the partnership level at a rate similar to a corporation and allocations of such income and gains to its partners will be taxed as a dividend from a taxable Canadian corporation. Exchange GP has advised counsel that it expects that Exchange LP will be a ‘‘SIFT partnership’’ for each of its taxation years. As a ‘‘SIFT partnership’’, Exchange LP will be subject to partnership level taxation on its ‘‘taxable non-portfolio earnings’’ (as defined in the Tax Act), which generally include (i) income from businesses carried on by Exchange LP in Canada, (ii) income (other than taxable dividends) from ‘‘non-portfolio property’’ (as defined in the Tax Act), and (iii) taxable capital gains from dispositions of ‘‘non-portfolio property’’. The tax rate applied to the above-mentioned sources of income and gains is set at a rate equal to the ‘‘net corporate income tax rate’’ plus the ‘‘provincial SIFT tax rate’’ (each as defined in the Tax Act). If Exchange LP has ‘‘taxable non-portfolio earnings’’, the excess of its ‘‘taxable non-portfolio earnings’’ over its SIFT Tax payable for a taxation year is deemed to be a dividend received by Exchange LP in the taxation year from a taxable Canadian corporation, which deemed dividend will be allocated to holders of Exchangeable LP Units in accordance with the Exchange LPA. The deemed dividend that is allocated to Resident Exchange LP Unitholders will qualify as an ‘‘eligible dividend’’ (as defined in the Tax Act). Exchange GP has advised counsel that it does not expect that Exchange LP will earn any material amount of income other than taxable dividends from shares of taxable Canadian corporations held by Exchange LP and other income from income-producing property that is non-portfolio property held by Exchange LP. Exchange GP does not expect that Exchange LP will be liable for any material amount of SIFT Tax for any taxation year.

This summary assumes that Exchange LP will not be liable to pay SIFT Tax in any taxation year on the basis that it is not expected to earn any ‘‘taxable non-portfolio earnings’’. However, no assurance can be given in this regard. The tax consequences of holding Exchangeable LP Units described in this summary are qualified in their entirety by Exchange LP being a ‘‘SIFT partnership’’ for each of its taxation years but not being liable for SIFT Tax for any taxation year.

Computation of Income or Loss of Exchange LP

Each Resident Exchange LP Unitholder will be required to include in computing its income for a particular taxation year its share of the income or loss of Exchange LP, as the case may be, for its fiscal year ending in, or coincidentally with the end of, the Resident Exchange LP Unitholder’s taxation year, whether or not any of that income is distributed to the Resident Exchange LP Unitholder in the taxation year. For this purpose, the income or loss of Exchange LP will be computed for each fiscal year as if Exchange LP was a separate person resident in Canada. In computing the income or loss of Exchange LP, deductions may be claimed in respect of reasonable costs and expenses incurred by Exchange LP to earn income. The net income or loss of Exchange LP for a fiscal year will be allocated to the partners of Exchange LP in the manner set out in the Exchange LPA, subject to the detailed rules in the Tax Act in that regard.

Exchange GP expects that the income of Exchange LP will consist of taxable dividends received on the shares of taxable Canadian corporations held by Exchange LP and other income from income-producing property that is non-portfolio property held by Exchange LP. A Resident Exchange LP Unitholder’s share of taxable dividends and other income received or considered to be received by Exchange LP in a fiscal year will be treated as if it were income of the Resident Exchange LP Unitholder from that source, and any provisions of the Tax Act applicable to that type of income will apply to the Resident Exchange LP Unitholder. If Exchange LP incurs losses for tax purposes, each Resident Exchange LP Unitholder will be entitled to deduct in the computation of its income for tax purposes its share of any such losses for any fiscal year to the extent that its investment is ‘‘at-risk’’ within the meaning of the Tax Act. In general, the amount ‘‘at-risk’’ for an investor in a limited partnership for any taxation year will be the adjusted cost base of the investor’s partnership interest at the end of the year, plus any income allocated to the limited partner for the year, less any amount owing by the limited partner (or a person with whom the limited partner does not deal at arm’s length) to Exchange LP (or to a person with whom Exchange LP does not deal at arm’s length) and less the amount of any benefit that a limited partner (or a person with whom the limited partner does not deal at arm’s length) is entitled to receive or obtain for the purpose of reducing, in whole or in part, any loss of the limited partner from the investment. The Support and Exchange Agreement (as such term is defined in Appendix D hereto – Description of the Exchangeable LP Units) could give rise to a benefit for purposes of the ‘‘at-risk’’ rules.

Disposition of Exchangeable LP Units

The disposition by a Resident Exchange LP Unitholder of an Exchangeable LP Unit, including on an exchange of Exchangeable LP Units for BIPC Shares pursuant to the exercise of the Resident Exchange LP Unitholder’s Exchange Right or the purchase of Exchangeable LP Units by BIP or a BIP Designee pursuant to the terms of the Exchangeable LP Units described in Appendix D (as such terms are defined in Appendix D hereto – Description of the Exchangeable LP Units), will result in the realization of a capital gain (or capital loss) by such Resident Exchange LP Unitholder in the amount, if any, by which the proceeds of disposition of the Exchangeable LP Unit, net of any reasonable costs of disposition, exceed (or are less than) the Resident Exchange LP Unitholder’s adjusted cost base of such Exchangeable LP Unit.

The proceeds of disposition of an Exchangeable LP Unit on an exchange or purchase of Exchangeable LP Units for BIPC Shares will be equal to the fair market value of the BIPC Shares received on such exchange or purchase. In general, the adjusted cost base of a Resident Exchange LP Unitholder’s Exchangeable LP Units will be equal to: (i) the cost of the Exchangeable LP Units pursuant to the Joint Tax Election as described above (excluding any portion thereof financed with limited recourse indebtedness); plus (ii) the pro-rata share of

Exchange LP’s income allocated to the Resident Exchange LP Unitholder for Exchange LP’s fiscal years ending before the relevant time; less (iii) the aggregate of the pro-rata share of Exchange LP’s losses allocated to the Resident Exchange LP Unitholder (other than losses that cannot be deducted because they exceed the Resident Exchange LP Unitholder’s ‘‘at-risk’’ amount) for Exchange LP’s fiscal years ending before the relevant time; and less (iv) the distributions received by the Resident Exchange LP Unitholder from Exchange LP before the relevant time. On a disposition of Exchangeable LP Units pursuant to the exercise of the Exchange Right by the Resident Exchange LP Unitholder or the purchase Exchangeable LP Units by BIP or a BIP Designee pursuant to the terms of the Exchangeable LP Units described in Appendix D, the proceeds of disposition of the Exchangeable LP Unit will include any Distribution Amount paid in connection with the disposition of the Exchangeable LP Unit, but the Resident Exchange LP Unitholder’s adjusted cost base of the Exchangeable LP Unit will not be reduced by such amount. Where a Resident Exchange LP Unitholder disposes of all of its Exchangeable LP Units, it will no longer be a partner of Exchange LP. If, however, a Resident Exchange LP Unitholder is entitled to receive a distribution from Exchange LP after the disposition of all of its Exchangeable LP Units, then the Resident Exchange LP Unitholder will be deemed to dispose of the Exchangeable LP Units at the later of (i) the end of Exchange LP’s fiscal year during which the disposition occurred; and (ii) the date of the last distribution made by Exchange LP to which the Resident Exchange LP Unitholder was entitled. Pursuant to the Tax Act, the pro-rata share of Exchange LP’s income (or loss) for tax purposes for a particular fiscal year which is allocated to a Resident Exchange LP Unitholder who has ceased to be a partner will generally be added (or deducted) in the computation of the adjusted cost base of the Resident Exchange LP Unitholder’s Exchangeable LP Units immediately prior to the time of the disposition. Resident Exchange LP Unitholders should consult their own tax advisors for advice with respect to the specific tax consequences to them of disposing of Exchangeable LP Units.

A Resident Exchange LP Unitholder will realize a deemed capital gain if, and to the extent that, the adjusted cost base of the Resident Exchange LP Unitholder’s Exchangeable LP Units is negative at the end of any fiscal year of Exchange LP. In such a case, the adjusted cost base of the Resident Exchange LP Unitholder’s Exchangeable LP Units will be nil at the beginning of Exchange LP’s next fiscal year. The taxation of capital gains and capital losses under the Tax Act is discussed below under the heading, ‘‘Taxation of Capital Gains and Capital Losses’’.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not and has not been a resident or deemed to be a resident of Canada and does not use or hold, and is not deemed to use or hold, Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Disposition of Common Shares under the Offer

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain, or entitled to deduct any capital loss, realized on the disposition of Common Shares to the Offeror pursuant to the Offer in exchange for cash and/or BIPC Shares unless such Common Shares constitute “taxable Canadian property” to the Non-Resident Holder and do not constitute “treaty-protected property”.

Provided that the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX) at a particular time, such Common Shares will not constitute taxable Canadian property to a Non-Resident Holder at such time unless, at any time during the sixty-month period that ends at that time: (a) (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal at arm’s length, (iii) partnerships in which the Non-Resident Holder or any person described in (ii) holds an interest directly or indirectly through one or more partnerships, or (iv) the Non-Resident Holder together with all persons described in (ii) and (iii), owned 25% or more of any class or series of shares of IPL; and (b) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act), or options or interests in respect of such property, whether or not such property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares which are not otherwise taxable Canadian property could be deemed to be taxable Canadian property.

Even if such Common Shares are taxable Canadian property to a Non-Resident Holder, a taxable capital gain resulting from the disposition of such Common Shares will not be included in computing the Non-Resident Holder’s income for the purposes of the Tax Act if the Common Shares constitute “treaty-protected property”. Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such Common Shares would, because of an applicable income tax treaty, be exempt from tax under the Tax Act. In the event that Common Shares constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, the tax consequences as described above under “Holders Resident in Canada — Disposition of Common Shares under the Offer” and “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply. A Non-Resident Holder who disposes of taxable Canadian property that is not treaty-protected property may have to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders whose Common Shares are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances, including whether their Common Shares constitute treaty-protected property.

Holding and Disposing of BIPC Shares

A Non-Resident Holder that may acquire BIPC Shares under the Offer is strongly encouraged to review the BIPC Annual Report under Item 10.E “Taxation - Certain Material Canadian Federal Income Tax Considerations – Taxation of Holders Not Resident in Canada” which provides a summary of the principal Canadian federal income tax consequences of holding and disposing of BIPC Shares and is also strongly encouraged to consult with its own tax advisors with respect to the tax consequences of holding and disposing of BIPC Shares.

Compulsory Acquisition

A Non-Resident Holder will not be subject to income tax under the Tax Act on a disposition of Common Shares to the Offeror pursuant to a Compulsory Acquisition unless the Common Shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Common Shares are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act. Any interest awarded by a court and paid or credited by the Offeror to a Non-Resident Holder exercising its rights described under “Acquisition of Common Shares Not Deposited — Compulsory Acquisition” will not be subject to Canadian withholding tax provided the interest is not “participating debt interest” as defined in the Tax Act. Non-Resident Holders whose Common Shares are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances, including whether their Common Shares constitute treaty-protected property.

Non-Resident Holders should consider the discussion below under “Delisting of Common Shares Following Completion of the Offer”. Non-Resident Holders should consult their own tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Compulsory Acquisition.

Subsequent Acquisition Transaction

As described in “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory

Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. The tax treatment of a Subsequent Acquisition Transaction to a Non-Resident Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out.

Non-Resident Holders should consider the discussion below under “Delisting of Common Shares Following Completion of the Offer”. Non-Resident Holders should consult their own tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.

Delisting of Common Shares Following Completion of the Offer

Non-Resident Holders who do not dispose of their Common Shares pursuant to the Offer are cautioned that the Common Shares may cease to be listed on the TSX following the completion of the Offer (as noted under “Effects of the Offer”) and may not be listed on the TSX or any other stock exchange at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Common Shares that are not listed on a “designated stock exchange” (as defined in the Tax Act) at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder, if at any particular time during the 60-month period that ends at that time more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil rights in, property in any of the foregoing whether or not the property exists. In addition to the foregoing, in certain circumstances set out in the Tax Act, Common Shares could be deemed to be taxable Canadian property.

If the Common Shares are taxable Canadian property of the Non-Resident Holder at the time of their disposition and are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act, the Non-Resident Holder may be subject to tax under the Tax Act in respect of any capital gain realized on a disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Furthermore, if the Common Shares are not listed on a recognized stock exchange (as defined in the Tax Act) at the time of their disposition, the notification and, in certain circumstances, the withholding provisions of section 116 of the Tax Act will apply to the Non-Resident Holder with the result that, among other things, unless the Offeror has received a clearance certificate pursuant to section 116 of the Tax Act relating to the disposition of a Non-Resident Holder’s Common Shares the Offeror will deduct or withhold 25% from any payments made to the Non-Resident Holder and will remit such amount to the Receiver General on account of the Non-Resident Holder’s liability for tax under the Tax Act.

A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders should consult their own tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Eligibility for Investment – Common Shares and Delisting

As noted under “Effects of the Offer”, the Common Shares may cease to be listed on the TSX. If the Common Shares cease to be listed on any designated stock exchange (which includes the TSX) and IPL ceases to be a “public corporation” for purposes of the Tax Act, the Common Shares will not be qualified investments for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), deferred profit sharing plan, registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), or a tax-free savings account (“TFSA”). Such registered plan holders should consult their own tax advisors in this regard.

Eligibility for Investment – BIPC Shares

BIPC Shares delivered by the Offeror pursuant to the Offer will be qualified investments under the Tax Act for a trust governed by a RRSP, RRIF, RESP, RDSP, TFSA, or a deferred profit sharing plan at any particular time, provided that, at that time, the BIPC Shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX). The BIPC Shares would also be a qualified investment for this purpose at any particular time where BIPC is a “public corporation” at that time as defined in the Tax Act.

Notwithstanding that a BIPC Share may be a qualified investment, a holder, annuitant or subscriber, as applicable, of a TFSA, RDSP, RRSP, RRIF or RESP will be subject to a penalty tax with respect to a BIPC Share held in the TFSA, RDSP, RRSP, RRIF or RESP if such BIPC Share, as applicable, is a “prohibited investment” for the TFSA, RDSP, RRSP, RRIF or RESP (within the meaning of the Tax Act). A BIPC Share will generally not be a prohibited investment for a TFSA, RDSP, RRSP, RRIF or RESP provided the holder, annuitant or subscriber, as applicable, of such TFSA, RDSP, RRSP, RRIF or RESP as the case may be, deals at arm’s length with BIPC and does not have a “significant interest” (as defined in the Tax Act) in BIPC. In addition, a BIPC Share will not be a prohibited investment for a TFSA, RDSP, RRSP, RRIF or RESP if such BIPC Share is “excluded property” as defined in the Tax Act for such TFSA, RDSP, RRSP, RRIF or RESP. Such Holders are encouraged to consult their own tax advisors in this regard.

33.	Certain United States Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax consequences generally applicable to a Shareholder with respect to (i) the disposition of Common Shares pursuant to the Offer, (ii) the disposition of Common Shares pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction, and (iii) the ownership and disposition of BIPC Shares and BIP Units. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all U.S. federal tax laws (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation. The Offeror does not intend to seek any ruling from the IRS or opinion of counsel regarding the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge. This discussion only addresses persons that hold Common Shares, and will hold BIPC Shares or BIP Units, as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Common Shares, BIPC Shares, or BIP Units in light of their particular circumstances, nor does this summary address holders subject to special rules under the Code, such as persons that have owned or will own (directly, indirectly, or constructively) 10% or more of the total voting power of all classes of shares entitled to vote or of the total value of all classes of shares of IPL or of BIPC; persons that have owned or will own (directly, indirectly, or constructively) 5% or more of the BIP Units; dealers in securities or currencies; banks, mutual funds, and other financial institutions; real estate investment trusts; insurance companies; tax-exempt organizations or governmental organizations; individual retirement and other tax-deferred accounts; passive foreign investment companies, controlled foreign corporations, or corporations that accumulate earnings to avoid U.S. federal income tax; persons that hold Common Shares, BIPC Shares, or BIP Units as part of a straddle, hedging, conversion, constructive sale, or other risk-reduction transaction; persons whose BIP Units are loaned to a short seller to cover a short sale; U.S. Holders whose functional currency is not the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; persons who hold Common Shares, BIPC Shares, or BIP Units through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes; persons who are liable for the alternative minimum tax; persons who are subject to special tax accounting rules under Section 451(b) of the Code; certain U.S. expatriates or former long-term residents of the United States; and persons who received Common Shares through the exercise of employee stock options or otherwise as compensation. This summary also does not address the tax consequences to any Shareholder that owns, directly, indirectly, or constructively, any interest in BIP or BIPC (other than BIPC Shares acquired pursuant to the Offer or BIP Units acquired by a person exercising the exchange right associated with such BIPC Shares). The actual tax consequences of the ownership and disposition of BIPC Shares or BIP Units will vary according to individual circumstances.

In addition, this summary assumes that if any SRP Rights are acquired pursuant to the Offer, there is no value to those SRP Rights and therefore no amount of the consideration paid by the Offeror should be allocated to the SRP Rights. Accordingly, this summary does not otherwise address the disposition of any SRP Rights pursuant to the Offer. Shareholders are urged to consult their tax advisors regarding the disposition of any SRP Rights.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Shares, BIPC Shares acquired pursuant to the Offer, or BIP Units acquired pursuant to the exercise of the exchange right associated with such BIPC Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Common Shares, BIPC Shares acquired pursuant to the Offer, or BIP Units acquired pursuant to the exercise of the exchange right associated with such BIPC Shares, other than a U.S. Holder or an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Common Shares, BIPC Shares, or BIP Units, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Common Shares, BIPC Shares, or BIP Units are urged to consult their tax advisors.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. This summary is not exhaustive of all U.S. federal income tax considerations. Consequently, Shareholders are urged to consult their tax advisors regarding the income tax consequences of disposing of their Common Shares pursuant to the Offer, a Compulsory Acquisition, or a Subsequent Acquisition Transaction, having regard to their particular circumstances, as well as any other consequences of such transactions under U.S. federal, state, local, and non-U.S. tax laws.

Consequences to U.S. Holders

Disposition of Common Shares Pursuant to the Offer

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below, a U.S. Holder that disposes of Common Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the fair market value of any BIPC Shares plus the U.S. dollar value of any cash to which the holder is entitled pursuant to the Offer and (ii) the holder’s adjusted tax basis in the Common Shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Common Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder will have a tax basis in any BIPC Shares received pursuant to the Offer equal to their fair market value on the date of receipt, and the holding period for such BIPC Shares will begin on the day after the date of receipt. A U.S. Holder who acquired different blocks of Common Shares at different times or different prices is urged to consult its tax advisor regarding the manner in which gain or loss should be determined in such holder’s particular circumstances.

To calculate gain or loss pursuant to the Offer, a cash basis taxpayer that receives Canadian dollars will, for U.S. federal income tax purposes, determine the taxpayer’s amount of cash received using the U.S. dollar value of the Canadian dollars received. This U.S. dollar value is computed by reference to the exchange rate in effect on the date the Canadian dollars are received by the taxpayer, regardless of whether the Canadian dollars are converted into U.S. dollars. A cash basis taxpayer that paid Canadian dollars for Common Shares generally will determine its tax basis in the Common Shares by translating the Canadian dollars it paid into U.S. dollars using the exchange rate in effect on the settlement date of the taxpayer’s purchase. If the Canadian dollars received pursuant to the Offer are not converted into U.S. dollars on the date of receipt, a cash basis taxpayer will have a basis in the Canadian dollars equal to their U.S. dollar value computed as described above, and any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars generally will be treated as ordinary income or loss. An accrual basis taxpayer may elect to apply the above rules that are applicable to a cash basis taxpayer.

U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the disposition of Common Shares pursuant to the Offer in light of their particular circumstances.

Disposition of Common Shares Pursuant to a Compulsory Acquisition

As described in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares not deposited pursuant to the Offer pursuant to Part 16 of the ABCA. The tax consequences to a U.S. Holder of the disposition of Common Shares in such circumstances generally will be as described above under the heading “Consequences to U.S. Holders — Disposition of Common Shares Pursuant to the Offer”, subject to the potential application of the PFIC rules and to the possible treatment of a portion of a payment received after the date of disposition as interest income for U.S. federal income tax purposes. U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the disposition of Common Shares pursuant to a Compulsory Acquisition.

Disposition of Common Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. The tax treatment of a Subsequent Acquisition Transaction to a U.S. Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and the consideration offered, and may be substantially the same as or materially different from the consequences described herein for U.S. Holders who dispose of their Common Shares pursuant to the Offer. U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the disposition of Common Shares pursuant to a Subsequent Acquisition Transaction.

Passive Foreign Investment Company Considerations

Certain generally adverse tax rules apply to the ownership and disposition of the stock of a PFIC by a shareholder that is a U.S. taxpayer. For U.S. federal income tax purposes, a non-U.S. corporation is classified as a PFIC for each taxable year in which either (i) at least 75% of its gross income is “passive” income or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income. Passive income includes dividends, royalties, rents, annuities, interest, and income equivalent to interest, as well as net gain from the sale or exchange of property that gives rise to dividends, interest, royalties, rents, or annuities and certain gain from commodities transactions. In determining whether it is a PFIC, a foreign corporation must take into account a pro-rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least 25% by value.

Neither the Offeror nor its counsel has undertaken to ascertain whether IPL is treated as a PFIC. The determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules which are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Consequently, no assurance can be provided that IPL is not and has not been classified as a PFIC.

If IPL were a PFIC for any taxable year during a U.S. Holder’s holding period for Common Shares, and the U.S. Holder had not made an election under the PFIC rules with respect to its Common Shares, then gain recognized by the U.S. Holder upon the disposition of Common Shares pursuant to the Offer generally would be allocated rateably to each day in the U.S. Holder’s holding period for the Common Shares. The portion of such amounts allocated to the current taxable year or to a year prior to the first year in which IPL was a PFIC would be includible as ordinary income in the current taxable year. The portion of any such amounts allocated to the first year in the U.S. Holder’s holding period in which IPL was a PFIC and any subsequent year or years (excluding the current year) would be taxed at the highest rate of tax applicable to ordinary income in such taxable year and would be subject to an interest charge.

The PFIC rules are complex and may have a significant adverse effect on the U.S. federal income tax consequences to a U.S. Holder of disposing of Common Shares pursuant to the Offer. Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the PFIC rules to the disposition of Common Shares, the availability and effect of any election under the PFIC rules for mitigating the adverse tax consequences described in the preceding paragraph, and any related tax reporting and filing obligations, with regard to the holder’s particular circumstances.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates, or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their net gain from the disposition of Common Shares. Each U.S. Holder that is an individual, estate, or trust is urged to consult its tax advisors regarding the applicability of this tax to its income and gain in respect of Common Shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in Common Shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their disposition of Common Shares.

Information Reporting and Backup Withholding

Proceeds from the disposition of Common Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Ownership and Disposition of BIPC Shares

A summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders with respect to the ownership and disposition of BIPC Shares is set forth in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the BIPC Annual Report. Each U.S. Holder that may acquire BIPC Shares pursuant to the Offer is urged to review the foregoing Item, as well as Item 3.D “Risk Factors — Risks Related to Taxation” in the BIPC Annual Report. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of BIPC Shares.

Ownership and Disposition of BIP Units

A summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders with respect to the receipt, holding, and disposition of BIP Units is set forth in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the BIP Annual Report. Each U.S. Holder that may acquire BIP Units by exercising the exchange right associated with the BIPC Shares is urged to review the foregoing Item, as well as Item 3.D “Risk Factors — Risks Related to Taxation” in the BIP Annual Report. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of BIP Units.

Consequences to Non-U.S. Holders

Disposition of Common Shares Pursuant to the Offer

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the disposition of Common Shares pursuant to the Offer, unless (i) the gain is “effectively connected” with the holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the holder in the United States) or (ii) the holder is an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. A corporate Non-U.S. Holder may also be subject to a U.S. federal branch profits tax on any effectively connected gain at the rate of 30%, except to the extent reduced under an applicable income tax treaty. Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the disposition of Common Shares pursuant to the Offer in light of their particular circumstances.

Disposition of Common Shares Pursuant to a Compulsory Acquisition

As described in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares not deposited pursuant to the Offer pursuant to Part 16 of the ABCA. The tax consequences to a Non-U.S. Holder of the disposition of Common Shares in such circumstances generally will be as described above under the heading “Consequences to Non-U.S. Holders — Disposition of Common Shares Pursuant to the Offer”.

Disposition of Common Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 27 of this prospectus/offer to exchange, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. The tax consequences to a Non-U.S. Holder of the disposition of Common Shares in such circumstances generally will be as described above under the heading “Consequences to Non-U.S. Holders — Disposition of Common Shares Pursuant to the Offer”, except that materially different consequences may apply to a Non-U.S. Holder who is engaged in a U.S. trade or business or who is an individual present in the United States for 183 days or more in the taxable year of the disposition (and who meets certain other conditions), depending upon the exact manner in which the Subsequent Acquisition Transaction is carried out and the consideration offered.

Ownership and Disposition of BIPC Shares

For a summary of certain material U.S. federal income tax considerations generally applicable to Non-U.S. Holders with respect to the ownership and disposition of BIPC Shares, see Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the BIPC Annual Report. Each Non-U.S. Holder that may acquire BIPC Shares pursuant to the Offer is urged to review the foregoing Item, as well as Item 3.D “Risk Factors — Risks Related to Taxation” in the BIPC Annual Report. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of BIPC Shares.

Ownership and Disposition of BIP Units

For a summary of certain material U.S. federal income tax considerations generally applicable to Non-U.S. Holders with respect to the receipt, holding, and disposition of BIP Units, see Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the BIP Annual Report. Each Non-U.S. Holder that may acquire BIP Units by exercising the exchange right associated with the BIPC Shares is urged to review the foregoing Item, as well as Item 3.D “Risk Factors — Risks Related to Taxation” in the BIP Annual Report. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of BIP Units.

34.	Interests of Experts

The financial statements of BIPC incorporated in this prospectus/offer to exchange by reference from the BIPC Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BIP incorporated in this prospectus/offer to exchange by reference from the BIP Annual Report on Form 20-F for the year ended December 31, 2020 and the effectiveness of BIP’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to BIP and BIPC within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

35.	Documents Filed with the SEC as Part of the Registration Statement

A Registration Statement under the U.S. Securities Act, which covers the BIPC Shares to be offered to Shareholders that are residents of the United States and the BIP Units that such BIPC Shares are exchangeable for, has been filed with the SEC on Form F-4, together with Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto. The Registration Statement, including exhibits, is available to the public free of charge at the SEC’s website under BIPC’s and BIP’s filings at www.sec.gov. The following documents have been filed with the SEC as part of the Registration Statement or are incorporated by reference into the Registration Statement: (a) this prospectus/offer to exchange; (b) the Letter of Transmittal; (c) the Supplemental Letter of Transmittal; (d) the Notice of Guaranteed Delivery; (e) the Notice of Offer to Purchase dated February 22, 2021; (f) the letter from the Offeror to Shareholders dated February 22, 2021; (g) the consent of Deloitte LLP; (h) the opinion and consent of Appleby (Bermuda) Limited; (i) the opinion and consent of Michael,

Evrensel & Pawar LLP; (j) powers of attorney; (k) BIP’s annual report on Form 20-F filed with the SEC on March 18, 2021; (l) BIPC’s annual report on Form 20-F filed with the SEC on February 16, 2021; (m) BIP’s reports of foreign issuer on Form 6-K furnished to the SEC on April 2, 2020 (exhibits 99.1, 99.2 and 99.4 only), September 21, 2020 (exhibits 1.1, 2.1, 3.2, 4.1, 5.1 and 8.1 only), January 21, 2021 (exhibit 1.1, 3.1, 3.2, 4.1, 5.1 and 8.1 only), May 7, 2021 and June 1, 2021; (n) BIPC’s reports of foreign issuer on Form 6-K furnished to the SEC on May 7, 2021 and May 18, 2021 and (o) the description of the BIP Units included in BIP’s registration statement on Form F-3 filed with the SEC on April 6, 2021, and any amendment or report filed for purposes of updating such description.

In addition, all annual reports of BIP and BIPC on Form 20-F and any current reports of BIP and BIPC on Form 6-K identified in such form as being incorporated by reference into the Registration Statement, in each case filed with the SEC by BIP and BIPC pursuant to sections 13(a), 13(c) or 15(d) of the U.S. Exchange Act subsequent to the date of this prospectus/offer to exchange and prior to the termination of the Offer, shall be deemed to be incorporated by reference into the Registration Statement as of the date of the filing or furnishing of such documents.

BIP and BIPC are subject to the information and periodic reporting requirements of the U.S. Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the U.S. Securities Act) and fulfill the obligations with respect to those requirements by filing or furnishing annual reports on Form 20-F and quarterly reports on Form 6-K with the SEC. The SEC maintains an Internet site that contains reports and information statements and other information regarding BIP, BIPC and other issuers that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. This information regarding BIP and BIPC is also available on BIP’s and BIPC’s respective websites at https://bip.brookfield.com and https://bip.brookfield.com/bipc.

36.	Unaudited Pro Forma Financial Statements

Shareholders should refer to Appendix A hereto for the unaudited pro forma consolidated statement of financial position of BIP as at March 31, 2021 and the unaudited pro forma consolidated statement of operating results of BIP for the quarter ended March 31, 2021 and the year ended December 31, 2020, giving effect to the proposed acquisition of all outstanding Common Shares under the Offer, in the manner set forth therein. Such unaudited pro forma consolidated financial statements have been prepared using certain of BIP’s and IPL’s respective financial statements as more particularly described in the notes to the unaudited pro forma consolidated financial statements. In preparing the unaudited pro forma consolidated financial statements, management of BIP has made certain assumptions that affect the amounts reported in the unaudited pro forma consolidated financial statements. Such unaudited pro forma consolidated financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of BIP. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from such unaudited pro forma consolidated financial statements. Shareholders are cautioned to not place undue reliance on such unaudited pro forma consolidated financial statements.

37.	Stock Exchange Listing Applications

BIPC and BIP have applied to have the BIPC Shares issuable pursuant to the Offer and the BIP Units issuable upon exchange of the BIPC Shares, respectively, listed on the TSX. Listing is subject to the approval of the TSX in accordance with its applicable listing requirements. BIPC and BIP also intend to apply to the NYSE for the supplemental listing of the BIPC Shares issuable pursuant to the Offer and the BIP Units issuable upon exchange of the BIPC Shares, respectively.

38.	Risk Factors

Shareholders should carefully consider the following risk factors related to the Offer and the Offeror. In addition to the risks related to the Offer and the Offeror set out in the documents included or incorporated by reference in this prospectus/offer to exchange, the successful completion of the acquisition by the Offeror of all of the Common Shares is subject to certain risks, including as set out below. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror.

Risk Factors Related to the Offer and the Offeror

The BIPC Shares issued in connection with the Offer may have a market value different than expected.

In connection with the Offer, Shareholders may choose to receive 0.225 of a BIPC Share for each of their Common Shares, subject to pro-rationing. The market value of BIPC Shares may vary significantly from the market value at the dates referenced in this prospectus/offer to exchange. For example, during the 12 month period ended on June 23, 2021, the trading price of BIPC Shares: (i) on the TSX varied from a low of $58.69 to a high of $97.73 and closed on February 10, 2021 at $79.97 and June 23, 2021 at $89.48; and (ii) on the NYSE varied from a low of US$43.11 to a high of US$77.79 and closed on February 10, 2021 at US$62.91 and June 23, 2021 at $72.72. Variations may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of the Offeror, regulatory considerations, general market and economic conditions, and other factors over which the Offeror has no control.

If the Offer is completed, the market for Common Shares may be adversely affected, Common Shares may be delisted and IPL may cease to be a reporting issuer.

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Common Shares. Depending on the number of Common Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Common Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction, or if a sufficient number of Common Shares are tendered to the Offer, a Compulsory Acquisition; however, the Offeror may not be able to complete such a Subsequent Acquisition Transaction or Compulsory Acquisition quickly or at all. The purchase of any Common Shares by the Offeror pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly, as well as the number of Shareholders, and, depending on the number of Shareholders participating in the Offer and the number of Common Shares deposited by such Shareholders, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Common Shares held by the public. After the purchase of the Common Shares under the Offer, the Offeror may be able to cause IPL to eliminate any public reporting obligations under applicable securities Laws, in any province or territory of Canada or any other jurisdiction in which it has an insignificant number of Shareholders. The rules and regulations of the TSX establish certain criteria that, if not met, could lead to the delisting of the Common Shares from the TSX. Although it is possible that the Common Shares could be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges or by other sources, there can be no assurance that any such trading or quotations will occur. In addition, the extent of the public market for the Common Shares and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Common Shares remaining at such time and the interest in maintaining a market in the Common Shares on the part of securities firms. The Offeror intends to cause IPL to apply to delist the Common Shares from the TSX as soon as practicable after the successful completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction.

If the Common Shares are delisted and IPL ceases to be a “public corporation” for the purposes of the Tax Act, Common Shares cease to be qualified investments for trusts governed by RRSPs, RRIFs, TFSAs, RESP, RDSP and deferred profit sharing plans. Delisting can also have adverse tax consequences to Non-Resident Holders, as described in Section 32 of this prospectus/offer to exchange, “Certain Canadian Federal Income Tax Considerations”.

The issuance of Share Consideration in connection with the Offer could adversely affect the market price of the BIPC Shares after the take up of Common Shares under the Offer.

If all of the outstanding Common Shares are tendered to the Offer, up to an estimated additional 23.0 million BIPC Shares (subject to minor adjustments to account for rounding) will be available for trading in the public market based on the Maximum Share Consideration. The overall increase in the number of BIPC Shares may lead to sales of such BIPC Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, BIPC Shares. The perceived risk of substantial sales of BIPC Shares, as well as any actual sales of such BIPC Shares in the public market, could adversely affect the market price of the BIPC Shares.

The acquisition of all of the outstanding Common Shares might not be completed successfully without the possibility of Shareholders exercising dissent and appraisal rights in connection with a Compulsory Acquisition or a Subsequent Acquisition Transaction.

In order for the Offeror to acquire all of the issued and outstanding Common Shares, it will likely be necessary, following consummation of the Offer, to effect a Compulsory Acquisition or Subsequent Acquisition Transaction. A Compulsory Acquisition or Subsequent Acquisition Transaction may result in Shareholders having the right to dissent and demand payment of the fair value of their Common Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such dissenting offerees for their Common Shares that is different from the consideration to be paid pursuant to the Offer. There is no assurance that a Compulsory Acquisition or Subsequent Acquisition Transaction can be completed without Shareholders exercising dissent rights in respect of a substantial number of Common Shares, which could result in the requirement to make a substantial cash payment that could have an adverse effect on the Offeror’s financial position and liquidity.

The tax consequences to a Shareholder under a Compulsory Acquisition or Subsequent Acquisition Transaction may differ materially from the tax consequences to a Shareholder under the Offer.

After consummation of the Offer, the Offeror’s interest could differ from that of the remaining minority Shareholders.

After the consummation of the Offer, the Offeror intends to exercise its statutory right, if available, to acquire all of the Common Shares not deposited under the Offer by way of a Compulsory Acquisition or, if such statutory right of acquisition is not available or the Offeror elects not to pursue such a Compulsory Acquisition, to integrate IPL and the Offeror by Subsequent Acquisition Transaction for the purpose of enabling the Offeror or an affiliate to acquire all Common Shares not acquired under the Offer. In any of these contexts, the Offeror’s interests with respect to IPL may differ from, and conflict with, those of any remaining minority Shareholders.

The Offer is conditional upon, among other things, the receipt of consents and approvals from governments, regulatory authorities and additional third parties that could delay or prevent completion of the Offer.

Completion of the Offer is subject to satisfaction or waiver, where permitted, of a number of conditions, certain of which are outside the control of the Offeror, including: (i) Shareholders tendering a sufficient number of Common Shares (together with associated SRP Rights) to the Offer; and (ii) the Offeror having determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect. There is no certainty, nor can the Offeror provide any assurance, that the conditions of the Offer will be satisfied on a timely basis or at all. A substantial delay in satisfying such conditions or the imposition of unfavourable terms could have an adverse effect on the business, financial condition or results of operations and financial condition of IPL and the Offeror on a combined basis. See Section 4 of this prospectus/offer to exchange, “Conditions of the Offer” for further details regarding all of the conditions of the Offer.

Change of control provisions in IPL’s agreements triggered upon the acquisition of IPL may lead to adverse consequences.

IPL may be a party to agreements that contain change of control provisions that may be triggered following successful completion of the Offer, since the Offeror would then hold Common Shares representing a majority of the voting rights of IPL. The operation of these change of control provisions, if triggered, could result in unanticipated expenses and/or cash payments following the consummation of the Offer or adversely affect IPL’s results of operations and financial condition or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of IPL and the Offeror on a combined basis. Unless these change of control provisions are waived by the other party to any such agreements, or if the terms of such provisions are not triggered by or following the successful completion of the Offer, the operation of any of these provisions could adversely affect the results of operations and financial condition of IPL or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of IPL and the Offeror on a combined basis.

The Offeror has been unable to independently verify the accuracy and completeness of IPL’s information in this prospectus/offer to exchange.

The Offeror has not had access to IPL’s detailed accounting records or other non-public books and records. The Offeror has not been able to independently assess or verify the information in IPL’s publicly filed documents, including its financial statements. As a result, all historical information regarding IPL contained herein, including all of IPL’s financial information and all pro forma financial information reflecting the pro forma effects of a combination of IPL and the Offeror derived in part from IPL’s financial information, has been derived, by necessity, from IPL’s public reports and securities filings. Although the Offeror has no reason to doubt the accuracy of IPL’s publicly disclosed information, any inaccuracy or material omission in IPL’s publicly available information, including the information about or relating to IPL contained in the Offer, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies, or adversely affect the operational plans of the combined company and its results of operations and financial condition.

The Offeror may not realize all of the anticipated benefits from the completion of the transaction.

The Offer has been made with the expectation that its successful completion will result in certain benefits to the Offeror. These anticipated benefits will depend in part on whether the operations of IPL can be integrated in an efficient and effective manner into the business of the Offeror and the timing and manner of completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, if any. The integration of IPL may present challenges to management of the Offeror, and the Offeror may encounter unanticipated delays, liabilities and costs. If the Offeror does not acquire at least 662/3% of the Common Shares and cannot or does not complete a Compulsory Acquisition or Subsequent Acquisition Transaction, it will not be able to fully and efficiently integrate IPL into its business. There can be no assurance that the operational or other benefits that the Offeror anticipates to realize in the acquisition of IPL will be ultimately realized, or that the integration of IPL’s business will be timely or effectively accomplished.

Additional Risk Factors Related to the Offeror

Shareholders who tender their Common Shares to the Offer may choose to receive, or may receive due to pro rating, Share Consideration pursuant to the Offer. Accordingly, such Shareholders should carefully consider the risks and uncertainties associated with the Offeror described in the documents of BIPC included herein and in the documents of BIP incorporated by reference herein that BIP has filed with the SEC, including, in particular, the risk factors outlined under the heading “Risk Factors” in each of the BIP Annual Report and BIPC Annual Report.

39.	Depositary and Information Agent

The Offeror has engaged Laurel Hill Advisory Group as the Depositary to receive deposits of Common Shares and accompanying Letters of Transmittal deposited under the Offer at its office in Toronto, Ontario specified in the Letter of Transmittal or Supplemental Letter of Transmittal. In addition, the Depositary will receive deposits of Notices of Guaranteed Delivery at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery. The Depositary will also be responsible for giving certain notices, if required by applicable Law, and for making payment for all Common Shares purchased by the Offeror under the Offer. The Depositary will also facilitate book-entry transfers of Common Shares.

The Offeror has retained Laurel Hill Advisory Group to act as Information Agent to provide information to Shareholders in connection with the Offer.

Laurel Hill Advisory Group will receive reasonable and customary compensation from the Offeror for their services in connection with the services they provide as the Depositary and the Information Agent, respectively, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities.

The Information Agent can be contacted by telephone at 1-877-452-7184 (North American Toll Free Number) or 1-416-304-0211 (outside North America) or by email at assistance@laurelhill.com.

40.	Financial Advisor, Dealer Manager and Soliciting Dealer Group

BMO Capital Markets and Barclays Capital Canada Inc. have been retained by the Offeror to act as financial advisor to the Offeror with respect to the Offer.

The Offeror may, in its sole discretion, also retain the services of one or more dealer manager(s) as it determines, to form and manage a soliciting dealer group (the “Soliciting Dealer Group”) comprised of members of the Investment Industry Regulatory Organization of Canada and members of the TSX to solicit acceptances of the Offer from persons who are resident in Canada on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary in a retainer agreement for such services. Each member of the Soliciting Dealer Group is referred to herein as a “Soliciting Dealer”.

The Offeror expects that if a dealer manager is engaged and/or a Soliciting Dealer Group is formed, then the Offeror will provide notice of such event by press release and/or such other means as the Offeror may determine. Investment advisors or registered representatives employed by Soliciting Dealers, if any, may solicit their clients to deposit or tender their Common Shares to the Offer. Soliciting Dealers may pay an investment advisor or registered representative a portion of the solicitation fee, if any, for each Common Share deposited or tendered to the Offer by clients of or served by the investment advisor or registered representative.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom Shareholders own Common Shares may charge a fee to tender any such Common Shares on their behalf. Shareholders should contact the Information Agent or a broker or dealer for assistance in accepting the Offer and depositing their Common Shares with the Depositary.

Except as set out herein, the Offeror has not agreed to pay any fees or commissions to any stockbroker, dealer or other person for soliciting tenders of Common Shares under the Offer; provided that the Offeror may make other arrangements with Soliciting Dealers, dealer managers or information agents, either within or outside Canada, for customary compensation during the Offer period if it considers it appropriate to do so.

41.	Statutory Rights

Securities legislation in the provinces and territories of Canada provides security holders of IPL with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders of IPL should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

42.	Exemptive Relief

Pursuant to a decision document dated March 27, 2020 issued by the Ontario Securities Commission, BIPC was granted exemptive relief from the requirements of applicable Canadian securities laws to file a preliminary prospectus and a final prospectus and receive receipts therefor in respect of the delivery by Brookfield, as selling unitholder, of BIP Units to holders of BIPC Shares pursuant to the Rights Agreement. Pursuant to the same decision document, BIPC was also granted exemptive relief from the requirements contained in paragraph 2.2(e) of National Instrument 44-101 — Short Form Prospectus Distributions.

43.	Service of Process for BIP

BIP is formed under the laws of Bermuda. A substantial portion of BIPC’s and BIP’s assets are located outside of Canada and certain of the directors of BIPC and Brookfield Infrastructure Partners Limited, BIP’s general partner (the “General Partner”) are residents of jurisdictions outside of Canada. BIP and each such director of BIPC and the General Partner listed below that resides outside of Canada have expressly submitted to the jurisdiction of the Ontario courts and have appointed the following agent for service of process in Ontario:

Name of Person or Company	Name and Address of Agent

Brookfield Infrastructure Partners L.P.	Torys LLP
Anne Schaumburg	Suite 3000, 79 Wellington St. W.
Daniel Muñiz Quintanilla	Box 270, TD Centre,
John Fees	Toronto, Ontario, Canada
Rajeev Vasudeva	M5K 1N2
William Cox
Roslyn Kelly

Shareholders are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against BIP, the directors of BIPC or the directors of the General Partner who reside outside of Canada since a substantial portion of BIP’s assets and the assets of such persons may be located outside of Canada.

BIP has been advised by counsel that there is no treaty in force between Canada and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian judgment would be capable of being the subject of enforcement proceedings in Bermuda against BIP, the directors of BIPC, the directors of the General Partner or the experts named in this prospectus/offer to exchange who reside outside of Canada depends on whether the Canadian court that entered the judgment is recognized by a Bermuda court as having jurisdiction over BIP, the directors of BIPC, the directors of the General Partner or the experts named in this prospectus/offer to exchange who reside outside of Canada, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda Law; (ii) the Canadian court did not contravene the rules of natural justice of

Bermuda; (iii) the Canadian judgment was not obtained by fraud; (iv) the enforcement of the Canadian judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian securities laws that is either penal in nature or contrary to public policy. It is the advice of BIP’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian jurisdictions, including specified remedies under Canadian securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against BIP, the directors of BIPC, the directors of the General Partner or the experts named in this prospectus/offer to exchange who reside outside of Canada in the first instance for a violation of Canadian securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

44.	Legal Matters

The Offeror is being advised in respect of matters concerning the Offer by McCarthy Tétrault LLP, in respect of Canadian legal matters, and White & Case LLP, in respect of United States legal matters.

45.	Directors’ Approval

The contents of this prospectus/offer to exchange have been approved, and the sending of this prospectus/offer to exchange to the Shareholders have been authorized, by the board of directors of the Offeror.

APPENDIX A

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Brookfield Infrastructure Partners L.P. (“BIP” or the “partnership”), alongside institutional partners (the “IPL consortium”), announced its intention to acquire the remaining outstanding shares of Inter Pipeline Ltd. (“IPL”) not already owned by the IPL consortium (the “acquisition”), through Bison Acquisition Corp. Each IPL shareholder (“Shareholder”) will have the ability to elect to receive, per IPL share, C$19.50 in cash, 0.225 of a class A exchangeable subordinate voting share (“BIPC Share”) of Brookfield Infrastructure Corporation (“BIPC”) or 0.225 of a Class B exchangeable limited partnership unit (“Exchangeable LP Unit”) of Brookfield Infrastructure Corporation Exchange Limited Partnership. The acquisition will be fully financed, with a maximum aggregate number of BIPC Shares and Exchangeable LP Units issued of approximately 23 million. Up to an additional 8 million Exchangeable LP Units are issuable in connection with the supplementary election. Subsequent to the acquisition, we expect that BIP will hold an approximate 40% interest in IPL (IPL consortium total of 100%).

The following unaudited pro forma consolidated financial statements are presented to illustrate the estimated effects of the acquisition. These unaudited pro forma consolidated financial statements have been prepared by applying pro forma adjustments to the historical consolidated financial statements of the partnership incorporated by reference in the prospectus/offer to exchange. The unaudited pro forma consolidated statement of financial position gives effect to the Offer as if it had occurred on March 31, 2021. The unaudited pro forma consolidated statement of operating results for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the Offer as if it had occurred on January 1, 2020. All pro forma adjustments and their underlying assumptions are described in the notes to the unaudited pro forma consolidated financial statements.

These unaudited pro forma consolidated financial statements have been prepared using the partnership’s and IPL’s respective financial statements as described below. In preparing these pro forma consolidated financial statements, management of the partnership has made certain assumptions that affect the amounts reported in the unaudited pro forma consolidated financial statements. These unaudited pro forma consolidated financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of the partnership. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from these unaudited pro forma consolidated financial statements. Readers are cautioned to not place undue reliance on these unaudited pro forma consolidated financial statements.

All amounts are in millions of U.S. dollars, except where noted.

Unaudited Pro forma Statement of

Operating Results

US$ MILLIONS, except where otherwise indicated	BIP	IPL (C$ millions)	IPL(1)	Transaction Adjustments			Pro Forma Consolidated
For the period ended March 31, 2021				Reclassification	Notes	Pro Forma Adjustments
				Note 1
Revenues	$2,683	$697	$551	$—		$—	$3,234
Direct operating costs	(1,346)	—	—	(277)		—	(1,623)
General and administrative expenses	(95)	(53)	(42)	—		—	(137)
Depreciation and amortization expense	(469)	(70)	(55)	—	3a	(19)	(543)
Cost of sales	—	(351)	(277)	277		—	—
Loss on derivatives	—	(20)	(16)	16		—	—

	773	203	161	16		(19)	931
Interest expense	(355)	—	—	(31)	3b	(13)	(399)
Financing charges	—	(37)	(31)	31		—	—
Share of earnings from investments in associates and joint ventures	67	—	—	—		—	67
Mark-to-market on hedging items	35	—	—	(16)		—	19
Gain on sale of assets	—	—	—	—		—	—
Other income	27	—	—	—		—	27

Income (loss) before income tax	547	166	130	—		(32)	645

Income tax (expense) recovery
Current	(94)	(5)	(4)	—		—	(98)
Deferred	(40)	(34)	(27)	—	3c	7	(60)

Net income (loss)	$413	$127	$99	$—		$(25)	$487

Attributable to:
Limited partners	$89	$—	$—	$24	3	$(7)	$106
General partner	50	—	—	—	3	—	50
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield	37	—	—	10	3	(3)	44
Class A shares of Brookfield Infrastructure Corporation	14	—	—	5	3	(1)	18
Brookfield Infrastructure Partners Exchange LP Units	—	—	—	—	3	—	—
Interest of others in operating subsidiaries	223	—	—	60	3	(14)	269
Preferred unitholders	—	—	—	—		—	—
Basic and diluted earnings (loss) per unit attributable to:
Limited partners	$0.27	$—	$—	$0.08		$(0.02)	$0.33

(1)	Amounts in CAD were translated to USD using average exchange rate for the three-months ending March 31, 2021 of C$1 = US$0.7899

Unaudited Pro forma Statement of

Operating Results

US$ MILLIONS, except where otherwise indicated				Transaction Adjustments
For the year ended December 31, 2020	BIP	IPL (C$ millions)	IPL(1)	Reclassification	Notes	Pro Forma Adjustments	Pro Forma Consolidated
				Note 1
Revenues	$8,885	$2,401	$1,792	$—		$—	$10,677
Direct operating costs	(4,843)	(568)	(424)	(505)		—	(5,772)
General and administrative expenses	(312)	(187)	(140)	—		—	(452)
Depreciation and amortization expense	(1,705)	(360)	(269)	—	3a	(88)	(2,062)
Cost of sales	—	(677)	(505)	505		—	—

	2,025	609	454	—		(88)	2,391
Interest expense	(1,179)	—	—	(143)	3b	(55)	(1,377)
Financing charges	—	(190)	(143)	143		—	—
Share of earnings from investments in associates and joint ventures	131	—	—	—		—	131
Mark-to-market on hedging items	(16)	—	—	—		—	(16)
Gain on sale of assets	—	54	40	(40)		—	—
Other income	234	—	—	40		—	274

Income (loss) before income tax	1,195	473	351	—		(143)	1,403
Income tax (expense) recovery
Current	(237)	(7)	(5)	—		—	(242)
Deferred	(54)	(107)	(80)	—	3c	34	(100)

Net income (loss)	$904	$359	$266	$—		$(109)	$1,061

Attributable to:
Limited partners	$141	$—	$—	$66	3	$(29)	$178
General partner	183	—	—	—	3	—	183
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield	55	—	—	28	3	(12)	71
Class A shares of Brookfield Infrastructure Corporation	14	—	—	12	3	(6)	20
Brookfield Infrastructure Partners Exchange LP Units	1	—	—	—	3	—	1
Interest of others in operating subsidiaries	510	—	—	160	3	(62)	608
Preferred unitholders	—	—	—	—		—	—
Basic and diluted earnings (loss) per unit attributable to:
Limited partners	$0.35	$—	$—	$0.22		$(0.09)	$0.48

(1)	Amounts in CAD were translated to USD using average exchange rate for the year ending December 31, 2020 of C$1 = US$0.7465

Unaudited Pro Forma Statement of

Financial Position

US$ MILLIONS, except where otherwise indicated				Transaction Adjustments
As at March 31, 2021	BIP	IPL (C$ millions)	IPL (1)	Reclassification	Notes	Pro Forma Adjustments	Pro Forma Consolidated
				Note 1
Assets
Cash and cash equivalents	$1,140	$37	$29	$—		$—	$1,169
Financial assets	1,036	—	—	—	2	(243)	793
Accounts receivable and other	1,877	337	268	46		—	2,191
Prepaid expenses and other	—	58	46	(46)		—	—
Assets classified as held for sale	2,486	174	139	—		—	2,625
Inventory	213	33	26	—		—	239

Current assets	6,752	639	508	—		(243)	7,017
Property, plant and equipment	29,197	12,063	9,603	86	2b	3,770	42,656
Intangible assets	11,807	—	—	140		—	11,947
Intangible assets and goodwill	—	422	336	(336)		—	—
Right-of-use assets	—	108	86	(86)		—	—
Investments in associates and joint ventures	4,972	—	—	—		—	4,972
Investment properties	538	—	—	—		—	538
Goodwill	6,570	—	—	196	2b	862	7,628
Financial assets (non-current)	458	—	—	—		—	458
Other assets	835	—	—	—		—	835
Deferred income tax asset	113	—	—	—		—	113

Total assets	$61,242	$13,232	$10,533	$—		$4,389	$76,164

Liabilities and Equity
Liabilities
Accounts payable and other (2)	3,491	557	444	(4)	2c	394	4,325
Corporate borrowings	90	—	—	—		—	90
Non-recourse borrowings	1,255	—	—	1,029		—	2,284
Financial liabilities	668	—	—	4		—	672
Short-term-debt and current portion of long-term debt	—	1,292	1,029	(1,029)		—	—
Liabilities directly associated with assets classified as held for sale	1,587	47	35	—		—	1,622

Current liabilities	7,091	1,896	1,508	—		394	8,993
Corporate borrowings	2,332	5,585	4,446	(4,446)	2a	512	2,844
Long-term lease liabilities	—	122	97	(97)		—	—
Non-recourse borrowings (non-current)	18,176	—	—	4,446	2a,d	1,114	23,736
Financial liabilities (non-current)	2,460	—	—	—		—	2,460
Other liabilities (non-current)	4,875	—	—	388		—	5,263
Provisions	—	331	264	(264)		—	—
Employee benefits	—	—	—	—		—	—

US$ MILLIONS, except where otherwise indicated				Transaction Adjustments
As at March 31, 2021	BIP	IPL (C$ millions)	IPL (1)	Reclassification	Notes	Pro Forma Adjustments	Pro Forma Consolidated
				Note 1
Deferred income tax liability	4,336	1,007	802	—	2b	862	6,000
Long-term deferred revenue and other liabilities	—	34	27	(27)		—	—
Preferred shares	20	—	—	—		—	20

Total liabilities	39,290	8,975	7,144	—		2,882	49,316

Partnership capital
Limited partners	4,129	—	—	—	2c	(95)	4,034
General partner	19	—	—	—	2c	(1)	18
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield	1,643	—	—	—	2c	(39)	1,604
Class A shares of Brookfield Infrastructure Corporation	622	—	—	—	2a,c	1,628	2,250
Brookfield Infrastructure Partners Exchange LP Units	11	—	—	—		—	11
Interest of others in operating subsidiaries	14,204	—	—	—	2	3,403	17,607
Preferred unitholders	1,324	—	—	—		—	1,324
Equity
Shareholder’s equity	—	4,289	3,414	—		(3,414)	—
Total reserves	—	(32)	(25)	—		25	—

Total partnership capital	21,952	4,257	3,389	—		1,507	26,848

Total liabilities and partnership capital	$61,242	$13,232	$10,533	$—		$4,389	$76,164

(1)	Amounts in CAD were translated to USD using spot exchange rate as at March 31, 2021 of C$1 = US$0.7961
(2)	IPL balances are comprised of Accounts payable and other liabilities, Dividends payable, Lease liabilities, and Current income tax payable as of March 31, 2021.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited)

1. Description of the Transaction

Brookfield Infrastructure Partners L.P. (our “partnership” and, together with its subsidiaries and operating entities, “Brookfield Infrastructure”) owns and operates utilities, transport, midstream and data businesses in North and South America, Europe and the Asia Pacific region. Brookfield Infrastructure Corporation (“BIPC”) and its subsidiaries own and operate regulated utilities investments in Brazil and the U.K. BIPC is a subsidiary of our partnership.

The partnership, alongside institutional partners (the “IPL consortium”), announced its intention to acquire the remaining outstanding shares of Inter Pipeline Ltd. (“IPL”) not already owned by the IPL consortium (the “acquisition”), through Bison Acquisition Corp. Each Shareholder will have the ability to elect to receive, per IPL share, C$19.50 in cash, 0.225 of a BIPC Share, or 0.225 of an Exchangeable LP Unit. The acquisition will be fully financed, with a maximum aggregate number of BIPC Shares and Exchangeable LP Units issued of approximately 23 million. Up to an additional 8 million Exchangeable LP Units are issuable in connection with the supplementary election. Subsequent to the acquisition, we expect that BIP will hold an approximate 40% interest in IPL (IPL consortium total of 100%).

These pro forma consolidated financial statements have been prepared by the partnership for inclusion in the prospectus/offer to exchange dated June 24, 2021 (the “prospectus/offer to exchange”) to reflect the impact of the acquisition. Management of IPL has not participated in the preparation of these pro forma consolidated financial statements. The pro forma consolidated financial statements have been prepared from and should be read in conjunction with:

•	the audited annual financial statements of the partnership, together with the notes thereto, as of and for the year ended December 31, 2020;

•	the unaudited interim financial statements of the partnership, together with the notes thereto, as at and for the three months ended March 31, 2021;

•	the audited annual financial statements of IPL, together with the notes thereto, as of and for the year ended December 31, 2020, included in Appendix B hereto; and

•	the unaudited interim financial statements of IPL, together with the notes thereto, as at and for the three months ended March 31, 2021, included in Appendix B hereto.

The partnership has not received a consent to use the audit report in respect of IPL’s annual financial statements as at and for the year ended December 31, 2020. As of the date of these pro forma consolidated financial statements, the partnership is not in a position to independently assess or verify certain of the information in IPL’s publicly filed documents, including its financial statements. IPL has not reviewed these pro forma consolidated financial statements and has not confirmed the accuracy and completeness of the information in respect of IPL contained herein. All pro forma financial information regarding IPL included herein has been derived from IPL’s public reports and securities filings. While the partnership has no reason to believe that such publicly filed information is inaccurate or incomplete, the partnership does not assume any responsibility for the accuracy or completeness of any such information.

In preparing these pro forma consolidated financial statements, management of the partnership has made certain assumptions that affect the amounts reported in these pro forma consolidated financial statements. Such pro forma consolidated financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of the partnership. Actual amounts recorded upon consummation of the transactions contemplated by the prospectus/offer to exchange will differ from such pro forma consolidated financial statements. Shareholders are cautioned to not place undue reliance on such pro forma consolidated financial statements. Certain reclassifications were made in respect of IPL’s financial statement presentation to conform to the partnership’s financial statement presentation. Net income reported by IPL were reallocated to components of the partnership’s equity and basic and diluted earnings (loss) per unit attributable to limited partners were recalculated based on units outstanding during the period presented.

2. Pro Forma Adjustments to the Consolidated Statement of Financial Position

The proposed acquisition of IPL has been accounted for as a business combination, whereby the assets acquired and the liabilities assumed are recorded at the estimated fair value on the Offer date of June 24, 2021. The fair values of identifiable assets and liabilities acquired were estimated based on information available in the public domain at the time of preparation of these pro forma financial statements. Actual amounts recognized by the partnership on the effective date of the proposed transaction, if consummated, may differ materially from these estimates. In addition, for the purpose of the pro forma consolidated financial statements, it is assumed that 23 million BIPC Shares and no Exchangeable LP Units are issued in connection with the acquisition. If 8 million Exchangeable LP Units were issued in connection with the acquisition as a result of the supplementary election, there would be a decrease in the cash consideration payable by our partnership and a corresponding increase in non-controlling interest attributable to Exchangeable LP Units of approximately $570 million. Alternatively, if Shareholders elect to receive all-cash consideration, there would be an increase in cash consideration payable by BIP and a corresponding decrease in non-controlling interest attributable to BIPC Shares of approximately $1.7 billion.

The following table provides the preliminary purchase price equation:

(In US$ millions, unless otherwise noted)(1)
Estimated number of BIPC Shares to be issued (millions of shares)	22.99
Price of BIPC Shares ($ per share)(2)	$71.76

Total estimated share consideration	1,650
Total estimated cash consideration(1)	884
Pre-existing interest in IPL(3)	243
Consideration provided by non-controlling interests(4)	4,204

Total estimated consideration	$6,981

Current assets	369
Property, plant, and equipment	13,459
Intangibles and goodwill	1,198
Net assets held for sale	104
Current liabilities	(444)
Borrowings	(5,653)
Deferred tax liabilities	(1,664)
Other long-term liabilities	(388)

Net assets acquired	$6,981

(1)

Total consideration is calculated based upon the assumptions that there are 432.1 million outstanding IPL shares, on a fully-diluted basis (inclusive of 2.9 million restricted and performance share units outstanding under IPL’s long-term incentive plan). Shareholders will have the ability to elect to receive, per IPL share, C$19.50 in cash, 0.225 of a BIPC Share, or 0.225 of an Exchangeable LP Unit. The pro forma consolidated financial statements are prepared assuming that total consideration attributed to the partnership of $2.8 billion will be comprised of $1.7 billion of BIPC Shares, cash consideration, and our pre-existing interest. For the purposes of the pro forma financial statements, it is assumed that 23 million BIPC Shares and no Exchangeable LP Units are issued in association with the acquisition. Total consortium consideration of $7.0 billion will be comprised of consideration from the partnership as noted above,

IPL consortium’s pre-existing interest, and cash consideration from institutional partners (presented as non-controlling interests) that will be paid to the Shareholders.

(2)

For the purposes of the pro forma consolidated financial statements, a BIPC Share price of $71.76 has been ascribed based on the closing price of the BIPC Shares on May 28, 2021 of C$86.63 converted to U.S. dollars using May 31, 2021 spot exchange rate of C$1 = US$0.8284.

(3)

As at March 31, 2021, the IPL consortium held an aggregate economic interest in approximately 84 million shares of IPL, representing approximately 19% of the issued and outstanding shares of IPL on an undiluted basis (BIP’s share—~6% interest). This position is comprised of shares of IPL and cash-settled total return swaps. BIP’s share of the interest was accounted for as a financial asset and had a fair market value of $243 million as at March 31, 2021, net of associated non-recourse borrowings.

(4)

Represents the consideration paid for the interest acquired by the IPL consortium excluding the partnership, measured at fair value. This amount includes the pre-existing interest held by the IPL consortium other than interest held by the partnership.

a)

Borrowings, non-controlling interests attributable to BIPC Shares, and partnership capital attributable to holders of LP, RPU, GP and Brookfield Infrastructure Partners Exchange LP Units and BIPC Shares were adjusted to reflect the post transaction allocation of the purchase price consideration and share consideration.

b)

Assets acquired and liabilities assumed were remeasured to fair value. Differences between the fair value of consideration paid and the carrying values of assets acquired and liabilities assumed have been reflected as adjustments to the respective balances where public fair value information is available (refer to note d below). The remaining difference was allocated to property, plant and equipment as the majority of the value of the business is derived from property, plant and equipment. The increase to deferred tax liabilities represents the tax impact of the difference between the fair value and the carrying value of net assets. The increase in deferred tax liabilities was calculated based on a tax rate of 24%, which represents the statutory tax rate of IPL as disclosed in Note 15 of IPL’s financial statements for the year ended December 31, 2020. The recognition of deferred tax liabilities resulted in a corresponding increase in goodwill for the same amount. Readers are cautioned that changes to the assumptions used could have a material impact on the fair values.

c)

Accounts payable and other include (i) $115 million of estimated transaction costs and (ii) the break fee payable by IPL to Pembina Pipeline Corporation of C$350 million (or approximately $280 million), both of which are non-recurring.

d)

Non-recourse borrowings was adjusted to account for the difference between the fair value and the carrying value of IPL’s fixed rate debt as disclosed in Note 20 of IPL’s 2020 annual financial statements. In estimating the impact on interest expense, an average interest rate of ~4% was applied, estimated using IPL’s interest expense for the year ended December 31, 2020 divided by average debt.

3. Pro Forma Adjustments to the Consolidated Statements of Operating Results

The Pro Forma Consolidated Statements of Operating Results for the three months ended March 31, 2021 and for the year ended December 31, 2020 have been adjusted to give effect to the consummation of the transactions contemplated by the prospectus/offer to exchange as if the acquisition of all of the issued and outstanding common shares and associated rights of IPL had occurred on January 1, 2020.

a)	Depreciation and amortization expense has been adjusted to reflect the incremental pro forma fair value of property, plant and equipment.

b)	Interest expenses have been adjusted to reflect incremental borrowings at the partnership level to fund the cash component of the transaction.

c)

Deferred income taxes have been adjusted at a tax rate of 24%, to approximate the tax impacts of the adjustments noted above. The rate is based on the statutory tax rate of IPL as disclosed in Note 15 of IPL’s financial statements for the year ended December 31, 2020 and therefore would be applicable to the incremental pro forma adjustment related to depreciation and interest expense.

4. Master Services Agreement with Brookfield

Brookfield and its subsidiaries provide management services to the partnership pursuant to our Master Services Agreement. Pursuant to our Master Services Agreement, on a quarterly basis, the partnership pays a base management fee to the Service Provider equal to 0.3125% (1.25% annually) of the market value of our partnership. For purposes of calculating the base management fee, the market value of our partnership is equal to the aggregate value of all the outstanding units, preferred units and securities of the other service recipients, which includes BIPC, plus all outstanding third party debt with recourse to a service recipient, less all cash held by such entities. Based on $1.7 billion of BIPC Shares assumed to be issued in connection with the acquisition, the base management fee is expected to increase by $21 million annually.

APPENDIX B

IPL CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page Number
IPL Audited Consolidated Financial Statements and Accompanying Footnotes for the Year Ended December 31, 2020	B-2

IPL Unaudited Consolidated Financial Statements and Accompanying Footnotes for the Quarter Ended March 31, 2021	B-48

All the information included in Appendix B has been taken from publicly available documents filed with the securities commissions or similar authorities in Canada, and BIP and BIPC were not involved in the preparation of such information. Although the audit reports with respect to IPL’s financial statements are included in IPL’s filings with securities commissions or similar authorities in Canada, IPL’s auditors have not permitted use of their reports in the Registration Statement of which this prospectus/offer to exchange forms a part. Pursuant to Rule 436 under the Securities Act, BIP and BIPC require the consent of IPL’s independent auditors to include their reports in this prospectus/offer to exchange. BIP and BIPC have requested and have, as of the date hereof, not received such consent from IPL’s independent auditors. If BIP and BIPC receive such consent, they will promptly file it as an exhibit to the Registration Statement of which this prospectus/offer to exchange forms a part. Because BIP and BIPC have not been able to obtain the consent of IPL’s independent auditors, you may not be able to assert a claim against IPL’s independent auditors under Section 11 of the Securities Act for any untrue statement of material fact contained in the financial statements audited by IPL’s independent auditors included in this prospectus/offer to exchange or any omissions to state a material fact required to be stated therein.

Management’s Responsibility for Financial Reporting

The management of Inter Pipeline Ltd. (Inter Pipeline) is responsible for the presentation and preparation of the accompanying consolidated financial statements of Inter Pipeline.

The consolidated financial statements have been prepared by Inter Pipeline in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and Canadian generally accepted accounting principles as contained within Part 1 of the Chartered Professional Accountants of Canada Handbook and, where necessary, include amounts based on the best estimates and judgments of the management of Inter Pipeline.

The management of Inter Pipeline recognizes the importance of Inter Pipeline maintaining the highest possible standards in the preparation and dissemination of statements presenting its financial condition. If alternative accounting methods exist, management has chosen those policies it deems the most appropriate in the circumstances. In discharging its responsibilities for the integrity and reliability of the financial statements, management has developed and maintains a system of accounting and reporting supported by internal controls designed to ensure that transactions are properly authorized and recorded, assets are safeguarded against unauthorized use or disposition, and liabilities are recognized.

Ernst & Young LLP, an independent firm of chartered professional accountants, was appointed to audit Inter Pipeline’s financial statements and provide an independent audit opinion. To provide their opinion on the accompanying consolidated financial statements, Ernst & Young LLP review Inter Pipeline’s system of internal controls and conduct their work to the extent they consider appropriate.

The Audit Committee, comprised entirely of independent directors, is appointed by the Board of Directors of Inter Pipeline. The Audit Committee meets quarterly to review Inter Pipeline’s interim consolidated financial statements and Management’s Discussion and Analysis and recommends their approval to the Board of Directors. As well, the Audit Committee meets annually to review Inter Pipeline’s annual consolidated financial statements and Management’s Discussion and Analysis and recommends their approval to the Board of Directors. The Board of Directors approves Inter Pipeline’s interim and annual consolidated financial statements and the accompanying Management’s Discussion and Analysis.

Inter Pipeline Ltd.

(Signed) Christian P. Bayle President and Chief Executive Officer February 18, 2021	(Signed) Brent C. Heagy Chief Financial Officer

Independent Auditor’s Report

To the Shareholders of Inter Pipeline Ltd.

Opinion

We have audited the consolidated financial statements of Inter Pipeline Ltd. (Inter Pipeline), which comprise the consolidated balance sheets as at December 31, 2020 and 2019, and the consolidated statements of changes in equity, consolidated statements of net income, consolidated statements of comprehensive income and consolidated statements of cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Inter Pipeline as at December 31, 2020 and 2019, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of Inter Pipeline in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in the audit of the consolidated financial statements of the current period. These matters were addressed in the context of the audit of the consolidated financial statements as a whole, and in forming the auditor’s opinion thereon, and we do not provide a separate opinion on these matters. For each matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report, including in relation to this matter. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the consolidated financial statements. The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying consolidated financial statements.

Key audit matter	How our audit addressed the key audit matter

Impairment of goodwill

As at December 31, 2020, the carrying amount of goodwill was $245.9 million. Refer to Note 3 Summary of Significant Accounting Policies of the consolidated financial statements for a description of Inter Pipeline’s accounting policy for impairment of non-financial assets, including goodwill. Refer to Note 9 Goodwill and Intangible Assets of the consolidated financial statements for Inter Pipeline’s disclosures with respect to significant judgments, estimates and assumptions underlying the annual goodwill impairment analysis.

Goodwill is tested at least annually for impairment. An impairment loss is recognized to the extent that the carrying amount exceeds the recoverable amount of a cash generating unit (“CGU”). The recoverable amounts of Inter Pipeline’s CGUs are the higher of each CGU’s value-in-use and fair value less costs of disposal, estimated using a discounted cash flow approach.

Auditing management’s annual goodwill impairment test was complex due to the degree of judgment and subjectivity in evaluating management’s estimates and assumptions in determining the recoverable amounts of the CGUs. Significant assumptions included discount rates and forecasted revenue, which are affected by expectations about future market and economic conditions.

To test the estimated recoverable amount of the Corridor and Inter Terminals Denmark CGUs, we performed the following procedures, among others:

•

We involved our valuation specialists to assess the methodology applied, and the various inputs utilized in determining the discount rate by referencing current industry, economic, and comparable company information, company and cash-flow specific risk premiums.

•

We tested management’s cash flow forecasts, including forecast revenue assumptions, by comparing them to actual historical performance as well as to forecast market rates and contractual terms where available.

•	We performed look-back analyses to assess the accuracy of management’s prior cash flow forecasts.

•	We performed sensitivity analyses on significant assumptions to evaluate the changes in the recoverable amounts of the CGUs that would arise from changes in those assumptions.

•	We assessed the adequacy of Inter Pipeline’s disclosures included in the notes to the consolidated financial statements in relation to this matter.

Other Information

Management is responsible for the Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information, and in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

We obtained Management’s Discussion & Analysis prior to the date of this auditor’s report. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact in this auditor’s report. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing Inter Pipeline’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate Inter Pipeline or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing Inter Pipeline’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Inter Pipeline’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on Inter Pipeline’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause Inter Pipeline to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within Inter Pipeline to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the Inter Pipeline audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner on the audit resulting in this independent auditor’s report is Ann-Marie Brockett.

Calgary, Canada

February 18, 2021

Consolidated Balance Sheets

	As at
(millions of Canadian dollars)	December 31 2020	December 31 2019
ASSETS
Current Assets
Cash and cash equivalents (note 25)	$40.1	$32.6
Accounts receivable	329.3	323.2
Prepaid expenses and other assets	50.1	47.9
Inventory	14.0	14.7
Assets of the Empress divestiture group held for sale (note 6)	175.3	—

Total Current Assets	608.8	418.4
Non-Current Assets
Right-of-use assets (note 12)	110.5	192.7
Property, plant and equipment (note 8)	11,915.2	11,757.8
Goodwill and intangible assets (note 9)	431.9	582.5

Total Assets	$13,066.4	$12,951.4

LIABILITIES AND EQUITY
Current Liabilities
Dividends payable (note 10)	$17.2	$60.0
Accounts payable, accrued liabilities and provisions	463.6	638.0
Lease liabilities (note 12)	14.6	20.1
Current income taxes payable	3.0	2.2
Deferred revenue (note 22)	3.4	8.5
Short-term debt and current portion of long-term debt (note 11)	323.1	1,170.1
Commercial paper (note 11)	1,306.6	1,199.3
Liabilities of the Empress divestiture group held for sale (note 6)	44.3	—

Total Current Liabilities	2,175.8	3,098.2
Non-Current Liabilities
Long-term debt (note 11)	5,165.0	4,267.6
Long-term lease liabilities (note 12)	125.1	203.9
Provisions (note 13)	375.3	286.2
Employee benefits (note 14)	8.3	21.5
Long-term deferred revenue and other liabilities	26.7	29.2
Deferred income taxes (note 15)	974.4	955.5

Total Liabilities	8,850.6	8,862.1

Commitments (notes 8 and 18)
Equity
Shareholders’ equity (note 16)	4,213.0	4,064.0
Total reserves	2.8	25.3

Total Equity	4,215.8	4,089.3

Total Liabilities and Equity	$13,066.4	$12,951.4

See accompanying notes to the consolidated financial statements.

On behalf of the Board of Directors of Inter Pipeline Ltd.:

(Signed) Richard. A Shaw	(Signed) Margaret A. McKenzie
Director	Director

Consolidated Statements of Changes in Equity

(millions of Canadian dollars)	Share Capital	Earnings / (Deficit)	Contributed Surplus	Reserves	Total Equity
Balance, January 1, 2020	$4,900.3	$(838.8)	$2.5	$25.3	$4,089.3
Net income for the year	—	359.0	—	—	359.0
Other comprehensive loss	—	—	—	(22.5)	(22.5)
Dividends declared (note 10)	—	(335.7)	—	—	(335.7)
Shares issued under Premium Dividend™ and Dividend Reinvestment Plan (note 16)	125.7	—	—	—	125.7
Stated capital adjustment (note 16)	(5,026.0)	5,026.0	—	—	—

Balance, December 31, 2020	$—	$4,210.5	$2.5	$2.8	$4,215.8

Balance, January 1, 2019	$4,541.2	$(671.4)	$2.5	$93.0	$3,965.3
Net income for the year	—	539.0	—	—	539.0
Other comprehensive loss	—	—	—	(67.7)	(67.7)
Dividends declared (note 10)	—	(706.4)	—	—	(706.4)
Shares issued under Premium Dividend™ and Dividend Reinvestment Plan (note 16)	359.1	—	—	—	359.1

Balance, December 31, 2019	$4,900.3	$(838.8)	$2.5	$25.3	$4,089.3

See accompanying notes to the consolidated financial statements.

™ Denotes trademark of Canaccord Genuity Corp.

Consolidated Statements of Net Income

	Years Ended December 31
(millions of Canadian dollars)	2020	2019
REVENUE
Operating revenue (note 22)	$2,400.5	$2,535.3

EXPENSES
Cost of sales	676.9	743.9
Operating (note 24)	568.1	565.1
Depreciation and amortization	360.3	356.4
Financing charges (note 23)	189.6	185.8
General and administrative (note 24)	187.4	173.9
Gain on sale of European divestiture group (note 5)	(77.8)	—
Loss (gain) on disposal of assets	23.8	(7.1)

Total Expenses	1,928.3	2,018.0

INCOME BEFORE INCOME TAXES	472.2	517.3

Income tax expense (recovery) (note 15)
Current	6.7	2.0
Deferred	106.5	(23.7)

Total Income Tax Expense (Recovery)	113.2	(21.7)

NET INCOME	$359.0	$539.0

Net income per share (note 16)
Basic and diluted	$0.84	$1.31

Consolidated Statements of Comprehensive Income

	Years Ended December 31
(millions of Canadian dollars)	2020	2019
NET INCOME	$359.0	$539.0

OTHER COMPREHENSIVE LOSS
Translation reserve recognized on sale of European divestiture group (note 5)	(92.4)	—
Item that may be reclassified subsequently to net income
Unrealized gain (loss) on translating financial statements of foreign operations	69.9	(72.1)
Item that will not be reclassified to net income
Actuarial gain on defined benefit pension plan	—	4.4

Other Comprehensive Loss	(22.5)	(67.7)

COMPREHENSIVE INCOME	$336.5	$471.3

See accompanying notes to the consolidated financial statements.

Consolidated Statements of Cash Flows

	Years Ended December 31
(millions of Canadian dollars)	2020	2019
OPERATING ACTIVITIES
Net income	$359.0	$539.0
Items not involving cash:
Depreciation and amortization	360.3	356.4
Gain on sale of European divestiture group (note 5)	(77.8)	—
Loss (gain) on disposal of assets	23.8	(7.1)
Non-cash expense	6.1	8.3
Deferred income tax expense (recovery)	106.5	(23.7)
Realized loss on foreign exchange derivative (note 5)	14.3	—

Funds from operations	792.2	872.9
Net change in non-cash operating working capital (note 25)	(80.4)	(31.8)

Cash provided by operating activities	711.8	841.1

INVESTING ACTIVITIES
Expenditures on property, plant and equipment	(1,145.5)	(1,593.6)
Receipt of government grants (note 26)	26.5	6.2
Proceeds on disposal of assets	1.2	30.2
Net proceeds from sale of European divestiture group (note 5)	654.2	—
Realized loss on foreign exchange derivative (note 5)	(14.3)	—
Net change in non-cash investing working capital (note 25)	(112.6)	87.8

Cash used in investing activities	(590.5)	(1,469.4)

FINANCING ACTIVITIES
Cash dividends paid on common shares (note 10)	(210.0)	(347.3)
Principal payments on lease liabilities	(19.6)	(16.3)
Increase in debt	160.1	989.9
Transaction costs on debt	(9.7)	(13.9)
Net change in non-cash financing working capital (note 25)	(41.9)	2.8

Cash (used in) provided by financing activities	(121.1)	615.2

Effect of foreign currency translation on cash	7.3	(0.5)

Increase (decrease) in cash and cash equivalents	7.5	(13.6)
Cash and cash equivalents, beginning of year	32.6	46.2

Cash and cash equivalents, end of year	$40.1	$32.6

Cash taxes paid	$0.7	$3.5

Cash interest paid	$288.4	$214.5

See accompanying notes to the consolidated financial statements.

Notes to Consolidated Financial Statements

December 31, 2020

(millions of Canadian dollars, except as otherwise indicated)

1. STRUCTURE OF THE CORPORATION

Inter Pipeline Ltd. (Inter Pipeline or the Corporation) was formed under the Business Corporations Act (Alberta) pursuant to an amalgamation on September 2, 2013, and is the corporate successor of Inter Pipeline Fund.

Inter Pipeline is comprised of four business segments located in two geographic segments: oil sands transportation business, natural gas liquids (NGL) processing business and conventional oil pipelines business, all operating in Canada, and the bulk liquid storage business, which operates in Europe. The head office, principal address and records office of Inter Pipeline are located at 3200, 215—2nd Street SW, Calgary, Alberta, Canada.

These audited consolidated financial statements were authorized for issue in accordance with a resolution of the Board of Directors of Inter Pipeline on February 18, 2021.

2. STATEMENT OF COMPLIANCE AND BASIS OF PREPARATION

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The accounting policies that follow have been consistently applied to all years presented.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Measurement Basis

The financial statements are prepared on a going concern basis under the historical cost convention, except for long-term incentive plan (LTIP) awards and derivative financial instruments that have been measured at fair value.

The preparation of financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying Inter Pipeline’s significant accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 3c.

b) Basis of Consolidation

These audited consolidated financial statements include the accounts of Inter Pipeline, its subsidiary companies, partnerships and any joint arrangements. The financial statements of the subsidiary companies, partnerships and joint arrangements are prepared for the same reporting period as Inter Pipeline, using consistent accounting policies.

Subsidiaries

Subsidiaries are fully consolidated from the date of acquisition, being the date on which Inter Pipeline obtained control, and continue to be consolidated until the date that such control ceases. Intercompany balances, transactions, and unrealized gains and losses from intercompany transactions, are eliminated on consolidation.

Interest in Joint Operation

Inter Pipeline has a 50% interest in the Empress V natural gas processing straddle plant which is accounted for as a joint operation. Empress V is not a separate legal entity and all strategic financial and operating decisions must be jointly agreed by all parties to the joint arrangement. All parties have direct exclusive rights to their joint interest share of the Empress V assets and the economic benefit generated from them. Accordingly, the results of Empress V are consolidated in a manner that reflects Inter Pipeline’s 50% interest in the individual income, expenses, assets, liabilities and cash flows of Empress V on a line by line basis in the consolidated results.

On September 28, 2020, Empress V was classified as a divestiture group held for sale (refer to notes 3k and 6).

Business Combinations

Business acquisitions are accounted for using the acquisition method of accounting at the date control of a business is obtained. The cost of an acquisition is measured as the aggregate of the fair values of the assets given or equity instruments issued, net of liabilities incurred or assumed, and is allocated to the fair value of the acquiree’s identifiable net assets acquired, including intangible assets. Goodwill is recognized when the cost of the acquisition exceeds the fair value of the identifiable net assets acquired. Costs directly associated with the acquisition are expensed.

c) Critical Accounting Estimates and Judgments

The preparation of the annual consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Estimates and underlying assumptions are reviewed on an ongoing basis and are based on management’s experience and other factors, including expectations about future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

In March 2020, the World Health Organization declared a global pandemic following the emergence and rapid spread of a novel strain of coronavirus (COVID-19). The outbreak and the measures intended to limit the pandemic contributed to retracement and volatility in financial markets, which have adversely impacted global commercial activity and significantly increased economic uncertainty. This uncertainty has created volatility in commodity prices, foreign exchange rates, and a decline in long- term interest rates. Due to the depressed commodity prices, Inter Pipeline’s share price and market capitalization decreased significantly in 2020.

Although economies are beginning to re-open, the full extent of the impact of COVID-19 on Inter Pipeline’s operations and future financial performance is currently unknown as the duration, severity, and spread of COVID-19 and its variants are uncertain and unpredictable. These uncertainties, which may persist beyond when it is determined how to contain the virus and reduce its impact, may increase the complexity of estimates and assumptions used to prepare the financial statements, and changes to these assumptions could result in a material adjustment to the carrying amount of assets and liabilities within the next financial year.

The amounts recorded for depreciation and amortization; impairment of non-financial assets; provisions; deferred income taxes; and business combinations are based on estimates and judgments. By their nature, these estimates and judgments are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates and judgments in future years could be material. The following discusses the most significant accounting judgments and estimates that Inter Pipeline has made in the preparation of these consolidated financial statements.

Depreciation and Amortization

Calculation of the net book value of property, plant and equipment and intangible assets requires Inter Pipeline to make estimates of the useful life of the assets, residual value at the end of the asset’s useful life, method of depreciation and amortization and whether impairment in value has occurred. Residual values of the assets, estimated useful lives and depreciation and amortization methodology are reviewed annually with prospective application of any changes, if deemed appropriate. Changes to estimates and specifically those related to pipeline assets, which could be significant, could be caused by a variety of factors, including changes to the physical life of the assets as well as the estimated remaining life of crude oil reserves expected to be gathered and shipped on these pipeline systems. A change in any of the estimates would result in a prospective change in the amount of depreciation and, as a result, a charge to net income recorded in the period in which the change occurs, with a similar change in the carrying value of the assets on the consolidated balance sheets.

Impairment of Non-financial Assets

For the purposes of Inter Pipeline’s impairment testing, a recoverable amount is estimated using a discounted ten year forecasted cash flow with a terminal value, based on Inter Pipeline’s assessment of the long-term outlook for each business. The terminal value represents the value of cash flows beyond the tenth year, incorporating estimates of future growth rates. Cash flows are estimated from several sources including internal budgets and long-term contractual agreements with customers. Observable market data is used to develop discount rates for each business, which approximate the discount rate from a market participant’s perspective. The fair value measurement is classified within level 3 of the fair value hierarchy (note 3s).

Impairment indicators include, but are not limited to, a significant decline in an asset’s market value, significant adverse changes in the technological, market, economic or legal environment in which the assets are operated, evidence of obsolescence or physical damage of an asset, significant changes in the planned use of an asset, or ongoing under-performance of an asset. Application of these factors to the facts and circumstances of a particular asset requires a significant amount of judgment.

The determination of the magnitude of impairment involves the use of estimates, assumptions and judgments on highly uncertain matters particularly with respect to determining the recoverable amount. Such estimates, assumptions and judgments include, but are not limited to, the choice of discount rates that reflect appropriate asset-specific risks, timing of revenue and customer turnover, inflation factors for projected operating and capital expenditures and commodity prices.

Provisions

Inter Pipeline is required to apply a number of assumptions in estimating provisions recorded for decommissioning and environmental remediation associated with Inter Pipeline’s sites. Liabilities are calculated based on current price estimates using current technologies in accordance with current legal or constructive requirements. Liabilities are adjusted for inflation to reflect the timing of when the decommissioning or remediation activity is anticipated. Where a range of estimates exists, the possible outcomes are weighted to determine a probable settlement value or the midpoint is used where all outcomes are equally likely. Inter Pipeline’s decommissioning obligations are expected to occur when the assets are no longer economically viable. The economic lives of these assets are estimated based on future expectations involving the supply of petroleum, chemical and other products and demand for certain services and therefore the timing of decommissioning may change significantly in the future. Actual costs and cash outflows may differ from these estimates due to changes in laws or regulations, timing of projects, costs and technology. As a result, there could be material adjustments to the provisions established. If the effect of the time value of money is material, provisions are discounted to their present value using a pre-tax risk-free rate.

Property, plant and equipment related to pipeline systems consist primarily of underground pipelines and above ground equipment and facilities. The potential cost of future decommissioning activities is a function of several factors, including regulatory requirements at the time of pipeline abandonment, the diameter and length of the pipeline and the pipeline’s location. Decommissioning requirements can vary considerably, ranging from purging product from the pipeline, refilling with inert gas and capping all open ends to removal of the pipeline and reclamation of the right-of-way. Under current regulations, the estimated cost for the decommissioning obligation includes such activities as: purging product from the pipeline, refilling with inert gas and capping all open ends and removal of surface facilities and reclamation of the surface facility sites.

Property, plant and equipment related to processing plants and storage facilities consist primarily of three straddle plants, two offgas plants, one olefinic fractionator, the Heartland Petrochemical Complex (HPC) and eight bulk liquid storage facilities. Inter Pipeline’s decommissioning obligation represents the present value of the expected cost to be incurred upon the termination of operations and closure of the aforementioned assets. The estimated costs for decommissioning obligations include such activities as dismantling, demolition and disposal of the facilities and equipment, as well as remediation and restoration of the sites.

Deferred Income Taxes

Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and carried forward tax losses can be utilized. Assessing the recoverability of deferred taxes requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted funds from operations and the application of existing tax laws.

The carrying amount of deferred tax assets is reviewed each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred income taxes contain uncertainties because of the assumptions made about when deferred tax assets are likely to reverse, and a judgment as to whether or not there will be sufficient taxable profits available to offset the tax assets when they do reverse. This requires assumptions regarding future profitability and is therefore inherently uncertain.

Business Combinations

The consideration transferred for an acquired business is allocated to the identifiable assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the consideration transferred over the amount allocated to net assets is recorded as goodwill. All available information is used to estimate fair values. External consultants are typically engaged to assist in the fair value determination of identifiable intangible assets and other significant assets or liabilities. The preliminary allocation of consideration transferred may be adjusted, as necessary, up to one year after the acquisition closing date due to additional information impacting asset valuation and liabilities assumed.

The allocation process for the consideration transferred involves uncertainty as management is required to make assumptions and apply judgment to estimates of the fair value of the acquired assets and liabilities, including highest and best use of assets. Quoted market prices and widely accepted valuation techniques, including discounted cash flows and market multiple analyses are used to estimate the fair market value of the assets and liabilities and depreciated replacement costs are used for the valuation of tangible assets. These estimates include assumptions on inputs within the discounted cash flow calculations related to forecasted revenues, cash flows, contract renewals, asset lives, industry economic factors and business strategies.

d) Segment Reporting

Inter Pipeline determines its reportable segments based on the nature of its operations and geographic location. This is consistent with how the business is managed and results reported to the Chief Executive Officer and Chief Financial Officer, who are Inter Pipeline’s chief operating decision makers. Operating segments that have similar economic characteristics are aggregated into reportable segments.

The following expenses are only recorded in certain segments as this allocation reflects how the segments’ profit and loss is reported to the chief operating decision makers: Canadian general and administrative costs are allocated to the corporate segment unless they are recoverable through contracts with third parties, in which case they are allocated to the operating segment that holds the contract. Financing costs related to interest or accretion expense are allocated to the operating segment that holds the associated debt or provision obligation. Income taxes for Canadian operations are allocated to the corporate segment.

Segment assets and liabilities are measured on the same basis as consolidated assets and liabilities.

Industry Segments

The oil sands transportation business consists of the Cold Lake, Corridor and Polaris pipeline systems that transport petroleum products and provide related blending and handling services in Alberta. The NGL processing business consists of processing natural gas to extract NGLs, the processing of oil sands upgrader offgas to extract an NGL and olefin mix which is fractionated into marketable paraffinic and olefinic products, and HPC. The conventional oil pipelines business consists of the Bow River, Central Alberta, and Mid-Saskatchewan pipeline systems that provide for the transportation of petroleum products and related blending, handling and marketing activities. The bulk liquid storage business involves the primary storage and handling of bulk liquid products through the operation of eight bulk liquid storage terminals.

Geographic Segments

Inter Pipeline has two geographic segments, Canada and Europe. The bulk liquid storage business is located in Europe, while all other operating segments are located in Canada.

e) Revenue Recognition

Revenue is recognized when control of the underlying goods or services for a particular performance obligation is transferred to a customer by applying the following five steps:

1.	Identify the contract with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when, or as, the entity satisfies a performance obligation.

Goods or services that are promised to a customer are referred to as “performance obligations”. Inter Pipeline’s performance obligations have been determined as follows:

Business Unit	Nature of Performance Obligations	Recognition
Oil Sands Transportation	• Transportation and blending of petroleum products	• over time
NGL Processing	• Processing of NGLs • Sale of NGL products	• over time • at a point in time
Conventional Oil Pipelines	• Transportation of petroleum products • Blending and delivery of petroleum products	• over time • at a point in time
Bulk Liquid Storage	• Storage of petroleum and petrochemical products • Handling and ancillary services	• over time • at a point in time

Revenue is disaggregated into categories that depict how the nature, timing, and uncertainty of revenues and cash flows are affected by economic factors. Inter Pipeline has categorized its revenue into the following contract types: (i) cost-of-service; (ii) fee-based; (iii) commodity-based; and (iv) product margin.

Cost-of-Service Contracts

Inter Pipeline provides transportation, NGL processing and storage services under cost-of-service contracts that generally are not impacted by throughput volumes or commodity price fluctuations. This includes take-or-pay contracts with dedicated volume or revenue commitments, modified cost-of-service contracts that may have throughput volume exposure in certain circumstances, as well as contracts which generally provide for a return on invested capital and recovery of substantially all operating costs.

Inter Pipeline satisfies its performance obligations and recognizes revenue under cost-of-service contracts over time, as the associated transportation, gas processing, or storage services are provided, or ratably over the term of any take-or-pay arrangements. Contracts may contain make-up rights which are earned by the shippers when minimum volume commitments are not utilized during the period and under certain circumstances can be used to offset excess volumes in future periods, subject to expiry periods. Inter Pipeline recognizes revenues associated with make-up rights at the earlier of when the make-up volume is shipped, the make-up right expires, or when it is determined that the likelihood that the shipper will utilize the make- up rights is remote.

Revenue is deferred when payments are received in advance of future services, or in the case of certain declining rate base cost-of-service contracts, when the term of invoicing is less than the period over which performance obligations are satisfied. Deferred amounts are recognized over the period the performance obligation is expected to be satisfied.

Fee-Based Contracts

Fee-based contracts are generally subject to fluctuations in throughput volume but not commodity prices. Revenue is based on a contracted fee and consideration is variable with respect to volumes. Inter Pipeline satisfies its performance obligations and recognizes revenue under fee-based contracts over time as the associated transportation, gas processing, or storage services are provided.

Commodity-Based Contracts

NGL products and NGL processing services are provided under commodity-based contracts. These contracts are generally subject to throughput volume and commodity price fluctuations. Inter Pipeline satisfies its performance obligations and recognizes revenue under commodity-based contracts once the products have been delivered or over time as processing services are provided.

Product Margin Contracts

Inter Pipeline provides product blending and delivery services under product margin contracts. These contracts relate to midstream marketing activities on Inter Pipeline’s conventional pipeline assets. Revenue is recognized once title is transferred, which is the same point that control is transferred.

f) Net Income per Common Share

Basic net income per common share is calculated by dividing the net income for the year attributable to common shareholders of Inter Pipeline by the weighted average number of common shares outstanding during the period. Diluted net income per common share is determined by adjusting the weighted average number of common shares outstanding for the effects of all potentially dilutive common shares, using the treasury stock method. Outstanding shares issued under the Premium DividendTM and Dividend Reinvestment Plan are assumed to have been converted to common shares at the date of record.

TM	Denotes trademark of Canaccord Genuity Corp.

g) Cash and Cash Equivalents

Cash and cash equivalents consist of bank accounts and overnight deposits with original maturities of three months or less.

h) Inventory

Inventory is measured at the lower of cost and net realizable value and consists primarily of NGLs, olefins and crude oil. The cost of inventories is determined using the weighted average costing method and includes direct purchase costs and when applicable, costs of production, extraction, fractionation, and transportation. Net realizable value is the estimated selling price in the ordinary course of business less the estimated selling costs. The reversal of previous net realizable value write-downs is recorded when there is a subsequent increase in the value of inventories.

i) Property, Plant and Equipment

The calculation of depreciation for property, plant and equipment includes assumptions related to useful lives and residual values. The assumptions are based on management’s experience with similar assets and corporate policies.

Inter Pipeline’s property, plant and equipment consists of pipelines and related facilities, extraction, fractionation and offgas plants, storage facilities and associated equipment, and HPC, which is currently under construction. The cost of property, plant and equipment includes all expenditures directly attributable to bringing the asset to the location and condition necessary for its intended use, including costs incurred for construction, an allocation of directly attributable overhead costs, and capitalized borrowing costs. Capitalization of borrowing costs ceases when the related property, plant and equipment is substantially complete and ready for its intended productive use. Expenditures on new construction, facility expansions, major repairs and maintenance, or betterments are capitalized, while maintenance, pipeline integrity verification, and repair costs are expensed as incurred. Depreciation of the property, plant and equipment and additions thereto is charged once the assets are ready for their intended use, and is calculated on a straight-line basis over the estimated service life of the assets, which ranges from three to 80 years for pipeline and storage facilities, and three to 40 years for extraction, fractionation and offgas plants.

j) Goodwill and Intangible Assets

Goodwill

Inter Pipeline has goodwill in three of its cash generating units (CGUs): The Corridor and Polaris pipeline systems in the oil sands transportation business and Inter Terminals Denmark in the bulk liquid storage business. Goodwill represents the excess of the consideration transferred over the fair value of the net identifiable assets of the CGUs. Goodwill acquired through a business combination is allocated to each CGU, or group of CGUs, that are expected to benefit from the business combination. A group of CGUs represents the lowest level within the entity at which goodwill is monitored for internal management purposes, which may not be higher than an operating segment After initial recognition, goodwill is carried at cost less any write downs for impairment. During each fiscal year and as economic events dictate, management conducts an impairment test taking into consideration any events or circumstances which might have impaired the recoverable amount. An impairment loss is recognized to the extent that the carrying amount of the goodwill exceeds its recoverable amount.

Where goodwill forms part of a CGU and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the CGU retained.

Intangible Assets

Inter Pipeline’s intangible assets consist of customer contracts that are amortized on a straight-line basis over the life of the respective contract. Should the expected term of the contracts change, the amortization of the remaining balance would change prospectively.

k) Assets and liabilities held for sale

Assets and liabilities of a divestiture group are classified as held for sale on Inter Pipeline’s consolidated balance sheet if the divestiture group’s carrying amount will be recovered principally through a sale transaction rather than through continuing use. A divestiture group is a group of assets (current and non-current) to be disposed of, by sale or otherwise, together as a group in a single transaction and liabilities directly associated with those assets will be transferred in the transaction. The assets and liabilities of a divestiture group classified as held for sale are measured at the lower of their carrying value and fair value less costs of divestiture, presented separately from other assets and liabilities in the statement of financial position, and shall not be offset and presented as a single amount. Assets of the divestiture group are not depreciated or amortized while they are classified as held for sale. However, all revenue, expenses and cash flows attributable to the divestiture group continue to be recognized on a line by line basis.

l) Leases

Lessee Accounting

Inter Pipeline has lease agreements for buildings, land and plant and equipment. The determination of whether an arrangement is, or contains a lease is based on the right to control an identified asset over the term of the arrangement. Qualifying leases are recorded as a right-of-use (ROU) asset for the right to use the underlying asset, and a lease liability for the obligation to make lease payments in the consolidated balance sheets of Inter Pipeline. Lease payments associated with low value leases and leases with a term of under 12 months are expensed.

Right-of-Use Assets

At the commencement date of a lease, a ROU asset is recognized at cost and depreciated on a straight line basis over the term of the agreement. ROU assets measured at cost are comprised of the initial lease liability, any lease payments made at or before the commencement date, initial direct costs, and estimates of costs for dismantling and restoration. ROU assets are remeasured when a modification to the underlying lease results in a remeasurement of the corresponding lease liability.

Lease Liabilities

At the commencement date of a lease, a lease liability is recognized at the present value of all future lease payments discounted using either the interest rate implicit in the lease or using Inter Pipeline’s incremental borrowing rate if the implicit rate is not readily available. Discounted future lease payments are comprised of fixed payments less any incentives received, variable payments based on an index or rate, amounts expected to be payable under residual value guarantees, the exercise price of a purchase option (where the option to exercise is reasonably certain), and penalties for terminating a lease (where the expectation of termination is reasonably certain).

The carrying value of the lease liability is increased by the interest on the lease liability and decreased by the lease payments made. The interest charge is allocated to each period during the lease term. Interest on the lease liability is calculated using the discount rate at the commencement date. Variable lease payments that do not depend on an index or rate are expensed in the period in which they occur.

Any modification to an existing lease agreement triggers reassessment of the lease contract. If the lease modification is not accounted for as a separate lease, the lease liability is remeasured at the effective date of the modification by discounting the revised lease payments using a revised discount rate. A remeasurement of the lease liability will result in a corresponding adjustment to the ROU asset. If the corresponding ROU asset is nil, the adjustment will be recognized in net income.

Lessor Accounting

Inter Pipeline holds operating lease agreements within the bulk liquid storage business segment for the lease of storage assets to third parties. Initial direct costs are included in the carrying value of the underlying assets and depreciated over the term of the lease. The depreciation policy for these underlying assets is consistent with the depreciation policy for similar assets. Lease income from operating leases is generally recognized on a systematic basis that is representative of the pattern in which benefit derived from the use of the underlying asset is diminished. Variable lease payments that do not depend on a rate or index are recognized when they are earned. Inter Pipeline’s operating lease agreements typically include fixed storage fees or reservation fees for access to storage capacity, which are classified as lease revenue, as well as fees for handling and ancillary services which are not classified as lease revenue.

m) Borrowing Costs

Borrowing costs include interest and other costs incurred in connection with the borrowing of funds. Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets which require substantial time to construct or prepare for use are capitalized as part of the cost of the related assets, until such time as the assets are substantially ready for their intended productive use. Capitalized borrowing costs are amortized over the estimated service life of the assets to which the borrowings relate. All other borrowing costs are expensed in the period in which they are incurred.

n) Provisions

A provision is recognized when it is determined that an obligation has arisen as a result of a past event, the obligation can be reliably estimated and it is probable that an outflow of economic benefits will be required to settle the obligation. Inter Pipeline’s provisions represent legal or constructive obligations; decommissioning tangible long-lived assets at the end of their useful lives; environmental remediation costs; and loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources.

On initial recognition of a decommissioning obligation, an amount equal to the estimated present value of the obligation is capitalized as part of the cost of the related long-lived asset and depreciated over the asset’s estimated useful life. Any subsequent changes to the decommissioning cost estimate or discount rate will result in a similar adjustment to the cost of the related long-lived asset. The provision will accrete to its full value over time through charges to income, or until Inter Pipeline settles the obligation. Recoveries from third parties which are virtually certain to be realized are recorded separately and are not offset against the related provision.

o) Employee Benefits

Awards are paid in cash under Inter Pipeline’s Restricted Share Unit Plan (RSUP) and Performance Share Unit Plan (PSUP). The fair value basis of accounting is used for both plans whereby changes in the liability are recorded in each period based on the number of awards outstanding and the current market price of Inter Pipeline’s shares plus an amount equivalent to cash dividends declared to date. Additionally, the valuation of the Performance Share Units (PSUs) incorporates the use of a performance multiplier, which is determined based on the achievement of a number of pre-determined, Board approved performance criteria. The expense is recognized over the vesting periods of the respective awards. Compensation expense and the long-term incentive liability are adjusted to reflect the use of actual historical forfeiture rates as well as estimated future forfeiture rates. The market-based value of the award approximates the intrinsic value as the awards have no exercise price.

p) Government Grants

Government grants are recognized at fair value when there is reasonable assurance that the grant will be received and any conditions attached to the grant will be fulfilled. Grants that compensate Inter Pipeline for expenses incurred are recognized as reduction to expenses in the same periods in which the expenses are incurred. Grants related to the acquisition of long-term assets are deducted from the carrying value of the asset.

q) Income Taxes

Current Income Taxes

Certain of Inter Pipeline’s subsidiaries are taxable corporations in Canada, the United States of America (United States) and Europe.

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in countries where Inter Pipeline and its subsidiaries operate and generate taxable income. The actual amount of income tax expense is final only when the tax return is filed and accepted by relevant tax authorities, which occurs subsequent to the issuance of the annual consolidated financial statements.

Management periodically evaluates positions taken in Inter Pipeline’s entity tax returns with respect to situations in which applicable tax regulations are subject to interpretation. Provisions are established if appropriate.

Current income tax relating to items recognized directly in shareholders’ equity is recognized in equity and not the consolidated statements of net income.

Deferred Income Taxes

Inter Pipeline uses the liability method where deferred income taxes are recognized based on temporary differences between the carrying amounts of assets and liabilities recorded for financial reporting purposes and their tax bases.

Deferred tax assets and liabilities are measured using the tax rates that have been enacted or substantively enacted at the reporting date. The tax rates are those that are expected to apply in the year the asset is to be realized or the liability is to be settled. Future changes in tax laws affecting existing tax rates could limit the ability of Inter Pipeline to obtain tax deductions in future periods.

Deferred tax relating to items recognized outside net income is also recognized outside net income. Deferred tax items are recognized in correlation to the underlying transaction either in comprehensive income or directly in shareholders’ equity.

Deferred tax assets and liabilities have been offset if a legally enforceable right exists to offset current income tax assets against current income tax liabilities and the deferred taxes are related to the same taxable entity and the same taxation authority.

r) Foreign Currency Translation

Foreign Currency Transactions

Items included in the financial statements of each of Inter Pipeline’s subsidiaries are measured using the functional currency of that subsidiary being the currency of the primary economic environment in which that subsidiary operates. Transactions that are in a currency other than the functional currency of the subsidiary are translated at exchange rates in effect at the date of the transaction. Monetary assets and liabilities denominated in a foreign currency at the reporting date are retranslated to the functional currency at the exchange rate in effect at the reporting date with the resulting exchange gains or losses recognized in the statements of net income.

Foreign Operations

The results of all of Inter Pipeline’s subsidiaries that have a functional currency other than the Canadian dollar are translated into Canadian dollars as follows:

1.	All assets and liabilities, including goodwill and other fair value adjustments arising on business combinations, at foreign exchange rates at the end of the applicable reporting period; and

2.	All income and expenses at monthly average exchange rates over the reporting periods.

The resulting translation gains and losses are included in OCI as foreign currency translation adjustments.

Inter Terminals Denmark and Inter Terminals Sweden within the bulk liquid storage business, and Inter Pipeline US Marketing Ltd. within the NGL processing business, have functional currencies that differ from the Canadian dollar. Each of the entities that were part of the European divestiture group had functional currencies that differed from the Canadian dollar. None of Inter Pipeline’s subsidiaries operate in hyperinflationary economies.

s) Asset Impairment

Non-financial Assets

Property, plant and equipment, right-of-use assets, and intangible assets with definite lives are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is tested at least annually for impairment regardless of whether indicators of impairment exist.

For the purpose of measuring recoverable amounts, assets are grouped in CGUs, which are the lowest levels for which there are separately identifiable cash inflows. The recoverable amount is the higher of a CGU’s fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, the best evidence of fair value is the value obtained from recent market transactions or the value stated in a binding sale agreement. If no such transactions can be identified, an appropriate discounted cash flow valuation model that incorporates projected cash flows is used. These calculations are corroborated by valuation multiples or other available fair value indicators. After-tax cash flows are discounted using a weighted average cost of capital (WACC) discount rate that reflects the relative risk of the asset. Projected future cash flows used in the goodwill impairment assessment represent management’s best estimate of the future operating performance of these businesses at the current time. A significant change in these assumptions or unanticipated future events could require a provision for impairment in the future which would be recorded as a reduction of the carrying value of goodwill with a charge against net income.

An impairment test is performed by comparing a CGU’s carrying amount to its recoverable amount. An impairment loss is recognized to the extent a CGU’s carrying amount exceeds its recoverable amount. An impairment loss is recognized in the period it occurs. The impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the CGU and then on a pro-rata basis to reduce the carrying amount of other assets in the CGU with an offset to net income. Impairment losses, other than goodwill impairment, are subsequently evaluated for potential reversal when events or circumstances warrant such consideration.

Financial Assets

Financial assets carried at amortized cost are assessed at each reporting date to determine expected credit losses on a forward- looking basis. For accounts receivable and contract assets, Inter Pipeline applies the simplified approach and recognizes lifetime expected credit losses upon initial recognition of the receivables. Historical customer default rates, age of balances outstanding, and forward-looking information are used to determine the expected credit losses. When an expected credit loss is required to be recognized, the carrying amount of the asset is reduced by the assessed amount with an offsetting entry to net income.

t) Financial Instruments

Financial Instruments—Recognition and Measurement

Financial assets are required to be classified and measured at amortized cost, fair value through profit or loss, or fair value through other comprehensive income. Financial assets have been classified based on Inter Pipeline’s business model for managing its financial assets and the contractual terms of the associated cash flows. Financial liabilities are classified and measured at either amortized cost or fair value through profit or loss.

Inter Pipeline has classified and measured the following financial instruments as amortized cost: cash and cash equivalents; the majority of accounts receivable; dividends payable; the majority of accounts payable, accrued liabilities and provisions; long- term debt, short-term debt and commercial paper.

Derivative financial instruments are classified and measured at fair value through profit or loss.

Inter Pipeline capitalizes debt transaction costs, premiums and discounts within long-term debt, short-term debt and commercial paper.

Financial Instruments—Fair Value Hierarchy

Financial instruments recorded at fair value in the consolidated balance sheets are categorized based on the fair value hierarchy of inputs. The three levels of the fair value hierarchy are described as follows:

Level 1 inputs involve limited use of judgments as fair value inputs are based on unadjusted quoted prices in active markets for identical assets and liabilities. Inter Pipeline does not use level 1 inputs for any of its fixed rate debt or derivative financial instrument fair value measurements.

Level 2 inputs require slightly more judgment than level 1 but still involve observable and corroborated, either directly or indirectly, market factors. Inter Pipeline’s level 2 inputs include quoted market prices for interest rates and credit risk premiums. Inter Pipeline obtains information from sources including independent price publications, third party pricing services, market exchanges and investment dealer quotes. Inter Pipeline uses level 2 inputs for all of its fixed rate debt and derivative financial instrument fair value measurements.

Level 3 inputs require the most significant judgments and consist primarily of unobservable or non-market based inputs. Level 3 inputs include longer term transactions, transactions in less active markets or transactions at locations for which pricing information is not available. In these instances, internally developed methodologies are used to determine fair value which primarily includes extrapolation of observable future prices to similar locations, similar instruments or later time periods. Level 3 inputs may include items based on pricing services or broker quotes, but the inputs are not observable and cannot be verified. Inter Pipeline does not use level 3 inputs for any of its fixed rate debt or derivative financial instrument fair value measurements.

u) Reserves

Foreign Currency Translation Reserve

The foreign currency translation reserve includes exchange differences arising from the translation of the financial statements of foreign operations. Upon the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation are reclassified to net income when the gain or loss on disposal is recorded.

Defined Benefit Pension Reserve

The defined benefit pension reserve includes actuarial gains and losses on defined benefit pension obligations.

4. FUTURE ACCOUNTING PRONOUNCEMENT

IAS 16 Property, Plant and Equipment (IAS 16)

In May 2020 the IASB issued Property, Plant and Equipment—Proceeds before Intended Use which made amendments to IAS 16. The amendments prohibit an entity from deducting from the cost of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, an entity shall recognize such sales proceeds and related cost in net income. These amendments are mandatory for annual accounting periods beginning on or after January 1, 2022, with early adoption permitted.

Inter Pipeline has elected to early adopt these amendments effective January 1, 2021. The retrospective adoption of these amendments had no impact to Inter Pipeline’s consolidated financial statements on the date of initial application or comparative periods.

5. SALE OF A PORTION OF THE EUROPEAN BULK LIQUID STORAGE BUSINESS

On November 12, 2020, Inter Pipeline sold all of its bulk liquid storage and handling assets in the United Kingdom, Ireland, Netherlands, and Germany (collectively the “European divestiture group”) for gross proceeds before closing adjustments of $727.4 million. The following table summarizes the gain and the net income impact on the sale of the European divestiture group:

Gross proceeds before closing adjustments	$727.4
Closing adjustments	(43.2)

Gross proceeds from sale	684.2
Cash and cash equivalents(1)	(30.0)

Net proceeds from sale of European divestiture group	654.2
Net assets disposed, excluding cash and cash equivalents(1)	(668.8)
Gain reclassified from foreign currency translation reserve	92.4

Gain on sale of European divestiture group	$77.8

Impairment of goodwill(2) (note 9)	(30.0)
Realized loss on foreign exchange derivative(3)	(14.3)
Costs of divestiture(3)	(14.1)

Total net income impact of sale of European divestiture group	$19.4

(1)	Cash and cash equivalents of $30.0 million are included in the calculation of net proceeds from sale of European divestiture group, and thus, are excluded from net assets disposed
(2)	Recorded within depreciation and amortization expenses
(3)	Recorded within general and administrative expenses

The following table summarizes the net assets of the European divestiture group at November 12, 2020:

Current Assets
Cash and cash equivalents	$30.0
Accounts receivable	37.0
Prepaid expenses and other assets	5.0
Non-Current Assets
Right-of-use assets (note 12)	84.8
Property, plant and equipment (note 8)	735.9
Goodwill and intangible assets (note 9)	65.7

Assets of the European divestiture group	$958.4

Current Liabilities
Accounts payable, accrued liabilities and provisions	$32.2
Lease liabilities (note 12)	6.1
Deferred revenue (note 22)	5.4
Non-Current liabilities
Long-term lease liabilities (note 12)	80.8
Provisions (note 13)	69.5
Employee benefits	6.5
Long-term deferred revenue and other liabilities (note 22)	5.9
Deferred income taxes (note 15)	53.2

Liabilities of the European divestiture group	$259.6

Net assets of the European divestiture group	$698.8

6. ASSETS AND LIABILITIES OF THE EMPRESS DIVESTITURE GROUP HELD FOR SALE

On September 28, 2020, Inter Pipeline announced that it has entered into an agreement to acquire the Milk River pipeline system and $35 million of cash proceeds from Plains Midstream Canada ULC in exchange for Inter Pipeline’s 100% ownership interest in the Empress II and 50% ownership interest in the Empress V Straddle plants (collectively the “Empress divestiture group”). The Milk River pipeline system will provide operational and commercial synergies with Inter Pipeline’s existing conventional oil transportation business. The transaction is expected to be completed in the first half of 2021 and is subject to customary closing conditions.

At December 31, 2020, the assets and liabilities of the Empress divestiture group have been reclassified as follows:

Current Assets
Accounts receivable	$6.9
Prepaid expenses and other assets	3.3
Non-Current Assets
Property, plant and equipment (note 8)	131.7
Goodwill and intangible assets (note 9)	33.4

Assets of the Empress divestiture group held for sale	$175.3

Current Liabilities
Accounts payable, accrued liabilities and provisions	$4.0
Deferred revenue (note 22)	0.2
Non-Current Liabilities
Provisions (note 13)	5.5
Deferred income taxes (note 15)	34.6

Liabilities of the Empress divestiture group held for sale	$44.3

7. SEGMENT REPORTING

Inter Pipeline operates its business under the following principal business segments:

	Year Ended December 31, 2020
	Canada					Europe
	Oil Sands Transportation	NGL Processing	Conventional Oil Pipelines	Corporate	Total Canadian Operations	Bulk Liquid Storage	Total Canadian and European Operations
REVENUE
Cost-of-service	$856.6	$45.9	$59.3	$—	$961.8	$227.9	$1,189.7
Fee-based	—	213.4	119.0	—	332.4	75.6	408.0
Commodity based	—	429.6	—	—	429.6	—	429.6
Product margin	—	—	373.2	—	373.2	—	373.2

TOTAL REVENUE(1)	$856.6	$688.9	$551.5	$—	$2,097.0	$303.5	$2,400.5

EXPENSES
Cost of sales	—	317.0	359.9	—	676.9	—	676.9
Operating	192.4	182.5	60.8	—	435.7	132.4	568.1
Depreciation and amortization	112.0	91.5	27.3	29.5	260.3	100.0	360.3
Financing charges	21.7	1.4	1.3	160.5	184.9	4.7	189.6
General and administrative	29.1	—	—	124.3	153.4	34.0	187.4
Gain on sale of the European divestiture group	—	—	—	(77.8)	(77.8)	—	(77.8)
Loss on disposal of assets	2.2	6.6	7.3	—	16.1	7.7	23.8

TOTAL EXPENSES	357.4	599.0	456.6	236.5	1,649.5	278.8	1,928.3

INCOME (LOSS) BEFORE INCOME TAXES	499.2	89.9	94.9	(236.5)	447.5	24.7	472.2
Income tax expense	—	—	—	99.4	99.4	13.8	113.2

NET INCOME (LOSS)	$499.2	$89.9	$94.9	$(335.9)	$348.1	$10.9	$359.0

Items not involving cash:
Depreciation and amortization(2)	114.2	98.1	34.6	(48.3)	198.6	107.7	306.3
Non-cash expense (recovery)	2.1	1.7	(0.6)	2.9	6.1	—	6.1
Deferred income tax expense	—	—	—	95.9	95.9	10.6	106.5
Realized loss on foreign exchange derivative	—	—	—	14.3	14.3	—	14.3

FUNDS FROM (USED IN) OPERATIONS	$615.5	$189.7	$128.9	$(271.1)	$663.0	$129.2	$792.2

EXPENDITURES ON PROPERTY, PLANT AND EQUIPMENT	$14.3	$994.8	$64.2	$17.8	$1,091.1	$54.4	$1,145.5

						As at December 31, 2020
Property, plant and equipment net book value	$6,020.2	$4,337.0	$896.0	$92.4	$11,345.6	$569.6	$11,915.2

Goodwill and intangible assets net book value	$201.0	$142.0	$—	$—	$343.0	$88.9	$431.9

Assets of the Empress divestiture group held for sale	$—	$175.3	$—	$—	$175.3	$—	$175.3

Other assets	$118.3	$214.6	$99.3	$77.4	$509.6	$34.4	$544.0

TOTAL ASSETS	$6,339.5	$4,868.9	$995.3	$169.8	$12,373.5	$692.9	$13,066.4

(1)	NGL Processing revenue includes $147.0 million of sales to external customers located in the United States.
(2)	Includes gain on sale of European divestiture group and loss on disposal of assets.

	Year Ended December 31, 2019
	Canada					Europe
	Oil Sands Transportation	NGL Processing	Conventional Oil Pipelines	Corporate	Total Canadian Operations	Bulk Liquid Storage	Total Canadian and European Operations
REVENUE
Cost- of-service	$813.4	$47.0	$55.7	$—	$916.1	$208.9	$1,125.0
Fee-based	—	215.4	146.1	—	361.5	85.3	446.8
Commodity based	—	448.5	—	—	448.5	—	448.5
Product margin	—	—	515.0	—	515.0	—	515.0

TOTAL REVENUE(1)	$813.4	$710.9	$716.8$	—	$2,241.1	$294.2	$2,535.3

EXPENSES
Cost of sales	—	271.9	472.0	—	743.9	—	743.9
Operating	148.1	202.4	74.4	—	424.9	140.2	565.1
Depreciation and
amortization	91.1	94.7	23.4	28.6	237.8	118.6	356.4
Financing charges	37.8	2.5	1.2	138.6	180.1	5.7	185.8
General and administrative	25.7	—	—	114.1	139.8	34.1	173.9
(Gain) loss on disposal of assets	(9.7)	1.9	(0.4)	0.8	(7.4)	0.3	(7.1)

TOTAL EXPENSES	293.0	573.4	570.6	282.1	1,719.1	298.9	2,018.0

INCOME (LOSS) BEFORE INCOME TAXES	520.4	137.5	146.2	(282.1)	522.0	(4.7)	517.3
Income tax recovery	—	—	—	(10.5)	(10.5)	(11.2)	(21.7)

NET INCOME (LOSS)	$520.4$	137.5	$146.2$	(271.6)$	532.5	$6.5	$539.0

Items not involving cash:
Depreciation and amortization(2)	81.4	96.6	23.0	29.4	230.4	118.9	349.3
Non-cash expense (recovery)	1.8	2.5	(1.2)	4.4	7.5	0.8	8.3
Deferred income tax recovery	—	—	—	(12.5)	(12.5)	(11.2)	(23.7)

FUNDS FROM (USED IN) OPERATIONS	$603.6	$236.6	$168.0$	(250.3)$	757.9	$115.0	$872.9

EXPENDITURES ON PROPERTY, PLANT AND EQUIPMENT	$99.5	$1,271.8	$133.7	$19.1	$1,524.1	$69.5	$1,593.6

						As at December 31, 2019
Property, plant and equipment-net book value	$6,057.9	$3,541.7	$829.3	$80.8	$10,509.7	$1,248.1	$11,757.8

Goodwill and intangible assets-net book value	$204.7	$200.9	$—	$—	$405.6	$176.9	$582.5

Other assets	$78.8	$196.3	$101.0	$85.0	$461.1	$150.0	$611.1

TOTAL ASSETS	$6,341.4	$3,938.9	$930.3	$165.8	$11,376.4	$1,575.0	$12,951.4

(1)	NGL Processing revenue includes $164.5 million of sales to external customers located in the United States.
(2)	Includes (gain) loss on disposal of assets.

8. PROPERTY, PLANT AND EQUIPMENT

	Pipelines, Facilities and Equipment	Construction Work in Progress	Leased to Others	Total
COST
Balance, January 1, 2019	$9,556.4	$1,288.0	$1,534.2	$12,378.6
Additions and transfers from construction(1)	414.8	1,645.5	44.3	2,104.6
Disposals and completed construction(1)	(38.4)	(444.3)	(4.8)	(487.5)
Foreign currency translation adjustments	(2.8)	(0.6)	(80.3)	(83.7)

Balance, December 31, 2019	9,930.0	2,488.6	1,493.4	13,912.0

Additions and transfers from construction(1)	442.7	1,266.2	71.2	1,780.1
Disposals and completed construction(1)	(38.0)	(512.1)	(8.2)	(558.3)
Sale of the European divestiture group	(114.7)	(32.3)	(923.1)	(1,070.1)
Reclassified to assets of the Empress divestiture group held for sale	(255.7)	—	—	(255.7)
Foreign currency translation adjustments	1.3	3.0	84.8	89.1

Balance, December 31, 2020	$9,965.6	$3,213.4	$718.1	$13,897.1

ACCUMULATED DEPRECIATION
Balance, January 1, 2019	$1,538.4	$—	$382.4	$1,920.8
Depreciation	198.4	—	69.0	267.4
Disposals	(15.4)	—	(3.8)	(19.2)
Foreign currency translation adjustments	(0.1)	—	(14.7)	(14.8)

Balance, December 31, 2019	1,721.3	—	432.9	2,154.2

Depreciation	228.6	—	56.1	284.7
Disposals	(17.4)	—	(3.6)	(21.0)
Sale of the European divestiture group	(7.5)	—	(326.7)	(334.2)
Reclassified to assets of the Empress divestiture group held for sale	(124.0)	—	—	(124.0)
Foreign currency translation adjustments	7.2	—	15.0	22.2

Balance, December 31, 2020	$1,808.2	$—	$173.7	$1,981.9

NET BOOK VALUE
As at December 31, 2019	$8,208.7	$2,488.6	$1,060.5	$11,757.8

As at December 31, 2020	$8,157.4	$3,213.4	$544.4	$11,915.2

(1)

The majority of property, plant and equipment additions are related to constructed assets and are initially recorded as construction work in progress before being transferred to pipelines, facilities and equipment, or classified as leased to others, when the related asset is available for use.

At December 31, 2020, Inter Pipeline had $290.7 million of contractual commitments for property, plant and equipment.

9. GOODWILL AND INTANGIBLE ASSETS

	Goodwill	Intangible Assets	Total Goodwill and Intangible Assets
COST
Balance, January 1, 2019	$379.6	$563.9	$943.5
Foreign currency translation adjustments	(16.8)	(3.8)	(20.6)

Balance, December 31, 2019	362.8	560.1	922.9

Terminations and disposals	—	(48.6)	(48.6)
Sale of the European divestiture group	(84.0)	(15.3)	(99.3)
Reclassified to assets of the Empress divestiture group held for sale	—	(162.9)	(162.9)
Foreign currency translation adjustments	10.3	0.7	11.0

Balance, December 31, 2020	$289.1	$334.0	$623.1

ACCUMULATED AMORTIZATION
Balance, January 1, 2019	$—	$267.5	$267.5
Amortization	—	32.4	32.4
Impairment	40.0	—	40.0
Foreign currency translation adjustments	0.4	0.1	0.5

Balance, December 31, 2019	40.4	300.0	340.4

Amortization	—	29.7	29.7
Terminations and disposals	—	(48.6)	(48.6)
Impairment	30.0	—	30.0
Sale of the European divestiture group	(30.0)	(3.6)	(33.6)
Reclassified to assets of the Empress divestiture group held for sale	—	(129.5)	(129.5)
Foreign currency translation adjustments	2.8	—	2.8

Balance, December 31, 2020	$43.2	$148.0	$191.2

NET BOOK VALUE
As at December 31, 2019	$322.4	$260.1	$582.5

As at December 31, 2020	$245.9	$186.0	$431.9

Goodwill

The carrying amounts of goodwill allocated to the Corridor and Polaris pipeline CGUs are $52.6 million and $104.3 million, respectively, at December 31, 2020 and 2019. The carrying amount of goodwill allocated to the Inter Terminals Denmark CGU is $89.0 million (December 31, 2019—$82.5 million). Goodwill associated with the Inter Terminals UK, Germany and Ireland, and Inter Terminals Netherlands CGUs of $54.0 million was disposed of through a sale on November 12, 2020 (note 5). Prior to this disposal, impairment of $30.0 million was recorded on the associated goodwill when it was reclassified to assets held for sale on September 22, 2020.

Corridor and Polaris Pipeline Systems

In arriving at the recoverable amount, after-tax discount rates of 3.0% and 5.3% were applied to after-tax cash flows from the Corridor and Polaris pipeline systems, respectively. Cash flow projections are based on long-term cost-of-service contracts with shippers that are not impacted by throughput volume or commodity price fluctuations. These cash flows are then aggregated with a terminal value incorporating a declining growth rate of 0.8% for Corridor and no growth rate for Polaris. The recoverable amounts of the Corridor and Polaris CGUs are significantly higher than the carrying amounts.

Inter Terminals Denmark

In arriving at the recoverable amount, an after-tax discount rate of 6.0% was applied to after-tax cash flows. Cash flow projections incorporate best estimates of revenue, operating and maintenance expenditures, administrative expenses and capital expenditures over 10 years. These cash flow projections are then aggregated with a terminal value, representing the value of cash flows beyond the tenth year incorporating an annual growth rate of 1.0%. The recoverable amount of the Inter Terminals Denmark CGU exceeds its carrying value of $502.0 million by $37.4 million or 7.5%.

Assumptions

The key assumptions used by Inter Pipeline in calculating the recoverable amounts are as follows:

Discount Rates

Discount rates represent the current market assessment of the risks specific to each CGU, taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow forecasts. The discount rate or WACC is based on the specific circumstances of each CGU. The WACC calculation takes into account debt and equity weightings based on observable market participant data. The cost of equity is derived from the expected risk-free rate of return plus an appropriate equity risk premium, and the after-tax cost of debt is based on expected borrowing rates for each CGU. Segment-specific risks are also considered and are evaluated annually based on publicly available market data.

Leaving all other variables constant, a 0.4% increase to the WACC would result in the recoverable amount being equal to the carrying amount for the Inter Terminals Denmark CGU. Management does not believe that a reasonably possible change in the WACC for the Corridor and Polaris CGUs would result in the recoverable amounts being less than the carrying amounts.

Revenue

Revenue in the Corridor and Polaris CGUs is based on long-term contractual transportation agreements with shippers. Revenue in the Inter Terminals Denmark CGU is based on management’s best estimates, taking into consideration existing contracts, timing of contract renewals, as well as relevant market factors. An average annual revenue inflation rate of 1.4% and an average utilization rate of 85.3% have been incorporated into the 10 year cash flow forecasts of the Inter Terminals Denmark CGU.

Leaving all other variables constant, a 0.6% decrease in the annual revenue inflation rate incorporated in the 10 year cash flow forecasts would result in the recoverable amount being equal to the carrying amount for the Inter Terminals Denmark CGU.

10. DIVIDENDS TO SHAREHOLDERS

	Years Ended December 31
(millions, except per share amounts)	2020	2019
Dividends declared on common shares	$335.7	$706.4
Dividends settled with the issuance of shares under the Premium DividendTM and Dividend Reinvestment Plan	(125.7)	(359.1)

Cash dividends paid on common shares	$210.0	$347.3

Dividends declared per share	$0.7875	$1.7100

As at December 31, 2020, dividends of $17.2 million were payable on 429.2 million outstanding common shares at $0.04 per share (December 31, 2019—$60.0 million payable on 420.7 million outstanding common shares at $0.1425 per share).

On January 11, 2021, Inter Pipeline declared dividends of $0.04 per share. The dividends were paid on or about February 16, 2021, to shareholders of record on January 22, 2021. The total declared dividends were approximately $17.2 million. On February 9, 2021, Inter Pipeline declared dividends of $0.04 per share. The dividends will be paid on or about March 15, 2021, to shareholders of record on February 23, 2021. The total estimated declared dividends are approximately $17.2 million.

TM	Denotes trademark of Canaccord Genuity Corp.

11. FINANCIAL DEBT

The following table summarizes Inter Pipeline’s financial debt as at December 31, 2020 and December 31, 2019:

	Maturity Date	December 31 2020	December 31 2019
Corridor syndicated credit facility(a)	December 14, 2023	$1,309.5	$1,205.1
Inter Pipeline syndicated credit facilities(b)
$1.5 billion syndicated credit facility	December 5, 2024	44.0	18.0
$1.0 billion syndicated credit facility(c)	August 13, 2021	—	—
Inter Pipeline term credit facility(d)	August 13, 2022	500.0	500.0
4.897% Corridor debentures(e)	February 3, 2020	—	150.0
Medium-term notes
4.967% Series 1(f)	February 2, 2021	325.0	325.0
3.776% Series 3	May 30, 2022	400.0	400.0
3.448% Series 4(g)	July 20, 2020	—	500.0
4.637% Series 5	May 30, 2044	500.0	500.0
3.173% Series 7	March 24, 2025	300.0	300.0
2.608% Series 8	September 13, 2023	350.0	350.0
3.484% Series 9	December 16, 2026	450.0	450.0
2.734% Series 10	April 18, 2024	500.0	500.0
4.232% Series 11(g)	June 1, 2027	700.0	—
Subordinated hybrid notes
Series 2019-A(h)(j)	March 26, 2079	750.0	750.0
Series 2019-B(i)(j)	November 19, 2079	700.0	700.0
Demand facilities
Inter Pipeline demand facility(1)(k)	Demand	—	—
Corridor demand facility(l)	Demand	—	—
Inter Terminals Denmark demand facility(m)	Demand	—	21.4

Long-term debt, short-term debt and commercial paper (excluding transaction costs and discounts)		6,828.5	6,669.5
Less: Short-term debt, current portion of long-term debt and commercial paper(2)		(1,634.5)	(2,376.5)

Long-term debt excluding transaction costs and discounts		5,194.0	4,293.0
Transaction costs, net of accumulated amortization		(31.7)	(28.8)
Discount, net of accumulated amortization		(2.1)	(3.7)
Add: Current portion of transaction costs and discounts		4.8	7.1

Long-term debt		5,165.0	4,267.6
Short-term debt and current portion of long-term debt including transaction costs and discounts		323.1	1,170.1
Commercial paper including transaction costs and discounts(2)		1,306.6	1,199.3

Financial debt		$6,794.7	$6,637.0

(1)

At December 31, 2020, letters of credit totalling $10.7 million (December 31, 2019—$11.3 million) have been issued under Inter Pipeline’s demand facility; however no amounts have been borrowed against the facility at December 31, 2020 (December 31, 2019 - $nil).

(2)

Commercial paper issued by Corridor is fully supported and management expects that it will continue to be supported by the Corridor syndicated credit facility that has no repayment requirements until December 2023.

(a)

Borrowings on the $1,550 million Corridor syndicated credit facility can be by way of prime loans, U.S. base-rate loans, London Interbank Offered Rate (LIBOR) loans, bankers’ acceptances or letters of credit plus applicable margins.

(b)	Borrowings on the Inter Pipeline syndicated credit facilities can be by way of prime loans, U.S. base-rate loans, LIBOR loans, bankers’ acceptances or letters of credit plus applicable margins.
(c)

On April 24, 2020, Inter Pipeline entered into a new $1.0 billion unsecured revolving credit facility. The facility had an initial maturity date of August 13, 2021, which can be extended under certain conditions. Fees on amounts borrowed are based on bankers’ acceptances plus an applicable margin. Other terms and conditions are substantially similar with Inter Pipeline’s existing $1.5 billion syndicated credit facility. At December 31, 2020, no amounts were drawn against this facility. On February 11, 2021, Inter Pipeline amended the agreement by reducing the pricing margin and extending the maturity date to December 5, 2022.

(d)

On April 24, 2020, Inter Pipeline extended the maturity date of the $500 million term credit facility to August 13, 2022. Subsequent to the year, on January 27, 2021, Inter Pipeline amended the agreement by reducing the pricing margin.

(e)	On February 3, 2020, the $150 million 4.897% Corridor debentures matured and were repaid.
(f)	On February 2, 2021, the $325 million 4.967% Series 1 medium-term notes matured and were repaid.
(g)

On June 1, 2020, Inter Pipeline issued $700 million of medium-term notes in the Canadian public debt market. The $700 million, Series 11, due June 1, 2027, bears a fixed interest rate of 4.232% per annum, payable semi-annually in equal instalments in arrears. Net proceeds were used to reduce indebtedness under Inter Pipeline’s $1.5 billion syndicated credit facility and to repay $500 million of Series 4 medium-term notes that matured July 20, 2020.

(h)

The interest rate of 6.875%, payable in equal semi-annual payments, is fixed from March 26, 2019 to March 25, 2029. Starting March 26, 2029, on every interest reset date (June 26, September 26, December 26, March 26) until March 26, 2049, the interest rate will be reset to the three-month banker’s acceptance rate plus 5.01%. Starting March 26, 2049, on every interest rate reset date until March 26, 2079, the interest rate will be reset to the three-month banker’s acceptance rate plus 5.76%.

(i)

The interest rate of 6.625%, payable in equal semi-annual payments, is fixed from November 19, 2019 to November 18, 2029. Starting November 19, 2029, on every interest reset date (February 19, May 19, August 19, November 19) until November 19, 2049, the interest rate will be reset to the three-month banker’s acceptance rate plus 4.90%. Starting November 19, 2049, on every interest rate reset date until November 19, 2079, the interest rate will be reset to the three- month banker’s acceptance rate plus 5.65%.

(j)

The Series 2019 A and B notes are subject to optional redemption by Inter Pipeline, whereby on or after the completion of the fixed interest period, Inter Pipeline may redeem the notes in whole at any time, or in part on any interest payment date. The notes are subject to automatic conversion, without the consent of the holders of the notes, into Class A preferred shares, that will carry the right to receive cumulative preferential cash dividends at the same rate as the interest rate that would have accrued on the notes. The automatic conversion into Class A preferred shares occurs only under certain bankruptcy and insolvency events. The fair value of the automatic conversion feature was deemed to be nominal at inception.

(k)	Fees on amounts borrowed under Inter Pipeline’s $75 million demand facility are based on the prime rate plus an applicable margin, while undrawn amounts are not charged standby fees.
(l)	Fees on amounts borrowed under Corridor’s $25 million demand facility match the Corridor syndicated facility while undrawn amounts are not charged standby fees.
(m)

On October 21, 2020, Inter Terminals Denmark amended its demand facility to decrease the total facility amount from £40 million to £15 million. Amounts borrowed in Pound Sterling bear interest at the LIBOR plus an applicable margin and funds drawn in Euro bear interest at the Euro Interbank Offered Rate plus an applicable margin. Undrawn amounts are not charged standby fees.

12. LEASES

Inter Pipeline has lease agreements for buildings, land and plant and equipment for periods ranging from 2021 to 2094.

Right-of-Use Assets

	Buildings	Land	Plant and Equipment	Total
COST
Balance, January 1, 2019	$95.5	$95.0	$6.1	$196.6
Additions	3.1	2.3	13.3	18.7
Foreign currency translation adjustments	(0.1)	(2.9)	(0.4)	(3.4)

Balance, December 31, 2019	98.5	94.4	19.0	211.9

Additions	0.6	13.9	5.6	20.1
Terminations and disposals	—	(2.6)	(0.2)	(2.8)
Sale of the European divestiture group	(0.9)	(92.7)	(0.8)	(94.4)
Foreign currency translation adjustments	(0.1)	2.2	(0.2)	1.9

Balance, December 31, 2020	$98.1	$15.2	$23.4	$136.7

ACCUMULATED DEPRECIATION
Balance, January 1, 2019	$—	$—	$—	$—
Depreciation	9.5	6.6	3.1	19.2

Balance, December 31, 2019	9.5	6.6	3.1	19.2

Depreciation	9.0	5.4	4.7	19.1
Terminations and disposals	—	(2.6)	(0.2)	(2.8)
Sale of the European divestiture group	(0.7)	(8.5)	(0.4)	(9.6)
Foreign currency translation adjustments	(0.1)	0.4	—	0.3

Balance, December 31, 2020	$17.7	$1.3	$7.2	$26.2

NET BOOK VALUE
As at December 31, 2019	$89.0	$87.8	$15.9	$192.7

As at December 31, 2020	$80.4	$13.9	$16.2	$110.5

Lease Liabilities

Balance, January 1, 2019	$224.1
Additions	19.1
Financing charges	8.6
Lease payments	(24.2)
Foreign currency translation adjustments	(3.6)

Balance, December 31, 2019	224.0

Additions	20.4
Financing charges	7.9
Lease payments	(27.5)
Sale of the European divestiture group	(86.9)
Foreign currency translation adjustments	1.8

Balance, December 31, 2020	$139.7

a) Lessor Arrangements

Inter Pipeline leases storage assets to third parties under operating lease agreements for periods ranging from 2021 to 2040. These lease agreements typically include fixed storage fees or reservation fees for access to storage capacity, which are classified as lease revenue, as well as fees for handling and ancillary services which are not classified as lease revenue. For the year ended December 31, 2020, lease revenue of $229.4 million was included in operating revenue.

Inter Pipeline expects to recognize undiscounted lease revenue from its existing operating lease agreements as follows:

Less than one year	$71.8
One to five years	41.3
After five years	14.6

Total future minimum lease revenue	$127.7

13. PROVISIONS

	Decommissioning Obligations	Environmental Liabilities	Total
Balance, January 1, 2019	$199.5	$25.7	$225.2
Revisions to estimated amount of liabilities	64.9	(0.8)	64.1
Obligations discharged	(1.8)	—	(1.8)
Accretion expense	4.8	0.4	5.2
Foreign currency translation adjustments	(6.1)	(0.4)	(6.5)

Balance, December 31, 2019	261.3	24.9	286.2

Revisions to estimated amount of liabilities(1)	153.5	1.0	154.5
Obligations discharged	(1.8)	—	(1.8)
Accretion expense	4.5	0.3	4.8
Sale of the European divestiture group	(64.1)	(5.4)	(69.5)
Reclassified to liabilities of the Empress divestiture group held for sale	(5.5)	—	(5.5)
Foreign currency translation adjustments	6.3	0.3	6.6

Balance, December 31, 2020	$354.2	$21.1	$375.3

(1)

Includes additional decommissioning obligations from ongoing construction of HPC, revisions to the estimated amount of existing obligations resulting from decreases to discount rates, and increases to estimated costs to fulfill existing decommissioning obligations.

The following estimates of expected economic life and inflation rates were used to calculate the undiscounted amount of estimated expenditures expected to be incurred on decommissioning of pipeline systems, NGL processing plants, bulk liquid storage sites, and remediation of known environmental liabilities. The long-term risk-free rates were used to discount the future cash flows for decommissioning obligations and the 5 to 10 year risk-free rates were used to discount the future cash flows for environmental liabilities:

Business Segment	Expected Economic Life (years)(1)		Inflation Rate	Long-Term Risk-Free Discount Rate	5 to 10 Year Risk-Free Discount Rate
Oil sands transportation	80 to 300	(2)	1.7%	1.9%	n/a
NGL processing	25 to 40		1.7%	1.9%	n/a
Conventional oil pipelines	40 to 300	(2)	1.7%	1.9%	1.1% to 1.5%
Bulk liquid storage	30 to 40		1.1% to 1.2%	1.1% to 1.3%	n/a

(1)	Environmental liabilities are being accreted over 5 to 10 years.
(2)	The expected economic life of the Cold Lake, Corridor, Polaris and Bow River pipeline systems is 80 to 300 years. The mid-point value of 190 years is used in the decommissioning obligation assessment.

14. EMPLOYEE BENEFITS

	December 31 2020	December 31 2019
Long-term incentive plan liability	$8.3	$12.7
Pension liability	—	8.8

Employee benefits	$8.3	$21.5

Long-Term Incentive Plan Liability

Restricted Share Units

Effective January 1, 2006, Inter Pipeline implemented an LTIP for its employees, officers, and directors. The LTIP is governed by a RSUP document that defines how awards made under the RSUP will be determined and administered. A Restricted Share Unit (RSU), as granted under the RSUP, is valued based on Inter Pipeline’s share price plus credit for cash dividends paid to shareholders during the period the RSUs are held. Unless otherwise provided in an individual grant agreement, the RSU will vest one-third on each of the successive anniversary dates from the date of grant. The life of RSUs granted is three years. Upon exercise of an RSU, the amount owing will be paid out in cash net of applicable withholding taxes.

The following table summarizes the status of Inter Pipeline’s RSUs as at December 31, 2020, and December 31, 2019:

(thousands)	Number of RSUs
Balance, January 1, 2019	1,259.1
Granted	1,231.8
Exercised	(572.4)
Forfeited	(107.8)

Balance, December 31, 2019	1,810.7

Granted	1,350.5
Exercised	(723.7)
Forfeited	(53.6)

Balance, December 31, 2020	2,383.9

At December 31, 2020, the current portion of the liability included in accounts payable, accrued liabilities and provisions was $24.5 million (December 31, 2019 - $31.0 million). At December 31, 2020, 1.1 million RSUs are exercisable (December 31, 2019 - 0.8 million). Inter Pipeline’s five day simple average closing share price at December 31, 2020, was $12.02 (December 31, 2019 - $22.61).

The total intrinsic value of RSUs vested and not exercised as at December 31, 2020 was $15.4 million (December 31, 2019 - $19.6 million).

The weighted average remaining contractual life of the outstanding RSUs as at December 31, 2020, was 1.6 years (December 31, 2019—1.7 years).

For the year ended December 31, 2020, RSU costs of $1.7 million were included in operating expenses and $2.5 million were included in general and administrative expenses (2019—$6.4 million and $21.9 million, respectively), before allocations to capital projects.

Performance Share Units

Effective January 1, 2015, Inter Pipeline implemented a PSUP for its officers. The PSUP is governed by a PSUP document that defines how PSU awards will be determined and administered.

A PSU is valued based on the 20 trading day volume weighted average price of Inter Pipeline’s common shares, plus an amount equivalent to cash dividends paid to date, and a performance multiplier.

The PSUP has been structured to allow payouts of up to two times the initial grant value in the event of extraordinary performance. Conversely, a payout of zero could result if certain thresholds are not met during the three year performance period.

The PSUs cliff vest at the end of each three year performance period unless otherwise provided in an individual grant agreement or employment contract. Upon vesting of a PSU, the amount owing will be paid out in cash net of applicable withholding taxes.

The following table summarizes the status of Inter Pipeline’s PSUs as at December 31, 2020, and December 31, 2019:

(thousands)	Number of PSUs
Balance, January 1, 2019	243.9
Granted	207.3
Exercised	(112.8)

Balance, December 31, 2019	338.4

Granted	199.3

Balance, December 31, 2020	537.7

At December 31, 2020, the current portion of the liability included in accounts payable, accrued liabilities and provisions was $0.5 million (December 31, 2019—$2.7 million). Inter Pipeline’s 20 trading day volume weighted average share price at December 31, 2020 was $12.89 (December 31, 2019—$22.31).

The weighted average remaining contractual life of the outstanding PSUs as at December 31, 2020, was 1.1 years (December 31, 2019—1.2 years).

For the year ended December 31, 2020, PSU recoveries of $0.8 million were included in general and administrative expenses (2019—costs of $0.6 million).

15. INCOME TAXES

On June 28, 2019, the Government of Alberta enacted legislation which reduced the general provincial corporate income tax rate from 12% to 11% effective July 1, 2019, from 11% to 10% effective January 1, 2020, from 10% to 9% effective January 1, 2021 and from 9% to 8% by January 1, 2022. The result of these provincial corporate income tax rate reductions was a one-time decrease in deferred income tax liabilities of $143.6 million recognized in 2019. On October 20, 2020, the Government of Alberta enacted legislation which accelerated the previously enacted rate reduction schedule to reduce the general provincial corporate income tax rate from 10% to 8%, effective July 1, 2020. The result of this accelerated provincial corporate income tax rate reduction is nominal.

On March 11, 2020, tax legislation was substantively enacted in the UK which maintained the statutory income tax rate of 19% instead of reducing the income tax rate to 17% on April 1, 2020, as was previously substantively enacted. The effect of recognizing this UK income tax rate change was a $4.5 million increase in deferred income tax liabilities.

The major components of income tax expense for the years ended December 31, 2020 and 2019 are as follows:

	Years Ended December 31
	2020	2019
Current income taxes
Current income tax charge	$7.0	$3.4
Adjustments in respect of current income tax of the previous year	(0.3)	(1.4)

Current income tax expense	6.7	2.0

Deferred income taxes
Relating to the origination and reversal of temporary differences	97.2	119.8
Adjustments in respect of deferred income tax of the previous year	4.8	0.1
Adjustments to deferred tax attributable to changes in tax rates and laws	4.5	(143.6)

Deferred income tax expense (recovery)	106.5	(23.7)

Total income tax expense (recovery)	$113.2	$(21.7)

Income tax expense varies from amounts computed by applying the Canadian federal and provincial statutory income tax rates to income before income taxes as shown in the following table:

	Years Ended December 31
	2020	2019
Income before income taxes	$472.2	$517.3
Tax rate	24.0%	26.5%

Income tax at statutory rate	113.3	137.1
Alberta corporate tax rate reduction	—	(143.6)
Deductible intercompany interest expense	(6.9)	(7.6)
Impact of UK corporate tax rate change	4.5	—
Impact of change in deferred tax rates	4.8	(1.3)
Gain on sale of European divestiture group	(8.1)	—
Other	5.6	(6.3)

Total income tax expense (recovery)	$113.2	$(21.7)

The tax rates used in the reconciliation above are the combined federal and provincial tax rates payable by Inter Pipeline in Canada.

Deferred income taxes relate to the following temporary differences:

	Consolidated Balance Sheets		Consolidated Statements of Net Income
	December 31	December 31	Years Ended December 31
	2020	2019	2020	2019
Property, plant and equipment	$(1,347.3)	$(1,131.1)	$(312.1)	$(2.9)
Non-capital losses	334.3	181.1	157.2	6.7
Goodwill and intangible assets	(43.1)	(61.3)	8.1	17.6
Provisions	81.7	53.9	40.1	3.9
Other	—	1.9	0.2	(1.6)

Deferred income tax (expense) recovery			$(106.5)	$23.7

Net deferred tax liability	$(974.4)	$(955.5)

Reconciliation of net deferred income tax liabilities:

	2020	2019
Balance, January 1	$(955.5)	$(983.5)
Tax (expense) recovery recognized in net income	(106.5)	23.7
Tax expense recognized in equity	—	(1.0)
Sale of the European divestiture group	53.2	—
Reclassified to assets of the Empress divestiture group held for sale	34.6	—
Revaluation of foreign deferred income tax liabilities and other	(0.2)	5.3

Balance, December 31	$(974.4)	$(955.5)

There are capital losses associated with the sale of the European divestiture group that Inter Pipeline does not expect to realize the benefit of in the foreseeable future. The amount of unrecognized capital losses at December 31, 2020, was $161.1 million (2019—$nil).

16. SHAREHOLDERS’ EQUITY

a) Authorized

Unlimited number of common shares, with voting rights and no par value.

Class A preferred shares, limited to not more than 20% of the number of issued and outstanding common shares, with no voting rights.

b) Premium DividendTM and Dividend Reinvestment Plan

Under the Dividend Reinvestment component of the plan, eligible shareholders may reinvest their cash dividends to purchase additional common shares issued from treasury at the average market price on the applicable payment date. Under the Premium Dividend™ component of the plan, eligible shareholders may elect to exchange these additional common shares for a cash payment equal to 101% of the regular cash dividend on the applicable dividend payment date. Effective March 30, 2020, Inter Pipeline suspended the Premium DividendTM and Dividend Reinvestment Plan indefinitely.

TM	Denotes trademark of Canaccord Genuity Corp.

c) Issued, Fully Paid and Outstanding

(millions)	Number of Common Shares	Share Capital
Balance, January 1, 2019	403.8	$4,541.2
Issued under Premium Dividend™ and Dividend Reinvestment Plan	16.9	359.1

Balance, December 31, 2019	420.7	4,900.3

Issued under Premium Dividend™ and Dividend Reinvestment Plan	8.5	125.7
Stated capital adjustment	—	(5,026.0)

Balance, December 31, 2020	429.2	$—

d) Calculation of Net Income per Common Share

	Years Ended December 31
(millions, except per share amounts)	2020	2019
Net income—basic and diluted	$359.0	$539.0

Weighted average shares outstanding—basic	427.5	412.4
Effect of Premium Dividend™ and Dividend Reinvestment Plan	0.5	1.1

Weighted average shares outstanding—diluted	428.0	413.5

Net income per common share—basic and diluted	$0.84	$1.31

e) Stated Capital Adjustment

On May 7, 2020, shareholders of Inter Pipeline approved a resolution to reduce Inter Pipeline’s stated capital to $1.00 without payment effective as of May 31, 2020. As a result, Inter Pipeline’s share capital was reduced by $5,026.0 million. This stated capital adjustment did not result in changes to Inter Pipeline’s total shareholders’ equity, only components therein.

17. RELATED PARTY TRANSACTIONS

Inter Pipeline wholly owns a number of subsidiaries located in Canada, the United States and Europe. No revenue was earned from related parties for the years ended December 31, 2020 and 2019.

Key Management Personnel

Total compensation of the Board of Directors and certain key officers consisted of the following:

	Years Ended December 31
	2020	2019
Short-term employee benefits(1)	$3.6	$4.0
Share-based payments(2)	(0.2)	4.3

Total compensation(3)	$3.4	$8.3

(1)	Short-term employee benefits consist of base salary, annual earned bonuses and employer contributions for non-monetary benefits.
(2)

Share-based payments consist of the compensation (recovery) expense recognized for RSUs and PSUs outstanding at the year end and RSUs and PSUs exercised by key management personnel during the year (see note 14 for a discussion of the RSUP and PSUP).

(3)	Post employment benefits, other long-term benefits and termination benefits are not applicable for Inter Pipeline’s key management personnel in the years ended December 31, 2020 and 2019.

18. COMMITMENTS AND CONTINGENCIES

a) Purchase Obligations

Inter Pipeline had operating purchase commitments totalling approximately $3,084.2 million at December 31, 2020.

b) Royalty Credits

On December 5, 2016, Inter Pipeline was approved to receive up to $200 million in royalty credits from the Government of Alberta’s Petrochemical Diversification Program. The royalty credits were awarded in support of Inter Pipeline’s propane dehydrogenation (PDH) facility, and the credits will be available once the PDH facility is in operation. The royalty credits can then be sold to oil or natural gas producers which use the credits to reduce their royalty payments.

The royalty credits, which are accounted for as government grants, will not be recognized on the balance sheet until construction of the PDH facility is complete and Inter Pipeline has reasonable assurance that the conditions attached to the grant will be fulfilled.

c) Legal Claims

Inter Pipeline is involved in a limited number of legal claims which arise in the normal course of business. While the final outcomes of such claims cannot be predicted with certainty and could have a material effect on its consolidated financial statements, Inter Pipeline believes its positions are supportable and it has not currently recognized a provision in its consolidated financial statements for any potential losses, which it has evaluated as being remote.

19. CAPITAL DISCLOSURES

Inter Pipeline’s capital management objectives are aligned with its commercial strategies and its long-term outlook for the business. The primary objectives are to maintain (i) stable cash dividends to shareholders over economic and industry cycles; (ii) a flexible capital structure which optimizes the cost of capital within an acceptable level of risk; and (iii) an investment grade credit rating.

Capital under management includes financial debt and shareholders’ equity. Management may make adjustments to the capital structure for changes in economic conditions or the risk characteristics of the underlying assets. In 2020, Inter Pipeline adjusted the level of cash dividends paid to shareholders, issued new financial debt, renegotiated existing debt terms, and repaid existing debt. In the future, Inter Pipeline may also choose to issue new common or preferred shares to maintain or modify the capital structure.

Inter Pipeline maintains flexibility in its capital structure to fund growth capital and acquisitions through market and industry cycles. Inter Pipeline projects its funding requirements to ensure appropriate sources of financing are available to meet future financial obligations and capital expenditure programs. Inter Pipeline generally relies on committed credit facilities and funds from operations in excess of dividends to fund capital requirements. At

December 31, 2020, Inter Pipeline had access to committed credit facilities totalling $4,550.0 million, of which $2,696.5 million remained unutilized. Inter Pipeline also had access to demand facilities of $126.1 million, of which $115.4 million remained unutilized. Certain facilities are available to specific subsidiaries of Inter Pipeline.

Inter Pipeline was compliant with all financial covenants throughout each of the periods presented.

20. FINANCIAL INSTRUMENTS

a) Classification of Financial Assets and Financial Liabilities

The carrying value of Inter Pipeline’s financial assets and liabilities recorded at December 31, 2020, are classified as follows:

	Amortized Cost	Fair Value Through Profit or Loss	Non-Financial Asset or Liability(1)	Carrying Value of Asset or Liability
Assets(2)
Cash and cash equivalents	$40.1	$—	$—	$40.1
Accounts receivable	320.8	—	8.5	329.3
Prepaid expenses and other assets	0.1	—	50.0	50.1
Assets of the Empress divestiture group held for sale	6.9	—	168.4	175.3

Liabilities
Dividends payable	$17.2	$—	$—	$17.2
Accounts payable, accrued liabilities and provisions	409.4	0.8	53.4	463.6
Deferred revenue and other liabilities	15.2	—	14.9	30.1
Long-term debt, short-term debt and commercial paper (note 11)(3)	6,828.5	—	—	6,828.5
Liabilities of the Empress divestiture group held for sale	4.0	—	40.3	44.3

(1)	Not all components of assets and liabilities meet the definition of a financial asset or liability.
(2)	Inter Pipeline does not have any assets that meet the definition of “fair value through other comprehensive income”.
(3)	Carrying values exclude transaction costs, discount and accumulated amortization.

b) Fair Value of Fixed Rate Debt

At December 31, 2020, the carrying values of fixed rate debt compared to fair values are as follows:

	Carrying Value(1)	Fair Value
Medium-term notes	$3,525.0	$3,744.6

Subordinated hybrid notes	$1,450.0	$1,499.4

(1)	Carrying value excludes transaction costs, discount and accumulated amortization.

The estimated value of fixed rate debt has been determined based on available market information and appropriate valuation methods, including the use of discounted future cash flows using current rates for similar financial instruments subject to similar risks and maturities. The actual amounts realized may differ from these estimates.

21. RISK MANAGEMENT

Inter Pipeline is exposed to a number of inherent financial risks arising in the normal course of operations which include market risk related to commodity prices, interest rates, and foreign currency exchange rates, credit risk and liquidity risk.

a) Market Risk

Market risk is the risk or uncertainty that the fair value of financial instruments, future cash flows and net earnings of Inter Pipeline will fluctuate due to movements in market rates. Inter Pipeline may utilize derivative financial instruments to manage its exposure to market risks relating to commodity prices, foreign exchange and interest rates. Inter Pipeline has a market risk management policy that defines and specifies the controls and responsibilities to manage market exposure to changing commodity prices and changes within the financial markets relating to interest rates and foreign exchange exposure. Inter Pipeline’s market risk management policy prohibits the use of derivative financial instruments for speculative purposes.

Commodity Price Risk Management

Inter Pipeline is exposed to commodity price risk arising from purchases and sales of crude oil, natural gas, NGLs, power, carbon credits and petrochemicals. Inter Pipeline manages its commodity risk exposures by utilizing commodity swaps. As at December 31, 2020, there were no material commodity swaps outstanding. Subsequent to December 31, 2020, Inter Pipeline entered into material commodity swaps for propane, polymer grade propylene, butane and condensate with terms of between one and twelve months, as part of its strategy to manage exposure to commodity prices.

Interest Rate Risk Management

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate as a result of a change in market interest rates. Inter Pipeline manages its interest rate risk by balancing its exposure to fixed and variable rates while minimizing interest costs. When deemed appropriate, Inter Pipeline may enter into interest rate or cross currency swaps to manage its interest rate price risk exposure. As at December 31, 2020, there were no interest rate or cross-currency swaps outstanding.

Inter Pipeline’s exposure to interest rate risk primarily relates to its long-term debt obligations. Since fixed rate long-term debt is carried at amortized cost rather than at fair value, the carrying value of this debt is not subject to interest rate risk.

Sensitivity analyses are presented to provide an indication of the amount that an isolated change in one variable may have on net income and are based on long-term debt, short-term debt and commercial paper outstanding at December 31, 2020. The analyses are hypothetical and should not be considered to be predictive of future performance. Changes in fair value generally cannot be extrapolated based on one variable because the relationship with other variables may not be linear. In reality, changes in one variable may magnify or counteract the impact of another variable which may result in a significantly different conclusion.

Based on the variable rate debt obligations outstanding at December 31, 2020, a 1% change in interest rates at this date would have changed interest expense for the year ended December 31, 2020, by approximately $18.5 million assuming all other variables remain constant. Of this amount, $13.1 million for the year ended December 31, 2020, relates to the Corridor syndicated credit facility (note 11) and is recoverable through the terms of the Corridor Firm Service Agreement; therefore, the after-tax income impact for the year ended December 31, 2020, would be $4.1 million.

Foreign Exchange Risk Management

Inter Pipeline is exposed to currency risk resulting from the translation of assets and liabilities of its United States and European based subsidiaries and transactional currency exposures arising from purchases and sales in currencies other than Inter Pipeline’s functional currency, the Canadian dollar. Transactional foreign currency risk exposures have not been significant historically, therefore are generally not hedged.

On September 22, 2020, Inter Pipeline entered into a £400 million variable date foreign exchange derivative contract to manage foreign exchange rate volatility for the expected proceeds from the sale of the European divestiture group. For the year ended December 31, 2020, the realized risk management loss on this derivative contract was $14.3 million. As at December 31, 2020, there were no foreign exchange hedges outstanding.

b) Credit Risk

Credit exposure on financial instruments arises from a counterparty’s inability or unwillingness to fulfill its obligations to Inter Pipeline. Inter Pipeline’s credit risk exposure relates primarily to customers (accounts receivable) and financial counterparties holding cash and derivative financial instruments. Inter Pipeline’s exposure to credit risk arises from default of a customer or counterparty’s obligations, with a maximum exposure equal to the carrying amount of these instruments. Credit risk is managed through a credit management policy, credit approval and monitoring procedures.

With respect to credit risk arising from cash and cash equivalents and derivative financial instruments, Inter Pipeline believes the risks of non-performance of counterparties are minimal as these financial assets are predominantly held with major financial institutions.

At December 31, 2020, Inter Pipeline considers that the risk of non-performance of its customers is minimal based on Inter Pipeline’s credit approval, ongoing monitoring procedures and historical experience. The creditworthiness assessment takes into account available qualitative and quantitative information about the counterparty including, but not limited to, business performance, financial status and external credit ratings. Depending on the outcome of each assessment, guarantees, letters of credit, prepayments, or some other form of credit enhancement may be requested as security. Inter Pipeline attempts to mitigate its exposure by entering into contracts with customers that may permit netting or entitle Inter Pipeline to rely on indemnification provisions, lien or take product in kind and/or allow for termination of the contract on the occurrence of certain events of default. Each business segment monitors outstanding accounts receivable on an ongoing basis. With the uncertainty surrounding COVID-19 and recent market volatility, Inter Pipeline has increased the scrutiny and diligence applied to credit monitoring procedures.

Inter Pipeline assesses lifetime expected credit losses for accounts receivable using historical default rates, aged accounts receivable analysis, and forward-looking information to determine the appropriate expected credit losses. At December 31, 2020, lifetime expected credit losses for accounts receivable outstanding were insignificant.

Concentrations of credit risk associated with accounts receivable relate to a limited number of principal customers in the oil sands transportation and NGL processing business segments, the majority of which are affiliated with investment grade corporations in the energy and chemical industry sectors. At December 31, 2020, accounts receivable associated with these two business segments were $253.5 million or 77.0% of total accounts receivable outstanding. Inter Pipeline believes the credit risk associated with the remainder of accounts receivable is minimized due to diversity across business segments and customers.

c) Liquidity Risk

Liquidity risk is the risk that suitable sources are not available to fund business operations, commercial strategies or meet financial obligations (refer to note 18 for commitments and contingencies and note 19 for capital disclosures). The table below summarizes the contractual maturity profile of Inter Pipeline’s financial liabilities at December 31, 2020, on an undiscounted basis:

	Total	Less Than One Year	One to Five Years	After Five Years
Dividends payable	$17.2	$17.2	$—	$—
Accounts payable, accrued liabilities and provisions	463.6	463.6	—	—
Lease liabilities	190.3	19.2	73.1	98.0
Deferred revenue and other liabilities	30.1	3.4	18.2	8.5
Long-term debt, short-term debt and commercial paper(1)	6,828.5	1,634.5	2,094.0	3,100.0
Liabilities of the Empress divestiture group held for sale	44.3	44.3	—	—

Total	$7,574.0	$2,182.2	$2,185.3	$3,206.5

(1)

Commercial paper issued by Corridor is fully supported and management expects that it will continue to be supported by the Corridor syndicated credit facility that has no repayment requirements until December 2023.

22. REVENUE

a) Revenue Allocated to Remaining Performance Obligations

Inter Pipeline expects to recognize revenue in future periods related to currently unsatisfied or partially unsatisfied performance obligations through its long-term cost-of-service contracts. The amount of revenue to be recognized in future periods is subject to both fixed and variable components. Variable components are a significant portion of Inter Pipeline’s overall revenue from contracts with customers and may include flow-through operating costs, utilization of make-up-rights, and pricing adjustments associated with inflation rates or tied to other market indexes. The majority of these variable components are considered to be constrained as they are uncertain or not reliably estimable. Inter Pipeline has assessed its cost-of-service contracts and has concluded that estimations excluding constrained variable components are not representative of Inter Pipeline’s future revenue and therefore have not been disclosed.

b) Deferred Revenue

	Current	Long-term	Total Deferred Revenue
Balance, January 1, 2019	$16.6	$15.1	$31.7
Additions	77.2	2.7	79.9
Reclassifications(1)	0.8	(1.6)	(0.8)
Revenue recognized	(85.8)	—	(85.8)
Foreign currency translation adjustments	(0.3)	(0.1)	(0.4)

Balance, December 31, 2019	8.5	16.1	24.6

Additions	56.5	2.7	59.2
Reclassifications(1)	1.4	(1.4)	—
Revenue recognized	(57.5)	—	(57.5)
Sale of the European divestiture group	(5.4)	(5.9)	(11.3)
Reclassified to liabilities of the Empress divestiture group held for sale	(0.2)	—	(0.2)
Foreign currency translation adjustments	0.1	—	— 0.1

Balance, December 31, 2020	$3.4	$11.5	$14.9

(1)	Reclassifications include movements between current and long-term deferred revenue and to other balance sheet accounts.

c) Major Customers

In 2020, two major customers accounted for 25.5% (2019—two major customers accounted for 23.9%) of Inter Pipeline’s consolidated revenue. Inter Pipeline believes the financial risk associated with these customers is minimal.

23. FINANCING CHARGES

	Years Ended December 31
	2020	2019
Interest expense on:
Credit facilities	$47.4	$53.0
Corridor debentures	0.6	7.4
Medium-term notes	129.5	119.7
Subordinated hybrid notes	98.0	44.9
Lease liabilities	7.9	8.6

Total Interest	283.4	233.6
Capitalized interest	(106.1)	(57.3)
Amortization of transaction costs on financial debt	7.1	3.9
Accretion of provisions and pension plan funding charges	5.2	5.6

Financing charges	$189.6	$185.8

The weighted average rate used to determine the amount of borrowing costs eligible for capitalization during the year ended December 31, 2020 was 4.3% (December 31, 2019 – 3.9%).

24. EXPENSES BY NATURE

	Years Ended December 31
	2020	2019
Employee costs	$215.0	$241.0
External services	209.7	176.1
Fuel and power	143.2	149.6
Materials and supplies	76.3	77.6
Property taxes and insurance	74.1	73.5
Other	37.2	21.2

Total expenses by nature	$755.5	$739.0

Allocated to:
Operating	568.1	565.1
General and administrative	187.4	173.9

Total operating and general and administrative expenses	$755.5	$739.0

25. SUPPLEMENTAL CASH FLOW INFORMATION

a) Changes in Non-Cash Working Capital

	December 31 2020	December 31 2019
Accounts receivable	$(6.1)	$(81.0)
Prepaid expenses and other assets	(2.2)	(18.7)
Inventory	0.7	(4.6)
Dividends payable	(42.8)	2.5
Accounts payable, accrued liabilities and provisions	(173.2)	169.5
Current income taxes payable	0.8	(0.4)
Deferred revenue	(5.1)	(8.1)
Non-cash working capital of the Empress divestiture group held for sale	(6.1)	—
Impact of foreign exchange rate differences and other	(0.9)	(0.4)

Changes in non-cash working capital	$(234.9)	$58.8

These changes relate to the following activities:
Operating	(80.4)	(31.8)
Investing	(112.6)	87.8
Financing	(41.9)	2.8

Changes in non-cash working capital	$(234.9)	$58.8

b) Cash and Cash Equivalents

	December 31 2020	December 31 2019
Cash on hand and at banks	$40.1	$30.9
Short-term deposits	—	1.7

Cash and cash equivalents	$40.1	$32.6

26. GOVERNMENT GRANTS

For the year ended December 31, 2020, Inter Pipeline recorded $19.6 million (2019—$nil) as a reduction to employee expenses, related to amounts received from the Government of Canada under the Canada Emergency Wage Subsidy. Inter Pipeline also recorded $26.5 million (2019—$6.2 million) as a reduction to the capital cost of HPC, related to amounts received from the Government of Canada’s Strategic Innovation Fund.

Interim Consolidated Balance Sheets

	As at
(unaudited) (millions of Canadian dollars)	March 31 2021	December 31 2020
ASSETS
Current Assets
Cash and cash equivalents	$37.1	$40.1
Accounts receivable	336.6	329.2
Derivatives (note 9)	0.3	0.1
Prepaid expenses and other assets	58.2	50.1
Inventory	33.4	14.0
Assets of the Empress divestiture group held for sale (note 5)	173.5	175.3

Total Current Assets	639.1	608.8
Non-Current Assets
Right-of-use assets	107.7	110.5
Property, plant and equipment (note 4)	12,062.9	11,915.2
Goodwill and intangible assets	422.6	431.9

Total Assets	$13,232.3	$13,066.4

LIABILITIES AND EQUITY
Current Liabilities
Dividends payable (note 7)	$17.1	$17.2
Accounts payable and other liabilities	517.4	466.2
Derivatives (note 9)	5.0	0.8
Lease liabilities	14.9	14.6
Current income taxes payable	3.4	3.0
Short-term debt and current portion of long-term debt (note 6)	1,291.7	1,629.7
Liabilities of the Empress divestiture group held for sale (note 5)	46.7	44.3

Total Current Liabilities	1,896.2	2,175.8
Non-Current Liabilities
Long-term debt (note 6)	5,585.4	5,165.0
Long-term lease liabilities	122.3	125.1
Provisions	330.6	375.3
Long-term deferred revenue and other liabilities	33.7	35.0
Deferred income taxes	1,006.8	974.4

Total Liabilities	8,975.0	8,850.6

Commitments (notes 4 and 11)
Equity
Shareholders’ equity (note 7)	4,289.3	4,213.0
Total reserves	(32.0)	2.8

Total Equity	4,257.3	4,215.8

Total Liabilities and Equity	$13,232.3	$13,066.4

See accompanying condensed notes to the interim consolidated financial statements.

Interim Consolidated Statements of Net Income

	Three Months Ended March 31
(unaudited) (millions of Canadian dollars)	2021	2020
Revenue	$697.2	$603.8
Cost of sales	350.7	316.2
Loss on derivatives (note 9)	20.4	—

GROSS PROFIT	326.1	287.6

Depreciation and amortization	69.9	92.0
Financing charges	37.4	48.7
General and administrative	52.5	23.7

INCOME BEFORE INCOME TAXES	166.3	123.2

Income tax expense	38.5	34.1

NET INCOME	$127.8	$89.1

Net income per share (note 7) Basic and diluted	$0.30	$0.21

Interim Consolidated Statements of Comprehensive Income

	Three Months Ended March 31
(unaudited) (millions of Canadian dollars)	2021	2020
NET INCOME	$127.8	$89.1

OTHER COMPREHENSIVE (LOSS) INCOME
Item that may be reclassified subsequently to net income Unrealized (loss) gain on translating financial statements of foreign operations	(34.8)	57.7

Other Comprehensive (Loss) Income	(34.8)	57.7

COMPREHENSIVE INCOME	$93.0	$146.8

See accompanying condensed notes to the interim consolidated financial statements.

Interim Consolidated Statements of Cash Flows

	Three Months Ended March 31
(unaudited) (millions of Canadian dollars)	2021	2020
OPERATING ACTIVITIES
Net income	$127.8	$89.1
Items not involving cash:
Depreciation and amortization	69.9	92.0
Non-cash expense (recovery)	3.3	(6.3)
Deferred income tax expense	34.4	32.7
Unrealized loss on derivatives (note 9)	3.9	—

Funds from operations	239.3	207.5
Net change in non-cash operating working capital	29.3	(16.5)

Cash provided by operating activities	268.6	191.0

INVESTING ACTIVITIES
Expenditures on property, plant and equipment	(292.6)	(316.5)
Receipt of government grants	—	2.1
Net change in non-cash investing working capital	(5.1)	42.7

Cash used in investing activities	(297.7)	(271.7)

FINANCING ACTIVITIES
Cash dividends paid on common shares (note 7)	(51.5)	(88.7)
Principal payments on lease liabilities	(3.3)	(5.9)
Increase in debt including transaction costs	80.5	173.3
Net change in non-cash financing working capital	(0.1)	1.5

Cash provided by financing activities	25.6	80.2

Effect of foreign currency translation on cash	0.5	(0.1)

Decrease in cash and cash equivalents	(3.0)	(0.6)
Cash and cash equivalents, beginning of period	40.1	32.6

Cash and cash equivalents, end of period	$37.1	$32.0

Cash taxes paid	$3.0	$2.9

Cash interest paid	$56.0	$68.3

See accompanying condensed notes to the interim consolidated financial statements.

Interim Consolidated Statements of Changes in Equity

(unaudited) (millions of Canadian dollars)	Share Capital	Earnings / (Deficit)	Reserves	Total Equity
Balance, January 1, 2021	$—	$4,213.0	$2.8	$4,215.8
Net income for the period	—	127.8	—	127.8
Other comprehensive loss	—	—	(34.8)	(34.8)
Dividends declared (note 7)	—	(51.5)	—	(51.5)

Balance, March 31, 2021	$—	$4,289.3	$(32.0)	$4,257.3

Balance, January 1, 2020	$4,900.3	$(836.3)	$25.3	$4,089.3
Net income for the period	—	89.1	—	89.1
Other comprehensive income	—	—	57.7	57.7
Dividends declared (note 7)	—	(181.1)	—	(181.1)
Shares issued under Premium Dividend™ and Dividend Reinvestment Plan (note 7)	92.4	—	—	92.4

Balance, March 31, 2020	$4,992.7	$(928.3)	$83.0	$4,147.4

See accompanying condensed notes to the interim consolidated financial statements.

™ Denotes trademark of Canaccord Genuity Corp.

Condensed Notes to Interim Consolidated Financial Statements

March 31, 2021

(unaudited) (millions of Canadian dollars, except as otherwise indicated)

1. STATEMENT OF COMPLIANCE AND BASIS OF PREPARATION

These unaudited condensed interim consolidated financial statements (interim financial statements) have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting. These interim financial statements do not contain all disclosures required by International Financial Reporting Standards (IFRS) for annual financial statements and accordingly, should be read in conjunction with Inter Pipeline Ltd.’s (Inter Pipeline) audited consolidated financial statements and notes thereto for the year ended December 31, 2020.

Inter Pipeline has consistently applied the same accounting policies for all periods presented in these interim financial statements as those used in Inter Pipeline’s audited consolidated financial statements for the year ended December 31, 2020. Certain prior period balances have been reclassified to match the current year presentation.

These interim financial statements were authorized for issue in accordance with a resolution of the Board of Directors of Inter Pipeline on May 6, 2021.

2. REVISION OF REPORTABLE SEGMENTS

Effective January 1, 2021, Inter Pipeline restructured its reportable segments to better reflect its underlying operations. The application of existing segment reporting and revenue recognition accounting policies to Inter Pipeline’s new reportable segments is outlined below.

Refer to note 3 for the restated segment reporting for the three months ended March 31, 2020.

Segment Reporting

Inter Pipeline determines its reportable segments based on the nature of its operations. This is consistent with how the business is managed and results are reported to the Chief Executive Officer and Chief Financial Officer, who are Inter Pipeline’s chief operating decision makers. Operating segments that have similar economic characteristics are aggregated into reportable segments. Inter Pipeline evaluates the financial performance of its reportable segments primarily based on adjusted EBITDA. Adjusted EBITDA is defined as net income before financing charges, income taxes, depreciation and amortization, and unrealized gains / losses on derivatives.

Segment results include items that are directly attributable to a segment as well as items that can be allocated on a reasonable basis and can be controlled by segment managers. Intersegment transactions are recorded at estimated market rates and are eliminated on consolidation.

Industry Segments

The transportation segment is comprised of oil sands and conventional oil pipelines that transport petroleum products, as well as bulk liquid storage terminals that provide storage and blending services for oil, chemical and biofuel products. The facilities infrastructure segment owns assets that provide customers with NGL, offgas and petrochemical products and services. The marketing segment manages the logistics and sale of products not produced under fee-based or cost-of-service agreements, engages in facility and pipeline optimization opportunities, and is responsible for Inter Pipeline’s commodity risk management activities, including hedging. The new ventures segment focuses on the development of large-scale innovative projects to create new cash flow streams, and currently includes the Heartland Petrochemical Complex (HPC). Once projects are in service and operating as intended, the assets and operations will be transferred to the facilities infrastructure and marketing segments.

Revenue Recognition

Revenue is recognized when control of the underlying goods or services for a particular performance obligation is transferred to a customer by applying the following five steps:

1.	Identify the contract with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when, or as, the entity satisfies a performance obligation.

Goods or services that are promised to a customer are referred to as “performance obligations”. Inter Pipeline’s performance obligations have been determined as follows:

Segment	Nature of Performance Obligations	Recognition
Transportation	• Transportation of petroleum products • Storage of petroleum and petrochemical products • Blending and ancillary services	• over time • over time • at a point in time
Facilities Infrastructure	• Processing of NGLs • Sale of NGL products	• over time • at a point in time
Marketing	• Sale of petroleum and NGL products • Blending and ancillary services	• at a point in time • at a point in time
New Ventures(1)	• Processing of NGLs and ancillary services • Sale of plastic products	• over time • at a point in time

(1)	Material revenue is not anticipated from the New Ventures segment until HPC is in-service in early 2022.

Revenue is disaggregated into categories that depict how the nature, timing, and uncertainty of revenues and cash flows are affected by economic factors. Inter Pipeline has categorized its revenue into the following contract types: (i) cost-of-service; (ii) fee-based; and (iii) commodity-based.

Cost-of-Service Contracts

Inter Pipeline provides transportation, NGL processing and storage services under cost-of-service contracts that generally are not impacted by throughput volume or commodity price fluctuations. This includes take-or-pay contracts with dedicated volume or revenue commitments, modified cost-of-service contracts that may have throughput volume exposure in certain circumstances, as well as contracts which generally provide for a return on invested capital and recovery of substantially all operating costs.

Inter Pipeline satisfies its performance obligations and recognizes revenue under cost-of-service contracts over time, as the associated transportation, gas processing, or storage services are provided, or ratably over the term of any take-or-pay arrangements. Contracts may contain make-up rights which are earned by the shippers when minimum volume commitments are not utilized during the period and under certain circumstances can be used to offset excess volume in future periods, subject to expiry periods. Inter Pipeline recognizes revenues associated with make-up rights at the earlier of when the make-up volume is shipped, the make-up right expires, or when it is determined that the likelihood that the shipper will utilize the make- up rights is remote.

Revenue is deferred when payments are received in advance of future services, or in the case of certain declining rate base cost-of-service contracts, when the term of invoicing is less than the period over which performance obligations are satisfied. Deferred amounts are recognized over the period the performance obligation is expected to be satisfied.

Fee-Based Contracts

Fee-based contracts are generally subject to fluctuations in throughput volume but not commodity prices. Revenue is based on a contracted fee and consideration is variable with respect to volume. Inter Pipeline satisfies its performance obligations and recognizes revenue under fee-based contracts over time as the associated transportation, gas processing, or storage services are provided. Inter Pipeline has fee-based contracts with both external and internal customers.

Commodity-Based Contracts

Petroleum and NGLs are sold under commodity-based contracts that are generally subject to throughput volume and commodity price fluctuations. Inter Pipeline satisfies its performance obligations and recognizes revenue once the products have been delivered, which is the same point that control is transferred.

3. SEGMENT REPORTING

	Three Months Ended March 31, 2021
	Transportation	Facilities Infrastructure	Marketing	New Ventures	Corporate(1)	Total
Cost-of-service	$273.6	$13.9	$—	$—	$—	$287.5
Fee-based	26.5	52.3	—	—	—	78.8
Commodity-based	—	—	330.9	—	—	330.9

Revenue from external customers(2)	300.1	66.2	330.9	—	—	697.2
Intersegment fee-based revenue	6.5	127.2	—	—	(133.7)	—

TOTAL REVENUE	306.6	193.4	330.9	—	(133.7)	697.2
Cost of sales	79.7	158.9	237.7	4.9	(130.5)	350.7
Loss on derivatives	—	—	20.4	—	—	20.4

GROSS PROFIT	226.9	34.5	72.8	(4.9)	(3.2)	326.1
General and administrative	15.9	1.4	2.4	5.1	27.7	52.5
Add back:
Unrealized loss on derivatives	—	—	3.9	—	—	3.9

ADJUSTED EBITDA	$211.0	$33.1	$74.3	$(10.0)	(30.9)	$277.5

Depreciation and amortization						69.9
Unrealized loss on derivatives						3.9
Financing charges						37.4
Income tax expense						38.5

NET INCOME						$127.8

EXPENDITURES ON PROPERTY, PLANT AND EQUIPMENT	$29.5	$33.5	$—	$225.4	$4.2	$292.6

(1)	Corporate includes intersegment eliminations.
(2)	Transportation revenue includes $29.4 million of sales to external customers located in Europe. Marketing revenue includes $75.7 million of sales to external customers located in the United States.

	Three Months Ended March 31, 2020
	Transportation	Facilities Infrastructure	Marketing	New Ventures	Corporate(1)	Total
Cost-of-service	$277.4	$11.9	$—	$—	$—	$289.3
Fee-based	56.1	59.3	—	—	—	115.4
Commodity-based	—	—	199.1	—	—	199.1

Revenue from external customers(2)	333.5	71.2	199.1	—	—	603.8
Intersegment fee-based revenue	6.8	92.8	—	—	(99.6)	—

TOTAL REVENUE	340.3	164.0	199.1	—	(99.6)	603.8
Cost of sales	93.8	118.6	195.3	3.8	(95.3)	316.2

GROSS PROFIT	246.5	45.4	3.8	(3.8)	(4.3)	287.6
General and administrative	14.0	1.6	0.9	3.9	3.3	23.7

ADJUSTED EBITDA	$232.5	$43.8	$2.9	$(7.7)	$(7.6)	$263.9

Depreciation and amortization						92.0
Financing charges						48.7
Income tax expense						34.1

NET INCOME						$89.1

EXPENDITURES ON PROPERTY, PLANT AND EQUIPMENT	$46.3	$9.2	$—	$254.8	$6.2	$316.5

(1)	Corporate includes intersegment eliminations.
(2)	Transportation revenue includes $81.0 million of sales to external customers located in Europe. Marketing revenue includes $38.3 million of sales to external customers located in the United States.

4. PROPERTY, PLANT AND EQUIPMENT

	Pipelines, Facilities and Equipment(1)	Construction Work in Progress	Total
COST
Balance, January 1, 2020	$11,423.4	$2,488.6	$13,912.0
Additions and transfers from construction(2)	513.9	1,266.2	1,780.1
Disposals and completed construction(2)	(46.2)	(512.1)	(558.3)
Sale of the European divestiture group	(1,037.8)	(32.3)	(1,070.1)
Reclassified to assets of the Empress divestiture group held for sale	(255.7)	—	(255.7)
Foreign currency translation adjustments	86.1	3.0	89.1

Balance, December 31, 2020	10,683.7	3,213.4	13,897.1

Additions and transfers from construction(2)	35.7	255.0	290.7
Disposals and completed construction(2)	(15.6)	(34.5)	(50.1)
Foreign currency translation adjustments	(43.1)	(1.9)	(45.0)

Balance, March 31, 2021	$10,660.7	$3,432.0	$14,092.7

ACCUMULATED DEPRECIATION
Balance, January 1, 2020	$2,154.2	$—	$2,154.2
Depreciation	284.7	—	284.7
Disposals	(21.0)	—	(21.0)
Sale of the European divestiture group	(334.2)	—	(334.2)
Reclassified to assets of the Empress divestiture group held for sale	(124.0)	—	(124.0)
Foreign currency translation adjustments	22.2	—	22.2

Balance, December 31, 2020	1,981.9	—	1,981.9

Depreciation	71.1	—	71.1
Disposals	(10.8)	—	(10.8)
Foreign currency translation adjustments	(12.4)	—	(12.4)

Balance, March 31, 2021	$2,029.8	$—	$2,029.8

NET BOOK VALUE

As at December 31, 2020	$8,701.8	$3,213.4	$11,915.2

As at March 31, 2021	$8,630.9	$3,432.0	$12,062.9

(1)	At March 31, 2021, $502.4 million of pipelines, facilities and equipment was leased to others (December 31, 2020 - $544.4 million).
(2)

The majority of property, plant and equipment additions are related to constructed assets and are initially recorded as construction work in progress before being transferred to pipelines, facilities and equipment when the related asset is available for use.

At March 31, 2021, Inter Pipeline had $292.8 million of contractual commitments for property, plant and equipment.

5. ASSETS AND LIABILITIES OF THE EMPRESS DIVESTITURE GROUP HELD FOR SALE

On September 28, 2020, Inter Pipeline announced that it has entered into an agreement to acquire the Milk River pipeline system and $35 million of cash proceeds from Plains Midstream Canada ULC in exchange for Inter Pipeline’s 100% ownership interest in the Empress II and 50% ownership interest in the Empress V Straddle plants (collectively the “Empress divestiture group”). The transaction is expected to be completed in the first half of 2021 and is subject to customary closing conditions.

At March 31, 2021, the assets and liabilities of the Empress divestiture group are recorded within the Facilities Infrastructure segment and have been reclassified as follows:

Current Assets
Accounts receivable	$7.8
Prepaid expenses and other assets	2.5
Non-Current Assets
Property, plant and equipment	129.8
Goodwill and intangible assets	33.4

Assets of the Empress divestiture group held for sale	$173.5

Current Liabilities
Accounts payable and other liabilities	$7.1
Non-Current Liabilities
Provisions	5.3
Deferred income taxes	34.3

Liabilities of the Empress divestiture group held for sale	$46.7

6. FINANCIAL DEBT

The following table summarizes Inter Pipeline’s financial debt as at March 31, 2021 and December 31, 2020:

	March 31 2021	December 31 2020
Corridor syndicated credit facility(1)	$1,294.6	$1,309.5
Inter Pipeline syndicated credit facilities	466.0	44.0
Inter Pipeline term credit facility	500.0	500.0
Medium-term notes	3,200.0	3,525.0
Subordinated hybrid notes	1,450.0	1,450.0

Long-term debt and short-term debt (excluding transaction costs and discounts)	6,910.6	6,828.5
Transaction costs and discounts, net of accumulated amortization	(33.5)	(33.8)

Financial debt	6,877.1	6,794.7
Comprised of:
Short-term debt and current portion of long-term debt	1,291.7	1,629.7
Long-term debt	5,585.4	5,165.0

Financial debt	6,877.1	6,794.7

(1)

At March 31, 2021, a letter of credit totalling $0.6 million (December 31, 2020— $nil) has been issued under Corridor’s syndicated credit facility; however, this is not included in the amount outstanding.

On January 27, 2021, Inter Pipeline amended the $500 million term credit facility agreement to reduce the pricing margin.

On February 2, 2021, the $325 million 4.967% Series 1 medium-term notes matured and were repaid.

On February 11, 2021, Inter Pipeline amended the $1.0 billion unsecured revolving credit facility agreement to reduce the pricing margin and extend the maturity date to December 5, 2022. At March 31, 2021, no amounts were drawn against this facility (December 31, 2020—$nil).

At March 31, 2021, letters of credit totalling $10.7 million (December 31, 2020—$10.7 million) have been issued under Inter Pipeline’s demand facility; however, no amounts have been borrowed against the facility at March 31, 2021 (December 31, 2020 - $nil).

7. SHAREHOLDERS’ EQUITY

a)	Share Capital

Inter Pipeline had 429.2 million common shares outstanding with a book value of one Canadian dollar at March 31, 2021 and December 31, 2020.

b)	Calculation of Net Income per Common Share

	Three Months Ended March 31
(millions, except per share amounts)	2021	2020
Net income – basic and diluted	$127.8	$89.1

Weighted average shares outstanding—basic Effect of Premium Dividend™ and Dividend Reinvestment Plan	429.2 —	422.9 1.4

Weighted average shares outstanding—diluted	429.2	424.3

Net income per common share—basic and diluted	$0.30	$0.21

c)	Dividends to Shareholders

	Three Months Ended March 31
(millions, except per share amounts)	2021	2020
Dividends declared on common shares Dividends settled with the issuance of shares under the Premium Dividend™ and Dividend Reinvestment Plan	$51.5 —	$181.1 (92.4)

Cash dividends paid on common shares	$51.5	$88.7

Dividends declared per share	$0.1200	$0.4275

As at March 31, 2021, dividends of $17.1 million were payable on 429.2 million outstanding common shares at $0.04 per share (December 31, 2020—$17.2 million payable on 429.2 million outstanding common shares at $0.04 per share).

On April 9, 2021, Inter Pipeline declared dividends of $0.04 per share. The dividends will be paid on or about May 14, 2021, to shareholders of record on April 22, 2021. The total declared dividends are approximately $17.2 million.

8. CAPITAL DISCLOSURES

Capital under management includes financial debt and shareholders’ equity.

At March 31, 2021, Inter Pipeline had access to committed credit facilities totalling $4,550.0 million, of which $2,288.8 million remained unutilized. Inter Pipeline also had access to demand facilities of $126.0 million, of which $115.3 million remained unutilized. Certain facilities are available to specific subsidiaries of Inter Pipeline.

Inter Pipeline was compliant with all financial covenants throughout each of the periods presented.

TM Denotes trademark of Canaccord Genuity Corp.

9. FINANCIAL INSTRUMENTS

a)	Classification of Financial Assets and Financial Liabilities

The carrying value of Inter Pipeline’s financial assets and liabilities recorded at March 31, 2021, are classified as follows:

	Amortized Cost	Fair Value Through Profit or Loss	Non-Financial Asset or Liability(1)	Carrying Value of Asset or Liability
Assets(2)
Cash and cash equivalents	$37.1	$—	$—	$37.1
Accounts receivable	325.9	—	10.7	336.6
Derivatives(3)	—	0.3	—	0.3
Prepaid expenses and other assets	0.1	—	58.1	58.2
Assets of the Empress divestiture group held for sale	7.8	—	165.7	173.5

Liabilities
Dividends payable	$17.1	$—	$—	$17.1
Accounts payable and other liabilities	447.0	—	70.4	517.4
Derivatives(3)	—	5.0	—	5.0
Long-term deferred revenue and other liabilities	13.9	—	19.8	33.7
Long-term debt and short-term debt (note 6)(4)	6,910.6	—	—	6,910.6
Liabilities of the Empress divestiture group held for sale	7.1	—	39.6	46.7

(1)	Not all components of assets and liabilities meet the definition of a financial asset or liability.
(2)	Inter Pipeline does not have any assets that meet the definition of “fair value through other comprehensive income”.
(3)	Inter Pipeline measures its derivatives at fair value through profit or loss and does not apply hedge accounting.
(4)	Carrying values exclude transaction costs, discounts and accumulated amortization.

b)	Fair Value of Fixed Rate Debt

At March 31, 2021, the carrying values of fixed rate debt compared to fair values are as follows:

	Carrying Value(1)	Fair Value
Medium-term notes	$3,200.0	$3,352.4

Subordinated hybrid notes	$1,450.0	$1,521.6

(1)	Carrying value excludes transaction costs, discounts and accumulated amortization.

c)	Fair Value of Derivatives

Derivative financial assets and liabilities are offset if Inter Pipeline has the current legal right to offset and intends to settle on a net basis or settle the asset and liability simultaneously. The following table summarizes the fair value of derivatives as at March 31, 2021:

	Derivative Asset	Derivative Liability
Crude oil	1.1	—
NGL(1)	0.4	6.6
Natural gas	0.7	0.3

Gross amount	2.2	6.9
Amount offset	(1.9)	(1.9)

Net amount	0.3	5.0

(1)	NGL includes propane, isobutane, normal butane and polymer grade propylene.

Realized losses represent actual settlements under derivative contracts during the period. The realized losses on derivatives recognized in net income were:

	Three Months Ended March 31
	2021	2020
Crude oil	$0.4	$—
NGL(1)	16.1	—

Net realized loss on derivatives	$16.5	$—

(1)	NGL includes propane, isobutane, normal butane and polymer grade propylene.

The unrealized change in fair value related to derivatives recognized in net income was:

	Three Months Ended March 31
	2021	2020
Crude oil	$(1.1)	$—
NGL(1)	5.4	—
Natural gas	(0.4)	—

Net unrealized loss on derivatives	$3.9	$—

(1)	NGL includes propane, isobutane, normal butane and polymer grade propylene.

At March 31, 2021, Inter Pipeline had the following derivative contracts outstanding:

	Notional Volume(1)	Remaining Term(2)	Weighted Average Price(3)
Crude oil	337,000	December 2021	$76.76
Propane	1,894,000	December 2021	$39.87
Isobutane	136,000	December 2021	$43.31
Normalbutane	37,000	April 2021	$38.55
Polymer grade propylene	360,000	December 2021	$110.35
Natural gas(4)	8,696,000	December 2021	$2.47

(1)	Notional volume for all commodities are in barrels except for natural gas which is in gigajoules.
(2)	Contracts mature between April and December 2021.

(3)	Derivatives denominated in foreign currency have been translated to Canadian Dollars at the March 31, 2021 closing rate.
(4)	Inter Pipeline is the seller for all commodities except for natural gas where it is the purchaser.

10. RISK MANAGEMENT

Inter Pipeline is exposed to a number of inherent financial risks arising in the normal course of operations which include market risk related to interest rates, commodity prices and foreign currency exchange rates, credit risk and liquidity risk.

a)	Market Risk

Based on the variable rate debt obligations outstanding at March 31, 2021, a 1% change in interest rates at this date would have changed interest expense for the three months ended March 31, 2021, by approximately $5.6 million assuming all other variables remain constant. Of this amount, $3.2 million for the three months ended March 31, 2021, relates to the Corridor syndicated credit facility (note 6) and is recoverable through the terms of the Corridor Firm Service Agreement; therefore, the after-tax income impact for the three months ended March 31, 2021, would be $1.8 million. When deemed appropriate, Inter Pipeline may enter into interest rate or cross-currency swap agreements to manage its interest rate price risk exposure. As at March 31, 2021, there were no interest rate or cross-currency swap agreements outstanding.

Inter Pipeline is exposed to commodity price risk arising from purchases and sales of crude oil, natural gas, NGL, power, carbon credits, and petrochemcials. Inter Pipeline manages its commodity risk exposures by utilizing commodity swaps. The following table illustrates how a 10% change in commodity prices in isolation could individually impact the valuation of Inter Pipeline’s derivatives, and consequently income before income taxes, assuming all other variables remain constant:

		Increase (decrease) in income before income taxes based on
	Fair value of derivatives	10% increase in price	10% decrease in price
Crude oil	$1.1	$(1.3)	$1.3
NGL	(6.2)	(14.1)	14.1
Natural gas	0.4	2.2	(2.2)

Commodity risk management	$(4.7)

As at March 31, 2021, there were no foreign exchange derivatives outstanding.

b)	Credit Risk

Credit risk exposure relates primarily to the non-performance of Inter Pipeline’s customer and financial counterparties. Inter Pipeline believes that the credit risk arising from cash and cash equivalents and derivatives is minimal as these financial assets are predominantly held with major financial institutions. At March 31, 2021, Inter Pipeline considers that the risk of non- performance of its customers is minimal based on Inter Pipeline’s credit approval, ongoing monitoring procedures and historical experience.

Inter Pipeline assesses lifetime expected credit losses for accounts receivable using historical default rates, aged accounts receivable analysis, and forward looking information to determine the appropriate expected credit losses. At March 31, 2021, lifetime expected credit losses for accounts receivable outstanding were insignificant.

c)	Liquidity Risk

The table below summarizes the contractual maturity profile of Inter Pipeline’s financial liabilities at March 31, 2021, on an undiscounted basis:

	Total	Less Than One Year	One to Five Years	After Five Years
Dividends payable	$17.1	$17.1	$—	$—
Accounts payable and other liabilities	517.4	517.4	—	—
Derivatives	5.0	5.0	—	—
Lease liabilities	186.3	19.3	72.4	94.6
Long-term deferred revenue and other liabilities	33.7	—	24.7	9.0
Long-term debt and short-term debt	6,910.6	1,294.6	2,516.0	3,100.0
Liabilities of the Empress divestiture group held for sale	46.7	46.7	—	—

Total	$7,716.8	$1,900.1	$2,613.1	$3,203.6

11. COMMITMENTS AND CONTINGENCIES

a)	Purchase Obligations

Inter Pipeline had operating purchase commitments totalling approximately $3,117.7 million at March 31, 2021. Refer to note 4 for committed property, plant and equipment expenditures.

b)	Alberta Petrochemicals Incentive Program

On April 5, 2021, Inter Pipeline announced it will receive $408 million from the Government of Alberta under the Alberta Petrochemicals Incentive Program (APIP). The grant was awarded in support of Inter Pipeline’s HPC, which will be operational in early 2022. The APIP cash grant will be paid to Inter Pipeline in three equal instalments over three years once HPC is operational. Inter Pipeline was previously approved to receive $200 million of royalty credits for the propane dehydrogenation plant under the Petrochemicals Diversification Program, but will resign these credits in favour of the more significant APIP grant.

The APIP grant will be accounted for as a government grant related to income, and will not be recognized on the balance sheet until Inter Pipeline has reasonable assurance that the conditions attached to the grant will be fulfilled.

APPENDIX C

ADDITIONAL INFORMATION REQUIRED IN PROSPECTUS

INFORMATION CONCERNING IPL

All the information concerning IPL, its business operations, financial condition, management and affiliates contained in this prospectus/offer to exchange has been taken from or is based upon publicly available documents and records filed with the securities commissions or similar authorities in Canada, and neither the Offeror, BIPC nor BIP was involved in the preparation of such information. Neither the Offeror, BIPC nor BIP is affiliated with IPL and IPL has not permitted the Offeror, BIPC or BIP to have access to its books and records. Therefore, non-public information concerning IPL was not available to the Offeror, BIPC or BIP for the purpose of preparing this prospectus/offer to exchange. While the Offeror, BIPC and BIP have no means of verifying the accuracy or completeness of any of the information contained in this prospectus/offer to exchange that is derived from publicly available documents or records or whether there has been any failure by IPL to disclose events that may have occurred or may affect the significance or accuracy of any information, neither the Offeror, BIPC nor BIP has knowledge that would indicate that any statements contained in this prospectus/offer to exchange concerning IPL are untrue or incomplete. See Section 38 of this prospectus/offer to exchange, “Risk Factors—Risk Factors Related to the Offer and the Offeror—The Offeror has been unable to independently verify the accuracy and completeness of IPL’s information in this prospectus/offer to exchange.”

This prospectus/offer to exchange includes financial information and other information of IPL. Pursuant to Rule 409 under the U.S. Securities Act and Rule 12b-21 under the U.S. Exchange Act, the Offeror, BIPC and BIP have requested IPL provide the Offeror, BIPC and BIP with information required for complete disclosure regarding the businesses, operations, financial condition and management of IPL. The Offeror, BIPC and BIP will amend or supplement this prospectus/offer to exchange to provide any and all information the Offeror, BIPC and BIP receive from IPL, if the Offeror, BIPC and BIP receive the information before the Offer expires and the Offeror, BIPC and BIP consider it to be material, reliable and appropriate.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of Common Shares, as of June 23, 2021, by each director of IPL, each executive officer of IPL, all directors and executive officers of IPL as a group and each person or entity who is known by us to own beneficially 5% or more of the Common Shares.

This information is based upon publicly available documents and records filed with the securities commissions or similar authorities in Canada, and neither the Offeror, BIPC nor BIP was involved in the preparation of such information. See the section of this prospectus/offer to exchange entitled, “Information Concerning IPL”.

The applicable percentage of “beneficial ownership” is based upon 429.2 million total issued and outstanding Common Shares as of February 16, 2021 as publicly disclosed in IPL’s management’s discussion and analysis for the year ended December 31, 2020.

Directors and Executive Officers(1)

Name	Number of Common Shares Beneficially Owned	Percentage of Class Beneficially Owned
Richard Shaw	34,824	*
Peter Cella	45,000	*
Julie Dill	21,000	*
Duane E. Keinick	10,650	*
Arthur Korpach	18,000	*
Alison Taylor Love	32,136	*
Margaret A. McKenzie	20,000	*
Brant Sangster	11,760	*
Wayne Smith	60,740	*
Christian Bayle	510,000	*
Brent Heagy	33,000	*
Jeffrey Marchant	442,313	*
James Madro	26,550	*
Nipa Chakravarti	0	*
David Chappell	27,650	*
Bernard Perron	29,902	*
Anita Dusevic Oliva	17,896	*
Cory Neufeld	39,300	*
Jeremy Roberge	18,730	*
Spil Kousinioris	14,580	*
Megan Joyce	9,412	*
Richard Sawyer	0	*
Shelley Brown	3,000	*
All directors and executive officers as a group	1,426,443	*

*	Indicates less than 1%
(1)

In respect of the executive officers and directors of IPL, only directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, and a person responsible for a principal business unit or division or function of IPL are required to publicly report beneficial holdings under applicable Canadian securities laws.

Principal Stockholders

Name	Number of Common Shares Beneficially Owned	Percentage of Class Beneficially Owned
Brookfield Asset Management Inc.(1)	41,848,857	9.75%

(1)

The following Brookfield entities may be deemed to constitute a “group” within the meaning of Section 13(d)(3) under the U.S. Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the “group” may be deemed to beneficially own all shares of Common Stock by all members of the “group”: Brookfield, Canadian TH C6541 (NR) LP and Canadian TH C6541 (CR) LP. Accordingly, each of the Brookfield entities may be deemed to beneficially own 41,848,857 Common Shares, constituting beneficial ownership of 9.75% of the Common Shares. Canadian TH C6541 (NR) LP directly holds 36,231,653 Common Shares, constituting beneficial ownership of 8.44% of the Common Shares. Each of the Brookfield entities expressly disclaims, to the extent permitted by applicable law, beneficial ownership of any Common Shares beneficially owned by each of the other Brookfield entities. The address of Brookfield and each Brookfield entity is c/o Brookfield Asset Management Inc., Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

Under Canadian securities laws, beneficial ownership reporting only applies to significant shareholders who beneficially own or control and direct, whether directly or indirectly, 10% or more of the common shares of an issuer. Based on a review of publicly available filings as of the date of this prospectus/offer to exchange, the Offeror is not aware of any holders of 10% or more of the Common Shares. There is no method by which the Offeror, BIPC or BIP can reliably identify beneficial owners of 5% or more (but less than 10%) of the Common Shares.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

The Common Shares are listed on the TSX under the symbol “IPL”. The BIPC Shares are listed on each of the TSX and the NYSE under the symbol “BIPC”. For information regarding the BIPC Shares, please see Item 8 of this prospectus/offer to exchange, and Item 10.A of the annual report on Form 20-F of BIPC, which is incorporated by reference into this prospectus/offer to exchange. The BIP Units are listed on the TSX under the symbol “BIP.UN” and on the NYSE under the symbol “BIP”. For information regarding the BIP Units, please see Item 10.A of the annual report on Form 20-F of BIP, which is incorporated by reference into this prospectus/offer to exchange.

The following table sets forth the closing sales prices per share of the Common Shares, the BIPC Shares and the BIP Units, on each of the NYSE and TSX, respectively, on actual and equivalent per share basis on February 10, 2021, the last trading day prior to the announcement of the Offeror’s intention to make the Offer.

Date	BIPC Shares TSX (C$)	BIPC Shares NYSE (USD$)	BIP Units TSX (C$)	BIP Units NYSE (USD)	Common Shares TSX (C)	Equivalent Price per Common Share based on price of BIPC Shares on TSX (Cash Consideration)	Equivalent Price per Common Share Based on price of BIPC Shares on TSX (Share Consideration)
February 10, 2021	79.97	62.91	66.79	52.56	13.40	16.47	16.50

The market prices of the Common Shares, the BIPC Shares and the BIP Units have fluctuated since the date of the announcement of the Offer and will continue to fluctuate from the date of this prospectus/offer to exchange to the Expiry Time and thereafter. No assurance can be given concerning the market prices of the Common Shares, the BIPC Shares or the BIP Units. The exchange ratio for the Share Consideration is fixed, but the market price of BIPC Shares and the BIP Units (and therefore the value of the Share Consideration) when received by Shareholders after the Offer is completed will depend on the closing price of the BIPC Shares and the BIP Units on the day such Shareholders receive their BIPC Shares pursuant to the Offer (and BIP Units on subsequent exchange of the BIP Shares, if any). Such market price could be greater than, less than or the same as shown in the table above. Accordingly, Shareholders are advised to obtain current market quotations for the Common Shares, BIPC Shares and BIP Units in deciding whether and how to participate in the Offer.

DIRECTORS AND EXECUTIVE OFFICERS OF THE OFFEROR

The persons listed below are the directors and executive officers of the Offeror as of the date of this prospectus/offer to exchange. There are no family relationships among the Offeror’s directors or executive officers.

Name	Age	Positions
Brian Baker	50	Director
Aaron Kline	41	Director
Sam Pollock	54	Director
David Krant	34	Chief Executive Officer
Paul Hawksworth	41	Director and Chief Financial Officer
Chloe Berry	36	Senior Vice President
Carl Ching	44	Senior Vice President
Albert Lin	39	Secretary

Brian Baker. Brian has served as a director of the Offeror since its incorporation on February 17, 2021. Brian also serves as the Chief Investment Officer for Energy and Transport of the Service Providers and a director of the Offeror. In this role, Brian is responsible for evaluating investment opportunities, including the oversight and investment strategy within the energy and transportation segments. Brian joined Brookfield in 2007 after spending four years as Vice President and Chief Financial Officer for several oil and gas production companies in Western Canada. He was previously a Partner with Collins Barrow Chartered Accountants, where he focused on advisory work in the oil and gas sector. Brian holds a Bachelor of Commerce degree from the University of Calgary and is a Chartered Professional Accountant.

Aaron Kline. Aaron has served as a director of the Offeror since its incorporation on February 17, 2021. Aaron also serves as a Managing Director of Brookfield and an officer of certain services providers, which are wholly-owned subsidiaries of Brookfield (the “Service Providers”). Aaron has oversight responsibility for Brookfield Infrastructure’s corporate operations including leading the global tax function. Aaron joined Brookfield in 2009 and has held his current role since 2016. Prior to joining Brookfield, Aaron was with a global public accounting firm. Aaron holds a Bachelor of Business Administration from York University and is a Chartered Professional Accountant.

Sam Pollock. Sam has served as a director of the Offeror since its incorporation on February 17, 2021. Sam also serves as a Managing Partner of Brookfield Asset Management Inc. and as Chief Executive Officer of the Service Providers. Sam has also been a director of TWC Enterprises since 2008. Since 2006, Sam has led Brookfield’s expansion into the infrastructure sector and is responsible for the formulation and execution of the operating and investment strategy for Brookfield’s infrastructure business. Sam joined Brookfield Asset Management Inc. in 1994 and, prior to his current role, was broadly responsible for Brookfield’s investment initiatives acting as Brookfield Asset Management Inc.’s Chief Investment Officer. Sam is a Chartered Professional Accountant and holds a business degree from Queen’s University.

David Krant. David has served as the Chief Executive Officer of the Offeror since its incorporation on February 17, 2021. David also currently serves as Senior Vice President, Finance of the Service Providers and will become Chief Financial Officer of the Service Providers, effective March 1, 2021. David has been with the Brookfield organization since 2012 and with Brookfield Infrastructure since 2015. In this time, he has performed a number of critical roles in a finance and operations capacity. Prior to joining Brookfield, David was in the Assurance and Advisory group at Ernst & Young LLP Toronto. David holds a CPA, CA designation and a Bachelor of Commerce (Hons) degree in finance and accounting, from the School of Business and Economics at Wilfrid Laurier University.

Paul Hawksworth. Paul has served as a Director and Senior Vice President of the Offeror since its incorporation on February 17, 2021. Paul also serves as Senior Vice President in the Brookfield Infrastructure Group focused on evaluating investment opportunities in the midstream sector. Prior to joining Brookfield in 2013, Paul was a Vice President & Director at a national advisory firm focused on upstream oil & gas joint ventures, acquisitions, midstream assets, downstream refining and marketing assets. Paul received a Bachelor of Commerce degree from the University of British Columbia and is also a Chartered Accountant and Chartered Business Valuator.

Chloe Berry. Chloe has served as a Senior Vice President of the Offeror since its incorporation on February 17, 2021. Chloe also serves as Senior Vice President of Finance in the Brookfield Infrastructure Group, with responsibility for finance and operations of the private funds. Chloe joined Brookfield in early 2017 to oversee the capital markets, funding and risk management activities of the infrastructure group before taking on responsibility of the private funds. Prior to joining Brookfield, Chloe worked in Corporate Treasury and Mergers & Acquisitions, at both large multinational corporations and a global investment bank. Chloe holds a Bachelor of Science degree from McGill University.

Carl Ching. Carl has served as a Senior Vice President of the Offeror since its incorporation on February 17, 2021. Carl also serves as Senior Vice President of Tax in the Brookfield Infrastructure Group with responsibility for the management of tax risk, structuring and reorganization. Carl joined Brookfield in 2012. Prior to joining Brookfield, Carl was a senior manager in the mergers and acquisitions tax practice at a national accounting firm. Carl holds a BBA from the Schulich School of Business at York University. He is also a Chartered Professional Accountant, Certified Public Accountant and a Certified Financial Planner.

Albert Lin. Albert has served as Secretary of the Offeror since its incorporation on February 17, 2021. Albert also serves as Vice President in the Brookfield Infrastructure Group with responsibility for transaction execution and legal matters. Prior to joining Brookfield in 2017, Albert practiced law with a top-tier Canadian law firm, focusing on mergers and acquisitions and real estate transactions. Albert holds a law degree (Juris Doctor) and a bachelor of science degree from the University of Toronto.

As of the date of this prospectus/offer to exchange, the directors and officers listed above do not hold any shares of, or options to acquire shares of, the Offeror, nor does the Offeror have any arrangements for involving its employees in the capital of the Offeror.

SELLING BIP UNITHOLDER

The table below sets forth information regarding beneficial ownership of units by Brookfield as of March 31, 2021. Brookfield has entered into that certain Rights Agreement, dated March 31, 2020, with Wilmington Trust, National Association, as rights agent, pursuant to which Brookfield has agreed that, until March 31, 2025, in the event that, on the applicable specified exchange date with respect to any subject BIPC Shares, (i) BIPC has not satisfied its obligations under BIPC’s articles by delivering the BIP Unit amount or its cash equivalent amount and (ii) BIP has not, upon its election in its sole and absolute discretion, acquired such subject BIPC Share from the holder thereof and delivered the BIP Unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to BIPC’s articles to exchange such subject BIPC Shares for the BIP Unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire BIPC Shares. See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchangeable Shares—Exchange by Holder” and Item 7.B “Related Party Transactions—Relationship with Brookfield—Rights Agreement” in BIPC’s Annual Report on Form 20-F, which is incorporated by reference into this prospectus/offer to exchange.

Selling BIP Unitholder	BIP Units Beneficially Owned(1)	Percentage of BIP Units Outstanding(2)	Maximum Number of BIP Units Offered Hereby That May Be Delivered upon Exchange of BIPC Shares(4)	Percentage after Maximum Number of BIP Units are Delivered upon Exchange(5)
Brookfield Asset Management Inc.(3)	130,877,830	30.7%	30,994,344	23.4%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. BIP Units relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)

The percentage shown is based on 295,518,145 BIP Units outstanding as of March 31, 2021 and an aggregate of 130,628,185 additional BIP Units upon exchange of all of the redeemable partnership units of Holding LP and BIPC Shares held by Brookfield.

(3)

Brookfield may be deemed to be the beneficial owner of 130,877,830 BIP Units that it holds through wholly-owned subsidiaries, constituting approximately 30.7% of the issued and outstanding BIP Units, assuming that all of the redeemable partnership units of Holding LP and BIPC Shares held by Brookfield are exchanged for BIP Units. This amount includes 249,645 BIP Units beneficially held directly or indirectly by Brookfield. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

(4)	Assumes the issuance of 8 million Exchangeable LP Units under the Supplementary Election, which are exchangeable into BIPC Shares, which may subsequently be exchanged into BIP Units.
(5)

The percentage shown assumes that all exchange requests of BIPC Shares are satisfied in reliance on the secondary exchange rights and no BIP Units are delivered by BIPC or BIP in satisfaction of exchange requests on the BIPC Shares. BIPC and BIP currently intend to satisfy any exchange requests on the BIPC Shares through the delivery of BIP Units rather than cash.

For a description of BIP’s and BIPC’s relationship with Brookfield as well as potential conflicts of interest (and the methods for resolving them) and other material considerations arising from BIPC’s and BIP’s relationship with Brookfield, please see Item 7.B “Related Party Transactions—Relationship with Brookfield” in BIPC’s Annual Report on Form 20-F, incorporated by reference into this prospectus/offer to exchange, and Item 7.B “Related Party Transactions—Relationship with Brookfield” in BIP’s Annual Report on Form 20-F, incorporated by reference in this prospectus/offer to exchange, respectively.

COMPARISON OF SHAREHOLDER RIGHTS

If the Offer is consummated, Shareholders who have elected to receive the Share Consideration will receive BIPC Shares, which are exchangeable from time to time into BIP Units as described in Item 8, “Information Regarding BIPC and BIP” of this prospectus/offer to exchange. IPL is a corporation existing under Alberta law, BIPC is a corporation existing under British Columbia law, and BIP is an exempted limited partnership existing under Bermuda law. The rights of holders of Common Shares are governed by the Business Corporations Act (Alberta) (the “ABCA”) and IPL’s articles, the rights of holders of the BIPC Shares are governed by the Business Corporations Act (British Columbia) (the “BCBCA”) and BIPC’s articles, and the rights of holders of the BIP Units are governed by BIP’s limited partnership agreement and certain provisions of Bermuda law.

The following comparison is a summary of certain material differences between the rights of holders of Common Shares, BIPC Shares and BIP Units under the governing documents of IPL, BIPC, BIP and the applicable laws noted above. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the ABCA, (ii) the BCBCA, (iii) the Bermuda Limited Partnership Act 1883, the Bermuda Exempted Partnerships Act 1992 and the Bermuda Partnership Act 1902, (iv) IPL’s articles, (v) BIPC’s articles, (vi) BIP’s limited partnership agreement as amended from time to time and (vii) the bye-laws of the General Partner.

This section does not include a complete description of all of the differences between the rights of holders of the Common Shares, BIPC Shares and the BIP Units, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the law of Alberta, British Columbia and Bermuda, as well as the governing documents of each of IPL, BIPC and BIP, each as amended, restated, supplemented or otherwise modified from time to time. Copies of the governing documents of BIPC and BIP are available, without charge, to any person by following the instructions listed under “Summary—Acceptance of the Offer”.

	Common Shares	BIPC Shares	BIP Units
Corporate Governance	IPL is a corporation formed under the laws of the Province of Alberta. The rights of holders of Common Shares are governed by the ABCA and the company’s articles and by-laws.	BIPC is a corporation formed under the laws of the Province of British Columbia. The rights of holders of BIPC Shares are governed by the BCBCA and the company’s articles.

BIP is a Bermuda-exempted limited partnership registered under the Bermuda Limited Partnership Act 1883 and the Bermuda Exempted Partnerships Act 1992. BIP’s limited partnership agreement provides for the management and control of BIP by a general partner, the General Partner.

Authorized Capital

IPL is authorized to issue an unlimited number of: (i) Common Shares; and (ii) convertible shares. Each of the Common Shares and convertible shares are issued without nominal or par value in the capital of IPL.

Subject to the ABCA, shares of an existing authorized class may be issued at the times and to the persons and for the consideration that the directors determine without the approval of any shareholders.

BIPC is authorized to issue an unlimited number of: (i) BIPC Shares (which in this Appendix C are also referred to as the “exchangeable shares”); (ii) class B shares; (iii) class C shares; (iv) class A senior preferred shares, issuable in series, and (v) class B junior preferred shares, issuable in series. All exchangeable shares, class B shares, class C shares, class A senior preferred shares and class B junior preferred shares will be issued without par value. The number of authorized exchangeable shares can be changed in accordance with BIP’s articles or, if the articles are silent, by special resolution, in accordance with s. 54(3)(c) of the BCBCA. Subject to BIP’s articles, including the terms of the shares then outstanding, BIP’s board has broad rights to issue additional shares (including new classes of shares and options, rights, warrants, and appreciation rights relating to such shares) for any purpose, at any time and on such terms and conditions as it may determine without the

BIP’s interests consist of the general partner unit, which represents the general partnership interest, the units (including the BIP Units) and the preferred units, representing limited partnership interests in BIP, and any additional partnership interests representing limited partnership interests that it may issue in the future.

The General Partner has broad rights to cause BIP to issue additional partnership interests and may cause BIP to issue additional partnership interests (including new classes of partnership interests and options, rights, warrants and appreciation rights relating to such interests) for any partnership purpose, at any time and on such terms and conditions as it may determine without the approval of any limited partners, subject to the terms of any preferred units then outstanding. Any additional partnership interests may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers

	Common Shares	BIPC Shares	BIP Units

approval of any shareholders. Any additional shares may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of shares) as may be determined by BIP’s board in its sole discretion.

and duties (which may be senior to existing classes and series of partnership interests) as may be determined by the General Partner in its sole discretion, all without the approval of BIP’s limited partners.

Voting Rights

The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting of the shareholders of IPL (other than meetings of a class or series of shares of IPL other than the Common Shares as such).

Except as otherwise expressly provided in the articles or as required by law, the holders of exchangeable shares and class B shares, will vote together and not as separate classes. Each holder of an exchangeable share will be entitled to cast one vote per exchangeable share on all matters submitted to a vote. On each such matter, the holders of class B shares will be entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the exchangeable shares. As Brookfield Infrastructure holds all of the class B shares, it holds 75% of the votes eligible to be cast on all matters where the exchangeable shares and class B shares vote together.

Limited partners are not entitled to vote on matters relating to BIP, although holders of units are entitled to consent to certain matters with respect to certain amendments to BIP’s limited partnership agreement and certain matters with respect to the withdrawal of the General Partner. Each unit entitles the holder thereof to one vote for the purposes of any approvals of holders of units. In addition to their rights under BIP’s limited partnership agreement, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities laws and stock exchange rules.

At any time that no exchangeable shares are outstanding and for any vote held only in respect of the class B shares, the holder of the class B shares will be entitled to cast one vote per class B share. At any time that no

	Common Shares	BIPC Shares	BIP Units
exchangeable shares are outstanding, quorum will be at least one holder of class B shares.

Size of Board

IPL’s board is currently set at seven (7) directors. IPL’s board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of the board of directors and subject to its articles and by-laws.

BIPC’s board is currently set at eight (8) directors. BIP’s board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of BIPC’s shareholders and subject to its articles. At least three (3) directors and at least a majority of the directors holding office must be independent of BIPC, as determined by the full board using the standards for independence established by the NYSE.

The board of the General Partner is currently set at eight (8) directors. The board may consist of between three (3) and eleven (11) directors or such other number of directors as may be determined from time to time by a resolution of the shareholders of the General Partner and subject to its bye-laws. At least three (3) directors and at least a majority of the directors holding office must be independent of the General Partner and Brookfield, as determined by the full board of directors using the standards of independence established by NYSE.

Election and Removal of Directors

IPL’s board is elected by IPL’s shareholders at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. A director of IPL ceases to hold office when he dies or resigns, is removed in accordance with the procedure prescribed under section 109 of the ABCA or becomes disqualified under subsection 105(1) of the ABCA (which sets out the requisite requirements to be a director under Alberta

BIPC’s board is elected by BIP’s shareholders and each of BIP’s current directors will serve until the close of the next annual meeting of shareholders of BIPC or his or her death, resignation or removal from office, whichever occurs first.

Vacancies on BIP’s board may be filled and additional directors may be added by a resolution of BIPC’s shareholders or a vote of the directors then in office. A director may be removed from office by a special resolution duly passed by BIPC’s shareholders. A director will be automatically removed from BIP’s board

The board of directors of the General Partner was elected by its shareholder and each of its current directors will serve until the close of the next annual meeting of shareholders of the General Partner or his or her death, resignation or removal from office, whichever occurs first. Vacancies on the General Partner’s board of directors may be filled and additional directors may be added by a resolution of the shareholders of the General Partner or a vote of the directors then in office. A director may be removed from office by a resolution duly passed by the shareholders of the General Partner or, if the director

	Common Shares	BIPC Shares	BIP Units

law). Subject to the ABCA and the articles, shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes disqualified by law from acting as a director.

has been absent without leave from three consecutive meetings of the board of directors, by a written resolution requesting resignation signed by all other directors then holding office. A director will be automatically removed from the board of directors if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes prohibited by law from acting as a director.

Process to Amend the Governing Instruments

IPL may from time to time amend, modify or repeal any provision contained in the articles of IPL in a manner authorized by the ABCA.

Under the ABCA, articles of a corporation may be amended by special resolution (meaning a resolution passed by a majority of not less than 2/3 of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution). A special resolution is required for a change in the company name, changing restrictions on the business, creating a new class of shares or amending or cancelling a class of shares or increasing or decreasing the number of directors.

BIPC may from time to time amend, modify or repeal any provision contained in the articles of BIPC in a manner authorized by the BCBCA.

Under the BCBCA, alteration of the notice of articles generally requires authorization by either court order, by a two-thirds (2/3) vote of all voting shares or by the methods specified in BIPC’s articles. Certain alterations to matters such as changes to company name or address or a change in directors will not require authorization by the above-mentioned methods. Specific alterations such as those of a nature affecting a particular class or series in a manner that would prejudice or interfere with the rights of such class or series, will entitle the affected class or series to consent by special resolution to the alteration, whether or not such class or series otherwise carries the right to vote.

Amendments to BIP’s limited partnership agreement may be proposed only by or with the consent of the General Partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, the General Partner must seek approval of a majority of outstanding units required to approve the amendment, either by way of a meeting of the limited partners to consider and vote upon the proposed amendment or by written approval.

No amendment may be made that would: (i) enlarge the obligations of any limited partner without its consent, except any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests may be approved by at least a majority of the type or

Common Shares	BIPC Shares	BIP Units

Under the BCBCA, BIPC may resolve to alter its articles by the type of resolution specified in the BCBCA, if not specified in the BCBCA, by the type of resolution specified in BIP’s articles or if neither the BCBCA or BIP’s articles specify the type of resolution, by a two-thirds (2/3) vote of all voting shares; provided however, if such alteration would prejudice or interfere with the rights of a particular class or series, such class or series must consent by special resolution to the alteration, whether or not such class or series otherwise carries the right to vote.

class of partnership interests so affected; or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by BIP to, the General Partner or any of its affiliates without the consent of the General Partner, which may be given or withheld in its sole discretion. The provision of BIP’s limited partnership agreement preventing the amendments having the effects described in clauses (i) and (ii) above can be amended upon the approval of the holders of at least 90% of the outstanding units.

Subject to applicable law, the General Partner may generally make amendments to BIP’s limited partnership agreement without the approval of any limited partner to reflect: (i) a change in the name of BIP, the location of its registered office or its registered agent; (ii) the admission, substitution or withdrawal of partners in accordance with BIP’s limited partnership agreement; (iii) a change that the General Partner determines is reasonable and necessary or appropriate for BIP to qualify or to continue its qualification as an exempted limited partnership under the laws of Bermuda or a partnership in which the limited partners have

Common Shares	BIPC Shares	BIP Units

limited liability under the laws of any jurisdiction or is necessary or advisable in the opinion of the General Partner to ensure that BIP will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes; (iv) an amendment that the General Partner determines to be necessary or appropriate to address certain changes in tax regulations, legislation or interpretation; (v) an amendment that is necessary, in the opinion of BIP’s counsel, to prevent BIP or the General Partner or its directors or officers, from in any manner being subjected to the provisions of the Investment Company Act of 1940, or similar legislation in other jurisdictions; (vi) subject to the terms of any preferred units then outstanding, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership interests or options, rights, warrants or appreciation rights relating to partnership securities; (vii) any amendment expressly permitted in BIP’s limited partnership agreement to be made by the General Partner acting alone; (viii) an amendment effected, necessitated or contemplated by a merger or consolidation of BIP with one or more persons

Common Shares	BIPC Shares	BIP Units

in accordance with the provisions of BIP’s limited partnership agreement; (ix) any amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by BIP of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by BIP’s limited partnership agreement; (x) a change in BIP’s fiscal year and related changes; or (xi) any other amendments substantially similar to any of the matters described in (i) through (x) above.

In addition, the General Partner may make amendments to BIP’s limited partnership agreement without the approval of any limited partner if those amendments, in the discretion of the General Partner: (i) do not adversely affect BIP’s limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect; (ii) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any governmental agency or judicial authority; (iii) are

Common Shares	BIPC Shares	BIP Units

necessary or appropriate to facilitate the trading of the units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading; (iv) are necessary or appropriate for any action taken by the General Partner relating to splits or combinations of units under the provisions of BIP’s limited partnership agreement; or (v) are required to effect the intent of the provisions of BIP’s limited partnership agreement or are otherwise contemplated by BIP’s limited partnership agreement.

The General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described in the preceding two paragraphs should occur. No other amendments to BIP’s limited partnership agreement will become effective without the approval of holders of at least 90% of the units, unless BIP obtains an opinion of counsel to the effect that the amendment will not (i) cause BIP to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the

	Common Shares	BIPC Shares	BIP Units

election described below under the section entitled “Qualification”), or (ii) affect the limited liability under the Bermuda Limited Partnership Act 1883 of any of BIP’s limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.

In addition, any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Special Meetings of the Shareholders

The board of directors of IPL shall have the power to call a special meeting of shareholders at any time. Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the IPL.

A special meeting of the shareholders for any purpose or purposes may be called only by the company board on a date not less than twenty-one (21) days nor more than two (2) months after the sending of the notice of the meeting to each shareholder of record entitled to vote at such meeting.

The General Partner may call special meetings of the limited partners at a time and place outside of Canada determined by the General Partner on a date not less than ten (10) days nor more than sixty (60) days after the mailing of notice of the meeting. The limited partners do not have the ability to call a special meeting. Only holders of record on the

	Common Shares	BIPC Shares	BIP Units
date set by the General Partner (which may not be less than ten (10) nor more than sixty (60) days before the meeting) are entitled to notice of any meeting.

Written Consent in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the ABCA relating to meetings of shareholders.

Under the BCBCA, generally, shareholder action without a meeting may only be taken by consent resolution of the shareholders entitled to vote on the resolution: with a written consent executed by shareholders holding two-thirds (2/3rds) of the shares that carry the right to vote at general meetings being effective to approve an action requiring an ordinary resolution; or with a written consent executed by all shareholders that carry the right to vote at general meetings or by all of the shareholders holding shares of the applicable class or series of shares, as the case may be, being effective to approve an action requiring a special resolution or an exceptional resolution.

Written consents may be solicited only by or on behalf of the General Partner. Any such consent solicitation may specify that any written consents must be returned to BIP within the time period, which may not be less than twenty (20) days, specified by the General Partner.

For purposes of determining holders of partnership interests entitled to provide consents to any action described above, the General Partner may set a record date, which may be not less than ten (10) nor more than sixty (60) days before the date by which record holders are requested in writing by the General Partner to provide such consents. Only those holders of partnership interests on the record date established by the General Partner will be entitled to provide consents with respect to matters as to which a consent right applies.

Limitation of Liability and Indemnification of Directors and Officers

Subject to the director meeting its fiduciary duties, no director shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or

No director will be personally liable to BIPC or its shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted under the BCBCA. Under the BCBCA, no provision

Under BIP’s limited partnership agreement, BIP is required to indemnify to the fullest extent permitted by law the General Partner and any of its affiliates (and their respective officers, directors, agents, shareholders, partners,

Common Shares	BIPC Shares	BIP Units

expense happening to IPL through the insufficiency or deficiency of title to any property acquired by IPL or for or on behalf of IPL or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to IPL shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting for any dealings with any moneys, securities or other assets belonging to IPL or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of IPL shall be deposited, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA or from liability for any breach thereof. The directors shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of IPL, except such as shall have been submitted to and authorized or approved by the board.

Subject to section 124 of the ABCA, IPL shall indemnify a director or a in BIPC’s articles or other contract relieves a director or officer from (i) the duty to act in accordance with the BCBCA and the regulations, or (ii) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to BIPC.

To the fullest extent permitted by law, BIPC will indemnify any present or former director or officer of BIPC (or a person serving as a director, officer, trustee, employee or agent of another corporation), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. BIPC may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by BIPC the expenses (including attorneys’ fees) incurred by such person in members and employees), any person who serves on a governing body of a holding entity or operating entity of BIP and any other person designated by the General Partner as an indemnified person, in each case, against all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with BIP’s investments and activities or by reason of their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under BIP’s limited partnership agreement: (i) the liability of such persons has been limited to the fullest extent permitted by law, except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors

Common Shares	BIPC Shares	BIP Units

former director and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director of IPL if: (a) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. IPL shall also indemnify such persons in such other circumstances as the ABCA permits or requires.

defending any such proceeding in advance of its final disposition, such that the advances are paid by BIPC within sixty (60) days after the receipt by BIPC of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

BIPC will not indemnify any present or former director or officer of BIPC for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the BCBCA.

of the General Partner will not constitute a breach of BIP’s limited partnership agreement or any duties stated or implied by law or equity, including fiduciary duties. BIP’s limited partnership agreement requires BIP to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

The General Partner’s bye-laws provide that, as permitted by the laws of Bermuda, it will pay or reimburse an indemnified person’s expenses in advance of a final disposition of a proceeding for which indemnification is sought.

Under the General Partner’s bye-laws, the General Partner is required to indemnify, to the fullest extent permitted by law, its affiliates, directors, officers, resident representatives, shareholders, employees or any of its subsidiaries and certain others against any and all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with BIP’s

	Common Shares	BIPC Shares	BIP Units

investments and activities or in respect of or arising from their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the General Partner’s bye-laws: (i) the liability of such persons has been limited to the fullest extent permitted by law and except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors will not constitute a breach of any duties stated or implied by law or equity, including fiduciary duties. the General Partner’s bye-laws require it to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

Dividends and Distributions	The board of directors may from time to time declare dividends payable to the holders of Common Shares according to their	Pursuant to the articles and subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding having	Distributions to partners of BIP will be made only as determined by the General Partner in its sole discretion. However, the

Common Shares	BIPC Shares	BIP Units
respective rights and interest in IPL. Dividends may be paid in money or property or by issuing fully-paid shares of IPL.

prior rights as to dividends, each exchangeable share will entitle its holder to the exchangeable dividend, in a cash amount equal in value to (i) the amount of any distribution made on a unit multiplied by (ii) the conversion factor determined in accordance with the articles and in effect on the record date of such dividend (which conversion factor will initially be one, subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP). See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital

Events” incorporated by reference into this prospectus/offer to exchange. The record and payment dates for the dividends upon the exchangeable shares, to the extent not prohibited by applicable law, shall be substantially the same as the record and payment dates for distributions on the units.

If the full amount of an exchangeable dividend is not declared and paid concurrent with a distribution on the units, then the undeclared or unpaid amount of such exchangeable dividend shall accrue and accumulate (without interest), whether or not BIPC has earnings, whether or not there are funds legally available for

General Partner will not be permitted to cause BIP to make a distribution if BIP does not have sufficient cash on hand to make the distribution, the distribution would render BIP insolvent, or if, in the opinion of the General Partner, the distribution would leave BIP with insufficient funds to meet any future or contingent obligations, or the distribution would contravene applicable laws.

Subject to the terms of any preferred units outstanding, the General Partner has sole authority to determine whether BIP will make distributions and the amount and timing of these distributions.

BIP has a distribution reinvestment plan for holders of its units who are resident in Canada, the United States and Australia. Holders of units who are not resident in Canada, the United States or Australia may participate in the distribution reinvestment plan provided that there are not any laws or governmental regulations that may limit or prohibit them from doing so.

	Common Shares	BIPC Shares	BIP Units

the payment thereof and whether or not such exchangeable dividend has been declared or authorized. Any exchangeable dividend payment made shall first be credited against the earliest accumulated but unpaid exchangeable dividends due which remain payable, which we refer to as unpaid dividends.

All exchangeable dividends shall be paid prior and in preference to any dividends or distributions on the class C shares. Share dividends, if any, paid on the exchangeable shares and class C shares will be declared contemporaneously and paid at the same time in equal numbers of additional shares of the same class and series such that share dividends will be paid in exchangeable shares to holders of the exchangeable shares and in class C shares to holders of the class C shares.

The holders of exchangeable shares shall not be entitled to any dividends from BIPC other than the exchangeable dividends.

Exchange by Holder	N/A

Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the

N/A

Common Shares	BIPC Shares	BIP Units

NYSE closing price of one unit on the date of the request for exchange (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of BIPC). See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange.

BIP may elect to satisfy BIPC’s exchange obligation by acquiring all of the tendered exchangeable shares for one unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one unit on the date that the request for exchange is received by BIP’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid dividends, if any (the form of payment to be determined at the election of BIP). See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange.

	Common Shares	BIPC Shares	BIP Units

Redemption by Issuer	N/A

BIP’s board will have the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion subject to applicable law, including without limitation following the occurrence of certain redemption events described in Item 10.B “Description of Our Share Capital — Exchangeable Shares — Redemption by Issuer” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange. In addition, the holder of class B shares may deliver a notice to BIPC specifying a redemption date upon which the company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from BIPC to holders of the exchangeable shares and without the consent of holders of exchangeable shares, BIPC shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.

N/A

Upon any such redemption event, the holders of exchangeable shares shall be entitled to one unit per exchangeable share held (subject to adjustment in the event of certain dilutive

Common Shares	BIPC Shares	BIP Units

or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one unit on the trading day immediately preceding the announcement of such redemption plus all unpaid dividends, if any (the form of payment to be determined at the election of BIPC). See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange.

Upon any liquidation, dissolution or winding up of BIP, including where substantially concurrent with a liquidation, dissolution or winding up of BIPC, all of the then outstanding BIPC Shares will be automatically redeemed by BIPC on the day prior to the liquidation, dissolution or winding up of BIP. Each holder of exchangeable shares shall be entitled to one unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) plus all unpaid dividends. See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange.

	Common Shares	BIPC Shares	BIP Units

Qualification	N/A	N/A

If the General Partner determines in its sole discretion that it is no longer in BIP’s best interests to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

Liquidation

In the event of a liquidation, dissolution or winding-up of IPL or any other distribution of the assets of IPL among its shareholders for the purpose of winding-up its affairs, all property and assets of IPL available for distribution to the holders of Common Shares shall be paid or distributed equally, share for share, between the holders of the Common Shares.

Upon any liquidation, dissolution or winding up of BIPC, and subject to the prior rights of holders of preferred shares and any other class of shares of BIPC ranking in priority or ratably with the exchangeable shares and after the payment in full to (i) any holder of exchangeable shares or class C shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the class B shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) any unpaid dividends, the holders of exchangeable shares shall be entitled to one unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one unit on the

BIP will terminate upon the earlier to occur of: (i) the date on which all of BIP’s assets have been disposed of or otherwise realized by BIP and the proceeds of such disposals or realizations have been distributed to partners; (ii)

the service of notice by the General Partner, with the special approval of a majority of its independent directors, that in its opinion the coming into force of any law, regulation or binding authority renders illegal or impracticable the continuation of BIP; and (iii) at the election of the General Partner, if BIP, as determined by the General Partner, is required to register as an “investment company” under the Investment Company Act of 1940 or similar legislation in other jurisdictions.

BIP will be dissolved upon the withdrawal of the General Partner as the general partner of BIP (unless a successor entity

Common Shares	BIPC Shares	BIP Units

trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of BIPC). See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference into this prospectus/offer to exchange. If, upon any such liquidation, dissolution or winding up, the assets of BIPC are insufficient to make such payment in full, then the assets of BIPC will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of BIPC, BIP may elect to acquire all of the outstanding exchangeable shares for one unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) plus all unpaid dividends, if any. See Item 10.B “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” to BIPC’s Annual Report on Form 20-F incorporated by reference becomes the general partner pursuant to BIP’s limited partnership agreement) or the date on which any court of competent jurisdiction enters a decree of judicial dissolution of BIP or an order to wind-up or liquidate the General Partner without the appointment of a successor in compliance with BIP’s limited partnership agreement. BIP will be reconstituted and continue without dissolution if within thirty (30) days of the date of dissolution (and provided a notice of dissolution has not been filed with the Bermuda Monetary Authority), a successor general partner executes a transfer deed pursuant to which the new general partner assumes the rights and undertakes the obligations of the general partner, but only if BIP receives an opinion of counsel that the admission of the new general partner will not result in the loss of limited liability of any limited partner.

Upon BIP’s dissolution, unless BIP is continued as a new limited partnership, the liquidator authorized to wind-up BIP’s affairs will, acting with all of the powers of the General Partner that the liquidator deems necessary or appropriate in its judgment, liquidate BIP’s assets and apply the proceeds of the liquidation first, to discharge BIP’s liabilities

	Common Shares	BIPC Shares	BIP Units

into this prospectus/offer to exchange. The acquisition by BIP of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of BIPC.

as provided in its limited partnership agreement and by law, then to the preferred units up to the amount of the liquidation entitlement of the preferred units, and thereafter to the partners pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of BIP’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of BIP’s assets would be impractical or would cause undue loss to the partners.

Conversion	N/A	At any time after the distribution date, BIP, or any of its controlled subsidiaries, will be entitled to convert each held exchangeable share to a class C share on a one-for-one basis.	N/A

Fiduciary Duties

Pursuant to section 122 of the ABCA and the by-laws of IPL, every director of IPL, in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of IPL and shall exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.

In determining whether a particular transaction or course of action is in the best interests of the corporation, a director, if

The directors of BIPC have three principal responsibilities under the BCBCA and BIPC’s articles, being (i) the duty to manage, (ii) the fiduciary duty, which is to act honestly and in good faith with a view to the best interests of BIPC, and (iii) the duty of care, which is to exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

A general partner is required to act in good faith and in a manner which it reasonably believes to be in the best interests of a partnership. BIP’s limited partnership agreement contains various express provisions that modify, waive and/or limit the fiduciary duties that might otherwise be owed to BIP and the limited partners. These modifications inter alia restrict the remedies available for actions that might otherwise constitute a breach of fiduciary duty

	Common Shares	BIPC Shares	BIP Units

the director is elected or appointed by the holders of a class or series of shares or by employees or creditors or a class of employees or creditors, may give special, but not exclusive, consideration to the interests of those who elected or appointed the director.

and permit the general partner of BIP to take into account the interests of third parties, including Brookfield, when resolving conflicts of interest.

Protection of Shareholders

Pursuant to the section 242 oppression remedy under the ABCA, any holder of Common Shares may make an application to the court if (a) any act or omission of IPL effects a result; (b) the business or affairs of IPL have been carried on or conducted in a manner; or (c) the powers of the directors of IPL have been exercised in a manner that that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any shareholder, creditor, director or officer, and the court may make an order to rectify the matters complained of.

Under the BCBCA, pursuant to the oppression remedy, any holder of exchangeable shares may apply to court for an order where the affairs of BIPC are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or where there has been some act of BIPC that is unfairly prejudicial to one or more of the shareholders. Under the BCBCA, pursuant to the derivative action remedy, a shareholder (including a beneficial shareholder) may bring an action in the name of and on behalf of BIPC to enforce a right, duty or obligation owed to BIPC that could be enforced by BIPC itself or to obtain damages for any such breach of right, duty or obligation.

There is no oppression remedy or derivative action remedy available under the Bermuda Limited Partnership Act 1883 and the Bermuda Exempted Partnerships Act 1992.

Furthermore, BIP’s limited partnership agreement also stipulates that unless otherwise determined by the General Partner, a Person (as defined in the limited partnership agreement) shall not have pre-emptive, preferential or other similar rights in respect to the issuance of a unit.

Takeover Bids, Issuer Bids and Tender Offers	N/A

The exchangeable shares are not units and will not be treated as units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a

The units are not exchangeable shares and will not be treated as exchangeable shares for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids

Common Shares	BIPC Shares	BIP Units
	result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire units unless such offer has been extended to holders of exchangeable shares.	and tender offers. As a result, holders of units will not be entitled to participate in an offer or bid made to acquire the exchangeable shares unless such offer has been extended to holders of units.

APPENDIX D

DESCRIPTION OF EXCHANGEABLE LP UNITS

Transfer Restrictions

Except as provided below, Exchangeable LP Units are not transferrable, except upon the death of a holder.

The Exchangeable LP Units may not be offered or sold within the United States or to, or for the benefit of, U.S. Persons and may only be sold outside the United States in compliance with Regulation S under the U.S. Securities Act. For this purpose, the term “U.S. Person” has the meaning ascribed to it in Regulation S under the U.S. Securities Act, which term includes a natural person resident in the United States, a corporation or partnership organized in the United States and any professional fiduciary in the United States acting on a discretionary basis for U.S. beneficial persons. The certificates representing the Exchangeable LP Units will carry the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN THE CASE OF THE DEATH OF THE HOLDER HEREOF.”

Exchange of Exchangeable LP Units by Holders

Subject to applicable Law, a holder of Exchangeable LP Units will have the right, exercisable at any time and from time to time, to require BIP to purchase (directly or through a direct or indirect subsidiary of BIP (such party designated by BIP, a “BIP Designee”) any or all Exchangeable LP Units held by such holder (the “Exchange Right”). The Exchange Right is satisfied by delivering to the holder of Exchangeable LP Units one BIPC Share for each Exchangeable LP Unit purchased, plus the full amount of all declared and unpaid distributions on the Exchangeable LP Units and all distributions declared on a BIPC Share that have not yet been paid on the Exchangeable LP Units (the “Distribution Amount”), if any. Holders of Exchangeable LP Units may exercise their Exchange Rights by presenting to BIP (or a BIP Designee) or transfer agent the certificate(s) representing the Exchangeable LP Units the holder desires to be exchanged, together with such other documents and instruments as may be required under the terms of the Exchange Rights, applicable Laws or by the transfer agent, and a duly executed exchange request specifying that the holder desires to have the number of exchanged units specified therein exchanged. A holder of exchanged Exchangeable LP Units may withdraw its exchange request, by written notice to BIP (or a BIP Designee) or transfer agent before the close of business on the Business Day immediately preceding the exchange date, in which case the exchange request will be null and void and the revocable offer constituted by the exchange request will be deemed to have been revoked.

An Electing Shareholder who receives Exchangeable LP Units pursuant to the Offer will not be eligible to exchange its Exchangeable LP Units for BIPC Shares if such Electing Shareholder resides in the United States at the time of the proposed exchange. See “Holders of Exchangeable LP Units Who Become U.S. Residents” below.

Distribution Rights on Liquidation of Exchange LP

Subject to applicable Law and the due exercise by BIP (directly or through a BIP Designee) of the Liquidation Call Right (described below), in the event of the liquidation, dissolution or winding up of Exchange LP or any other distribution of its assets among its holders for the purpose of winding up its affairs, holders of Exchangeable LP Units shall be entitled to receive from the assets of Exchange LP a liquidation payment that will be satisfied by issuance of one BIPC Share, plus the Distribution Amount, if any, for each outstanding Exchangeable LP Unit. This liquidation amount will be paid to the holders of Exchangeable LP Units before any distribution of assets of Exchange LP is made to the other partners of Exchange LP, and is subject to the exercise by BIP (or a BIP Designee) of the Liquidation Call Right.

Final Exchange of Exchangeable LP Units by Exchange LP

BIP will have the right, commencing on the tenth anniversary of the Effective Date, to purchase (directly or through a BIP Designee) all of the then outstanding Exchangeable LP Units in exchange for one BIPC share for each outstanding Exchangeable LP Unit, plus the Distribution Amount, if any. The final exchange date may be accelerated if one of the conditions described in the paragraphs below is met.

The board of directors of Exchange GP may accelerate the final exchange date in the event that:

(a) fewer than 5% of the total number of Exchangeable LP Units issued on all Take-Up Dates (other than Exchangeable LP Units held by BIP or its direct or indirect subsidiaries and subject to necessary adjustments to the number of units to reflect permitted changes to Exchangeable LP Units) are outstanding; or

(b) (i) any person, firm or corporation acquires more than 90% of the BIP Units in a take-over bid; (ii) the unitholders of BIP approve a liquidation of BIP; (iii) the unitholders of BIP approve an acquisition of BIP by way of arrangement or amalgamation; or (iv) BIP sells or disposes of all or substantially all of its assets, and the board of directors of Exchange GP determines that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable LP Units in connection with such transaction and that the purchase by BIP (directly or through a BIP Designee) of all but not less than all of the outstanding Exchangeable LP Units is necessary to enable the completion of such transaction; or

(c) BIPC gives written notice to holders of BIPC Shares of its intention to redeem all of the then outstanding BIPC Shares.

Liquidation Call Right

BIP has an overriding right, in the event of and notwithstanding a proposed liquidation, dissolution or winding up of Exchange LP, to acquire (directly or through a BIP Designee) all but not less than all of the Exchangeable LP Units then outstanding (other than Exchangeable LP Units held by BIP or its direct or indirect subsidiaries) (the “Liquidation Call Right”). The purchase price under the Liquidation Call Right is satisfied by delivering to the holder of Exchangeable LP Units one BIPC Share for each Exchangeable LP Unit purchased plus the Distribution Amount, if any. Upon the exercise by BIP of the Liquidation Call Right, the holders will be obligated to transfer their Exchangeable LP Units to BIP (or a BIP Designee) for the purchase price. The acquisition by BIP (directly or through a BIP Designee) of all of the outstanding Exchangeable LP Units upon the exercise of the Liquidation Call Right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Exchange LP.

To exercise the Liquidation Call Right, BIP must notify the transfer agent in writing, as agent for the holders of the Exchangeable LP Units and Exchange LP of BIP’s intention to exercise this right at least 30 days before the liquidation date in the case of a voluntary liquidation, dissolution or winding up of Exchange LP and at least five Business Days before the liquidation date in the case of an involuntary liquidation, dissolution or winding up of Exchange LP. The transfer agent will notify the holders of Exchangeable LP Units as to whether or not BIP has exercised the Liquidation Call Right after the earlier of (a) the date notice of exercise has been provided to the transfer agent and (b) the expiry of the date by which the same may be exercised by BIP. If BIP exercises the Liquidation Call Right, BIP will purchase (directly or through a BIP Designee) and the holders will sell all of the Exchangeable LP Units on the liquidation date for an amount equal to the liquidation call price as described in the preceding paragraph.

Effect of Call Rights Exercise

If BIP exercises its Liquidation Call Right, BIPC Shares will be delivered to holders of Exchangeable LP Units and BIP (or a BIP Designee) will become the holder of the Exchangeable LP Units. If BIP declines to exercise the Liquidation Call Right when applicable, BIP will be required, under the Support and Exchange Agreement (as defined below), to deliver or cause to be delivered BIPC Shares to the holders of Exchangeable LP Units.

Voting Rights

Holders of Exchangeable LP Units do not have any voting rights in respect of Exchange LP, other than as set out below under the heading “Amendment and Approval”. The LP Units (held by LP Co) have 100% of the voting rights of limited partners of Exchange LP.

Distributions

Holders of Exchangeable LP Units will be entitled to receive distributions in the same amount as distributions, if any, paid from time to time by BIPC on BIPC Shares. The declaration date, record date and payment date for distributions on the Exchangeable LP Units will be the same as that for any corresponding distributions on BIPC Shares. Exchange LP will fund distributions on the Exchangeable LP Units by a combination of: (i) dividends on shares of BIP Investment Corporation held directly or indirectly by Exchange LP; (ii) income from other income-producing property held by Exchange LP; and (iii) payments made by BIP pursuant to the Support and Exchange Agreement.

Ranking

Holders of Exchangeable LP Units will be entitled to a preference over holders of LP Units of Exchange LP and any other securities ranking junior to the Exchangeable LP Units with respect to the payment of distributions and the distribution of assets in the event of the liquidation, dissolution or winding up of Exchange LP, whether voluntary or involuntary, or any other distribution of the assets of Exchange LP among its holders for the purpose of winding up its affairs.

Residency Restrictions

Exchangeable LP Units shall not be issued to any Shareholder that is not, at the time of issuance, resident in Canada (or, if the Shareholder is a partnership, that is not a “Canadian partnership” within the meaning of the Tax Act) or that is, at the time of issuance, exempt from tax under the Tax Act (in each case, a “Prohibited Holder”). Any purported issuance of Exchangeable LP Units to a Prohibited Holder shall not be valid or effective, and any such Prohibited Holder shall be deemed not to have been issued Exchangeable LP Units nunc pro tunc and shall be entitled to receive the Cash Consideration in lieu thereof.

Certain Other Restrictions

Except with the approval of the holders of the Exchangeable LP Units, Exchange LP will not be permitted to:

(a) pay any distributions on LP Units or any other securities of Exchange LP ranking junior to the Exchangeable LP Units, other than distributions-in-kind payable in LP Units or in any such other securities of Exchange LP ranking junior to the Exchangeable LP Units, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of LP Units or any other securities of Exchange LP ranking junior to the Exchangeable LP Units with respect to the payment of distributions or the distribution of the assets in the event of a liquidation, dissolution or winding up of Exchange LP, whether voluntary or involuntary, or any other distribution of the assets of Exchange LP among its holders for the purpose of winding up its affairs;

(c) redeem or purchase or make any capital distribution in respect of any other securities of Exchange LP ranking equally with the Exchangeable LP Units with respect to the payment of distributions or the distribution of assets in the event of the liquidation, dissolution or winding up of Exchange LP, whether voluntary or involuntary, or any other distribution of the assets of Exchange LP among its holders for the purpose of winding up its affairs; or

(d) issue any securities other than Exchangeable LP Units, general partnership units, LP Units and any other securities ranking junior to the Exchangeable LP Units, other than by way of distributions-in-kind to holders of Exchangeable LP Units;

unless, in the case of (a), (b) or (c) above, all distributions on the outstanding Exchangeable LP Units corresponding to distributions declared and paid to date on the BIPC Shares have been declared and paid in full on the Exchangeable LP Units and in the case of (b) or (c) above, any liquidation price payable by Exchange LP to the holders of the Exchangeable LP Units has been paid or the Liquidation Call Right has been exercised.

Amendment and Approval

The rights, privileges, restrictions and conditions attaching to the Exchangeable LP Units may be added to, changed or removed in a manner detrimental to holders of Exchangeable LP Units only with the approval of the holders of the Exchangeable LP Units. Any approval given by the holders of the Exchangeable LP Units to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable LP Units or any other matter requiring the approval or consent of the holders of the Exchangeable LP Units shall be deemed to have been sufficiently given if it has been given in accordance with applicable Law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on such resolution (excluding Exchangeable LP Units beneficially owned by BIP or any of its direct or indirect subsidiaries) at a meeting of holders of Exchangeable LP Units duly called and held at which the holders of at least 10% of the outstanding Exchangeable LP Units at that time are present or represented by proxy.

Support and Exchange Agreement

The following is a summary of some of the material terms and conditions of a support and exchange agreement (the “Support and Exchange Agreement”) to be entered into between BIP, BIPC, Exchange LP, Exchange GP and LP Co, and is qualified in its entirety by reference to the full text of the Support and Exchange Agreement.

Under the Support and Exchange Agreement, the parties thereto will covenant that, so long as Exchangeable LP Units not owned by BIP or its direct or indirect subsidiaries are outstanding, among other things:

(a) BIPC will not declare or pay any distribution on the BIPC Shares unless on the same day Exchange LP declares or pays, as the case may be, an equivalent distribution on the Exchangeable LP Units;

(b) BIP will take all actions reasonably necessary to ensure that Exchange LP has sufficient funds to declare or pay, as the case may be, such an equivalent distribution on the Exchangeable LP Units;

(c) BIPC will advise Exchange LP sufficiently in advance of the declaration of any distribution on the BIPC Shares and take other actions reasonably necessary to ensure that the declaration date, record date and payment date for distributions on the Exchangeable LP Units are the same as those for any corresponding distributions on the BIPC Shares;

(d) BIPC will ensure that the record date for any distribution declared on the BIPC Shares is not less than ten Business Days after the declaration date of such distribution (or such shorter time period as may be permitted by law); and

(e) BIP will (and may cause any of BIPC, Exchange GP and LP Co to ) take all actions reasonably necessary to ensure that: (i) the requisite number of BIPC Shares are delivered to the applicable holders of Exchangeable LP Units in the event of an exchange request by a holder of Exchangeable LP Units, a liquidation, dissolution or winding up of Exchange LP or a final exchange of Exchangeable LP Units by Exchange LP.

The Support and Exchange Agreement will also provide that, without the prior approval of Exchange LP and the holders of Exchangeable LP Units, BIPC will not distribute additional BIPC Shares or rights to subscribe therefor or other property or assets to all or substantially all holders of BIPC, change any of the rights, privileges or other terms of BIPC Shares, or change the then outstanding number of BIPC Shares into a lesser or greater number, unless the same or an equivalent distribution on, or change to, the Exchangeable LP Units (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed cash offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting BIPC Shares, BIP and Exchange LP will use reasonable best efforts to take all actions necessary or desirable to enable holders of Exchangeable LP Units to participate in such transaction to the same extent and on an economically equivalent basis as the holders of BIPC Shares, without discrimination.

The Support and Exchange Agreement will also provide that, as long as any outstanding Exchangeable LP Units are owned by any person or entity other than BIP or any of its direct or indirect subsidiaries, BIP will, unless approval to do otherwise is obtained from the holders of the Exchangeable LP Units, remain the direct or indirect beneficial owner of all of the issued and outstanding limited partnership units of Exchange LP.

Under the Support and Exchange Agreement, BIP will not exercise, and will prevent its direct and indirect subsidiaries from exercising, any voting rights attached to the Exchangeable LP Units owned by BIP or its direct or indirect subsidiaries on any matter considered at meetings of holders of Exchangeable LP Units (including any approval sought from such holders in respect of matters arising under the Support and Exchange Agreement).

The Support and Exchange Agreement may not be amended without the approval of the holders of the Exchangeable LP Units, except in limited circumstances.

Automatic Exchange Upon Liquidation of BIPC

In the event of the liquidation, dissolution or winding up of BIPC or any other distribution of BIPC’s assets among its holders for the purpose of winding up its affairs, all of the then outstanding Exchangeable LP Units will be automatically exchanged for BIPC Shares. To effect an automatic exchange, BIP will purchase (directly or through a BIP Designee) all of the Exchangeable LP Units from the holders on (or immediately before) the effective date of a BIPC liquidation. In such event, the purchase price payable for each Exchangeable LP Unit will be satisfied by the delivery of one BIPC Share plus the Distribution Amount, if any.

Reporting Issuer Obligations

Exchange LP will satisfy its disclosure obligations by providing all disclosure materials distributed to holders of BIPC Shares to holders of Exchangeable LP Units. The Exchangeable LP Units will not be listed on a stock exchange or other public market.

Holders of Exchangeable LP Units Who Become U.S. Residents

An Electing Shareholder who receives Exchangeable LP Units pursuant to the Offer will not be eligible to exchange its Exchangeable LP Units for BIPC Shares if such Electing Shareholder resides in the United States at the time of the proposed exchange. If a holder of Exchangeable LP Units is ineligible to exchange its Exchangeable LP Units because of its U.S. residency, BIP will sell (or will cause to be sold) the equivalent number of BIPC Shares on the TSX and remit the proceeds in cash to the Electing Shareholder in exchange for the Exchangeable LP Units.

Questions or requests for assistance may be directed to the Information Agent and Depositary:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By Email: ipl-offer@laurelhill.com

By Facsimile:

1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail or Courier:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

To keep current with further developments and information about the Offer, visit www.ipl-offer.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Item 20 of Form F-4.

Brookfield Infrastructure Partners L.P.

The sections of the Annual Report on Form 20-F of Brookfield Infrastructure Partners L.P. (the “partnership”) for the year ended December 31, 2020 entitled “Item 6.A. Directors and Senior Management—Our Master Services Agreement—Indemnification and Limitations on Liability,” “Item 7.B. Related Party Transactions—Indemnification Arrangements,” “Item 10.B. Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement—Indemnification; Limitations on Liability,” and “Item 10.B. Memorandum and Articles of Association—Description of the Holding LP’s Limited Partnership Agreement—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the partnership’s affiliates and the directors and officers of the partnership’s general partner and the partnership’s service providers and are incorporated by reference herein.

Brookfield Infrastructure Corporation

Articles

Under the articles of Brookfield Infrastructure Corporation (our “company”), our company will, to the fullest extent permitted by law, indemnify any present or former director or officer of our company (or a person serving as a director, officer, trustee, employee or agent of another corporation), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. Our company may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by our company the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by our company within sixty (60) days after the receipt by our company of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

Our company will not indemnify any present or former director or officer of our company for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the Business Corporations Act (British Columbia) (“BCBCA”).

Insurance

Our company has the benefit of insurance coverage under which the directors of our company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of our company, including certain liabilities under securities laws.

Master Services Agreement

Under the master services agreement, under which our company is included as a service recipient (the “Master Services Agreement”), the Service Providers (as defined in the Master Services Agreement) have not assumed and will not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and will not be responsible for any action that the service recipients take in following or declining to follow the advice or recommendations of the Service Providers. The maximum amount of the aggregate liability of the Service Providers or any of their affiliates, or of any director, officer, employee, contractor, agent, advisor or other representative of the Service Providers or any of their affiliates, will be equal to the base management fee previously paid by the service recipients in the two most recent calendar years pursuant to the Master Services Agreement. The service recipients have also agreed to indemnify each of the Service Providers, Brookfield Asset Management Inc. and their directors, officers, agents, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with our company’s respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, to the fullest extent permitted by law, the indemnified persons will not be liable to the service recipients except for conduct that involved bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, action that the indemnified person knew to have been unlawful.

BCBCA

Under the BCBCA, our company may indemnify a present or former director or officer or a person who acts or acted at our company’s request as a director or officer of an associated corporation, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, regulatory action, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of our company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be, and, in the case of a criminal, administrative, regulatory, or investigative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of our company or such other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from our company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.

(c) Reports, Opinions and Appraisals

None.

Item 22	UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser;

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e) The registrants undertake that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Index

Exhibit Number	Description of Document

3.1	Articles of Brookfield Infrastructure Corporation–incorporated by reference to Exhibit 99.4 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

3.2	Certificate of registration of Brookfield Infrastructure Partners L.P., registered as of May 29, 2007–incorporated by reference to Exhibit 1.1 to Brookfield Infrastructure Partners L.P.’s Registration Statement on Form 20-F filed July 31, 2007

3.3	Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 16, 2018–incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 16, 2018

3.4	First Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 12, 2018–incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 12, 2018

3.5	Second Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 27, 2020 — incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 27, 2020

3.6	Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 21, 2020 — incorporated by reference to Exhibit 3.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 21, 2020

3.7	Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated January 21, 2021 — incorporated by reference to Exhibit 3.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed January 21, 2021

3.8

Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated March 24, 2021 — incorporated by reference to Exhibit 4.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed May 28, 2021

5.1	Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law*

5.2	Opinion of Michael, Evrensel & Pawar LLP with respect to certain matters of British Columbia Law*

10.1	Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated February 16, 2018–incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 16, 2018

10.2	First Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated September 12, 2018–incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 12, 2018

10.3	Second Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P, effective as of November 30, 2018 — incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed November 19, 2019

10.4	Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated February 27, 2020 — incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 27, 2020

10.5	Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated March 31, 2020 — incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed April 2, 2020

Exhibit Number	Description of Document

10.6	Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated September 21, 2020— incorporated by reference to Exhibit 3.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 21, 2020

10.7

Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated January 21, 2021— incorporated by reference to Exhibit 3.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed January 21, 2021

10.8

Seventh Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure L.P., dated March 24, 2021 — incorporated by reference to Exhibit 10.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed May 28, 2021

10.9	Amended and Restated Master Services Agreement, dated March 13, 2015, by and among Brookfield Asset Management Inc., Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., and others–incorporated by reference to Exhibit 4.3 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed March 18, 2015

10.10	First Amendment to the Amended and Restated Master Services Agreement by and among Brookfield Asset Management Inc., Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., and others, dated March 31, 2020— incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed April 2, 2020

10.11	Amended and Restated Relationship Agreement, dated March 28, 2014, by and among Brookfield Asset Management Inc., Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., and others–incorporated by reference to Exhibit 4.3 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed March 28, 2014

10.12	Registration Rights Agreement, dated December 4, 2007, between Brookfield Infrastructure Partners L.P. and Brookfield Asset Management Inc.–incorporated by reference to Exhibit 4.4 to Brookfield Infrastructure Partners L.P.’s Registration Statement on Form 20-F/A filed December 13, 2007

10.13	Support Agreement, dated October 15, 2018, between Brookfield Infrastructure Partners L.P. and Brookfield Infrastructure Partners Exchange LP–incorporated by reference to Exhibit 4.6 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed February 28, 2019

10.14	First Amendment to Support Agreement, dated March 9, 2020, between Brookfield Infrastructure Partners L.P. and Brookfield Infrastructure Partners Exchange LP – incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed March 12, 2020

10.15	First Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners Exchange LP, dated as of March 9, 2020 – incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed March 12, 2020

10.16	Indenture dated October 10, 2012 between Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, Brookfield Infrastructure Finance Pty Ltd and Computershare Trust Company of Canada, as supplemented from time to time-incorporated by reference to Exhibit 4.6 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed March 18, 2015

10.17	Second Supplemental Indenture dated March 11, 2015 between Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, Brookfield Infrastructure Finance Pty Ltd and Computershare Trust Company of Canada-incorporated by reference to Exhibit 4.10 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed March 18, 2015

Exhibit Number	Description of Document

10.18	Guarantee dated March 11, 2015 by Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc. and Brookfield Infrastructure US Holdings I Corporation in favor of Computershare Trust Company of Canada-incorporated by reference to Exhibit 4.11 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed March 18, 2015

10.19	Fifth Supplemental Indenture dated February 22, 2017 between Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, Brookfield Infrastructure Finance Pty Ltd and Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 22, 2017

10.20

Guarantee dated February  22, 2017 by Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc. and Brookfield Infrastructure US Holdings I Corporation in favor of Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed February 22, 2017

10.21	Sixth Supplemental Indenture dated September 10, 2018 between Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, Brookfield Infrastructure Finance Pty Ltd and Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 10, 2018

10.22	Guarantee dated September 10, 2018 by Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc. and Brookfield Infrastructure US Holdings I Corporation in favor of Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed September 10, 2018

10.23	Guarantee indenture dated February 5, 2019 among Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation, BIP Investment Corporation and Computershare Trust Company of Canada–incorporated by reference to Exhibit 4.16 to Brookfield Infrastructure Partners L.P.’s Annual Report on Form 20-F filed February 28, 2019

10.24	Seventh Supplemental Indenture dated October 7, 2019 between Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, Brookfield Infrastructure Finance Pty Ltd and Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed October 7, 2019

10.25	Guarantee dated October 7, 2019 by Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc. and Brookfield Infrastructure US Holdings I Corporation in favor of Computershare Trust Company of Canada-incorporated by reference to Exhibit 99.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed October 7, 2019

10.26	Trademark Sublicense Agreement, effective as of May 21, 2007, between Brookfield Infrastructure Partners L.P. and Brookfield Global Asset Management Inc.–incorporated by reference to Exhibit 4.5 to Brookfield Infrastructure Partners L.P.’s Registration Statement on Form 20-F/A filed December 13, 2007

10.27	Rights Agreement by and between Brookfield Asset Management Inc. and Wilmington Trust, National Association–incorporated by reference to Exhibit 10.1 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

Exhibit Number	Description of Document

10.28	Registration Rights Agreement by and between Brookfield Infrastructure Corporation, Brookfield Infrastructure Partners L.P. and Brookfield Asset Management Inc. –incorporated by reference to Exhibit 10.2 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.29	Credit Agreement between BUUK Bermuda Holdco Limited, as lender, and BIP Bermuda Holdings I Limited, as borrower—incorporated by reference to Exhibit 10.7 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.30	Credit Agreement between BIP Bermuda Holdings I Limited, as lender, and BUUK Bermuda Holdco Limited, as borrower–incorporated by reference to Exhibit 10.6 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.31

Promissory note issued by BUUK Bermuda Holdco Limited in favor of BIP (Barbados) Holdings II Limited—incorporated by reference to Exhibit 10.8 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.32	Promissory note issued by Brookfield Infrastructure Corporation in favor of Brookfield Infrastructure L.P. –incorporated by reference to Exhibit 10.9 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.33	Guarantee by BIPC Holdings Inc. in favor of Computershare Trust Company of Canada–incorporated by reference to Exhibit 10.3 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.34	Guarantee Indenture, among BIP Investment Corporation, BIPC Holdings Inc. and Computershare Trust Company of Canada–incorporated by reference to Exhibit 10.4 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.35	Guarantee Indenture, among BIPC Holdings Inc., Brookfield Infrastructure Partners L.P. and Computershare Trust Company of Canada–incorporated by reference to Exhibit 10.5 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.36	Equity Commitment Agreement between Brookfield Infrastructure Corporation and Brookfield Infrastructure Holdings (Canada) Inc. –incorporated by reference to Exhibit 10.10 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.37	Voting Agreement among Brookfield Infrastructure Corporation, BIF III Noronha AIV LLC and BIP Noronha AIV LLC–incorporated by reference to Exhibit 10.11 to Brookfield Infrastructure Corporation’s Form 6-K filed April 2, 2020

10.38	Indenture dated May 24, 2021, by and among Brookfield Infrastructure Finance ULC, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., as guarantors and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees –incorporated by reference to Exhibit 4.1 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on May 24, 2021

10.39	First Supplemental Indenture dated May 24, 2021, by and among Brookfield Infrastructure Finance ULC, as issuer, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure US Holdings I Corporation and BIPC Holdings Inc., as guarantors and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustees –incorporated by reference to Exhibit 4.2 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on May 24, 2021

10.40	Form of 5.000% Subordinated Notes due 2081 –incorporated by reference to Exhibit 4.3 to Brookfield Infrastructure Partners L.P.’s Form 6-K filed on May 24, 2021

Exhibit Number	Description of Document

21.1	List of Subsidiaries of Brookfield Infrastructure Corporation — incorporated by reference to Item 4.C, “Organizational Structure” of Brookfield Infrastructure Corporation’s Form 20-F filed February 16, 2021

21.2	List of Subsidiaries of Brookfield Infrastructure Partners L.P. — incorporated by reference to Item 4.C, “Organizational Structure” of Brookfield Infrastructure Partners L.P.’s Form 20-F filed March 18, 2021

23.1	Consent of Appleby (Bermuda) Limited (included in 5.1 above)*

23.2	Consent of Michael, Evrensel & Pawar LLP (included in 5.2 above)*

23.3	Consent of Deloitte LLP**

24.1	Powers of Attorney*

99.1	Letter of Transmittal*

99.2	Notice of Guaranteed Delivery*

99.3	Letter to Shareholders of Inter Pipeline Ltd.*

99.4	Notice of Offer to Purchase, dated February 22, 2021*

99.5	Supplemental Letter of Transmittal*

101	Interactive data file*

*	Previously filed.
**	Filed herewith.

The registrants hereby agree to furnish to the SEC at its request copies of long-term debt instruments defining the rights of holders of outstanding long-term debt that are not required to be filed herewith.

10

SIGNATURES OF BROOKFIELD INFRASTRUCTURE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sydney, Australia on June 24, 2021.

BROOKFIELD INFRASTRUCTURE CORPORATION

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer of Brookfield Infrastructure Group L.P. (Principal Executive Officer)	June 24, 2021
Samuel Pollock

/s/ David Krant	Chief Financial Officer of Brookfield Infrastructure Group L.P. (Principal Financial and Accounting Officer)	June 24, 2021
David Krant

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
Jeffrey Blidner

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
William Cox

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
John Fees

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
Roslyn Kelly

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
Daniel Muñiz Quintanilla

*	Director of Brookfield Infrastructure Corporation	June 24, 2021
Anne Schaumburg
*	Director of Brookfield Infrastructure Corporation	June 24, 2021
Rajeev Vasudeva
/s/ John Mullen	Director of Brookfield Infrastructure Corporation	June 24, 2021
John Mullen

*By:	/s/ Michael Ryan
Name:	Michael Ryan
Attorney-in-fact

SIGNATURES OF BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on June 24, 2021.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer of Brookfield Infrastructure Group L.P. (Principal Executive Officer)	June 24, 2021
Samuel Pollock

/s/ David Krant	Chief Financial Officer of Brookfield Infrastructure Group L.P. (Principal Financial and Accounting Officer)	June 24, 2021
David Krant

*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
Jeffrey Blidner

*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
William Cox

*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
Roslyn Kelly

*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
Daniel Muñiz Quintanilla

*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
Anne Schaumburg
*	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
Rajeev Vasudeva
/s/ John Mullen	Director of Brookfield Infrastructure Partners Limited	June 24, 2021
John Mullen

*By:	/s/ Jane Sheere
Name:	Jane Sheere
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to the registration statement has been signed below by the undersigned, solely in its capacity as the registrants’ duly authorized representative in the United States, on June 24, 2021.

Brookfield Infrastructure US Holdings I Corporation

By:	/s/ Ralph Klatzkin
Name: Ralph Klatzkin
Title: Vice President